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Filing pursuant to Rule 424(b)(5)
Registration Statement No. 333-103345

Prospectus Supplement to Prospectus Dated April 20, 2005

WaMu Mortgage Pass-Through Certificates,
Series 2005-AR6

Washington Mutual Mortgage Securities Corp.
Depositor and Master Servicer

$3,108,592,100

(Approximate)

The WaMu Mortgage Pass-Through Certificates Series 2005-AR6 Trust will issue eighteen classes of offered certificates and three classes of privately placed certificates. Each class of certificates will be entitled to receive monthly distributions of interest and principal. The table on page S-5 of this prospectus supplement contains a list of the classes of offered certificates, including the initial class principal balance, certificate interest rate, and special characteristics of each class.
Offered Certificates
Total principal amount (approximate)	$3,108,592,100
First payment date	May 25, 2005
Interest and/or principal paid	Monthly
Last payment date	April 25, 2045
Credit enhancement for the offered certificates is being provided by three classes of privately offered certificates, which have an aggregate principal balance of approximately $58,592,078.

Consider carefully the risk factors beginning on page S-16 in this prospectus supplement and page 5 in the accompanying prospectus.

The certificates will represent interests only in the WaMu Mortgage Pass-Through Certificates Series 2005-AR6 Trust and will not represent interests in or obligations of Washington Mutual Mortgage Securities Corp., Washington Mutual, Inc. or any of their affiliates.
Neither these certificates nor the underlying mortgage loans are guaranteed by any agency or instrumentality of the United States.
This prospectus supplement may be used to offer and sell the offered certificates only if accompanied by the prospectus.

WaMu Capital Corp. and UBS Securities LLC, as underwriters, will purchase the offered certificates from Washington Mutual Mortgage Securities Corp. in the amounts described in "Method of Distribution" on page S-88 of this prospectus supplement. The underwriters will offer the offered certificates at varying prices to be determined at the time of sale. The proceeds to Washington Mutual Mortgage Securities Corp. from the sale of the offered certificates will be approximately 102.84% of the principal balance of the offered certificates plus accrued interest, before deducting expenses. Each underwriter's commission will be the difference between the price it pays to Washington Mutual Mortgage Securities Corp. for the offered certificates and the amount it receives from the sale of the offered certificates to the public.

Neither the SEC nor any state securities commission has approved or disapproved of the offered certificates or determined that this prospectus supplement or the prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

Underwriters
WaMu Capital Corp.	UBS Investment Bank
(Co-Lead Underwriters and Joint Book Running Managers)

April 20, 2005

IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

        We provide information to you about the offered certificates in two separate documents that progressively provide more detail: (a) the accompanying prospectus, which provides general information, some of which may not apply to your series of certificates, and (b) this prospectus supplement, which describes the specific terms of your series of certificates.

        If the terms of your certificates vary between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement.

        We include cross-references in this prospectus supplement and the accompanying prospectus to captions in these materials where you can find further related discussions. The following table of contents and the table of contents included in the accompanying prospectus provide the pages on which these captions are located.

        You can find a listing of the pages where some of the capitalized terms used in this prospectus supplement and the accompanying prospectus are defined under the caption "Index of Terms" on page S-112 in this prospectus supplement and under the caption "Index of Terms" beginning on page 96 in the accompanying prospectus. Capitalized terms used in this prospectus supplement and not otherwise defined in this prospectus supplement have the meanings assigned in the accompanying prospectus.

SUMMARY INFORMATION

        The following summary highlights selected information from this prospectus supplement. It does not contain all of the information that you need to consider in making your investment decision. To understand the terms of the offered certificates, read carefully this entire prospectus supplement and the accompanying prospectus.

        This summary provides an overview of certain calculations, cash flows and other information to aid your understanding. This summary is qualified by the full description of these calculations, cash flows and other information in this prospectus supplement and the accompanying prospectus.

WHAT YOU OWN

        Your certificates represent interests only in the assets of the Trust. All payments to you will come only from the amounts received in connection with those assets.

        The Trust owns a pool of mortgage loans and other assets, as described under "The Trust" in this prospectus supplement.

Information About the Mortgage Pool

        The mortgage pool consists of 5,713 mortgage loans with an aggregate principal balance as of April 1, 2005 of approximately $3,167,184,178. All of the mortgage loans are secured by residential properties (or shares of cooperative apartments) and each has an original term to maturity of not more than 40 years. The mortgage loans sold to the WaMu Mortgage Pass-Through Certificates Series 2005-AR6 Trust were purchased by Washington Mutual Mortgage Securities Corp. directly from Washington Mutual Bank, an affiliate of Washington Mutual Mortgage Securities Corp.

        The mortgage pool consists of the following two loan groups:

Loan Group	Number of Mortgage Loans	Approximate Principal Balance as of April 1, 2005	Maximum Years to Maturity From Origination Date
Loan Group 1	1,076	$240,617,489	40
Loan Group 2	4,637	$2,926,566,689	40

        After an initial fixed-rate period for some of the mortgage loans of one, two or three months, the interest rate on each mortgage loan will adjust monthly to equal the sum of an index and a margin. As of April 1, 2005, none of the mortgage loans were still in their initial fixed-rate period. The interest rates on the mortgage loans are subject to overall maximum and minimum interest rate limits.

        The index for the mortgage loans will be One-Year MTA, the 12-month moving average yield on United States Treasury Securities adjusted to a constant maturity of one year.

        While the interest rate on each mortgage loan will adjust monthly (after the initial fixed-rate period), the minimum monthly payment on each mortgage loan generally will only adjust annually. On each annual payment adjustment date, the minimum monthly payment generally will not increase or decrease by more than 7.5%. As a result, the interest due with respect to a mortgage loan for any given month may, under certain circumstances, exceed the monthly payment for that month. In that case, payment of the excess of interest due over the monthly payment will be deferred and that excess will be added to the principal balance of that mortgage loan in the form of "negative amortization." See "Description of the Mortgage Pool" in this prospectus supplement.

        The principal balances of the group 1 loans will not exceed the limits established by Freddie Mac in connection with Freddie Mac's mortgage loan purchase program.

        For a further description of the mortgage loans, see "Description of the Mortgage Pool" and Appendix B in this prospectus supplement.

THE OFFERED CERTIFICATES

        Washington Mutual Mortgage Securities Corp. will sell the mortgage loans to the Trust. The Trust is being created for the purpose of issuing the WaMu Mortgage Pass-Through Certificates, Series 2005-AR6. The approximate initial class principal balance, annual certificate interest rate and type of each class of the offered certificates will be as follows:

Class	Approximate Initial Class Principal Balance	Annual Certificate Interest Rate		Type
1-A-1A	$195,982,000	Variable	(1)	Senior/LIBOR
1-A-1B	21,776,000	Variable	(2)	Senior/LIBOR/Mezzanine
2-A-1A	1,589,126,000	Variable	(3)	Senior/LIBOR
2-A-1B1	300,351,000	Variable	(4)	Senior/LIBOR/Mezzanine
2-A-1B2	118,354,000	Variable	(5)	Senior/LIBOR/Mezzanine
2-A-1B3	243,430,000	Variable	(6)	Senior/LIBOR/Mezzanine
2-A-1C	397,282,000	Variable	(7)	Senior/LIBOR/Mezzanine
X	(8)	Variable	(9)	Senior/IO/PO
B-1	120,354,000	Variable	(10)	Subordinate/LIBOR
B-2	41,173,000	Variable	(11)	Subordinate/LIBOR
B-3	12,669,000	Variable	(12)	Subordinate/LIBOR
B-4	19,003,000	Variable	(13)	Subordinate/LIBOR
B-5	12,669,000	Variable	(14)	Subordinate/LIBOR
B-6	9,502,000	Variable	(15)	Subordinate/LIBOR
B-7	9,502,000	Variable	(16)	Subordinate/LIBOR
B-8	6,334,000	Variable	(16)	Subordinate/LIBOR
B-9	11,085,000	Variable	(16)	Subordinate/LIBOR
R	100	4.217%		Senior/Residual

(1)
For each distribution date on or before the date (the "Clean-Up Call Option Date") on which the aggregate principal balance of the mortgage loans in the Trust has been reduced to less than 10% of that balance as of April 1, 2005, the annual certificate interest rate on the Class 1-A-1A Certificates will equal the least of (x) the weighted average of the mortgage interest rates on the group 1 loans (as of the second preceding due date) less the per annum rates at which each of the servicing fee and the master servicing fee is calculated, as determined for the accrual period for the related class of certificates (the "Loan Group 1 Weighted Average Pass-Through Rate"), (y) LIBOR (the London Interbank Offered Rate for one-month U.S. dollar deposits, as described in this prospectus supplement) plus 0.250% and (z) 10.50%. For each distribution date after the Clean-Up Call Option Date, the annual certificate interest rate on the Class 1-A-1A Certificates will equal the least of (x) the Loan Group 1 Weighted Average Pass-Through Rate, (y) LIBOR plus 0.500% and (z) 10.50%. For the initial distribution date, the annual certificate interest rate on these certificates will equal LIBOR as of April 22, 2005 plus 0.250%. In addition, if on any distribution date the certificate interest rate on the Class 1-A-1A Certificates is equal to the Loan Group 1 Weighted Average Pass-Through Rate, the Class 1-A-1A Certificates may be entitled to receive, as interest, carryover shortfall amounts from amounts, if any, paid under a yield maintenance agreement and from amounts, if any, otherwise payable to the Class X Certificates, as described in this prospectus supplement. See "Description of the Certificates—Distributions of Interest" in this prospectus supplement.

(2)
For each distribution date on or before the Clean-Up Call Option Date, the annual certificate interest rate on the Class 1-A-1B Certificates will equal the least of (x) the Loan Group 1 Weighted Average Pass-Through Rate, (y) LIBOR plus 0.340% and (z) 10.50%. For each distribution date after the Clean-Up Call Option Date, the annual certificate interest rate on the Class 1-A-1B Certificates will equal the least of (x) the Loan Group 1 Weighted Average Pass-Through Rate, (y) LIBOR plus 0.680% and (z) 10.50%. For the initial distribution date, the annual certificate interest rate on these certificates will equal LIBOR as of April 22, 2005 plus 0.340%. In addition, if on any distribution date the certificate interest rate on the Class 1-A-1B Certificates is equal to the Loan Group 1 Weighted Average Pass-Through Rate, the Class 1-A-1B Certificates may be entitled to receive, as interest, carryover shortfall amounts from amounts, if any, paid under a yield maintenance agreement and from amounts, if any, otherwise payable to the Class X Certificates, as described in this prospectus supplement. See "Description of the Certificates—Distributions of Interest" in this prospectus supplement.

(3)
For each distribution date on or before the Clean-Up Call Option Date, the annual certificate interest rate on the Class 2-A-1A Certificates will equal the least of (x) the weighted average of the mortgage interest rates on the group 2 loans (as of the second preceding due date) less the per annum rates at which each of the servicing fee and the master servicing fee is calculated, as determined for the accrual period for the related class of certificates (the "Loan Group 2 Weighted Average Pass-Through Rate"), (y) LIBOR plus 0.230% and (z) 10.50%. For each distribution date after the Clean-Up Call Option Date, the annual certificate interest rate on the Class 2-A-1A Certificates will equal the least of (x) the Loan Group 2 Weighted Average Pass-Through Rate, (y) LIBOR plus 0.460% and (z) 10.50%. For the initial distribution date, the annual certificate interest rate on these certificates will equal LIBOR as of April 22, 2005 plus 0.230%. In addition, if on any distribution date the certificate interest rate on the Class 2-A-1A Certificates is equal to the Loan Group 2 Weighted Average Pass-Through Rate, the Class 2-A-1A Certificates may be entitled to receive, as interest, carryover shortfall amounts from amounts, if any, paid under a yield maintenance agreement and from amounts, if any, otherwise payable to the Class X Certificates, as described in this prospectus supplement. See "Description of the Certificates—Distributions of Interest" in this prospectus supplement.

(4)
For each distribution date on or before the Clean-Up Call Option Date, the annual certificate interest rate on the Class 2-A-1B1 Certificates will equal the least of (x) the Loan Group 2 Weighted Average Pass-Through Rate, (y) LIBOR plus 0.190% and (z) 10.50%. For each distribution date after the Clean-Up Call Option Date, the annual certificate interest rate on the Class 2-A-1B1 Certificates will equal the least of (x) the Loan Group 2 Weighted Average Pass-Through Rate, (y) LIBOR plus 0.380% and (z) 10.50%. For the initial distribution date, the annual certificate interest rate on these certificates will equal LIBOR as of April 22, 2005 plus 0.190%. In addition, if on any distribution date the certificate interest rate on the Class 2-A-1B1 Certificates is equal to the Loan Group 2 Weighted Average Pass-Through Rate, the Class 2-A-1B1 Certificates may be entitled to receive, as interest, carryover shortfall amounts from amounts, if any, paid under a yield maintenance agreement and from amounts, if any, otherwise payable to the Class X Certificates, as described in this prospectus supplement. See "Description of the Certificates—Distributions of Interest" in this prospectus supplement.

(5)
For each distribution date on or before the Clean-Up Call Option Date, the annual certificate interest rate on the Class 2-A-1B2 Certificates will equal the least of (x) the Loan Group 2 Weighted Average Pass-Through Rate, (y) LIBOR plus 0.370% and (z) 10.50%. For each distribution date after the Clean-Up Call Option Date, the annual certificate interest rate on the Class 2-A-1B2 Certificates will equal the least of (x) the Loan Group 2 Weighted Average Pass-Through Rate, (y) LIBOR plus 0.740% and (z) 10.50%. For the initial distribution date, the annual certificate interest rate on these certificates will equal LIBOR as of April 22, 2005 plus 0.370%. In addition, if on any distribution date the certificate interest rate on the Class 2-A-1B2 Certificates is equal to the Loan Group 2 Weighted Average Pass-Through Rate, the Class 2-A-1B2 Certificates may be entitled to receive, as interest, carryover shortfall amounts from amounts, if any, paid under a yield maintenance agreement and from amounts, if any, otherwise payable to the Class X Certificates, as described in this prospectus supplement. See "Description of the Certificates—Distributions of Interest" in this prospectus supplement.

(6)
For each distribution date on or before the Clean-Up Call Option Date, the annual certificate interest rate on the Class 2-A-1B3 Certificates will equal the least of (x) the Loan Group 2 Weighted Average Pass-Through Rate, (y) LIBOR plus 0.270% and (z) 10.50%. For each distribution date after the Clean-Up Call Option Date, the annual certificate interest rate on the Class 2-A-1B3 Certificates will equal the least of (x) the Loan Group 2 Weighted Average Pass-Through Rate, (y) LIBOR plus 0.540% and (z) 10.50%. For the initial distribution date, the annual certificate interest rate on these certificates will equal LIBOR as of April 22, 2005 plus 0.270%. In addition, if on any distribution date the certificate interest rate on the Class 2-A-1B3 Certificates is equal to the Loan Group 2 Weighted Average Pass-Through Rate, the Class 2-A-1B3 Certificates may be entitled to receive, as interest, carryover shortfall amounts from amounts, if any, paid under a yield maintenance agreement and from amounts, if any, otherwise payable to the Class X Certificates, as described in this prospectus supplement. See "Description of the Certificates—Distributions of Interest" in this prospectus supplement.

(7)
For each distribution date on or before the Clean-Up Call Option Date, the annual certificate interest rate on the Class 2-A-1C Certificates will equal the least of (x) the Loan Group 2 Weighted Average Pass-Through Rate, (y) LIBOR plus 0.340% and (z) 10.50%. For each distribution date after the Clean-Up Call Option Date, the annual certificate interest rate on the Class 2-A-1C Certificates will equal the least of (x) the Loan Group 2 Weighted Average Pass-Through Rate, (y) LIBOR plus 0.680% and (z) 10.50%. For the initial distribution date, the annual certificate interest rate on these certificates will equal LIBOR as of April 22, 2005 plus 0.340%. In addition, if on any distribution date the certificate interest rate on the Class 2-A-1C Certificates is equal to the Loan Group 2 Weighted Average Pass-Through Rate, the Class 2-A-1C Certificates may be entitled to receive, as interest, carryover shortfall amounts from amounts, if any, paid under a yield maintenance agreement and from amounts, if any, otherwise payable to the Class X Certificates, as described in this prospectus supplement. See "Description of the Certificates—Distributions of Interest" in this prospectus supplement.

(8)
Solely for purposes of calculating distributions of principal and interest and the allocation of losses realized on the mortgage loans, the Class X Certificates will be deemed to be comprised of an interest-only component, and two principal-only components, the "Class X PO-1 Component" and the "Class X PO-2 Component". The Class X interest-only component will have a notional amount (as described below). Interest will accrue on the Class X notional amount. The Class X interest-only component will not have a principal balance and principal will not be payable with respect to the Class X notional amount. The Class X interest-only component corresponds to loan group 1 and loan group 2 and payments of interest with respect to the Class X interest-only component will be based on collections from the group 1 and group 2 loans. Each of the Class X PO-1 Component and the Class X PO-2 Component will have a principal balance, which initially will equal zero. Interest will not accrue on the Class X PO-1 and Class X PO-2 Components. In the event that interest accrued on the Class X notional amount is reduced as a result of the allocation of net negative amortization (as described in "Description of the Certificates—Distributions of Interest" in this prospectus supplement), such amount will be added as principal to the outstanding component principal balance of the Class X PO-1 or Class X PO-2 Component, as applicable, in an amount equal to the amount of such reduction attributable to the mortgage loans in the related loan group. The Class X PO-1 Component corresponds to loan group 1 and payments of principal with respect to the Class X PO-1 Component will be based on collections from the group 1 loans. The Class X PO-2 Component corresponds to loan group 2 and payments of principal with respect to the Class X PO-2 Component will be based on collections from the group 2 loans.

(9)
For each distribution date, the Class X Certificates will accrue interest on the Class X notional amount, which will equal the aggregate principal balance of the mortgage loans as of the second preceding due date. The initial Class X notional amount will be approximately $3,167,184,178. For each distribution date, the annual certificate interest rate on the Class X Certificates will equal the excess, if any, of (x) the weighted average of the mortgage interest rates on the mortgage loans (as of the second preceding due date) less the per annum rates at which each of the servicing fee and the master servicing fee is calculated, as determined for the accrual period for the related class of certificates (the "Aggregate Weighted Average Pass-Through Rate"), over (y) the product of (i) the weighted average of the annual certificate interest rates on the certificates (other than the Class X Certificates), adjusting for the certificate interest rates on the Class A Certificates for an interest accrual period based on a year consisting of twelve thirty-day months and (ii) a fraction, the numerator of which is the aggregate class principal balance of the certificates (other than the Class X Certificates) immediately before that distribution date and the denominator of which is the aggregate principal balance of the mortgage loans as of the second preceding due date. Notwithstanding the foregoing, amounts to be distributed to the Class X Certificates in respect of interest accrued on their notional amount on any distribution date may instead be distributed as carryover shortfall amounts that are not covered by amounts payable pursuant to the yield maintenance agreements. See "Description of the Certificates—Distributions of Interest" in this prospectus supplement.

(10)
For each distribution date on or before the Clean-Up Call Option Date, the annual certificate interest rate on the Class B-1 Certificates will equal the lesser of (x) the Class B Weighted Average Pass-Through Rate (as defined in "Description of the Certificates—Distributions of Interest" in this prospectus supplement) and (y) LIBOR plus 0.600%. For each distribution date after the Clean-Up Call Option Date, the annual certificate interest rate on the Class B-1 Certificates will equal the lesser of (x) the Class B Weighted Average Pass-Through Rate and (y) LIBOR plus 0.900%. For the initial distribution date, the annual certificate interest rate on these certificates will equal LIBOR as of April 22, 2005 plus 0.600%. See "Description of the Certificates—Distributions of Interest" in this prospectus supplement.

(11)
For each distribution date on or before the Clean-Up Call Option Date, the annual certificate interest rate on the Class B-2 Certificates will equal the lesser of (x) the Class B Weighted Average Pass-Through Rate and (y) LIBOR plus 0.630%. For each distribution date after the Clean-Up Call Option Date, the annual certificate interest rate on the Class B-2 Certificates will equal the lesser of (x) the Class B Weighted Average Pass-Through Rate and (y) LIBOR plus 0.945%. For the initial distribution date, the annual certificate interest rate on these certificates will equal LIBOR as of April 22, 2005 plus 0.630%. See "Description of the Certificates—Distributions of Interest" in this prospectus supplement.

(12)
For each distribution date on or before the Clean-Up Call Option Date, the annual certificate interest rate on the Class B-3 Certificates will equal the lesser of (x) the Class B Weighted Average Pass-Through Rate and (y) LIBOR plus 0.660%. For each distribution date after the Clean-Up Call Option Date, the annual certificate interest rate on the Class B-3 Certificates will equal the lesser of (x) the Class B Weighted Average Pass-Through Rate and (y) LIBOR plus 0.990%. For the initial distribution date, the annual certificate interest rate on these certificates will equal LIBOR as of April 22, 2005 plus 0.660%. See "Description of the Certificates—Distributions of Interest" in this prospectus supplement.

(13)
For each distribution date on or before the Clean-Up Call Option Date, the annual certificate interest rate on the Class B-4 Certificates will equal the lesser of (x) the Class B Weighted Average Pass-Through Rate and (y) LIBOR plus 0.800%. For each distribution date after the Clean-Up Call Option Date, the annual certificate interest rate on the Class B-4 Certificates will equal the lesser of (x) the Class B Weighted Average Pass-Through Rate and (y) LIBOR plus 1.200%. For the initial distribution date, the annual certificate interest rate on these certificates will equal LIBOR as of April 22, 2005 plus 0.800%. See "Description of the Certificates—Distributions of Interest" in this prospectus supplement.

(14)
For each distribution date on or before the Clean-Up Call Option Date, the annual certificate interest rate on the Class B-5 Certificates will equal the lesser of (x) the Class B Weighted Average Pass-Through Rate and (y) LIBOR plus 0.900%. For each distribution date after the Clean-Up Call Option Date, the annual certificate interest rate on the Class B-5 Certificates will equal the lesser of (x) the Class B Weighted Average Pass-Through Rate and (y) LIBOR plus 1.350%. For the initial distribution date, the annual certificate interest rate on these certificates will equal LIBOR as of April 22, 2005 plus 0.900%. See "Description of the Certificates—Distributions of Interest" in this prospectus supplement.

(15)
For each distribution date on or before the Clean-Up Call Option Date, the annual certificate interest rate on the Class B-6 Certificates will equal the lesser of (x) the Class B Weighted Average Pass-Through Rate and (y) LIBOR plus 1.050%. For each distribution date after the Clean-Up Call Option Date, the annual certificate interest rate on the Class B-6 Certificates will equal the lesser of (x) the Class B Weighted Average Pass-Through Rate and (y) LIBOR plus 1.575%. For the initial distribution date, the annual certificate interest rate on these certificates will equal LIBOR as of April 22, 2005 plus 1.050%. See "Description of the Certificates—Distributions of Interest" in this prospectus supplement.

(16)
For each distribution date on or before the Clean-Up Call Option Date, the annual certificate interest rate on the Class B-7, Class B-8 and Class B-9 Certificates will equal the lesser of (x) the Class B Weighted Average Pass-Through Rate and (y) LIBOR plus 1.200%. For each distribution date after the Clean-Up Call Option Date, the annual certificate interest rate on the Class B-7, Class B-8 and Class B-9 Certificates will equal the lesser of (x) the Class B Weighted Average Pass-Through Rate and (y) LIBOR plus 1.800%. For the initial distribution date, the annual certificate interest rate on these certificates will equal LIBOR as of April 22, 2005 plus 1.200%. See "Description of the Certificates—Distributions of Interest" in this prospectus supplement.

        The Trust will also issue the Class B-10, Class B-11 and Class B-12 Certificates, which are not being offered by this prospectus supplement. These private certificates are subordinated to the offered certificates and provide credit enhancement for the offered certificates. See "Description of the Certificates—Subordination and Allocation of Losses" in this prospectus supplement.

Relationship Between Loan Groups and the Offered Certificates

        The certificates whose class designation begins with "1" correspond to loan group 1. The certificates whose class designation begins with "2" correspond to loan group 2. The subordinate certificates, the Class X Certificates and the Class R Certificates correspond to both loan groups. Each of the certificates generally receives distributions based on principal and interest collected from mortgage loans in its corresponding loan group or loan groups.

Initial Principal Balance of the Certificates

        The initial aggregate principal balance of the certificates issued by the Trust is approximately $3,167,184,178, subject to an upward or downward variance of no more than 5%.

        The initial aggregate principal balance of the certificates has the following composition:

  •
  the senior certificates related to each loan group comprise approximately 90.50% of the principal balance of the applicable loan group;

  •
  the Class B-1 through Class B-9 Certificates comprise approximately 7.65% of the aggregate principal balance of both loan groups; and

  •
  the privately offered Class B-10, Class B-11 and Class B-12 Certificates comprise approximately 1.85% of the aggregate principal balance of both loan groups.

DISTRIBUTIONS ON THE CERTIFICATES

Monthly Distributions

        Each month, the trustee, Deutsche Bank National Trust Company, will make distributions of interest and/or principal to the holders of the certificates. Distributions will be made on the 25th day of each month, or if the 25th day is not a business day, on the next business day. The first distribution date will be May 25, 2005.

        Source of Payments.    The mortgagors pay their interest and principal during the month to the servicer. Each month, the servicer subtracts its servicing fee and sends the remainder to the master servicer. The master servicer then subtracts its master servicing fee and sends the remainder to the trustee. On the distribution date for that month, the trustee distributes that remaining amount by loan group to the holders of the certificates related to that loan group in the order described in "Description of the Certificates—Priority of Distributions" in this prospectus supplement.

        Advances.    For any month, if the master servicer receives a payment on a mortgage loan that is less than the minimum monthly payment due or if no payment is received at all, the master servicer will advance its own funds to cover the difference between the minimum monthly payment due and the amount actually received by the master servicer. However, the master servicer will not be required to make advances if it determines that those advances will not be recoverable from future payments or collections on that mortgage loan. See "Description of the Certificates—Advances" in this prospectus supplement.

Distributions of Interest

        Each class of offered certificates will accrue interest. On each distribution date interest will be distributed to these classes in the order described in "Description of the Certificates—Priority of Distributions" in this prospectus supplement.

        Solely for purposes of calculating distributions of principal and interest and the allocation of losses realized on the mortgage loans, the Class X Certificates will be deemed to be comprised of an interest-only component, the Class X PO-1 Component and the Class X PO-2 Component. The Class X interest-only component will have a notional amount (as described below). Interest will accrue on the Class X notional amount. The Class X interest-only component will not have a principal balance and principal will not be payable with respect to the Class X notional amount. Each of the Class X PO-1 Component and the Class X PO-2 Component will have a principal balance, which initially will equal zero. Interest will not accrue on the Class X PO-1 and Class X PO-2 Components.

        Interest to be distributed on the certificates (or added to the principal balance of the certificates in the form of "net negative amortization," as described below) on any distribution date will consist of accrued and unpaid interest as of previous distribution dates and interest accrued during the period beginning on the 25th day of the preceding calendar month (or, in the case of the first distribution date, April 26, 2005) and ending on the 24th day of the month of that distribution date, except for the Class X Certificates, which accrue interest on their notional amount during the preceding calendar month. Interest on the Class A Certificates will be calculated based on the actual number of days in the accrual period and assuming a 360 day year. Interest on the Class X and subordinate certificates will be calculated based on a year consisting of twelve thirty-day months.

        In the event that an increase in the index causes interest to accrue on a mortgage loan for a given month in excess of the monthly payment for that mortgage loan, the excess interest will be added to the outstanding principal balance of that mortgage loan in the form of "negative amortization." For any distribution date, the excess, if any, of (i) the aggregate amount of negative amortization with respect to all mortgage loans in a loan group for the calendar month prior to that distribution date, over (ii) the aggregate amount of prepayments in full and partial prepayments received with respect to all mortgage loans in that loan group during the related prepayment period (the "Net Negative

Amortization"), will be deducted from interest payable to the related certificates as described in "Description of the Certificates—Distributions of Interest" in this prospectus supplement. The amount deducted from the interest payable to each class of certificates will be added to the principal balance of that class.

        It is possible that, on any given distribution date, there will be insufficient payments from the mortgage loans to make the interest distributions (net of any Net Negative Amortization deducted from interest payable) described in this prospectus supplement. If the master servicer does not advance its own funds, because it determines that the advance would be nonrecoverable, some certificates, most likely the subordinate certificates, may not receive the full amount of accrued interest to which they are entitled. If this happens, those certificates will be entitled to receive any shortfall in interest distributions on future distribution dates in the same priority as their distribution of current interest. However, there will be no extra interest paid on that shortfall.

        The amount of interest each class of Class A Certificates accrues during each accrual period will equal a ratio, the numerator of which is the actual number of days in the related accrual period and the denominator of which is 360, multiplied by the annual certificate interest rate in effect for that accrual period for that class. The amount of interest the Class X Certificates and each class of subordinate certificates accrue during each accrual period will equal 1/12th of the annual certificate interest rate in effect for that accrual period for that class multiplied by (i) in the case of the certificates other than the Class X Certificates, the related class principal balance and (ii) in the case of the Class X Certificates, the Class X notional amount. The principal balance or notional amount used for this calculation on the first distribution date will be the applicable principal balance or notional amount as of April 26, 2005, which is the closing date. The principal balance or notional amount used for this calculation on each distribution date thereafter will be the applicable principal balance or notional amount immediately after the preceding distribution date. The annual certificate interest rate for each class of offered certificates is described on pages S-5 through S-9 of this prospectus supplement. For a description of how the Class X notional amount is determined, see "Description of the Certificates—Distributions of Interest" in this prospectus supplement.

        No interest will accrue on the Class X PO-1 Component and Class X PO-2 Component principal balances.

        LIBOR Certificates.    The certificate interest rates for the Class A and Class B Certificates adjust monthly based on the average of quotations of the London Interbank Offered Rate for one-month U.S. dollar deposits, or LIBOR, as described in "Description of the Certificates—Calculation of LIBOR" in this prospectus supplement. The formulas for the calculation of the certificate interest rates for these LIBOR Certificates appear in the notes to the table on page S-5 of this prospectus supplement. However, the certificate interest rate for the Class 1-A-1A, Class 1-A-1B, Class 2-A-1A, Class 2-A-1B1, Class 2-A-1B2, Class 2-A-1B3 and Class 2-A-1C Certificates may not exceed the lesser of (i) the related Weighted Average Pass-Through Rate or (ii) 10.50% and the certificate interest rate for the Class B-1, Class B-2, Class B-3, Class B-4, Class B-5, Class B-6, Class B-7, Class B-8 and Class B-9 Certificates may not exceed the Class B Weighted Average Pass-Through Rate.

        The Class A Certificates may receive as interest, in addition to interest accrued at their certificate interest rates, carryover shortfall amounts, as described in "Description of the Certificates—Distributions of Interest—Carryover Shortfall Amount."

        Amounts to be distributed to the Class X Certificates in respect of accrued interest on their notional amount on any distribution date may be reduced by carryover shortfall amounts payable to the Class A Certificates for such distribution date not covered by amounts payable pursuant to the related yield maintenance agreement.

Compensating Interest and Interest Shortfalls

        Prepayments in Full.    When mortgagors make prepayments in full, they need not pay a full month's interest. Instead, they are required to pay interest only to the date of their prepayment. To compensate certificateholders for the shortfall in interest this causes, the master servicer may pay compensating interest to the certificateholders out of the master servicing fee it collects, as well as from certain other sources. For a description of how compensating interest is allocated among the certificates as well as important limitations on the amount of compensating interest that will be allocated among the certificates, see "Description of the Certificates—Distributions of Interest—Compensating Interest" and "Yield and Prepayment Considerations" in this prospectus supplement.

        Partial Prepayments.    When mortgagors make partial prepayments, they do not pay interest on the amount of that prepayment. Certificateholders will receive no compensating interest to compensate them for the shortfall in interest this causes.

Distributions of Principal

        General.    As the mortgagors pay principal on the mortgage loans in each loan group, that principal is passed on to the holders of the certificates related to that loan group.

        The Class A Certificates and the Class X principal-only components (in the event Net Negative Amortization has been allocated to the Class X Certificates), in the aggregate, generally will receive their pro rata share of scheduled principal payments received on the mortgage loans in the related loan group on each distribution date. In addition, unless credit enhancement to the Class A Certificates and Class X Certificates has reached a specified level and the delinquencies and losses on the mortgage loans in the related loan group do not exceed specified limits, the Class A Certificates and Class X principal-only components, in the aggregate, generally will receive 100% of all principal prepayments received on the mortgage loans in the related loan group, net of any portion thereof applied to reduce negative amortization, until the tenth anniversary of the first distribution date, after which they will receive a disproportionately large, but decreasing, share of principal prepayments.

        Group 1-A Certificates:    On each distribution date on which the subordinate certificates are outstanding, a portion of the principal received or advanced on the mortgage loans in loan group 1 will be distributed, first, to the Class 1-A-1A and Class 1-A-1B Certificates, pro rata, and, second, to the Class X PO-1 Component, as described in "Description of the Certificates—Distributions of Principal—Group 1 Senior Principal Distribution Amount" in this prospectus supplement. However, if the subordinate certificates are no longer outstanding, then the Class 1-A-1A and Class 1-A-1B Certificates and the Class X PO-1 Component will not receive principal in the order of priority described in "Description of the Certificates—Distributions of Principal—Group 1 Senior Principal Distribution Amount" in this prospectus supplement. Instead, each of these classes of certificates or component will generally receive principal pro rata according to its class principal balance. If the subordinate certificates are outstanding, the Class X PO-1 Component will not receive any distributions of principal until the principal balances of the Class 1-A-1A and Class 1-A-1B Certificates have each been reduced to zero.

        Group 2-A Certificates:    On each distribution date on which the subordinate certificates are outstanding, a portion of the principal received or advanced on the mortgage loans in loan group 2 will be distributed, first, to the Class 2-A-1A, Class 2-A-1B1, Class 2-A-1B2, Class 2-A-1B3 and Class 2-A-1C Certificates and, second, to the Class X PO-2 Component, as described in "Description of the Certificates—Distributions of Principal—Group 2 Senior Principal Distribution Amount" in this prospectus supplement. However, not all of these certificates will receive principal on each distribution date. See Appendix A for a table showing, for each class of Group 2-A Certificates (other than the Class X and Class R Certificates), the rate of return of principal that would result from different rates of prepayments on the mortgage loans in loan group 2. However, if the subordinate certificates are no longer outstanding, then the Class 2-A-1A, Class 2-A-1B1, Class 2-A-1B2, Class 2-A-1B3 and Class 2-A-1C Certificates and the Class X PO-2

Component will not receive principal in the order of priority described in "Description of the Certificates—Distributions of Principal—Group 2 Senior Principal Distribution Amount" in this prospectus supplement. Instead, each of these classes of certificates or component will generally receive principal pro rata according to its class principal balance. If the subordinate certificates are outstanding, the Class X PO-2 Component will not receive any distributions of principal until the principal balances of the Class 2-A-1A, Class 2-A-1B1, Class 2-A-1B2, Class 2-A-1B3 and Class 2-A-1C Certificates have each been reduced to zero.

        Class B Certificates.    On each distribution date, the Class B-1, Class B-2, Class B-3, Class B-4, Class B-5, Class B-6, Class B-7, Class B-8, Class B-9, Class B-10, Class B-11 and Class B-12 Certificates will be entitled to receive a portion of the scheduled principal received or advanced on all of the mortgage loans, pro rata, according to their respective class principal balances. Unless credit enhancement to the senior certificates has reached a specified level and the delinquencies and losses on the mortgage loans do not exceed specified limits, the Class B Certificates generally will receive a portion of the principal prepayments on the mortgage loans only on and after the tenth anniversary of the first distribution date. However, under certain conditions described in this prospectus supplement under "Description of the Certificates—Priority of Distributions," the amount of principal prepayments otherwise distributable to some classes of Class B Certificates will instead be paid to other classes of these certificates with a higher priority.

        Priority of Principal Distributions.    Each class of certificates in a certificate group receives its principal entitlements in the order described in "Description of the Certificates—Priority of Distributions" in this prospectus supplement. It is possible that, on any given distribution date, there will be insufficient payments from the mortgage loans to make the principal distributions described in this prospectus supplement. As a result, some certificates, most likely the subordinate certificates, may not receive the full amount of principal distributions to which they are entitled.

        The Class X Certificates will not receive any distributions of principal in respect of the Class X notional amount.

        For a more detailed description of how distributions of principal will be allocated among the various classes of certificates, see "Description of the Certificates—Distributions of Principal" in this prospectus supplement.

Cross-Collateralization

        In some limited circumstances, principal and interest collected from loan group 1 may be used to pay principal or interest, or both, to the senior certificates related to loan group 2. Likewise, in some limited circumstances, principal and interest collected from loan group 2 may be used to pay principal or interest, or both, to the senior certificates related to loan group 1. See "Description of the Certificates—Cross-Collateralization" in this prospectus supplement.

CREDIT ENHANCEMENTS

        Subordination.    The senior certificates will receive distributions of interest and principal to which they are entitled before the subordinate certificates are entitled to receive distributions of interest or principal. This provides credit enhancement to the senior certificates. In a similar fashion, each class of subordinate certificates will provide credit enhancement to all other subordinate certificates with lower numerical class designations.

        Shifting of Interests.    The senior certificates generally will receive their pro rata share of scheduled principal payments received on the mortgage loans in the related loan group on each distribution date. In addition, unless credit enhancement to the senior certificates has reached a specified level and the delinquencies and losses received on the mortgage loans in the related loan group do not exceed specified limits, the senior certificates in the aggregate will receive 100% of all principal prepayments received on the mortgage loans in the related loan group, net of any portion thereof applied to reduce negative amortization, until the tenth anniversary of the first distribution date. During the next four years the senior certificates in the aggregate will generally receive a disproportionately large, but decreasing, share of principal prepayments. This will result in a quicker return of principal to the senior certificates and increases the likelihood that holders of the senior certificates will be paid the full amount of principal to which they are entitled. For a more detailed description of how principal prepayments are allocated among the senior certificates and the subordinate certificates, see "Description of the Certificates—Principal Prepayments" in this prospectus supplement.

        Yield Maintenance Agreements.    The holders of the Class 1-A-1A and Class 1-A-1B Certificates will have the benefit of payments, if any, from Bear Stearns Financial Products Inc. pursuant to a yield maintenance agreement relating to loan group 1 and the holders of the Class 2-A-1A, Class 2-A-1B1, Class 2-A-1B2, Class 2-A-1B3 and Class 2-A-1C Certificates will have the benefit of payments, if any, from Bear Stearns Financial Products Inc. pursuant to a yield maintenance agreement relating to loan group 2. Each yield maintenance agreement is intended to partially mitigate the risk to the related Class A Certificates that the lesser of (a) LIBOR plus the related margin and (b) 10.50% will exceed the related Weighted Average Pass-Through Rate. Payments, if any, made pursuant to each yield maintenance agreement will start on the distribution date in June 2005 and will terminate after the distribution date in October 2013. The holders of the Class B Certificates will not have the benefit of payments made pursuant to either yield maintenance agreement. See "Description of the Certificates—Carryover Shortfall Amounts" in this prospectus supplement.

ALLOCATION OF LOSSES

        Realized Losses.    A loss is realized on a mortgage loan when the master servicer or applicable servicer determines that it has received all amounts it expects to recover for that mortgage loan and the amounts are less than the outstanding principal balance of the mortgage loan and its accrued and unpaid interest. Losses will be allocated to the certificates by deducting the losses from the principal balance of the certificates without making any payments to the certificateholders. The amount of losses will be allocated to the most junior class of subordinate certificates then outstanding. Losses with respect to a loan group will be allocated to the related senior certificates, pro rata, only after the principal balances of all of the subordinate certificates have been reduced to zero. In addition, losses that would otherwise be allocated to the Class 1-A-1A Certificates will instead be allocated to the Class 1-A-1B Certificates until its class principal balance has been reduced to zero. Losses that would otherwise be allocated to the Class 2-A-1A Certificates will instead be allocated pro rata to the Class 2-A-1B1, Class 2-A-1B2 and Class 2-A-1B3 Certificates until their respective class principal balances have been reduced to zero; provided, however, that losses that would otherwise be allocated to the Class 2-A-1B1, Class 2-A-1B2 and Class 2-A-1B3 Certificates will instead be allocated to the Class 2-A-1C Certificates until its class principal balance has been reduced to zero.

YIELD CONSIDERATIONS

        The yield to maturity on each class of certificates will depend upon, among other things:

  •
  the price at which the certificates are purchased;

  •
  the amount payable to that class as interest;

  •
  the rate of prepayments (including liquidations) on the related mortgage loans; and

  •
  whether the optional termination of the Trust occurs.

        The Class X Certificates, which generally receive only distributions of interest (except for amounts added to their component principal balances as a result of Net Negative Amortization, which is then distributed to the Class X Certificates as principal), will be especially sensitive to the rate of prepayments. For a discussion of special yield considerations applicable to these certificates, see "Risk Factors" and "Yield and Prepayment Considerations—Yield Considerations with Respect to the Class X Certificates" in this prospectus supplement.

        See "Yield and Prepayment Considerations" in this prospectus supplement.

BOOK-ENTRY REGISTRATION

        In general, the offered certificates, other than the Class R Certificates, will be available only in book-entry form through the facilities of The Depository Trust Company, Euroclear and Clearstream. See "Description of the Certificates—Book-Entry Registration" in this prospectus supplement.

DENOMINATIONS

        The offered certificates, other than the Class X and Class R Certificates, are offered in minimum denominations of $25,000 each and multiples of $1 in excess of $25,000.

        The Class X Certificates are offered in minimum denominations of $100,000 initial class notional amount each and multiples of $1 in excess of $100,000.

        The Class R Certificates will have an initial class principal balance of $100 and will be offered in a single certificate that represents a 99.99% interest in its class.

LEGAL INVESTMENT

        As of the date of their issuance, all of the offered certificates, other than the Class B-4, Class B-5, Class B-6, Class B-7, Class B-8 and Class B-9 Certificates, will be "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984. See "Certain Legal Investment Aspects" in this prospectus supplement for important information concerning possible restrictions on ownership of the offered certificates by regulated institutions. You should consult your own legal advisors in determining whether and to what extent the offered certificates constitute legal investments for you.

ERISA CONSIDERATIONS

        Subject to important considerations described under "ERISA Considerations" in this prospectus supplement and in the accompanying prospectus, the offered certificates, other than the Class R Certificates, will be eligible for purchase by persons investing assets of employee benefit plans or individual retirement accounts. See "ERISA Considerations" in this prospectus supplement and in the accompanying prospectus.

FEDERAL INCOME TAX CONSEQUENCES

        For federal income tax purposes, Washington Mutual Mortgage Securities Corp. will cause three REMIC elections to be made with respect to the Trust (exclusive of the yield maintenance agreements). The certificates, other than the Class R Certificates, will represent ownership of REMIC regular interests, coupled with, in the case of the Class A Certificates, an interest in a yield maintenance agreement, and will generally be treated as representing ownership of debt for federal income tax purposes. You will be required to include in income all interest and original issue discount on these certificates in accordance with the accrual method of accounting regardless of your usual methods of accounting. For federal income tax purposes, the Class R Certificates will represent ownership of the REMIC residual interest.

        For further information regarding the federal income tax consequences of investing in the offered certificates, including important information regarding the tax treatment of the Class R Certificates, see "Certain Federal Income Tax Consequences" in this prospectus supplement and in the accompanying prospectus.

RATINGS

        The offered certificates are required to receive the ratings from Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., and Moody's Investors Service, Inc. indicated under "Certificate Ratings" in this prospectus supplement. The ratings on the offered certificates address the likelihood of the receipt by holders of the offered certificates of all distributions on the underlying mortgage loans to which they are entitled. They do not address the likely actual rate of prepayments. The rate of prepayments, if different than originally anticipated, could adversely affect the yield realized by holders of the offered certificates or cause the holders of the Class X Certificates to fail to recover their initial investment.

RISK FACTORS

        The offered certificates are not suitable investments for all investors. In particular, you should not purchase any class of offered certificates unless you understand and are able to bear the prepayment, credit, liquidity and market risks associated with that class.

        The offered certificates are complex securities and it is important that you possess, either alone or together with an investment advisor, the expertise necessary to evaluate the information contained in this prospectus supplement and the accompanying prospectus in the context of your financial situation.

There is No Guarantee That You Will Receive Principal Payments on Your Certificates at any Specific Rate or on any Specific Dates	As the mortgagors make payments of interest and principal on their mortgage loans, you will receive payments. Because the mortgagors are free to make those payments faster than scheduled, you may receive distributions faster than you expected. There is no guarantee that you will receive principal payments on your certificates at any specific rate or on any specific dates.
The Yield on Your Certificates is Directly Related to the Prepayment Rate on the Related Mortgage Loans	The yield to maturity on your certificates is directly related to the rate at which the mortgagors pay principal on the related mortgage loans. Principal payments on the mortgage loans may be in the following forms:
• scheduled principal payments; and
• principal prepayments, which consist of:
• prepayments in full on a mortgage loan;
• partial prepayments on a mortgage loan; and
• liquidation principal, which is the principal recovered after foreclosing on or otherwise liquidating a defaulted mortgage loan.
Each mortgage loan in the Trust is an adjustable-rate mortgage loan. In general, each mortgage loan has an initial fixed-rate period of one, two or three months and during the initial fixed-rate period, if prevailing mortgage interest rates decline significantly below the mortgage interest rates on the mortgage loans in the Trust, the prepayment rate may increase. Penalties for early prepayment may also affect the prepayment rate. See "Description of the Mortgage Pool" in this prospectus supplement for a description of prepayment penalties imposed on the mortgage loans. General economic conditions and homeowner mobility will also affect the prepayment rate. See "Yield and Prepayment Considerations" in this prospectus supplement and "Maturity, Average Life and Prepayment Assumptions" in the prospectus. The prepayment rate may affect the yield on all of the offered certificates. However, if you have purchased a Class X Certificate, the prepayment rate will be especially important to you.

Washington Mutual Mortgage Securities Corp. is not aware of any publicly available statistics that set forth principal prepayment experience or prepayment forecasts of mortgage loans of the type included in the Trust over an extended period of time, and the experience with respect to the mortgage loans included in the Trust is insufficient to draw any conclusions with respect to the expected prepayment rates on those mortgage loans. If prevailing mortgage interest rates fall significantly, adjustable-rate mortgage loans could be subject to higher prepayment rates than if prevailing mortgage interest rates remain constant because the availability of fixed-rate mortgage loans at competitive interest rates may encourage mortgagors to refinance their mortgage loans to "lock in" lower fixed interest rates. The features of adjustable-rate mortgage loan programs during the past years have varied significantly in response to market conditions including the interest-rate environment, consumer demand, regulatory restrictions and other factors. The lack of uniformity of the terms and provisions of those adjustable-rate mortgage loan programs have made it impracticable to compile meaningful comparative data on prepayment rates and, accordingly, we cannot assure you as to the rate of prepayments on the mortgage loans in stable or changing interest rate environments.
From time to time, Washington Mutual Mortgage Securities Corp. or its servicers, including Washington Mutual Bank, may implement programs to solicit mortgagors of qualifying mortgage loans that they service for refinance, including mortgage loans underlying the certificates. While those programs will not specifically target the mortgage loans underlying the certificates for refinance, they may have the effect of accelerating the prepayment rate of those mortgage loans, which would adversely affect the yield on all classes of certificates purchased at a premium, particularly the Class X Certificates.
The Yield on Your Certificates May be Limited by Maximum Mortgage Interest Rates	Each mortgage loan has a maximum mortgage interest rate, which may prevent the mortgage interest rate on a mortgage loan from increasing, despite prevailing market interest rates. As a result, the yield on your certificates may be adversely affected.

If the Index is Replaced, the Mortgage Loan Margins May be Adjusted	If One-Year MTA is no longer available, the master servicer will choose a new index for the mortgage loans that is based on comparable information. When the master servicer chooses a new index, it will increase or decrease the margin for each mortgage loan by the difference between the average of the old index for the final three years it was in effect and the average of the replacement index for the most recent three years. The new margin for each mortgage loan will be rounded up as provided in the related mortgage note.
An Optional Termination of the Trust May Adversely Affect the Offered Certificates	When the aggregate principal balance of the mortgage loans owned by the Trust has been reduced to less than 10% of that balance as of April 1, 2005, the master servicer may repurchase all of the mortgage loans owned by the Trust, which will terminate the Trust. See "Description of the Certificates—Optional Termination of the Trust" in this prospectus supplement and "Description of the Certificates—Termination" in the prospectus. If this happens, the repurchase price paid by the master servicer will be passed through to the certificateholders. This would have the same effect as if all of the remaining mortgagors made prepayments in full on the last day of the month. Since the Class X Certificates generally receive only distributions of interest (except for interest added to their component principal balances as a result of the allocation of any Net Negative Amortization, which is then distributed to the Class X Certificates as principal), an optional termination of the Trust would adversely affect holders of those certificates. In addition, any other class of certificates purchased at a premium could be adversely affected by an optional termination of the Trust.
Even if the Index Remains Constant, the Minimum Monthly Payment on the Mortgage Loans May be Less Than the Actual Interest Due For the First Five Years, Increasing the Likelihood of Negative Amortization During the Early Years of the Mortgage Loans	Although none of the mortgage loans were in their fixed-rate period as of the Cut-Off Date, the minimum monthly payment for the entire first year following origination of the mortgage loan reflects the fixed rate in effect during that initial fixed-rate period, which will generally be lower than the fully indexed rate in effect at any time during the first year. Therefore, even if the index does not increase, the minimum monthly payment during the first five years of the mortgage loan may not be enough to pay the amount of interest due on the mortgage loan at the fully indexed rate, which is calculated based on the sum of the index and the margin.

If the mortgagor chooses to pay the minimum monthly payment rather than the other higher payment options, this will lead to an increase in the outstanding principal balance of the mortgage loan in the form of negative amortization. Even after the first year, when the minimum monthly payment may increase by 7.5%, this adjustment may not be enough to raise the minimum monthly payment to the amount necessary to pay the interest due on the mortgage loan based on the sum of the index and the margin in effect during the following year. If the new minimum monthly payment is still less than the fully indexed rate during the following year, there will continue to be negative amortization if the mortgagor chooses to pay the minimum monthly payment.
Therefore the effect of the initial fixed rate at the beginning of the life of the mortgage loan may continue to cause the minimum monthly payment to be less than the monthly interest due on the mortgage loan until the fifth anniversary of the first due date when the minimum monthly payment will be reset to a fully-amortizing payment regardless of the 7.5% limit.
Negative Amortization May Increase Losses Applied to Your Certificates	When interest due on a mortgage loan is added to the principal balance of the mortgage loan through negative amortization, the mortgaged property provides proportionally less security for the repayment of the mortgage loan. Therefore, if the mortgagor defaults on the mortgage loan there is a greater likelihood that a loss will be incurred upon the liquidation of the mortgaged property. Furthermore, the loss will be larger than would otherwise have been recognized in the absence of negative amortization. Certificateholders will bear these losses as described in "Description of the Certificates—Subordination and Allocation of Losses" in this prospectus supplement.

Allocations of Net Negative Amortization May Affect Your Yield	The amount of negative amortization, if any, with respect to all mortgage loans in a loan group for a given month will reduce the amount of interest collected on the mortgage loans in that loan group and available to be distributed as interest to the related certificates. The reduction in interest collections will be offset, in part, by applying certain prepayments received on the related mortgage loans to interest distributions on those certificates. For any distribution date, the excess, if any, of negative amortization on the mortgage loans in a loan group over the prepayments received on the mortgage loans in that loan group, or Net Negative Amortization, will be deducted from the interest payable to the related certificates as described in "Description of the Certificates—Distributions of Interest" in this prospectus supplement. The amount of the reduction of accrued interest distributable to each class of certificates attributable to Net Negative Amortization will be added to the class principal balance of that class. The increase in the class principal balance of any class of certificates will have the effect of increasing the applicable investors' exposure to realized losses on the related mortgage loans. In addition, because the allocation of principal prepayments between the senior and subordinate certificates may be determined based on the relationship between the aggregate class principal balance of the senior certificates and the aggregate class principal balance of the subordinate certificates, this method of allocating Net Negative Amortization may affect the rate and timing of distributions of principal prepayments among the classes of certificates. See "Description of the Certificates—Principal Prepayments" in this prospectus supplement
A Declining Interest Rate Environment May Accelerate the Payment on Your Certificates	If a decline in the index causes the interest due on a mortgage loan to be less than the current monthly payment, the amount of that difference will be subtracted from the outstanding principal balance of the mortgage loan and remitted to the certificateholders as principal distributions on the certificates. To the extent that these amounts are greater than the principal payments on the mortgage loans you anticipated, the principal balance of your certificates may be reduced to zero sooner than you expected.

Possession by a Subsequent Purchaser or Creditor of the Mortgage Notes and Mortgages Could Defeat the Interests of the Trust in the Mortgage Notes and Mortgages	The trustee will not have physical possession of the mortgage notes and mortgages related to the mortgage loans owned by the Trust. In addition, the trustee will not conduct any independent review or examination of the related mortgage files. Instead, to facilitate servicing and reduce administrative costs, Washington Mutual Bank fsb, a wholly-owned subsidiary of Washington Mutual Bank, the servicer of the mortgage loans, will retain possession of and will review the mortgage notes and mortgages as custodian for the Trust and financing statements will be filed evidencing the Trust's interest in the mortgage loans. The mortgage notes will not be endorsed to the Trust and no assignment of the mortgages to the Trust will be prepared. Furthermore, the mortgage notes and mortgages will not be stamped or otherwise marked to reflect the assignment to Washington Mutual Mortgage Securities Corp. and then to the Trust. If a subsequent purchaser or creditor were able to take physical possession of the mortgage notes and mortgages without knowledge of that assignment, the interests of the Trust in the mortgage notes and mortgages could be defeated. In that event, distributions to certificateholders may be adversely affected.
Rapid Prepayments Will Reduce the Yield on the Class X Certificates	The Class X Certificates generally receive only distributions of interest (except for amounts added to their component principal balances as a result of Net Negative Amortization, which is then distributed to the Class X Certificates as principal). The yield to maturity on the Class X Certificates will be extremely sensitive to the level of prepayments on the mortgage loans. The faster that the mortgage loans prepay, the less interest the Class X Certificates will receive.

The yield to maturity on the Class X Certificates will be especially sensitive to the level of prepayments on the mortgage loans with higher interest rates. For each distribution date, interest accrues on the notional amount of the Class X Certificates at an annual certificate interest rate equal to the excess, if any, of (x) the Aggregate Weighted Average Pass-Through Rate over (y) the product of (i) the weighted average of the annual certificate interest rates on the certificates (other than the Class X Certificates), adjusting the certificate interest rates on the Class A Certificates for an interest accrual period based on a year consisting of twelve thirty-day months and (ii) a fraction, the numerator of which is the aggregate class principal balance of the certificates (other than the Class X Certificates) immediately before that distribution date and the denominator of which is the aggregate principal balance of the mortgage loans as of the second preceding due date. Consequently, the higher the interest rates on the mortgage loans that prepay, the less interest the notional amount of the Class X Certificates will receive. If mortgage interest rates decline, the higher interest rate mortgage loans are more likely to be refinanced, and, therefore, prepayments in full on these mortgage loans are more likely to occur.
You should fully consider the risks associated with an investment in the Class X Certificates. If the mortgage loans prepay faster than expected or if the Trust is terminated earlier than expected, you may not fully recover your initial investment. See "Yield and Prepayment Considerations—Yield Considerations with Respect to the Class X Certificates" in this prospectus supplement for a table showing expected yields at different prepayment rates.
Changes to the Certificate Margins Will Reduce the Yield on the Class X Certificates	The certificate margins for the Class A and Class B Certificates will increase after the Clean-Up Call Option Date to the amount specified in the notes to the table on page S-5 of this prospectus supplement. Consequently, the certificate interest rate for the Class X Certificates will be reduced after that date.

The Class A and Class B Certificates Will be Sensitive to Changes in LIBOR	The Class A Certificates will receive interest at a certificate interest rate equal to the least of (x) the related Weighted Average Pass-Through Rate, (y) LIBOR plus the related margin and (z) 10.50%. The Class B Certificates will receive interest at a certificate interest rate equal to the lesser of (x) the Class B Weighted Average Pass-Through Rate and (y) LIBOR plus the related margin. Accordingly, the Class A and Class B Certificates will be sensitive to changes in LIBOR. No prediction can be made as to future levels of LIBOR. See "Description of the Certificates—Distributions of Interest" and "—Calculation of LIBOR" in this prospectus supplement.
The Class 1-A-1A, Class 1-A-1B, Class 2-A-1A, Class 2-A-1B1, Class 2-A-1B2, Class 2-A-1B3 and Class 2-A-1C Certificates May Receive Interest at a Certificate Interest Rate Lower than the Lesser of LIBOR Plus the Related Margin and 10.50%	The Class A Certificates will receive interest at a certificate interest rate equal to the least of (x) the related Weighted Average Pass-Through Rate, (y) LIBOR plus the related margin and (z) 10.50%. For any class of these certificates, the prepayment of mortgage loans with relatively higher pass-through rates may cause the related Weighted Average Pass-Through Rate to be lower than LIBOR plus the related margin, in which case the certificate interest rate for these certificates will be limited to the lesser of (i) the related Weighted Average Pass-Through Rate and (ii) 10.50%.

If on any distribution date the certificate interest rate for any class of the Class A Certificates is limited to the related Weighted Average Pass-Through Rate, a carryover shortfall amount, equal to the excess, if any, of (i) the amount of interest that would have accrued on such class at a certificate interest rate equal to the lesser of (a) LIBOR plus the related margin and (b) 10.50%, over (ii) the actual amount of interest accrued on such class for such distribution date, will be payable to such certificates, to the extent of available funds on that distribution date or future distribution dates. However, any such carryover shortfall amount will be paid on any distribution date only to the extent that there are amounts on deposit to pay such shortfalls, funded, first from payments made under the related yield maintenance agreement and, second, from interest accrued on and otherwise distributable to the Class X Certificates. Furthermore, on any distribution date the amounts available to pay such carryover shortfall amount from interest accrued on and otherwise distributable to the Class X Certificates will be paid to the Class A Certificates, pro rata based on unpaid carryover shortfall amounts. Accordingly, these carryover shortfall amounts may remain unpaid on the date of any optional termination of the Trust or the final distribution date. Except to the extent that any carryover shortfall amounts are paid to the Class A Certificates pursuant to the related yield maintenance agreement or from amounts otherwise distributable to the Class X Certificates, the holders of these Class A Certificates will be subject to the risk that interest distributable to those classes will equal the lesser of (i) the related Weighted Average Pass-Through Rate and (ii) 10.50%. See "Description of the Certificates—Distributions of Interest" in this prospectus supplement.
The Class B Certificates May Receive Interest at a Certificate Interest Rate Lower than LIBOR Plus the Related Margin	The Class B Certificates will receive interest at a certificate interest rate equal to the lesser of (x) the Class B Weighted Average Pass-Through Rate and (y) LIBOR plus the related margin. For any class of these certificates, the prepayment of mortgage loans with relatively higher pass-through rates may cause the Class B Weighted Average Pass-Through Rate to be lower than LIBOR plus the related margin, in which case the certificate interest rate for these certificates will be limited to the Class B Weighted Average Pass-Through Rate. Therefore, the holders of the Class B Certificates will be subject to the risk that interest distributable to those classes will equal the Class B Weighted Average Pass-Through Rate. See "Description of the Certificates—Distributions of Interest" in this prospectus supplement.

Payments Made Pursuant to the Yield Maintenance Agreements May Not be Sufficient to Cover Carryover Shortfall Amounts on the Class A Certificates	For any distribution date (other than the first distribution date) on which the certificate interest rate on any of the Class A Certificates is limited to the related Weighted Average Pass-Through Rate, such class of Certificates may be entitled to receive, as interest, payments pursuant to the related yield maintenance agreement. Payments under each yield maintenance agreement on any distribution date will generally equal the product of (i) a fraction, the numerator of which is the actual number of days in the accrual period and the denominator of which is 360, (ii) the excess, if any, of (x) LIBOR, subject to a maximum of 10.25%, with respect to the Group 1 Yield Maintenance Agreement, and 10.27%, with respect to the Group 2 Yield Maintenance Agreement, over (y) the related cap strike rate and (iii) the lesser of (x) the aggregate principal balance of the Group 1-A or Group 2-A Certificates, as applicable, immediately prior to such distribution date and (y) the related yield maintenance notional balance. Each yield maintenance notional balance will be calculated based upon an assumed constant prepayment rate on the related mortgage loans equal to 25% per annum. If the actual prepayment rate on the related mortgage loans is slower than the prepayment rate assumed for purposes of determining that yield notional balance, payments pursuant to the related yield maintenance agreement may not be sufficient to cover carryover shortfall amounts allocated to the applicable class of certificates that would otherwise be covered by amounts payable pursuant to the related yield maintenance agreement.
Certificates Bought at Premiums and Discounts May Receive a Lower Yield Than Expected	If you purchase a certificate at a discount from its original principal balance and the rate of principal payments is slower than you expect, your yield may be lower than you anticipate. If you purchase a certificate at a premium over its original principal balance and the rate of principal payments is faster than you expect, your yield may be lower than you anticipate.
Losses on the Mortgage Loans Will Reduce the Yield on the Certificates	The yield to maturity of the Class B-1, Class B-2, Class B-3, Class B-4, Class B-5, Class B-6, Class B-7, Class B-8 and Class B-9 Certificates will be sensitive to losses on the mortgage loans that occur after the aggregate principal balance of the Class B-10, Class B-11 and Class B-12 Certificates has been reduced to zero. Losses on the mortgage loans that occur after that time will be allocated exclusively to the Class B-1, Class B-2, Class B-3, Class B-4, Class B-5, Class B-6, Class B-7, Class B-8 and Class B-9 Certificates in reverse numerical order.

In addition, if the aggregate principal balance of the subordinate certificates has been reduced to zero, all further losses on the mortgage loans in a loan group will be allocated to the Group 1-A Certificates and the Class X PO-1 Component or the Group 2-A Certificates and the Class X PO-2 Component, as applicable, pro rata, based on their respective principal balances.
Moreover, the yield to maturity on the Class 1-A-1B Certificates may become extremely sensitive to losses on the mortgage loans in loan group 1, because the losses that would otherwise be allocated to the Class 1-A-1A Certificates will instead be allocated to the Class 1-A-1B Certificates until its class principal balance has been reduced to zero, the yield to maturity on the Class 2-A-1B1, Class 2-A-1B2 and Class 2-A-1B3 Certificates may become extremely sensitive to losses on the mortgage loans in loan group 2, because the losses that would otherwise be allocated to the Class 2-A-1A Certificates will instead be allocated pro rata to the Class 2-A-1B1, Class 2-A-1B2 and Class 2-A-1B3 Certificates until their respective class principal balances have been reduced to zero, and the yield to maturity on the Class 2-A-1C Certificates may become extremely sensitive to losses on the mortgage loans in loan group 2, because the losses that would otherwise be allocated to the Class 2-A-1B1, Class 2-A-1B2 and Class 2-A-1B3 Certificates will instead be allocated to the Class 2-A-1C Certificates until its class principal balance has been reduced to zero.
See "Description of the Certificates—Subordination and Allocation of Losses" in this prospectus supplement.
Losses on the Mortgage Loans in One Loan Group May Reduce the Yield on Senior Certificates Unrelated to That Loan Group	Because the subordinate certificates represent interests in both loan groups, the class principal balances of the subordinate certificates could be reduced to zero as a result of realized losses on the mortgage loans in either of the two loan groups. Therefore, the allocation of realized losses on the mortgage loans in either loan group to the subordinate certificates will reduce the subordination provided by the subordinate certificates to all of the senior certificates, including the senior certificates related to the loan group that did not suffer any losses. This will increase the likelihood that future realized losses may be allocated to the senior certificates related to the loan group that did not suffer those previous losses.
See "Description of the Certificates—Subordination and Allocation of Losses" in this prospectus supplement.

The Lack of Secondary Markets May Make it Difficult for You to Resell Your Certificates	The offered certificates will not be listed on any securities exchange. A secondary market for the offered certificates may not develop. If a secondary market does develop, it might not continue or it might not be sufficiently liquid to allow you to resell any of your certificates. You should not expect to be able to obtain a published quotation to sell any of the offered certificates.
The Lack of Physical Certificates for Some Certificates May Cause Delays in Payment and Cause Difficulties in Pledging or Selling Your Certificates	You will not have a physical certificate if you own a Class 1-A-1A, Class 1-A-1B, Class 2-A-1A, Class 2-A-1B1, Class 2-A-1B2, Class 2-A-1B3, Class 2-A-1C, Class X, Class B-1, Class B-2, Class B-3, Class B-4, Class B-5, Class B-6, Class B-7, Class B-8 or Class B-9 Certificate. As a result, you will be able to transfer your certificates only through The Depository Trust Company, participating organizations, including Euroclear and Clearstream, indirect participants and certain banks. The ability to pledge a certificate of one of these classes to a person that does not participate in the DTC system may be limited because of the lack of a physical certificate. In addition, you may experience some delay in receiving distributions on these certificates because the trustee will not send distributions directly to you. Instead, the trustee will send all distributions to The Depository Trust Company, which will then credit those distributions to the participating organizations. Those organizations will in turn credit accounts you have either directly with them or indirectly with them through indirect participants. Also, because investors may be unwilling to purchase certificates without delivery of a physical certificate, these certificates may be less liquid in any secondary market that may develop.

The Return on Your Certificates Could be Reduced due to the Servicemembers Civil Relief Act or any Comparable State Legislation	Following the terrorist attacks in the United States on September 11, 2001, the United States has increased its active military operations (including, most recently, significant military actions in Iraq) and has placed a substantial number of military reservists and members of the National Guard on active duty status. It is possible that the number of reservists and members of the National Guard placed on active duty status in the near future may increase. Calling reservists, members of the National Guard and civilians to active military duty may adversely affect the performance of your certificates. Under the Servicemembers Civil Relief Act (the "Relief Act"), formerly known as the Soldiers' and Sailors' Civil Relief Act of 1940, persons in active military service are provided relief from the performance of some payment obligations. The relief includes a 6.000% per annum interest rate cap on each mortgage loan, provided that the mortgage loan was obtained before the commencement of active military service. In addition, all civil court actions, such as bankruptcy and foreclosure proceedings, are delayed.
State legislation may provide similar relief for military personnel placed on active duty status. For the purpose of this prospectus supplement, references to the Relief Act include any such comparable state legislation.
The application of the interest rate cap to any mortgage loan underlying the certificates would result in certificateholders receiving less interest than they would otherwise be entitled to. The interest shortfall on any distribution date arising out of each of these mortgage loans would be equal to one month of interest on the principal balance of the mortgage loan at a rate equal to the difference between the interest rate payable by the borrower under the terms of the applicable mortgage note and 6.000%. The interest shortfall would be deducted from the interest payable to each class of certificates, pro rata, in accordance with interest accrued on each class of certificates related to that loan group for the applicable distribution date.
The effect of a delay in foreclosure proceedings with respect to any mortgage loan underlying the certificates would be to cause a loss, or increase the severity of any loss that would have otherwise occurred, upon the final liquidation of the mortgage loan. These losses would be applied first to the Class B-12, Class B-11, Class B-10, Class B-9, Class B-8, Class B-7, Class B-6, Class B-5, Class B-4, Class B-3, Class B-2 and Class B-1 Certificates, in that order, and then to the senior certificates related to the loan group on which such losses occur.

Washington Mutual Mortgage Securities Corp. is unable to determine how many of the mortgage loans underlying the certificates may be affected by application of the Relief Act in the future.
The Geographic Concentration of the Mortgaged Properties Relating to the Mortgage Loans Increases Your Exposure to Adverse Conditions in California	The geographic concentration of mortgaged properties can expose the related mortgage loans to a higher incidence of losses due to a greater susceptibility to hazards not covered by standard hazard insurance, such as hurricanes, floods, mudslides and earthquakes, than properties located in other parts of the country. Also, the geographic concentration of mortgaged properties can expose the related mortgage loans to a higher incidence of losses due to economic conditions in states that have higher concentrations of businesses in particular economic segments than the nation as a whole. Approximately 37.9% of the mortgage loans in loan group 1 and approximately 66.5% of the mortgage loans in loan group 2 (in each case, by aggregate principal balance as of April 1, 2005) are secured by mortgaged properties located in California. The high concentration of mortgage loans in California may adversely affect losses and prepayments on the mortgage loans which, in turn, would adversely affect the certificates. See Appendix B to this prospectus supplement for a table showing the geographic distribution of the mortgage loans by state.
A Loss or Delinquency on a Mortgage Loan May Have a Disproportionate Impact on the Performance of the Mortgage Pool Because the Mortgage Loans Have High Principal Balances	As of April 1, 2005, the average principal balance of the group 2 mortgage loans was approximately $631,133, and approximately 20.5% of the group 2 mortgage loans (by aggregate principal balance as of April 1, 2005) had original principal balances in excess of $1,000,000. As of April 1, 2005, the average principal balance of the group 1 mortgage loans was approximately $223,622, and each of the group 1 mortgage loans has a principal balance not exceeding the limits established by Freddie Mac in connection with Freddie Mac's mortgage loan purchase program. You should consider the risk that the loss and delinquency experience on the higher balance mortgage loans may have a disproportionate effect on the mortgage loans as a whole. A loss of the entire principal balance of one of these mortgage loans may result in a substantial realized loss, which may be allocated to the offered certificates.

THE TRUST

        The issuer of the certificates, the WaMu Mortgage Pass-Through Certificates Series 2005-AR6 Trust (the "Trust"), will be a statutory trust formed under the laws of the State of Delaware pursuant to a trust agreement between Washington Mutual Mortgage Securities Corp., as depositor, and Deutsche Bank Trust Company Delaware, as Delaware trustee. Pursuant to the pooling agreement among Washington Mutual Mortgage Securities Corp., as depositor and master servicer, Deutsche Bank National Trust Company, as trustee, and Deutsche Bank Trust Company Delaware, as Delaware trustee, a pool of mortgage loans, as described in this prospectus supplement, will be sold to the Trust on April 26, 2005 (the "Closing Date"). The mortgage notes will not be endorsed to the Trust and no assignment of the mortgages to the Trust will be prepared. Washington Mutual Bank fsb, a wholly-owned subsidiary of Washington Mutual Bank (known prior to April 4, 2005, as Washington Mutual Bank, FA), the servicer of the mortgage loans, will retain possession of and will review the mortgage notes and mortgages as custodian for the Trust and financing statements will be filed evidencing the Trust's interest in the mortgage loans. The mortgage pool will be the primary asset of the Trust. The Trust will own the right to receive all payments of principal and interest on the mortgage loans due after April 1, 2005 (the "Cut-Off Date"). In exchange for the mortgage loans and other property, the trustee will authenticate and deliver the certificates to Washington Mutual Mortgage Securities Corp. A schedule to the pooling agreement will include information about each mortgage loan, including:

  •
  the applicable loan group;

  •
  the outstanding principal balance as of the close of business on the Cut-Off Date;

  •
  the term of the mortgage loan; and

  •
  the mortgage interest rate as of the close of business on the Cut-Off Date and information about how that mortgage interest rate adjusts.

The Trust will also contain other property, including:

  •
  insurance policies related to individual mortgage loans, if applicable;

  •
  any property that Washington Mutual Mortgage Securities Corp. acquires after the Cut-Off Date as a result of foreclosure or threatened foreclosure of a mortgage loan;

  •
  the rights of the Trust under the yield maintenance agreements; and

  •
  amounts held in the Certificate Account (as described on page 30 of the accompanying prospectus).

        The pooling agreement permits Washington Mutual Mortgage Securities Corp., as the master servicer, to place funds that would otherwise be held in the Certificate Account into an Investment Account and invest them in Eligible Investments for its own benefit, before those funds are to be distributed to certificateholders.

DESCRIPTION OF THE MORTGAGE POOL*

        *  The description of the mortgage pool and the mortgaged properties in this section and in Appendix B is based on the mortgage loans as of the close of business on the Cut-Off Date, after deducting the scheduled principal payments due on or before that date, whether or not actually received. All references in this prospectus supplement to "principal balance" refer to the principal balance as of the Cut-Off Date, unless otherwise specifically stated or required by the context. Due to rounding, percentages may not sum to 100%. References to percentages of mortgage loans refer in each case to the percentage of the aggregate principal balance of the mortgage loans in the related loan group or in the aggregate, as applicable, based on the outstanding principal balances of the mortgage loans after giving effect to scheduled monthly payments due on or before the Cut-Off Date. References to weighted averages refer in each case to weighted averages by principal balance as of the Cut-Off Date of the related mortgage loans determined in the same way as described in the previous sentence. Before the issuance of the certificates, mortgage loans may be removed from the mortgage pool as a result of Payoffs, delinquencies or otherwise. If that happens, other mortgage loans may be included in the mortgage pool. Washington Mutual Mortgage Securities Corp. believes that the information in this prospectus supplement for the mortgage pool is representative of the characteristics of the mortgage pool as it will actually be constituted when the certificates are issued, although the range of mortgage interest rates and other characteristics of the mortgage loans in the mortgage pool may vary. See "—Additional Information" in this prospectus supplement.

        The mortgage pool will consist of 5,713 mortgage loans that will have an aggregate principal balance as of the Cut-Off Date, after deducting payments due on or before that date, of approximately $3,167,184,178. The group 1 loans and group 2 loans will have an aggregate principal balance as of the Cut-Off Date, after deducting payments due on or before that date, of approximately $240,617,489 and $2,926,566,689, respectively.

        The mortgage loans are secured by first mortgages or first deeds of trust or other similar security instruments creating first liens on fee simple or leasehold interests in one- to four-family residential properties or, shares of stock relating to cooperative apartments. These mortgaged properties, which may include detached homes, duplexes, townhouses, individual condominium units, individual units in planned unit developments and other attached dwelling units that are part of buildings consisting of more than four units (so long as the mortgaged property (other than cooperative apartments) consists of no more than four units), have the additional characteristics described below, in Appendix B to this prospectus supplement and in the prospectus.

        As of the Cut-Off Date, approximately 0.3% of the borrowers are obligated on more than one mortgage loan underlying the certificates. As of the Cut-Off Date, the maximum number of mortgage loans related to a single borrower is four and mortgage loans related to any single borrower represent at most approximately 0.08% of the mortgage loans by principal balance.

        Each mortgage loan will have a first payment date during the period from May 2004 through April 2005, inclusive, and will have an original term to maturity of not more than 40 years. All of the mortgage loans will have principal and interest payable on the first day of each month (the "Due Date").

        Each mortgage loan will be a conventional mortgage loan evidenced by a mortgage note. After an initial fixed-rate period for some of the mortgage loans of one, two or three months, the mortgage interest rate on each mortgage loan will be adjusted monthly to equal the sum of the Index (as defined below) and the per annum rate specified in the applicable mortgage note (the "Margin"), rounded to the nearest 0.001%. The Margin for each mortgage loan may change if the initial Index is replaced. See "The Index" in this prospectus supplement. In addition, adjustments to the mortgage interest rate for each mortgage loan are subject to a lifetime maximum interest rate (a "Rate Ceiling"). The minimum interest rate for each mortgage loan is its related Margin.

        Each mortgage loan was originated with an initial fixed-rate period of one, two or three months. As of the Cut-Off Date, none of the mortgage loans were still in their one, two or three month fixed-rate period.

        Each mortgage loan allows the related mortgagor to choose, each month, one of several payment options, which may include an amount less than, equal to or greater than a fully-amortizing monthly payment. The "Minimum Monthly Payment" is the minimum monthly payment required to be paid by the mortgagor pursuant to the terms of the mortgage note. In general, when the Minimum Monthly Payment is less than the amount of interest due that month (which is calculated each month as the sum of the Index and the Margin), the mortgagor will have the option to pay the actual amount of interest due that month. Likewise, whenever the Minimum Monthly Payment is less than a fully-amortizing monthly payment, the mortgagor will be given the option to pay that fully-amortizing amount. Finally, the mortgagor will have the option of paying a monthly payment that would amortize the mortgage loan in 15 years, rather than the 30-year or 40-year term of the mortgage loan.

        The initial Minimum Monthly Payment for each mortgage loan is the amount which will fully amortize the mortgage loan at its initial fixed interest rate (which will generally be lower than the sum of the Index and Margin) in equal monthly installments over its remaining term to maturity. The Minimum Monthly Payment for each mortgage loan will adjust annually, and on any Due Date on which the principal balance of the mortgage loan would otherwise exceed 110% (in the case of approximately 5.6% of the mortgage loans, as of the Cut-Off Date) or 125% (in the case of approximately 94.4% of the mortgage loans, as of the Cut-Off Date) of its original principal balance, to an amount which will fully amortize the mortgage loan at the then current mortgage interest rate in equal monthly installments over its remaining term to maturity. The Minimum Monthly Payment may not, however, increase or decrease on any adjustment date by an amount greater than 7.5% of the Minimum Monthly Payment in effect immediately before that adjustment date (the "Payment Cap"), provided that this 7.5% limitation does not apply to the adjustment made on the fifth anniversary of the first Due Date and each fifth anniversary thereafter or if the principal balance of the mortgage loan would otherwise exceed 110% or 125%, as applicable, of its original principal balance. The final payment on each mortgage loan also is not subject to any limit on the change in the Minimum Monthly Payment. Depending on the amount and timing of increases to the principal balance of a mortgage loan due to negative amortization, the final payment on that mortgage loan may be substantially larger than the immediately preceding Minimum Monthly Payment.

        Since the mortgage interest rate on each mortgage loan adjusts monthly and the Minimum Monthly Payment adjusts annually, subject to the limitations described above, and since the Minimum Monthly Payment may not be increased on most adjustment dates by an amount greater than 7.5%, increases in the Index will cause a larger portion of the monthly payment to be allocated to interest and a smaller portion to principal. In some cases, the interest due on the mortgage loan may exceed the monthly payment. Any such excess will be added to the outstanding principal balance of the mortgage loan in the form of "negative amortization." Decreases in the Index, on the other hand, will cause a larger portion of the monthly payment to be allocated to principal and a smaller portion to interest.

        Although none of the mortgage loans were in their fixed-rate period as of the Cut-Off Date, the Minimum Monthly Payment for the entire first year of the mortgage loan following origination reflects the fixed rate in effect during that initial fixed-rate period, which will generally be lower than the fully indexed rate in effect at any time during the first year. Therefore, even if the Index does not increase, the Minimum Monthly Payment during the first five years of the mortgage loan may not be enough to pay the amount of interest due on the mortgage loan at the fully indexed rate, which is calculated based on the sum of the Index and the Margin. If the mortgagor chooses to pay the Minimum Monthly Payment rather than the other higher payment options, this will lead to an increase in the outstanding principal balance of the mortgage loan in the form of negative amortization. Even after the first year, when the Minimum Monthly Payment may increase by 7.5%, this adjustment may not be enough to raise the Minimum Monthly Payment to the amount necessary to pay the interest due on the mortgage loan based on the sum of the Index and the Margin in effect during the following year. If the new Minimum Monthly Payment is still less than the fully indexed rate during the following year, there will continue to be negative amortization if the mortgagor chooses to pay only the Minimum Monthly Payment. Therefore the effect of the initial fixed rate at the beginning of the life of the mortgage loan may continue to cause the Minimum Monthly Payment to be less than the monthly interest due on the mortgage loan until the fifth anniversary of the first Due Date when the Minimum Monthly Payment will be reset to a fully-amortizing payment.

        In addition, for any month, if the master servicer receives a payment on a mortgage loan that is less than the Minimum Monthly Payment or if no payment is received at all, the master servicer will advance its own funds to cover the difference between the Minimum Monthly Payment scheduled to be received and the amount actually received with respect to that mortgage loan. However, the master servicer will not be required to make such advances if it determines that those advances will not be recoverable from future payments or collections on that mortgage loan. As a result, if the interest due on the mortgage loan exceeds the Minimum Monthly Payment, the excess will be added to the principal balance of the mortgage loan in the form of negative amortization.

        All of the mortgage loans are assumable to the extent provided in the related mortgage note. The mortgage note for each mortgage loan provides that if the mortgage loan is assumed, the Rate Ceiling following the assumption will be the greater of (i) the original Rate Ceiling for the mortgage loan or (ii) the interest rate in effect for the mortgage loan at the time of assumption plus five percentage points.

        The mortgage loans sold to the WaMu Mortgage Pass-Through Certificates Series 2005-AR6 Trust were purchased by Washington Mutual Mortgage Securities Corp. directly from Washington Mutual Bank, an affiliate of Washington Mutual Mortgage Securities Corp.

Loan Group 1

        The group 1 loans consist of 1,076 mortgage loans with an aggregate principal balance as of the Cut-Off Date of approximately $240,617,489.

        None of the group 1 loans will be buydown loans. Some of the risks of loss on some group 1 loans will be covered up to specified limits by primary insurance policies. As of the Cut-Off Date, approximately 15.8% of the group 1 loans were covered by a primary insurance policy. All of the group 1 loans with original loan-to-value ratios as of the Cut-Off Date in excess of 80% were covered by a primary insurance policy.

        As of the Cut-Off Date, approximately 91.8% of the group 1 loans impose penalties for early prepayments in full. The prepayment penalty is in effect from one to three years after the origination of those mortgage loans. In addition, approximately 3.1% of the group 1 loans impose prepayment penalties for partial prepayments during the first 30 months of each such mortgage loan. Prepayment penalties will not be paid to certificateholders.

        The principal balances of the group 1 loans will not exceed the limits established by Freddie Mac in connection with Freddie Mac's mortgage loan purchase program.

        See Appendix B for a detailed description of the group 1 loans.

Loan Group 2

        The group 2 loans consist of 4,637 mortgage loans with an aggregate principal balance as of the Cut-Off Date of approximately $2,926,566,689.

        None of the group 2 loans will be buydown loans. Some of the risks of loss on some group 2 loans will be covered up to specified limits by primary insurance policies. As of the Cut-Off Date, approximately 1.0% of the group 2 loans were covered by a primary insurance policy. All of the group 2 loans with original loan-to-value ratios as of the Cut-Off Date in excess of 80% were covered by a primary insurance policy.

        As of the Cut-Off Date, approximately 86.5% of the group 2 loans impose penalties for early prepayments in full. The prepayment penalty is in effect from one to three years after the origination of those mortgage loans. In addition, approximately 0.8% of the group 2 loans impose prepayment penalties for partial prepayments during the first 30 months of each such mortgage loan. Prepayment penalties will not be paid to certificateholders.

        See Appendix B for a detailed description of the group 2 loans.

The Index

        The index for the mortgage loans (the "Index") is a per annum rate equal to the twelve-month moving average monthly yield on United States Treasury Securities adjusted to a constant maturity of one year ("One-Year MTA"), as published by the Federal Reserve Board in the Federal Reserve Statistical Release "Selected Interest Rates (H.15)", determined by averaging the monthly yields for the most recently available twelve months. The One-Year MTA figure used for each interest rate adjustment date will be the most recent One-Year MTA figure available as of fifteen days before that date.

        If One-Year MTA is no longer available, the master servicer will choose a new Index that is based on comparable information. When the master servicer chooses a new Index, it will increase or decrease the Margin on each mortgage loan by the difference between the average of One-Year MTA for the final three years it was in effect and the average of the replacement index for the most recent three years. The Margin will be increased by that difference if the average of One-Year MTA is greater than the average of the replacement index, and the Margin will be decreased by that difference if the average of the replacement index is greater than the average of One-Year MTA. The new Margin will be rounded up as provided in the related mortgage note.

        Listed below are some historical values of One-Year MTA since 2000. The values of One-Year MTA shown are intended only to provide an historical summary of the movements in the One-Year MTA and may not be indicative of future rates. No assurances can be given as to the value of One-Year MTA on any interest rate adjustment date or during the life of any mortgage loan.

Month	2005	2004	2003	2002	2001	2000
January	2.022%	1.234%	1.935%	3.260%	5.999%	5.212%
February	2.171%	1.229%	1.858%	3.056%	5.871%	5.338%
March	2.347%	1.225%	1.747%	2.912%	5.711%	5.458%
April		1.238%	1.646%	2.787%	5.530%	5.580%
May		1.288%	1.548%	2.668%	5.318%	5.703%
June		1.381%	1.449%	2.553%	5.102%	5.793%
July		1.463%	1.379%	2.414%	4.897%	5.880%
August		1.522%	1.342%	2.272%	4.671%	5.962%
September		1.595%	1.302%	2.180%	4.395%	6.035%
October		1.677%	1.268%	2.123%	4.088%	6.083%
November		1.773%	1.256%	2.066%	3.763%	6.128%
December		1.887%	1.244%	2.002%	3.481%	6.108%

Additional Information

        Appendix B contains important information about the mortgage loans in each loan group, including:

  •
  the mortgage interest rates, the Pass-Through Rates and the original principal balances of the mortgage loans;

  •
  the Margins, the interest rate floors and the Rate Ceilings;

  •
  the years in which initial monthly payments on the mortgage loans are due;

  •
  the first interest rate adjustment dates on the mortgage loans;

  •
  the loan-to-value ratios of the mortgage loans as of the Cut-Off Date;

  •
  the types of mortgaged properties;

  •
  the geographic distribution by state of the mortgaged properties;

  •
  the scheduled maturity years of the mortgage loans;

  •
  the original terms to maturity of the mortgage loans;

  •
  the number of mortgage loans originated under full documentation or reduced documentation programs;

  •
  the stated owner occupancy status of the mortgaged properties when the mortgage loans were originated;

  •
  the mortgagor's purpose of financing; and

  •
  the credit score ranges.

        The credit score tables appearing in Appendix B show the credit scores, if any, that the originators or underwriters of the mortgage loans collected for the mortgagors. Third-party credit reporting organizations provide credit scores as an aid to lenders in evaluating the creditworthiness of borrowers. Although different credit reporting organizations use different methodologies, higher credit scores indicate greater creditworthiness. Credit scores do not necessarily correspond to the probability of default over the life of the related mortgage loan because they reflect past credit history, rather than an assessment of future payment performance. In addition, the credit scores shown were collected from a variety of sources over a period of weeks, months or longer, and the credit scores do not necessarily reflect the credit scores that would be reported as of the date of this prospectus supplement. Credit scores also only indicate general consumer creditworthiness, and credit scores are not intended to specifically apply to mortgage debt. Therefore, credit scores should not be considered as an accurate predictor of the likelihood of repayment of the related mortgage loans.

        The pooling agreement will be available to purchasers of the certificates through a Current Report on Form 8-K that will be filed with the Securities and Exchange Commission within fifteen days after the initial issuance of the certificates. If mortgage loans are removed from or added to the mortgage pool as described in the footnote on page S-31, that removal or addition will be noted in the Current Report on Form 8-K.

DESCRIPTION OF THE CERTIFICATES

General

        The certificates will be issued pursuant to the pooling agreement to be dated as of the Cut-Off Date among Washington Mutual Mortgage Securities Corp., as depositor and master servicer, Deutsche Bank National Trust Company, as trustee, and Deutsche Bank Trust Company Delaware, as Delaware trustee. A form of the pooling agreement is filed as an exhibit to the registration statement of which this prospectus supplement is a part. The prospectus contains important additional information regarding the terms and conditions of the pooling agreement and the certificates. The offered certificates will not be issued unless they receive the ratings from Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. ("S&P"), and Moody's Investors Service, Inc. ("Moody's") indicated under "Certificate Ratings" in this prospectus supplement. As of the Closing Date, the offered certificates, other than the Class B-4, Class B-5, Class B-6, Class B-7, Class B-8 and Class B-9 Certificates, will qualify as "mortgage related securities" within the meaning of the Secondary Mortgage Market Enhancement Act of 1984.

        The pooling agreement obligates the master servicer to make advances when payments on the mortgage loans are delinquent and other conditions are met, as described in this prospectus supplement under "—Advances."

        The WaMu Mortgage Pass-Through Certificates, Series 2005-AR6 will consist of the following classes:

• Class 1-A-1A	• Class B-1	• Class B-9
• Class 1-A-1B	• Class B-2	• Class B-10
• Class 2-A-1A	• Class B-3	• Class B-11
• Class 2-A-1B1	• Class B-4	• Class B-12
• Class 2-A-1B2	• Class B-5	• Class R
• Class 2-A-1B3	• Class B-6
• Class 2-A-1C	• Class B-7
• Class X	• Class B-8

        Collectively, the certificates will represent all beneficial interests in the property owned by the Trust, legal title to which will be held by the Trust. The certificates will have the following designations:

Group 1-A Certificates	Class 1-A-1A and Class 1-A-1B Certificates.
Group 2-A Certificates	Class 2-A-1A, Class 2-A-1B1, Class 2-A-1B2, Class 2-A-1B3 and Class 2-A-1C Certificates.
Class A Certificates	Group 1-A and Group 2-A Certificates.
Group 1 Senior Certificates or Group 1 Certificates	Group 1-A and Class R Certificates and, to the extent derived from payments from loan group 1, the Class X Certificates.
Group 2 Senior Certificates or Group 2 Certificates	Group 2-A Certificates and, to the extent derived from payments from loan group 2, the Class X Certificates.
Senior Certificates	Group 1 Senior and Group 2 Senior Certificates.
Senior Subordinate Certificates	Class B-1, Class B-2, Class B-3, Class B-4, Class B-5, Class B-6 Class B-7, Class B-8 and Class B-9 Certificates.
Junior Subordinate Certificates	Class B-10, Class B-11 and Class B-12 Certificates.

Class B or Subordinate Certificates	Senior Subordinate and Junior Subordinate Certificates. The Class B Certificates are the subordinate certificates for the Group 1 and Group 2 Certificates and, therefore, as used in this prospectus supplement, their "related loan group" includes the group 1 and group 2 loans.
Certificate Group	Group 1 Certificates or Group 2 Certificates.
Residual Certificates	Class R Certificates.
Regular Certificates	All classes of certificates other than the Class R Certificates.
LIBOR Certificates	Class A and Class B Certificates.
Physical Certificates	Junior Subordinate and Class R Certificates.
Book-Entry Certificates	All classes of certificates other than the Physical Certificates.

        Only the Senior and the Senior Subordinate Certificates, called the offered certificates, are offered by this prospectus supplement. The Junior Subordinate Certificates are not offered by this prospectus supplement.

        The "Class Principal Balance" for any Distribution Date (as defined in this prospectus supplement) and for any class of certificates or the Class X PO-1 and Class X PO-2 Components (as defined below), as applicable, will equal the aggregate amount of principal to which it is entitled on the Closing Date, reduced by all distributions of principal to that class or component, as applicable, and all allocations of losses required to be borne by that class or component, as applicable, before that Distribution Date and increased by the portion of the aggregate Net Negative Amortization (as defined in "—Distributions of Interest" in this prospectus supplement) allocated to that class or component, as applicable, as described in "—Distributions of Interest" in this prospectus supplement. See "Description of the Mortgage Pool" in this prospectus supplement.

        The "Certificate Principal Balance" for any certificate will be the portion of the corresponding Class Principal Balance that it represents; provided, however, that each Class X Certificate will represent a portion of the Class X PO-1 and Class X PO-2 Principal Balances (as described in "—Distributions of Interest—Class X Notional Amount and Class X Principal Balance" in this prospectus supplement) equal to its percentage interest in the notional amount of the Class X Certificates.

        Solely for purposes of calculating distributions of principal and interest and the allocation of losses realized on the mortgage loans, the Class X Certificates will be deemed to be comprised of an interest-only component, and two principal-only components, the "Class X PO-1 Component" and the "Class X PO-2 Component" (together, the "Class X PO Components"). The Class X Certificates will accrue interest on the Class X Notional Amount, calculated as described in this prospectus supplement under "—Distributions of Interest—Class X Notional Amount and Class X Principal Balance." In addition, the Class X Certificates will have a principal balance, which will equal the aggregate Class Principal Balance of the Class X PO-1 and the Class X PO-2 Components and which will initially equal zero. In the event that interest accrued on the Class X Notional Amount is reduced as a result of Net Negative Amortization, such amount will be added as principal to the outstanding component principal balance of the Class X PO-1 or Class X PO-2 Component, as applicable, in an amount equal to the amount of Net Negative Amortization attributable to the mortgage loans in the related loan group. The holders of the Class X Certificates will be entitled to receive principal and interest distributions on any Distribution Date to the extent of the amount of interest and principal distributed with respect to the Class X Notional Amount and the Class X Principal Balance, respectively. Interest will not accrue with respect to the Class X Principal Balance.

        The Senior Certificates related to each loan group will comprise approximately 90.50% of the principal balance of the applicable loan group. The Senior Subordinate Certificates will comprise approximately 7.65%, and the Junior Subordinate Certificates will comprise approximately 1.85% of the aggregate principal balance of the group 1 and group 2 loans as of the Cut-Off Date.

        The offered certificates, other than the Class X and Class R Certificates, are each offered in minimum denominations equivalent to not less than $25,000 each and multiples of $1 in excess of that amount.

        The Class X Certificates are offered in minimum denominations equivalent to not less than $100,000 initial Class X Notional Amount each and multiples of $1 in excess of that amount.

        The Class R Certificates will have an initial Class Principal Balance of $100 and will be offered in registered, certificated form in a single denomination of a 99.99% percentage interest. The remaining 0.01% percentage interest of the Class R Certificates will be retained by Washington Mutual Mortgage Securities Corp. as described in this prospectus supplement under "Certain Federal Income Tax Consequences."

Book-Entry Registration

        Each class of Book-Entry Certificates will initially be represented by a single certificate registered in the name of Cede & Co. ("Cede"), a nominee of The Depository Trust Company, New York, New York ("DTC"). Cede will be the record holder of the Book-Entry Certificates, but references to "Book-Entry Certificateholders" should be understood to be references to the persons on whose account DTC will be causing Cede to hold the Book-Entry Certificates. No Book-Entry Certificateholder will be entitled to receive a registered certificate. Unless registered certificates are issued under the limited circumstances described in this prospectus supplement, all references to actions by Book-Entry Certificateholders refer to actions taken by DTC participants as described below, and all references in this prospectus supplement to distributions, notices, reports, and statements to Book-Entry Certificateholders refer to distributions, notices, reports, and statements to Cede, as the registered holder of those certificates, for distribution to Book-Entry Certificateholders in accordance with DTC procedures.

        Certificateholders may hold their Book-Entry Certificates through DTC, if they are DTC participants, or indirectly through organizations that are DTC participants, including Euroclear Bank S.A./N.V. ("Euroclear") or Clearstream Banking, société anonyme ("Clearstream"), as described below. Transfers between DTC participants will occur in accordance with DTC rules. Cede, as nominee of DTC, will be the named certificateholder of the registered certificates for the Book-Entry Certificates. Euroclear and Clearstream will hold omnibus positions on behalf of their participants through customers' securities accounts in Euroclear's and Clearstream's names on the books of their respective depositaries which in turn will hold the positions in customers' securities accounts in the depositaries' names on the books of DTC.

        DTC has advised Washington Mutual Mortgage Securities Corp. that it is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended.

        DTC holds securities that its participants deposit with DTC. DTC also facilitates the settlement among DTC participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in DTC participants' accounts, which eliminates the need for physical movement of securities. DTC participants include the underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and similar organizations. Indirect access to the DTC system is also available to other entities, referred to as indirect DTC participants, such as banks, brokers, dealers, and trust companies that clear through or maintain a custodial relationship with a DTC participant, either directly or indirectly.

        Certificateholders that are not DTC participants or indirect DTC participants but desire to purchase, sell, or otherwise transfer ownership of or other interests in Book-Entry Certificates may do so only through DTC participants and indirect DTC participants. In addition, unless registered certificates are issued, certificateholders will receive all distributions of principal and interest on the Book-Entry Certificates through DTC participants. Under a book-entry format, certificateholders will receive payments after the related Distribution Date because, although payments are required to be forwarded to Cede, as nominee for DTC, on each Distribution Date, DTC will forward payments to DTC participants, which will then be required to forward them to indirect DTC participants or certificateholders. Payments on certificates held through Euroclear or Clearstream will be credited to the cash accounts of Euroclear participants or Clearstream participants in accordance with the relevant system's rules and procedures, to the extent received by the relevant depositary. The payments will be subject to tax reporting in accordance with relevant United States tax laws and regulations.

        It is anticipated that the sole "Certificateholder" (as that term is used in the pooling agreement) for each class of Book-Entry Certificates will be Cede, as nominee of DTC, and that Book-Entry Certificateholders will not be recognized by the trustee as certificateholders under the pooling agreement. Book-Entry Certificateholders will be permitted to exercise the rights of certificateholders under the pooling agreement only indirectly through DTC participants, who in turn will exercise their rights through DTC.

        Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers among DTC participants on whose behalf it acts for the Book-Entry Certificates and is required to receive and transmit payments of principal and interest, if any, on the Book-Entry Certificates. DTC participants and indirect DTC participants with whom Book-Entry Certificateholders have accounts for the Book-Entry Certificates similarly are required to make book-entry transfers and receive and transmit payments on behalf of their respective Book-Entry Certificateholders. Accordingly, although owners of Book-Entry Certificates will not possess registered certificates, the DTC rules provide a mechanism by which owners of the Book-Entry Certificates through their DTC participants will receive payments and will be able to transfer their interest.

        DTC can only act on behalf of DTC participants, who in turn act on behalf of indirect DTC participants and certain banks. Therefore, the ability of a Book-Entry Certificateholder to pledge Book-Entry Certificates to persons or entities that do not participate in the DTC system, or to take other actions in respect of Book-Entry Certificates, may be limited due to the lack of a physical certificate for Book-Entry Certificates.

        Neither DTC, Cede nor any other DTC nominee will consent or vote for the Book-Entry Certificates. Rather, DTC will assign Cede's consenting or voting rights to those DTC participants to whose accounts the Book-Entry Certificates are credited at the relevant time. The Euroclear Operator or Clearstream, as the case may be, will take any other action permitted to be taken by certificateholders under the pooling agreement on behalf of a Euroclear participant or Clearstream participant only in accordance with its relevant rules and procedures and subject to the ability of the relevant depositary to effect the actions on its behalf through DTC.

        The Book-Entry Certificates are only offered for sale in the United States. To the extent that non-United States persons acquire a beneficial interest in any of the Book-Entry Certificates, however, they will be able to hold through Euroclear or Clearstream. Euroclear and Clearstream will hold interests on behalf of their participants through customers' securities accounts in Euroclear's and Clearstream's names on the books of the depositaries that serve Euroclear and Clearstream. Those depositaries, in turn, will hold those interests in customers' securities accounts in the depositaries' names on the books of DTC.

        Euroclear advises that it was created in 1968 to hold securities for participants of Euroclear and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in many currencies, including United States dollars and Japanese yen. Euroclear provides various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described below.

        The Euroclear system is operated by Euroclear Bank S.A./N.V. (the "Euroclear Operator"), under contract with Euroclear Clearance System plc, a U.K. corporation (the "Euroclear Clearance System"). The Euroclear Operator conducts all operations, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Euroclear Clearance System. The Euroclear Clearance System establishes policy for Euroclear on behalf of Euroclear participants. Euroclear participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly. Euroclear is an indirect participant in DTC.

        The Euroclear Operator is a Belgian bank. The Belgian Banking Commission and the National Bank of Belgium regulate and examine the Euroclear Operator.

        The terms and conditions governing use of Euroclear and the related operating procedures of Euroclear and applicable Belgian law govern securities clearance accounts and cash accounts with the Euroclear Operator. Specifically, these terms and conditions govern:

  •
  transfers of securities and cash within Euroclear;

  •
  withdrawal of securities and cash from Euroclear; and

  •
  receipts of payments with respect to securities in Euroclear.

        All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the terms and conditions only on behalf of Euroclear participants and has no record of or relationship with persons holding securities through Euroclear participants.

        Distributions with respect to Book-Entry Certificates held beneficially through Euroclear will be credited to the cash accounts of Euroclear participants in accordance with the Euroclear Terms and Conditions, to the extent received by the Euroclear Operator and by Euroclear.

        Clearstream was incorporated as a limited liability company under Luxembourg law. Clearstream is owned by Deutsche Börse AG, the shareholders of which are banks, securities dealers and financial institutions.

        Clearstream holds securities for its customers and facilitates the clearance and settlement of securities transactions between Clearstream customers through electronic book-entry changes in accounts of Clearstream customers, thus eliminating the need for physical movement of certificates. Clearstream provides to its customers, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities, securities lending and borrowing and collateral management. Clearstream interacts with domestic markets in a number of countries. Clearstream has established an electronic bridge with the Euroclear Operator to facilitate settlement of trades between Clearstream and Euroclear.

        As a registered bank in Luxembourg, Clearstream is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector. Clearstream customers are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. In the United States, Clearstream customers are limited to securities brokers and dealers and banks, and may include the underwriters for the Book-Entry Certificates. Other institutions that maintain a custodial relationship with a Clearstream customer may obtain indirect access to Clearstream. Clearstream is an indirect participant in DTC.

        Distributions with respect to the Book-Entry Certificates held beneficially through Clearstream will be credited to cash accounts of Clearstream customers in accordance with its rules and procedures, to the extent received by Clearstream.

        Title to book-entry interests in the Book-Entry Certificates will pass by book-entry registration of the transfer within the records of Euroclear, Clearstream or DTC, as the case may be, in accordance with their respective procedures. Book-entry interests in the Book-Entry Certificates may be transferred within Euroclear and within Clearstream and between Euroclear and Clearstream in accordance with procedures established for these purposes by Euroclear and Clearstream. Book-entry interests in the Book-Entry Certificates may be transferred within DTC in accordance with procedures established for this purpose by DTC. Transfers of book-entry interests in the Book-Entry Certificates between Euroclear and Clearstream and DTC may be effected in accordance with procedures established for this purpose by Euroclear, Clearstream and DTC.

        Initial settlement for the Book-Entry Certificates will be made in immediately available funds. Secondary market trading between DTC participants will occur in the ordinary way in accordance with DTC rules and will be settled in immediately available funds. Secondary market trading between Euroclear participants and/or Clearstream participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Euroclear and Clearstream and will be settled using the procedures applicable to conventional Eurobonds in immediately available funds.

        Cross-market transfers between persons holding directly or indirectly through DTC on the one hand, and directly or indirectly through Euroclear or Clearstream participants, on the other, will be effected by DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its respective depositary in the United States. However, those cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its U.S. depository to take action to effect final settlement on its behalf by delivering or receiving Book-Entry Certificates to or from DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear participants and Clearstream participants may not deliver instructions directly to their respective depositaries in the United States.

        Because of time-zone differences, credits of Book-Entry Certificates received in Euroclear or Clearstream as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. These credits or any transactions in such Book-Entry Certificates settled during such processing will be reported to the relevant Euroclear or Clearstream participants on that business day. Cash received in Euroclear or Clearstream as a result of sales of Book-Entry Certificates by or through a Euroclear participant or a Clearstream participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Euroclear or Clearstream cash account only as of the business day following settlement in DTC.

        Although DTC, Euroclear and Clearstream have agreed to the foregoing procedures in order to facilitate transfers of certificates among participants of DTC, Euroclear and Clearstream, they are under no obligation to perform or continue to perform the procedures and the procedures may be discontinued at any time. See "Appendix C" to this prospectus supplement.

        For a discussion of the federal income tax consequences for non-United States persons, see Appendix C to this prospectus supplement.

Definitive Certificates

        The Book-Entry Certificates will be issued in fully registered, certificated form to certificateholders or their nominees, rather than to DTC or its nominee, only if:

  •
  DTC advises the trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to the Book-Entry Certificates and the trustee or Washington Mutual Mortgage Securities Corp. is unable to locate a qualified successor;

  •
  Washington Mutual Mortgage Securities Corp., with the consent of the related DTC participants, elects to terminate the book-entry system through DTC; or

  •
  after the occurrence of an event of default under the pooling agreement, certificateholders of Book-Entry Certificates evidencing not less than 66 2/3% of the aggregate outstanding Certificate Principal Balance advise the trustee and DTC through DTC participants in writing that the continuation of a book-entry system through DTC (or its successor) is no longer in the best interest of the certificateholders.

        If any of the above events occur, DTC is required to notify all DTC participants of the availability of registered certificates. When DTC surrenders its physical certificates and provides instructions for re-registration, the trustee will issue registered certificates to replace the Book-Entry Certificates. After that happens, the trustee will recognize the holders of those registered certificates as certificateholders under the pooling agreement.

        The trustee or its paying agent, if any, will make distributions of principal and interest on the registered certificates directly to holders of those registered certificates in accordance with the pooling agreement procedures described in this prospectus supplement. Distributions of principal and interest on each Distribution Date will be made to holders in whose names certificates were registered at the close of business on the related record date. Distributions will be made by wire transfer in immediately available funds for the account of each holder or, if a holder has not provided wire instructions, by check mailed to the address of the holder as it appears on the register maintained by the certificate registrar. The final payment on any certificate will be made only on presentation and surrender of the certificate at the offices of the trustee or its agent or such office or agency as is specified in the notice of final distribution to holders of certificates being retired. When the trustee receives notice from the master servicer that it believes the remaining unpaid principal balance of a class of certificates will be distributable on the next Distribution Date, the trustee is required to provide notice to registered certificateholders of that class not later than the eighteenth day of the month in which that class will be retired.

        Registered certificates will be transferable and exchangeable at the office or agency of the trustee in New York City. A reasonable service charge may be imposed for any registration of transfer or exchange, and the trustee or its agent may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection with registration of transfer or exchange.

Priority of Distributions

        Beginning in May 2005, on the 25th day of each month, or if the 25th day is not a business day, on the immediately following business day (each, a "Distribution Date"), distributions will be made to the certificateholders in the order and priority as follows:

  (a)
  with respect to the Group 1 and Group 2 Certificates, before the Credit Support Depletion Date (as defined in this prospectus supplement), to the extent of the Available Distribution Amount (as defined in this prospectus supplement) for loan group 1 and loan group 2 for that Distribution Date and, solely with respect to clause (a)(iv)(a), amounts paid pursuant to the related Yield Maintenance Agreement:

  (i)
  first, to the Group 1-A, Group 2-A, Class X and Class R Certificates, pro rata, accrued and unpaid interest at their respective certificate interest rate on their respective Class Principal Balance or the Class X Notional Amount, as applicable; provided, however, that, notwithstanding the foregoing, amounts to be distributed to the Class X Certificates in respect of accrued interest (after giving effect to any Net Negative Amortization allocated to the Class X Certificates and any shortfall in interest collections resulting from Curtailments (as defined in this prospectus supplement), timing of Payoffs (to the extent not covered by compensating interest) and the Relief Act allocated to the Class X Certificates) (the "Class X Distributable Interest") will be reduced to the extent necessary to pay any Carryover Shortfall Amount not covered by the related Yield Maintenance Agreement (as defined in "—Distributions of Interest—Carryover Shortfall Amount" in this prospectus supplement) to the Group 1-A and Group 2-A Certificates, as applicable, pursuant to clause (a)(iv)(b) below;

    (ii)
    second, to the extent of the Available Distribution Amount for loan group 1, to the Class R Certificates, as principal, until the Class R Principal Balance has been reduced to zero;

    (iii)
    third, concurrently:

    (a)
    to the Group 1-A Certificates and the Class X PO-1 Component, as principal, the Group 1 Senior Principal Distribution Amount, in the order described in "—Distributions of Principal—Group 1 Senior Principal Distribution Amount" in this prospectus supplement; and

    (b)
    to the Group 2-A Certificates and the Class X PO-2 Component, as principal, the Group 2 Senior Principal Distribution Amount, in the order described in "—Distributions of Principal—Group 2 Senior Principal Distribution Amount" in this prospectus supplement; and

    (iv)
    fourth, to each class of Group 1-A and Group 2-A Certificates, the Carryover Shortfall Amount for each such class, pro rata based on unpaid Carryover Shortfall Amounts, (a) first, to the extent available from payments pursuant to the related Yield Maintenance Agreement and (b) second, to the extent of the Class X Distributable Interest;

  (b)
  with respect to the Class B and Class R Certificates, before the Credit Support Depletion Date, to the extent of the Available Distribution Amount for loan group 1 and loan group 2 for that Distribution Date, subject to the payment of the Group 1 and Group 2 Certificates as described above in paragraph (a), and subject to any payments to the Group 1 and Group 2 Senior Certificates as described in this prospectus supplement under "—Cross-Collateralization":

  (i)
  first, to the Class B-1 Certificates, accrued and unpaid interest at their certificate interest rate on the Class B-1 Principal Balance;

  (ii)
  second, to the Class B-1 Certificates, their pro rata share of the Subordinate Principal Distribution Amount (as defined in this prospectus supplement);

  (iii)
  third, to the Class B-2 Certificates, accrued and unpaid interest at their certificate interest rate on the Class B-2 Principal Balance;

  (iv)
  fourth, to the Class B-2 Certificates, their pro rata share of the Subordinate Principal Distribution Amount;

  (v)
  fifth, to the Class B-3 Certificates, accrued and unpaid interest at their certificate interest rate on the Class B-3 Principal Balance;

  (vi)
  sixth, to the Class B-3 Certificates, their pro rata share of the Subordinate Principal Distribution Amount;

  (vii)
  seventh, to the Class B-4 Certificates, accrued and unpaid interest at their certificate interest rate on the Class B-4 Principal Balance;

  (viii)
  eighth, to the Class B-4 Certificates, their pro rata share of the Subordinate Principal Distribution Amount;

    (ix)
    ninth, to the Class B-5 Certificates, accrued and unpaid interest at their certificate interest rate on the Class B-5 Principal Balance;

    (x)
    tenth, to the Class B-5 Certificates, their pro rata share of the Subordinate Principal Distribution Amount;

    (xi)
    eleventh, to the Class B-6 Certificates, accrued and unpaid interest at their certificate interest rate on the Class B-6 Principal Balance;

    (xii)
    twelfth, to the Class B-6 Certificates, their pro rata share of the Subordinate Principal Distribution Amount;

    (xiii)
    thirteenth, to the Class B-7 Certificates, accrued and unpaid interest at their certificate interest rate on the Class B-7 Principal Balance;

    (xiv)
    fourteenth, to the Class B-7 Certificates, their pro rata share of the Subordinate Principal Distribution Amount;

    (xv)
    fifteenth, to the Class B-8 Certificates, accrued and unpaid interest at their certificate interest rate on the Class B-8 Principal Balance;

    (xvi)
    sixteenth, to the Class B-8 Certificates, their pro rata share of the Subordinate Principal Distribution Amount;

    (xvii)
    seventeenth, to the Class B-9 Certificates, accrued and unpaid interest at their certificate interest rate on the Class B-9 Principal Balance;

    (xviii)
    eighteenth, to the Class B-9 Certificates, their pro rata share of the Subordinate Principal Distribution Amount;

    (xix)
    nineteenth, to the Junior Subordinate Certificates, interest and principal in the same manner as for the Senior Subordinate Certificates, first to the Class B-10 Certificates, then to the Class B-11 Certificates and then to the Class B-12 Certificates;

    (xx)
    twentieth, to the Class A Certificates and the Class X PO-1 and Class X PO-2 Components, pro rata according to Class Principal Balance, as applicable, and then to each class of Subordinate Certificates in order of seniority, up to the amount of unreimbursed realized principal losses previously allocated to that class, if any; provided, however, that any amounts distributed pursuant to this clause (b)(xx) will not cause a further reduction in the Class Principal Balances of any of the certificates; and

    (xxi)
    twenty-first, to the Class R Certificates.

        Notwithstanding the above, amounts to be distributed to each class of certificates in respect of accrued interest on any Distribution Date will be reduced by the amount of Net Negative Amortization, if any, allocated to that class. In addition, notwithstanding the immediately preceding paragraph, on any Distribution Date on which the Subordination Level (as defined below) for any class or classes of Subordinate Certificates is less than the Subordination Level as of the Closing Date, a different distribution will be made. The amount of the Subordinate Principal Prepayments Distribution Amount (as defined in this prospectus supplement), if any, otherwise allocable to such class or classes will be allocated to the more senior classes of the Subordinate Certificates, pro rata according to the Class Principal Balances of those classes.

        With respect to any class of Subordinate Certificates, the "Subordination Level" on any specified date is the percentage obtained by dividing the sum of the Class Principal Balances of that class and all classes of Subordinate Certificates that are subordinate in right of payment to that class by the sum of the Class Principal Balances of all classes of certificates as of that date before giving effect to distributions and allocations of realized losses to the certificates on that date.

        The "Credit Support Depletion Date" is the first Distribution Date on which the aggregate Class Principal Balance of the Class B Certificates has been or will be reduced to zero.

        On each Distribution Date on or after the Credit Support Depletion Date, distributions of the Available Distribution Amount for loan group 1 and loan group 2 will be made with respect to the Group 1 Certificates and the Group 2 Certificates, respectively, as follows:

            (i)  first, to the Group 1-A, Group 2-A and Class X Certificates, pro rata, accrued and unpaid interest at their respective certificate interest rate on their respective Class Principal Balance or Class X Notional Amount, as applicable; provided, however, that notwithstanding the foregoing, the Class X Distributable Interest will be reduced to the extent necessary to pay any Carryover Shortfall Amount not covered by the related Yield Maintenance Agreement to the Group 1-A and Group 2-A Certificates, as applicable, pursuant to clause (iii)(b) below;

           (ii)  second, concurrently:

            (a)   to the Group 1-A Certificates and the Class X PO-1 Component, pro rata, as principal, the Group 1 Senior Principal Distribution Amount; and

            (b)   to the Group 2-A Certificates and the Class X PO-2 Component, pro rata, as principal, the Group 2 Senior Principal Distribution Amount;

          (iii)  third, to each class of Group 1-A and Group 2-A Certificates, the Carryover Shortfall Amount for each such class, pro rata based on unpaid Carryover Shortfall Amounts, (a) first, to the extent available from payments pursuant to the related Yield Maintenance Agreement and (b) second, to the extent of the Class X Distributable Interest; and

          (iv)  fourth, after any payments to the Group 1 or Group 2 Senior Certificates, as applicable, as described in this prospectus supplement under "—Cross-Collateralization," to the Class R Certificates.

        Notwithstanding the above, amounts to be distributed to each class of certificates in respect of accrued interest on any Distribution Date will be reduced by the amount of Net Negative Amortization, if any, allocated to that class.

Distributions of Interest

        For each class of certificates, interest will be passed through monthly on each Distribution Date, beginning in May 2005. The amount of interest each class of Class A Certificates accrues during each accrual period will equal a ratio, the numerator of which is the actual number of days in the related accrual period and the denominator of which is 360, multiplied by the annual certificate interest rate in effect for that accrual period for that class, and the amount of interest the Class X Certificates and each class of Subordinate Certificates accrues during each accrual period will equal 1/12th of the annual certificate interest rate in effect for that accrual period for that class, in each case, multiplied by the related Class Principal Balance or Class X Notional Amount, as applicable, less any prepayment interest shortfalls not covered by Compensating Interest (as described below in "—Compensating Interest") and less any interest shortfalls relating to the Relief Act allocated to the certificates; provided, however, that for any Distribution Date, a portion of the current interest on any class of certificates will be reduced if the certificate interest rate for such class exceeds the related Adjusted Cap Rate (as defined below) for that Distribution Date; provided, further, that the amount of interest to be distributed to the certificates may be adjusted as described in "—Carryover Shortfall Amounts" in this prospectus supplement.

        The "Adjusted Cap Rate" for any Distribution Date and any class of Class A Certificates will equal a fraction, the numerator of which is equal to the product of (i) the amount of interest distributions accrued on the group 1 or group 2 loans, as applicable, on the basis of the related Weighted Average Pass-Through Rate for that Distribution Date less the related Net Negative

Amortization and (ii) 12, and the denominator of which is equal to the Stated Principal Balance of the group 1 or group 2 loans, as applicable, as of the second preceding Due Date after giving effect to the payments due on the related mortgage loans on that Due Date multiplied by a ratio, the numerator of which is 30 and the denominator of which is the actual number of days in the related accrual period. The Adjusted Cap Rate for any Distribution Date and the Class B Certificates is equal to the Class B Weighted Average Pass-Through Rate, computed for this purpose by (i) reducing the Loan Group 1 Weighted Average Pass-Through Rate by a per annum rate equal to a fraction, the numerator of which is the Net Negative Amortization with respect to loan group 1 multiplied by 12, and the denominator of which is equal to the Stated Principal Balance of the group 1 loans as of the second preceding Due Date after giving effect to the payments due on the mortgage loans on that Due Date and (ii) reducing the Loan Group 2 Weighted Average Pass-Through Rate by a per annum rate equal to a fraction, the numerator of which is the Net Negative Amortization with respect loan group 2 multiplied by 12, and the denominator of which is equal to the Stated Principal Balance of the group 2 loans as of the second preceding Due Date after giving effect to the payments due on the mortgage loans on that Due Date. The Adjusted Cap Rate for any Distribution Date and the Class X Certificates will equal the certificate interest rate for the Class X Certificates, computed for this purpose by (i) reducing the Aggregate Weighted Average Pass-Through Rate for that Distribution Date by a per annum rate equal to a fraction, the numerator of which is the Net Negative Amortization multiplied by 12, and the denominator of which is equal to the Stated Principal Balance of the mortgage loans as of the second preceding Due Date after giving effect to the payments due on the mortgage loans on that Due Date and (ii) substituting related "Adjusted Cap Rate" for "Loan Group 1 Weighted Average Pass-Through Rate," "Loan Group 2 Weighted Average Pass-Through Rate," "Aggregate Weighted Average Pass-Through Rate" or "Class B Weighted Average Pass-Through Rate," as applicable, in clause (x) in the calculation of certificate interest rate for each of notes (1) through (7) and (9) through (16) to the table on page S-5 of this prospectus supplement.

        The "Net Negative Amortization" for any Distribution Date and either of loan group 1 or loan group 2 will equal the excess, if any, of (i) the aggregate amount of negative amortization with respect to all mortgage loans in such loan group during the prior calendar month over (ii) the aggregate amount of Payoffs and Curtailments received with respect to all mortgage loans in such loan group during the related Prepayment Period.

        For any Distribution Date, the Net Negative Amortization will be allocated among the related classes of certificates in proportion to the excess, if any, for each such class of (i) the current interest accrued at the applicable certificate interest rate for such class, over (ii) the amount of current interest that would have accrued had the certificate interest rate for such class equaled the related Adjusted Cap Rate for such class and for such Distribution Date. The Class Principal Balance of each class of LIBOR Certificates will be increased by the portion of the Net Negative Amortization allocated to such class in reduction of interest distributable to such class. With respect to the Class X Certificates, any amount of Net Negative Amortization that is allocated to the Class X Notional Amount will be added as principal to the outstanding component principal balance of the Class X PO-1 or Class X PO-2 Components, as applicable, in an amount equal to the amount of Net Negative Amortization attributable to the mortgage loans in the related loan group. As a result of the allocation of Net Negative Amortization, a portion of the interest accrued on the certificates may be distributed to the certificates later than otherwise anticipated.

        Interest to be distributed on the certificates (or added to the Class Principal Balance of the certificates as a result of the allocation of Net Negative Amortization) on any Distribution Date will consist of accrued and unpaid interest as of previous Distribution Dates and interest accrued during the period beginning on the 25th day of the preceding calendar month (or, in the case of the first Distribution Date, the Closing Date) and ending on the 24th day of the month of that Distribution Date, except for the Class X Certificates, which accrue interest on the Class X Notional Amount during the preceding calendar month. Interest to be distributed on the Class A Certificates will be calculated based on the actual number of days in the accrual period and assuming a 360 day year. Interest to be distributed on the Class X and Subordinate Certificates, will be calculated based on a year consisting of twelve thirty-day months. All distributions of interest for each class of certificates will generally be made only to the extent of the Available Distribution Amount as described under "—Priority of Distributions" in this prospectus supplement.

        The annual certificate interest rates for the offered certificates are listed in the table on page S-5 of this prospectus supplement and in the notes to that table.

        The "Pass-Through Rate" for each mortgage loan is equal to the per annum mortgage interest rate on that mortgage loan less the sum of the master servicing fee rate and the servicing fee rate (each as described in this prospectus supplement under "—Servicing Compensation and Payment of Expenses").

        The "Loan Group 1 Weighted Average Pass-Through Rate" for any Distribution Date is the weighted average of the Pass-Through Rates of the mortgage loans in loan group 1 as of the second preceding Due Date after giving effect to the payments due on the mortgage loans in loan group 1 on that Due Date, as determined for the accrual period for the related class of certificates.

        The "Loan Group 2 Weighted Average Pass-Through Rate" for any Distribution Date is the weighted average of the Pass-Through Rates of the mortgage loans in loan group 2 as of the second preceding Due Date after giving effect to the payments due on the mortgage loans in loan group 2 on that Due Date, as determined for the accrual period for the related class of certificates.

        The "Class B Weighted Average Pass-Through Rate" will equal, on any Distribution Date, the quotient expressed as a percentage, of:

          (a)   the sum of:

              (i)  the product of (x) the Loan Group 1 Weighted Average Pass-Through Rate and (y) the Subordinate Component Balance (as defined under "—Cross-Collateralization" in this prospectus supplement) for loan group 1 immediately before that Distribution Date; and

             (ii)  the product of (x) the Loan Group 2 Weighted Average Pass-Through Rate and (y) the Subordinate Component Balance for loan group 2 immediately before that Distribution Date;

  divided by:

          (b)   the sum of the Subordinate Component Balances for loan group 1 and loan group 2 immediately before that Distribution Date.

        The "Weighted Average Pass-Through Rate" means any of the Loan Group 1 Weighted Average Pass-Through Rate, the Loan Group 2 Weighted Average Pass-Through Rate or the Class B Weighted Average Pass-Through Rate, as applicable.

        The "Aggregate Weighted Average Pass-Through Rate" for any Distribution Date is the weighted average of the Pass-Through Rates of the mortgage loans as of the second preceding Due Date after giving effect to the payments due on the mortgage loans on that Due Date, as determined for the accrual period for the related class of certificates.

  Class X Notional Amount and Class X Principal Balance

        The Class X Certificates will accrue interest on the Class X Notional Amount. The "Class X Notional Amount" for any Distribution Date will equal the aggregate principal balance of the mortgage loans as of the second preceding Due Date after giving effect to the payments due on the mortgage loans on that Due Date. The Class X Notional Amount as of the Closing Date will be approximately $3,167,184,178. Interest will not accrue on the Class X Principal Balance.

        The Class X Certificates will have a principal balance, which will equal the aggregate Class Principal Balance of the Class X PO-1 and the Class X PO-2 Components and which will initially equal zero. In the event that interest accrued on the Class X Notional Amount is reduced as a result of Net Negative Amortization, such amount will be added as principal to the outstanding component principal balance of the Class X PO-1 or Class X PO-2 Component, as applicable, in an amount equal to the amount of Net Negative Amortization attributable to the mortgage loans in the related loan group. Interest will not accrue on the Class X Principal Balance.

  Compensating Interest

        Washington Mutual Mortgage Securities Corp., as master servicer, is obligated to remit to the Certificate Account on the business day before each Distribution Date with respect to each loan group an amount equal to the least of (a) any shortfall for the previous month in interest collections resulting from the timing of Payoffs (as defined in this prospectus supplement) on the mortgage loans in that loan group made from the 15th day of the calendar month preceding the Distribution Date to the last day of the month, (b) the applicable monthly master servicing fee payable to Washington Mutual Mortgage Securities Corp. with respect to that loan group, any reinvestment income realized by Washington Mutual Mortgage Securities Corp., as master servicer, relating to Payoffs on the mortgage loans in that loan group made during the Prepayment Period (as defined in this prospectus supplement) and interest payments on Payoffs in that loan group received during the period of the first day through the 14th day of the month of the Distribution Date and (c) 1/12 of 0.125% of the aggregate Stated Principal Balance of the mortgage loans. Compensating Interest will be paid with respect to each loan group and will be added to the Available Distribution Amount for each loan group.

        Any remaining shortfall in interest collections resulting from Curtailments (as defined in this prospectus supplement), the timing of Payoffs and the Relief Act in a loan group, and any interest shortfall resulting from negative amortization, will be allocated to the certificates of a class pro rata according to the amount of interest to which each such certificate (or, in the case of the Class B Ceritficates, only the portion of those certificates that derives its interest from the related loan group) would otherwise be entitled (before giving effect to the payment of Carryover Shortfall Amounts), in reduction of that amount.

        See "Yield and Prepayment Considerations" in this prospectus supplement and "Yield Considerations—Effective Interest Rate" in the prospectus.

  Carryover Shortfall Amounts

        For any Distribution Date and for any class of Class A Certificates, the "Carryover Shortfall Amount" for such class will equal the sum of:

            (i)  the excess, if any, of (a) the amount of interest that would have accrued on such class at a certificate interest rate equal to the lesser of (i) LIBOR plus the related margin and (ii) 10.50%, over (b) the actual amount of interest accrued on such class for such Distribution Date;

           (ii)  the portion of the amount described in clause (i) above remaining unpaid from prior Distribution Dates; and

          (iii)  one month's interest at the rate described in clause (i)(a) above on the amount described in clause (ii) above.

        Carryover Shortfall Amounts will be paid to holders of the Class A Certificates, pro rata based on unpaid Carryover Shortfall Amounts, first, from payments pursuant to the related Yield Maintenance Agreement and, second, to the extent of the Class X Distributable Interest that would otherwise be payable to the Class X Certificates. See "—Priority of Distributions" in this prospectus supplement.

        The amounts to be distributed to the Class X Certificates in respect of accrued interest will be reduced by the aggregate Carryover Shortfall Amounts paid to the holders of the Class A Certificates.

  The Yield Maintenance Agreements

        The Trust will have the benefit of two yield maintenance agreements (each, a "Yield Maintenance Agreement" and, together, the "Yield Maintenance Agreements") between the Trust and Bear Stearns Financial Products Inc. (the "Cap Counterparty"), entered into on or before the Closing Date. The "Group 1 Yield Maintenance Agreement" is intended to partially mitigate the risk to the Group 1-A Certificates that LIBOR plus the related margin will exceed the Loan Group 1 Weighted Average Pass-Through Rate. The "Group 2 Yield Maintenance Agreement" is intended to partially mitigate the risk to the Group 2-A Certificates that LIBOR plus the related margin will exceed the Loan Group 2 Weighted Average Pass-Through Rate. On each Distribution Date, payments under the related Yield Maintenance Agreement will equal the product of (i) a fraction, the numerator of which is the actual number of days in the accrual period and the denominator of which is 360, (ii) the excess, if any, of (x) LIBOR, subject to a maximum of 10.25%, with respect to the Group 1 Yield Maintenance Agreement, and 10.27%, with respect to the Group 2 Yield Maintenance Agreement, over (y) the related cap strike rate and (iii) the lesser of (x) the aggregate Class Principal Balance of the Group 1-A or Group 2-A Certificates, as applicable and (y) the related Yield Maintenance Notional Balance. The related "Yield Maintenance Notional Balance" and related cap strike rate on each Distribution Date is as described in Schedule 1 to this prospectus supplement. Payments, if any, made pursuant to each Yield Maintenance Agreement will start on the Distribution Date in June 2005. After the Distribution Date in October 2013, each Yield Maintenance Notional Balance will be equal to zero and the Yield Maintenance Agreements will be terminated.

        The Cap Counterparty will be obligated to make payments under the Yield Maintenance Agreements to the Trust, for the benefit of the Class A Certificates, when LIBOR exceeds the related cap strike rate specified on Schedule 1 to this prospectus supplement for that Distribution Date, provided that such payment is limited when LIBOR exceeds 10.25%, with respect to the Group 1 Yield Maintenance Agreement, and 10.27%, with respect to the Group 2 Yield Maintenance Agreement.

        On each Distribution Date on which a Carryover Shortfall Amount is required to be paid, the trustee will withdraw from funds available on deposit in the Certificate Account amounts to cover any Carryover Shortfall Amounts distributable to any of the Class A Certificates on such Distribution Date pursuant to the related Yield Maintenance Agreement not in excess of amounts actually received from the Cap Counterparty for such Distribution Date and for such classes. See "—Priority of Distributions" in this prospectus supplement. There can be no assurance, however, that funds will be available to pay any such Carryover Shortfall Amounts to holders of those Class A Certificates on such Distribution Date or subsequent Distribution Dates.

        Unless terminated earlier, each Yield Maintenance Agreement will terminate after the Distribution Date in October 2013. Both the Trust and the Cap Counterparty will have the right to terminate each Yield Maintenance Agreement for certain reasons set forth in the documentation associated with that Yield Maintenance Agreement, including, without limitation, an ISDA Master Agreement, the Schedule thereto and a Confirmation thereunder. Although it is not anticipated that there will be amounts payable by the Trust, certain amounts may be payable by the Trust to the Cap Counterparty under limited circumstances associated with the termination of each Yield Maintenance Agreement. Any such payment will be subordinate to the rights of the certificateholders.

  The Yield Maintenance Provider

        The Cap Counterparty is a bankruptcy remote derivatives product company based in New York, New York that has been established as a wholly owned subsidiary of The Bear Stearns Companies, Inc. The Cap Counterparty has a ratings classification of "AAA" from S&P and "Aaa" from Moody's. The Cap Counterparty will provide upon request, without charge, to each person to whom this prospectus supplement is delivered, a copy of (i) the ratings analysis from each of S&P and Moody's evidencing those respective ratings or (ii) the most recent audited annual financial statements of the Cap

Counterparty. Request for information should be directed to the DPC Manager of the Cap Counterparty at (212) 272-4009 or in writing at 383 Madison Avenue, Suite 2700, New York, New York 10179. The Cap Counterparty is an affiliate of Bear, Stearns & Co. Inc.

Calculation of LIBOR

        The annual certificate interest rates of the LIBOR Certificates are based on the London Interbank Offered Rate for one-month United States dollar deposits ("LIBOR") as determined by the master servicer on the basis of quotations as described below. The master servicer will determine LIBOR for each accrual period on the second business day prior to the day on which that accrual period begins, or in the case of the initial accrual period, two business days prior to the Closing Date (each, a "LIBOR Determination Date"). For this purpose a "business day" is any day on which banks in London and New York City are open for conducting transactions in foreign currency and exchange.

        On each LIBOR Determination Date, the master servicer will determine LIBOR based on the "Interest Settlement Rate" for United States dollar deposits of one-month maturity set by the British Bankers' Association (the "BBA") as of 11:00 a.m. (London time) on such LIBOR Determination Date. Interest Settlement Rates currently are based on rates quoted by sixteen BBA designated banks as being, in the view of such banks, the offered rate at which deposits are being quoted to prime banks in the London interbank market. Such Interest Settlement Rates are calculated by eliminating the four highest rates and the four lowest rates, averaging the eight remaining rates, carrying the result (expressed as a percentage) out to six decimal places, and rounding to five decimal places.

        The BBA's Interest Settlement Rates are currently displayed on each of the Dow Jones Telerate Service page 3750, Reuters Monitor Money Rates Service page "LIBOR01" and Bloomberg L.P. page "BBAM" (each such page, or such other page as may replace any of the foregoing on such service or such other service as may be nominated by the BBA as the information vendor for the purpose of displaying the BBA's Interest Settlement Rates for deposits in United States dollars, each, a "Designated Telerate Page").

        If on any LIBOR Determination Date, such Interest Settlement Rates are not available from any Designated Telerate Page, LIBOR for the related accrual period will be the most recently published Interest Settlement Rate. In the event that the BBA no longer sets an Interest Settlement Rate, the master servicer shall calculate LIBOR for the immediately following accrual period as follows: the master servicer will determine LIBOR by reference to the quotations offered by the principal London office of each of the designated reference banks meeting the criteria set forth below for making one-month United States dollar deposits in leading banks in the London Interbank market, as of 11:00 a.m. (London time) on the LIBOR Determination Date.

        Under this method LIBOR will be established by the master servicer on each LIBOR Determination Date as follows:

          (a)   If on any LIBOR Determination Date two or more reference banks provide offered quotations, LIBOR for the next interest accrual period shall be the arithmetic mean of the offered quotations, carrying the result (expressed as a percentage) out to six decimal places, and rounding to five decimal places.

          (b)   If on any LIBOR Determination Date only one or none of the reference banks provides offered quotations, LIBOR for the next interest accrual period shall be the greater of:

    •
    LIBOR as determined on the previous LIBOR Determination Date or

    •
    the reserve interest rate.

          The reserve interest rate shall be the rate per annum that the master servicer determines to be either:

    •
    the arithmetic mean, (expressed as a percentage) carried out to six decimal places, and rounded to five decimal places, of the one-month United States dollar lending rates that

      New York City banks selected by the master servicer are quoting, on the relevant LIBOR Determination Date, to the principal London offices of at least two of the reference banks to which the quotations are, in the opinion of the master servicer, being so made, or

    •
    if the master servicer cannot determine the arithmetic mean, the lowest one-month United States dollar lending rate which New York City banks selected by the master servicer are quoting on the LIBOR Determination Date to leading European banks.

          (c)   If on any LIBOR Determination Date the master servicer is required but is unable to determine the reserve interest rate in the manner provided in paragraph (b) above, LIBOR for the next interest accrual period shall be LIBOR as determined on the preceding LIBOR Determination Date, or, in the case of the first LIBOR Determination Date, LIBOR shall be considered to be the per annum rate specified as such herein, if so specified.

        Each reference bank (i) will be a leading bank engaged in transactions in Eurodollar deposits in the international Eurocurrency market, (ii) will not control, be controlled by, or be under common control with, the master servicer and (iii) will have an established place of business in London. If any reference bank should be unwilling or unable to act as such or if the master servicer should terminate the designation of any such reference bank, the master servicer will promptly designate another leading bank meeting the criteria specified above.

        The establishment of LIBOR on each LIBOR Determination Date by the master servicer for the related accrual period will, in the absence of manifest error, be final and binding.

Cross-Collateralization

  Cross-Collateralization Due to Rapid Prepayments in One Loan Group

        The priority of distributions described in this prospectus supplement under "—Priority of Distributions" will change if all of the following conditions are met:

  •
  the aggregate Class Principal Balance of either (i) the Group 1-A Certificates and the Class X PO-1 Component or (ii) the Group 2-A Certificates and the Class X PO-2 Component has been reduced to zero;

  •
  there are still Class B Certificates outstanding; and

  •
  either (i) the Class B Percentage (as defined below) on that date is less than 200% of the Class B Percentage as of the Closing Date or (ii) the outstanding principal balance of the mortgage loans in either loan group delinquent 60 days or more averaged over the last six months, as a percentage of the related Subordinate Component Balance (as defined below), is greater than or equal to 50%.

        When all three conditions are met, all principal received or advanced with respect to the mortgage loans in the loan group relating to the Class A Certificates and the Class X PO Component that have been paid in full (less any amount of negative amortization allocated to such mortgage loans) will be paid as principal to the remaining Class A Certificates of the other Certificate Group rather than to the Class B Certificates. That principal will be distributed in the same priority as those Class A Certificates would receive other distributions of principal.

        The "Class B Percentage" as of any date of determination will equal the aggregate Class Principal Balance of the Class B Certificates divided by the then outstanding aggregate Stated Principal Balance (as defined below) of the mortgage loans.

        The "Subordinate Component Balance" for either loan group as of any date of determination will equal the then outstanding aggregate Stated Principal Balance of the mortgage loans in that loan group minus the then outstanding aggregate Class Principal Balance of the related Class A Certificates (and, in the case of loan group 1, the Class R Certificates).

        The "Stated Principal Balance" of any mortgage loan as of any date of determination is equal to its principal balance as of the Cut-Off Date, after application of all scheduled principal payments due on or before the Cut-Off Date, whether or not received, reduced by all amounts allocable to principal that have been distributed to certificateholders with respect to that mortgage loan on or before that date of determination, and as further reduced to the extent that any realized loss on that mortgage loan has been allocated to one or more classes of certificates on or before that date of determination, and as increased by the amounts of any negative amortization (as described above under "Description of the Mortgage Pool") with respect to that mortgage loan for all prior interest accrual periods.

  Cross-Collateralization Due to Disproportionate Realized Losses in One Loan Group.

        Realized losses on the group 1 and group 2 loans are allocated generally to the Class B Certificates and not just to the portion of the Class B Certificates representing an interest in the loan group that incurred the loss. Therefore, if realized losses in either loan group 1 or loan group 2 that are allocated to the Class B Certificates exceed the Subordinate Component Balance for that loan group, the principal balance of the mortgage loans in that loan group will be less than the principal balance of the related Senior Certificates. That is, the amount of collateral in that loan group will be less than the amount of certificates being supported by that collateral and, therefore, that loan group is undercollateralized. In that situation, payments on the mortgage loans in the other loan group may be used to pay interest and then principal to the Senior Certificates related to the undercollateralized loan group to the extent described below.

        If, on any Distribution Date, the aggregate Class Principal Balance of either (i) the Group 1-A Certificates and the Class X PO-1 Component or (ii) the Group 2-A Certificates and the Class X PO-2 Component is greater than the aggregate Stated Principal Balance of the mortgage loans in the related loan group (such loan group, the "Undercollateralized Group" and the other loan group, the "Overcollateralized Group"), then the priority of distributions described in this prospectus supplement under "—Priority of Distributions" will be altered as follows: The Available Distribution Amount for the Overcollateralized Group, to the extent remaining following distributions to the related Senior Certificates pursuant to paragraph (a) (or if after the Credit Support Depletion Date, pursuant to the first paragraph immediately following the definition of "Credit Support Depletion Date"), under "—Priority of Distributions" in this prospectus supplement, will be paid in the following priority: (1) first, that amount, up to an amount for the Undercollateralized Group (the "Total Transfer Amount") equal to the sum of the Interest Transfer Amount and the Principal Transfer Amount for the Undercollateralized Group, will be distributed first to the Class A Certificates related to the Undercollateralized Group in payment of any accrued but unpaid interest, and then to those Class A Certificates as principal, in the same order and priority as they would receive other distributions of principal; and (2) second, any remaining amount will be distributed pursuant to paragraph (b) under "—Priority of Distributions" in this prospectus supplement.

        On each Distribution Date, the "Interest Transfer Amount" for the Undercollateralized Group will equal one month's interest on the applicable Principal Transfer Amount at the Loan Group 1 Weighted Average Pass-Through Rate if the Undercollateralized Group is loan group 1 and at the at the Loan Group 2 Weighted Average Pass-Through Rate if the Undercollateralized Group is loan group 2, plus any shortfall of interest on the Senior Certificates of the Undercollateralized Group from prior Distribution Dates.

        On each Distribution Date, the "Principal Transfer Amount" for the Undercollateralized Group will equal the excess of the aggregate Class Principal Balance of the Class A Certificates related to the Undercollateralized Group over the aggregate Stated Principal Balance of the mortgage loans in that loan group.

        If the Weighted Average Pass-Through Rate of an Undercollateralized Group is greater than the Weighted Average Pass-Through Rate of the Overcollateralized Group, the payment of interest to the certificates related to the Undercollateralized Group from the interest collected on the Overcollateralized Group may cause a shortfall in the amount of principal and interest otherwise distributable to the Class B Certificates. In addition, after the aggregate principal balance of the

Class B Certificates has been reduced to zero, this may cause a shortfall of principal that would be allocated to the Senior Certificates related to the Undercollateralized Group.

Distributions of Principal

General

        On each Distribution Date, certificateholders of each Certificate Group will be entitled to receive principal distributions from the related Available Distribution Amount to the extent and in the priority described in this prospectus supplement. See "—Priority of Distributions" in this prospectus supplement. The Group 1 and Group 2 Certificates will receive principal collected from the group 1 and group 2 loans, respectively, except in the limited circumstances described in this prospectus supplement under "—Cross-Collateralization." The Class B Certificates will receive principal collected from both loan groups.

        For any Distribution Date and for any loan group, the "Principal Payment Amount" is the sum with respect to the mortgage loans in that loan group of (i) the portion of the required monthly payments on the mortgage loans allocated to principal after deducting accrued interest on the mortgage loans due on the Due Date immediately before the Distribution Date, (ii) the principal portion of repurchase proceeds received with respect to any mortgage loan that was repurchased as permitted or required by the pooling agreement during the calendar month preceding the month of the Distribution Date and (iii) any other unscheduled payments of principal that were received on the mortgage loans during the preceding calendar month, other than Payoffs, Curtailments, Liquidation Principal or Subsequent Recoveries (each, as defined below).

        "Payoffs" are prepayments in full on a mortgage loan and "Curtailments" are partial prepayments on a mortgage loan, including any amounts in excess of the Minimum Monthly Payment. For any Distribution Date and for any loan group, the "Principal Prepayment Amount" is the sum with respect to the mortgage loans in that loan group of all Payoffs and Curtailments relating to the mortgage loans in that loan group that were received during the related Prepayment Period, reduced (but not to less than zero) by the aggregate amount of negative amortization with respect to the mortgage loans during the prior calendar month.

        For each Distribution Date and each Payoff, the related "Prepayment Period" will start on the 15th day of the month preceding the month in which the Distribution Date occurs (or, in the case of the first Distribution Date, beginning on the Cut-Off Date) and will end on the 14th day of the month in which the Distribution Date occurs. For each Distribution Date and each Curtailment, the related "Prepayment Period" will be the month preceding the month in which the Distribution Date occurs.

        "Liquidation Principal" is the principal portion of Liquidation Proceeds (as defined in the pooling agreement) received with respect to each mortgage loan that became a Liquidated Mortgage Loan (as defined below) (but not in excess of the principal balance of that mortgage loan) during the calendar month preceding the month of the Distribution Date. A "Liquidated Mortgage Loan" is a mortgage loan for which the master servicer or a servicer has determined that it has received all amounts that it expects to recover from or on account of the mortgage loan, whether from Insurance Proceeds (as defined in the pooling agreement), Liquidation Proceeds or otherwise.

        Distributions to certificateholders on each Distribution Date will include any Subsequent Recoveries received by the master servicer during the calendar month preceding the month of the Distribution Date. "Subsequent Recoveries" are amounts received by the master servicer in connection with the liquidation of defaulted mortgage loans after those mortgage loans became Liquidated Mortgage Loans, up to the amount of losses previously allocated in respect of those mortgage loans. On each Distribution Date on which Subsequent Recoveries are distributed to certificateholders, the Class Principal Balance of the class of Subordinate Certificates with the lowest priority outstanding generally will be increased by the amount of those Subsequent Recoveries.

        The Class X Certificates will only be entitled to receive distributions of principal to the extent of the Class X Principal Balance. The Class X Certificates will not receive principal distributions on the Class X Notional Amount. See "—Distributions of Interest—Class X Notional Amount and Class X Principal Balance" in this prospectus supplement.

Group 1 Senior Principal Distribution Amount

        On each Distribution Date before the Credit Support Depletion Date, an amount, up to the amount of the Group 1 Senior Principal Distribution Amount (as defined below) for that Distribution Date, will be distributed as principal (i) first, to the Class 1-A-1A and Class 1-A-1B Certificates, pro rata, until their aggregate Class Principal Balance has been reduced to zero, and (ii) second, to the Class X PO-1 Component, until the principal balance of the Class X PO-1 Component has been reduced to zero. The "Group 1 Senior Principal Distribution Amount" for any Distribution Date will equal the sum of (i) the Group 1 Senior Percentage (as defined below) of the Principal Payment Amount for loan group 1, (ii) the Group 1 Senior Prepayment Percentage (as defined under "—Principal Prepayments" in this prospectus supplement) of the Principal Prepayment Amount for loan group 1 and (iii) the Group 1 Senior Liquidation Amount (as defined below); provided, however, that for the first Distribution Date, this amount will be reduced by $100 to pay principal to the Class R Certificates as provided in clause (a)(ii) of the first paragraph under "—Priority of Distributions" in this prospectus supplement.

        The "Group 1 Senior Percentage" for any Distribution Date will equal the aggregate Class Principal Balance of the Group 1-A and Class R Certificates and the Class X PO-1 Component divided by Stated Principal Balance of the group 1 loans, in each case immediately before that Distribution Date. The "Group 1 Subordinate Percentage" for any Distribution Date will equal the excess of 100% over the Group 1 Senior Percentage for that date. The Group 1 Senior Percentage and the Group 1 Subordinate Percentage as of the Closing Date will be approximately 90.50% and 9.50%, respectively.

        The "Group 1 Senior Liquidation Amount" for any Distribution Date will equal the sum of (A) the aggregate, for each group 1 loan that became a Liquidated Mortgage Loan during the calendar month preceding the month of that Distribution Date, of the lesser of (i) the Group 1 Senior Percentage of the Stated Principal Balance of that mortgage loan and (ii) the Group 1 Senior Prepayment Percentage of the Liquidation Principal with respect to that mortgage loan and (B) the Group 1 Senior Prepayment Percentage of any Subsequent Recoveries.

Group 2 Senior Principal Distribution Amount

        On each Distribution Date before the Credit Support Depletion Date, an amount, up to the amount of the Group 2 Senior Principal Distribution Amount (as defined below) for that Distribution Date, will be distributed as principal, sequentially, as follows:

            (i)  first, concurrently, as follows:

            (A)  60.0000075513% to the Class 2-A-1A Certificates, until the Class 2-A-1A Principal Balance has been reduced to zero;

            (B)  15.8088805808%, sequentially, as follows

              (1)   first, to the Class 2-A-1B1 Certificates, until the Class 2-A-1B1 Principal Balance has been reduced to zero; and

              (2)   second, to the Class 2-A-1B2 Certificates, until the Class 2-A-1B2 Principal Balance has been reduced to zero; and

            (C)  9.1910911018% to the Class 2-A-1B3 Certificates, until the Class 2-A-1B3 Principal Balance has been reduced to zero;

            (D)  15.0000207661% to the Class 2-A-1C Certificates, until the Class 2-A-1C Principal Balance has been reduced to zero; and

           (ii)  second, to the Class X PO-2 Component, until the principal balance of the Class X PO-2 Component has been reduced to zero.

        The "Group 2 Senior Principal Distribution Amount" for any Distribution Date will equal the sum of (i) the Group 2 Senior Percentage (as defined below) of the Principal Payment Amount for loan group 2, (ii) the Group 2 Senior Prepayment Percentage (as defined under "—Principal Prepayments" in this prospectus supplement) of the Principal Prepayment Amount for loan group 2 and (iii) the Group 2 Senior Liquidation Amount (as defined below).

        The "Group 2 Senior Percentage" for any Distribution Date will equal the aggregate Class Principal Balance of the Group 2-A Certificates and the Class X PO-2 Component divided by the Stated Principal Balance of the group 2 loans, in each case immediately before that Distribution Date. The "Group 2 Subordinate Percentage" for any Distribution Date will equal the excess of 100% over the Group 2 Senior Percentage for that date. The Group 2 Senior Percentage and the Group 2 Subordinate Percentage as of the Closing Date will be approximately 90.50% and 9.50%, respectively.

        The "Group 2 Senior Liquidation Amount" for any Distribution Date will equal the sum of (A) the aggregate, for each group 2 loan that became a Liquidated Mortgage Loan during the calendar month preceding the month of that Distribution Date, of the lesser of (i) the Group 2 Senior Percentage of the Stated Principal Balance of that mortgage loan and (ii) the Group 2 Senior Prepayment Percentage of the Liquidation Principal with respect to that mortgage loan and (B) the Group 2 Senior Prepayment Percentage of any Subsequent Recoveries.

Subordinate Principal Distribution Amount

        On each Distribution Date, an amount, up to the amount of the Subordinate Principal Distribution Amount for that Distribution Date, will be distributed as principal to the Subordinate Certificates. On each Distribution Date, except Distribution Dates on which the Subordination Level for any class or classes of the Subordinate Certificates is less than the related Subordination Level as of the Closing Date, each class of the Subordinate Certificates will be entitled to receive its pro rata (by Class Principal Balance) share of the Subordinate Principal Distribution Amount, to the extent of the Available Distribution Amount for loan group 1 and loan group 2 remaining after distributions of interest and principal to the Senior Certificates (including any distributions of interest and principal to the Senior Certificates as described under "—Cross-Collateralization" in this prospectus supplement), distributions of interest and principal to all of the Subordinate Certificates senior to that class and distributions of interest to that class. See "—Priority of Distributions" in this prospectus supplement. The relative seniority, from highest to lowest, of the Subordinate Certificates is as follows: Class B-1, Class B-2, Class B-3, Class B-4, Class B-5, Class B-6, Class B-7, Class B-8, Class B-9, Class B-10, Class B-11 and Class B-12.

        The "Subordinate Principal Distribution Amount" for any Distribution Date will equal the excess of:

          (A)  the sum of:

              (i)  the Group 1 Subordinate Percentage of the Principal Payment Amount for loan group 1;

             (ii)  the Group 2 Subordinate Percentage of the Principal Payment Amount for loan group 2;

            (iii)  the Subordinate Principal Prepayments Distribution Amount (without regard to the proviso in its definition); and

            (iv)  the Subordinate Liquidation Amount (as defined below);

over

          (B)  the sum of:

              (i)  if the aggregate Class Principal Balance of either the Group 1-A or Group 2-A Certificates has been reduced to zero, principal paid from the Available Distribution Amount for the loan group related to those Class A Certificates to the remaining Class A Certificates, as described under "—Cross-Collateralization" in this prospectus supplement; and

             (ii)  the amounts paid from the Available Distribution Amount for an Overcollateralized Group to the Class A Certificates related to an Undercollateralized Group, as described under "—Cross-Collateralization" in this prospectus supplement.

        The "Subordinate Principal Prepayments Distribution Amount" for any Distribution Date will equal the sum of (i) the Group 1 Subordinate Prepayment Percentage of the Principal Prepayment Amount for loan group 1 and (ii) the Group 2 Subordinate Prepayment Percentage of the Principal Prepayment Amount for loan group 2; provided, however, that if the amount specified in clause (B) of the definition of "Subordinate Principal Distribution Amount" is greater than the sum of the amounts specified in clauses (A)(i), (A)(ii) and (A)(iv) of that definition, then the Subordinate Principal Prepayments Distribution Amount will be reduced by the amount of that excess.

        The "Group 1 Subordinate Prepayment Percentage" for any Distribution Date will equal the excess of 100% over the Group 1 Senior Prepayment Percentage; provided, however, that if the aggregate Class Principal Balance of the Group 1-A and Class R Certificates and the Class X PO-1 Component has been reduced to zero, then the Group 1 Subordinate Prepayment Percentage will equal 100%. The "Group 2 Subordinate Prepayment Percentage" for any Distribution Date will equal the excess of 100% over the Group 2 Senior Prepayment Percentage; provided, however, that if the aggregate Class Principal Balance of the Group 2-A Certificates and the Class X PO-2 Component has been reduced to zero, then the Group 2 Subordinate Prepayment Percentage will equal 100%.

        The "Subordinate Liquidation Amount" for any Distribution Date will equal the excess, if any, of the sum of (i) the aggregate Liquidation Principal for all group 1 and group 2 loans that became Liquidated Mortgage Loans during the calendar month preceding the month of that Distribution Date and (ii) any Subsequent Recoveries received during that calendar month, over the sum of the Group 1 Senior Liquidation Amount and the Group 2 Senior Liquidation Amount for that Distribution Date.

        The rights of the holders of the Class B Certificates to receive distributions of interest and principal are subordinated to the rights of the holders of the Group 1 and Group 2 Senior Certificates to receive all distributions of interest and principal to which they are entitled. See "—Subordination and Allocation of Losses" in this prospectus supplement.

Principal Prepayments

        The "Group 1 Senior Prepayment Percentage" and "Group 2 Senior Prepayment Percentage" for any Distribution Date before May 2015 will equal 100%. During the next four years, these percentages will be calculated as follows:

  •
  for any Distribution Date occurring in or between May 2015 and April 2016, the Group 1 or Group 2 Senior Percentage, as applicable, for that Distribution Date plus 70% of the Group 1 or Group 2 Subordinate Percentage, as applicable, for that Distribution Date;

  •
  for any Distribution Date occurring in or between May 2016 and April 2017, the Group 1 or Group 2 Senior Percentage, as applicable, for that Distribution Date plus 60% of the Group 1 or Group 2 Subordinate Percentage, as applicable, for that Distribution Date;

  •
  for any Distribution Date occurring in or between May 2017 and April 2018, the Group 1 or Group 2 Senior Percentage, as applicable, for that Distribution Date plus 40% of the Group 1 or Group 2 Subordinate Percentage, as applicable, for that Distribution Date; and

  •
  for any Distribution Date occurring in or between May 2018 and April 2019, the Group 1 or Group 2 Senior Percentage, as applicable, for that Distribution Date plus 20% of the Group 1 or Group 2 Subordinate Percentage, as applicable, for that Distribution Date.

For any Distribution Date occurring in or after May 2019, the Group 1 and Group 2 Senior Prepayment Percentages will equal the Group 1 and Group 2 Senior Percentages, respectively, for that Distribution Date.

        There are important exceptions to the calculations of the senior prepayment percentages described in the above paragraph. On any Distribution Date, (i) if the Group 1 or Group 2 Senior Percentage for that Distribution Date exceeds the initial Group 1 or Group 2 Senior Percentage, respectively, as of the Closing Date, then the Group 1 and Group 2 Senior Prepayment Percentages for that Distribution Date will each equal 100%, (ii) if on or before the Distribution Date in April 2008, the Class B Percentage for that Distribution Date is greater than or equal to twice that percentage as of the Closing Date, then the Group 1 and Group 2 Senior Prepayment Percentages for that Distribution Date will equal the Group 1 and Group 2 Senior Percentages, as applicable, plus 50% of the Group 1 and Group 2 Subordinate Percentages, as applicable, for that Distribution Date, and (iii) if after the Distribution Date in April 2008, the Class B Percentage for that Distribution Date is greater than or equal to twice that percentage as of the Closing Date, then the Group 1 and Group 2 Senior Prepayment Percentages for that Distribution Date will equal the Group 1 and Group 2 Senior Percentages, as applicable.

        Notwithstanding the above, on any Distribution Date, if the delinquencies or losses on the mortgage loans in the related loan group exceed the limits specified in the pooling agreement, then neither the Group 1 nor the Group 2 Senior Prepayment Percentage for that Distribution Date will decrease as described in the definition of Group 1 and Group 2 Senior Prepayment Percentages in the above two paragraphs. Finally, if on any Distribution Date the allocation to the Group 1 or Group 2 Senior Certificates in the percentage required would reduce the aggregate Class Principal Balance of those certificates below zero, the Group 1 or Group 2 Senior Prepayment Percentage, as applicable, for that Distribution Date will be limited to the percentage necessary to reduce that Class Principal Balance to zero.

Subordination and Allocation of Losses

        The Subordinate Certificates will be subordinate in right of payment and provide credit support to the Group 1 and Group 2 Senior Certificates to the extent described in this prospectus supplement. The support provided by the Subordinate Certificates is intended to enhance the likelihood of regular receipt by the Senior Certificates of the full amount of the monthly distributions of interest and principal to which they are entitled and to afford the Senior Certificates protection against some losses. The protection afforded to the Group 1 and Group 2 Senior Certificates by the Subordinate Certificates will be accomplished by the preferential right on each Distribution Date of the Senior Certificates to receive distributions of interest and principal to which they are entitled before distributions of interest and principal to the Subordinate Certificates and by the allocation of losses to the Subordinate Certificates before any allocation of losses to the Senior Certificates.

        The Class 1-A-1B Certificates will provide credit support to the Class 1-A-1A Certificates. All losses that would otherwise be allocable to the Class 1-A-1A Certificates will be allocated instead to the Class 1-A-1B Certificates until the Class 1-A-1B Principal Balance has been reduced to zero. The Class 2-A-1B1, Class 2-A-1B2 and Class 2-A-1B3 Certificates will provide credit support to the Class 2-A-1A Certificates. All losses that would otherwise be allocable to the Class 2-A-1A Certificates will be allocated pro rata instead to the Class 2-A-1B1, Class 2-A-1B2 and Class 2-A-1B3 Certificates until each of the Class 2-A-1B1, Class 2-A-1B2 and Class 2-A-1B3 Principal Balance has been reduced to zero. The Class 2-A-1C Certificates will provide credit support to the Class 2-A-1B1, Class 2-A-1B2 and Class 2-A-1B3 Certificates. All losses that would otherwise be allocable to the Class 2-A-1B1,

Class 2-A-1B2 and Class 2-A-1B3 Certificates will be allocated instead to the Class 2-A-1C Certificates, until the Class 2-A-1C Principal Balance has been reduced to zero.

        In addition, each class of Subordinate Certificates will be subordinate in right of payment and provide credit support to each class of Subordinate Certificates with a lower numerical class designation. The protection afforded a class of Subordinate Certificates by the classes of Subordinate Certificates with higher numerical class designations will be similarly accomplished by the preferential right of those classes with lower numerical class designations to receive distributions of interest and principal before distributions of interest and principal to those classes of Subordinate Certificates with higher numerical class designations.

        Any loss realized on a group 1 or group 2 loan will be allocated among the certificates as follows:

            (i)  for losses allocable to principal:

            (a)   first, to the Junior Subordinate Certificates in reverse numerical order, until their aggregate Class Principal Balance has been reduced to zero;

            (b)   second, to the Class B-9 Certificates, until the Class B-9 Principal Balance has been reduced to zero;

            (c)   third, to the Class B-8 Certificates, until the Class B-8 Principal Balance has been reduced to zero;

            (d)   fourth, to the Class B-7 Certificates, until the Class B-7 Principal Balance has been reduced to zero;

            (e)   fifth, to the Class B-6 Certificates, until the Class B-6 Principal Balance has been reduced to zero;

            (f)    sixth, to the Class B-5 Certificates, until the Class B-5 Principal Balance has been reduced to zero;

            (g)   seventh, to the Class B-4 Certificates, until the Class B-4 Principal Balance has been reduced to zero;

            (h)   eighth, to the Class B-3 Certificates, until the Class B-3 Principal Balance has been reduced to zero;

            (i)    ninth, to the Class B-2 Certificates, until the Class B-2 Principal Balance has been reduced to zero;

            (j)    tenth, to the Class B-1 Certificates, until the Class B-1 Principal Balance has been reduced to zero; and

            (k)   eleventh, to the Class A Certificates and the Class X PO Component of the related Certificate Group, pro rata according to, and in reduction of, the Class Principal Balances thereof;

and

           (ii)  for losses allocable to interest:

            (a)   first, to the Junior Subordinate Certificates in reverse numerical order, in reduction of accrued but unpaid interest and then in reduction of the Class Principal Balances of those certificates;

            (b)   second, to the Class B-9 Certificates, in reduction of accrued but unpaid interest and then in reduction of the Class B-9 Principal Balance;

            (c)   third, to the Class B-8 Certificates, in reduction of accrued but unpaid interest and then in reduction of the Class B-8 Principal Balance;

            (d)   fourth, to the Class B-7 Certificates, in reduction of accrued but unpaid interest and then in reduction of the Class B-7 Principal Balance;

            (e)   fifth, to the Class B-6 Certificates, in reduction of accrued but unpaid interest and then in reduction of the Class B-6 Principal Balance;

            (f)    sixth, to the Class B-5 Certificates, in reduction of accrued but unpaid interest and then in reduction of the Class B-5 Principal Balance;

            (g)   seventh, to the Class B-4 Certificates, in reduction of accrued but unpaid interest and then in reduction of the Class B-4 Principal Balance;

            (h)   eighth, to the Class B-3 Certificates, in reduction of accrued but unpaid interest and then in reduction of the Class B-3 Principal Balance;

            (i)    ninth, to the Class B-2 Certificates, in reduction of accrued but unpaid interest and then in reduction of the Class B-2 Principal Balance;

            (j)    tenth, to the Class B-1 Certificates, in reduction of accrued but unpaid interest and then in reduction of the Class B-1 Principal Balance; and

            (k)   eleventh, to the Class A Certificates of the related Certificate Group and to the Class X Certificates, pro rata according to, and in reduction of, accrued but unpaid interest on those classes (or with respect to the Class X Certificates, to the portion of the Class X Certificates that receives its interest from the related loan group), and then to the Class A Certificates and the Class X PO Component of the related Certificate Group, pro rata according to, and in reduction of, the Class Principal Balances thereof;

provided, however, that (i) losses allocated to principal and interest that would otherwise be allocable to the Class 1-A-1A Certificates will be allocated instead to the Class 1-A-1B Certificates, until the Class 1-A-1B Principal Balance has been reduced to zero, (ii) losses allocated to principal and interest that would otherwise be allocable to the Class 2-A-1A Certificates will be allocated pro rata instead to the Class 2-A-1B1, Class 2-A-1B2 and Class 2-A-1B3 Certificates, until each of the Class 2-A-1B1, Class 2-A-1B2 and Class 2-A-1B3 Principal Balance has been reduced to zero and (iii) losses allocated to principal and interest that would otherwise be allocable to the Class 2-A-1B1, Class 2-A-1B2 or Class 2-A-1B3 Certificates will be allocated instead to the Class 2-A-1C Certificates, until the Class 2-A-1C Principal Balance has been reduced to zero.

        On each Distribution Date, if the aggregate Class Principal Balance of all outstanding classes of certificates exceeds the aggregate Stated Principal Balance of the mortgage loans (after giving effect to distributions of principal and the allocation of all losses to the certificates on that Distribution Date), that excess will be deemed a principal loss and will be allocated to the most junior class of Subordinate Certificates then outstanding.

        Because the Class B Certificates represent interests in both loan groups, the Class Principal Balances of the Class B Certificates could be reduced to zero as a result of a disproportionate amount of losses on the mortgage loans in either of the two loan groups. Therefore, the allocation to the Class B Certificates of losses on the mortgage loans in the other loan group will increase the likelihood that future losses may be allocated to the Senior Certificates relating to the loan group that did not incur the loss.

The Class R Certificates

        The Class R Certificates will receive $100 of principal on the first Distribution Date, as well as one month's interest on that amount. These certificates will not receive any distributions of interest or principal on any other Distribution Date. However, on each Distribution Date, the Class R Certificates will receive any amounts remaining (which are not expected to be material) in the Certificate Account from the Available Distribution Amount for each loan group after distributions of interest and principal on the regular interests issued by REMIC III (as defined in the pooling agreement) and payment of expenses, if any, of the Trust, together with excess liquidation proceeds (as described in paragraph (1)(g) of "—Available Distribution Amount" below), if any. Distributions of any remaining amounts to the Class R Certificates will be subordinate to all payments required to be made with respect to the other certificates and each class of REMIC I and REMIC II Regular Interests (each, as defined in the pooling agreement) on any Distribution Date.

Advances

        For each mortgage loan, the master servicer will make advances to the Certificate Account on each Distribution Date to cover any shortfall between (i) Minimum Monthly Payments scheduled to be received for that mortgage loan and (ii) the amounts actually deposited in the Certificate Account on account of those payments. However, if the master servicer determines, in good faith, that an advance would not be recoverable from insurance proceeds, liquidation proceeds or other amounts received for the mortgage loan, it will not make an advance. Advances are reimbursable to the master servicer from cash in the Certificate Account before payments to the certificateholders if the master servicer determines that advances previously made are not recoverable from insurance proceeds, liquidation proceeds or other amounts recoverable for the applicable mortgage loan.

Available Distribution Amount

        On each Distribution Date, the Available Distribution Amount for that Distribution Date, which will be determined separately with respect to each loan group, and, in each case, will generally include scheduled principal and interest payments due on the Due Date immediately before that Distribution Date, Curtailments received in the previous calendar month (as described below), Payoffs received in the Prepayment Period to the extent described below and amounts received from liquidations of mortgage loans in the previous calendar month, will be distributed to the certificateholders, as specified in this prospectus supplement.

        The "Available Distribution Amount" for any Distribution Date for each loan group, as more fully described in the pooling agreement, will equal the sum, for the mortgage loans in the loan group, of the following amounts:

          (1)   the total amount of all cash received by or on behalf of the master servicer for the mortgage loans by the determination date (which will be at least ten days before that Distribution Date) and not previously distributed (including advances made by the servicer, proceeds of mortgage loans in the loan group that are liquidated and scheduled amounts of distributions from buydown funds respecting buydown loans, if any), except:

            (a)   all scheduled payments of principal and interest collected but due on a date after that Distribution Date;

            (b)   all Curtailments received after the previous calendar month;

            (c)   all Payoffs received after the Prepayment Period immediately preceding that Distribution Date (together with any interest payment received with those Payoffs to the extent that it represents the payment of interest accrued on the mortgage loans for the period after the previous calendar month), and interest that was accrued and received on Payoffs received during the period from the first to the 14th day of the month of that Distribution Date, which interest will not be included in the calculation of the Available Distribution Amount for any Distribution Date;

            (d)   Liquidation Proceeds, Insurance Proceeds and Subsequent Recoveries received on the mortgage loans in the loan group after the previous calendar month;

            (e)   all amounts in the Certificate Account that are due and reimbursable to a servicer or the master servicer under the pooling agreement;

            (f)    the sum of the servicing fee and the master servicing fee for each mortgage loan in the loan group; and

            (g)   excess liquidation proceeds, which equals the excess, if any, of aggregate Liquidation Proceeds on mortgage loans in the loan group received during the previous calendar month over the amount that would have been received if Payoffs had been made with respect to the mortgage loans in the loan group on the dates those Liquidation Proceeds were received;

          (2)   the total, to the extent not previously distributed, of the following amounts, to the extent advanced or received, as applicable, by the master servicer:

            (a)   all advances made by the master servicer for that Distribution Date relating to mortgage loans in the loan group; and

            (b)   any amounts payable as Compensating Interest by the master servicer on that Distribution Date relating to the mortgage loans in the loan group; and

          (3)   the total amount of any cash received during the calendar month before that Distribution Date by the trustee or the master servicer in respect of the obligation or right of Washington Mutual Mortgage Securities Corp. to repurchase any mortgage loans in the loan group.

Last Scheduled Distribution Date

        The Last Scheduled Distribution Date for the Group 1 Certificates is the Distribution Date in February 2045, which is the Distribution Date in the month after the scheduled maturity date for the latest maturing group 1 loan.

        The Last Scheduled Distribution Date for the Group 2 Certificates is the Distribution Date in April 2045, which is the Distribution Date in the month after the scheduled maturity date for the latest maturing group 2 loan.

        The Last Scheduled Distribution Date for the Class B and Class X Certificates is the Distribution Date in April 2045, which is the Distribution Date in the month after the scheduled maturity date for the latest maturing group 1 or group 2 loan.

        The actual rate of principal payments on the certificates will depend on the rate of principal payments (including principal prepayments) on the related mortgage loans, which, in turn, may be influenced by a variety of economic, geographic and social factors, as well as the level of prevailing mortgage interest rates. No assurance can be given as to the actual payment experience on the mortgage loans.

Optional Termination of the Trust

        On any Distribution Date after the Clean-Up Call Option Date, the master servicer may repurchase the mortgage loans and all property acquired in respect of any mortgage loan still owned by the Trust, which will cause the termination of the Trust and the retirement of the certificates. Such an optional termination of the Trust may occur even if the aggregate principal balance of the mortgage loans in one of the loan groups is greater than 10% of that balance as of the Cut-Off Date. The repurchase price will equal, after deduction of related advances by the master servicer, the sum of (1) 100% of the aggregate outstanding principal balance of the mortgage loans (other than Liquidated Mortgage Loans), plus accrued interest at the applicable Pass-Through Rates through the last day of the month of repurchase, less any Bankruptcy Losses realized with respect to the mortgage loans not already allocated to the certificates and (2) the fair market value of all property acquired in respect of any mortgage loan still owned by the Trust.

        The proceeds of that repurchase will be treated as a prepayment of the mortgage loans for purposes of distributions to certificateholders. Accordingly, an optional termination of the Trust will cause the outstanding principal balance of the certificates to be paid in full through the distribution of those proceeds and the allocation of the associated realized losses, if any, on each mortgaged property owned by the Trust the fair market value of which is less than the principal balance of the related mortgage loan as of the time that the Trust acquired the mortgaged property and accrued and unpaid interest on that mortgage loan, and upon that payment in full, the Trust will be terminated. In no event will the Trust continue beyond the expiration of 21 years from the death of the survivor of the persons identified in the pooling agreement. See "Description of Certificates—Termination" in the prospectus.

Servicing Compensation and Payment of Expenses

        The master servicer will receive a fee for its services as master servicer under the pooling agreement. The master servicing fee is calculated as a per annum percentage for each mortgage loan. The master servicing fee with respect to each mortgage loan will equal 0.050%.

        Washington Mutual Mortgage Securities Corp., as master servicer, will pay all expenses incurred in connection with its responsibilities under the pooling agreement (subject to reimbursement as described in the prospectus or this prospectus supplement for specified expenses such as those incurred by it in connection with the liquidation of defaulted mortgage loans and the restoration of damaged mortgaged properties), including, without limitation, the various items of expense described in the prospectus. In particular, each month or year, as applicable, the master servicer will be obligated to pay from the master servicing fee the fees of the trustee and specified other fees and expenses of the Trust, as prescribed by the pooling agreement.

        The servicing fee will be calculated as a per annum percentage for each mortgage loan. The servicing fee with respect to each mortgage loan will equal 0.375%. Any prepayment penalty on a mortgage loan will be paid as additional servicing compensation to the servicer.

Special Servicing Agreements

        The pooling agreement permits the master servicer to enter into one or more special servicing agreements with unaffiliated owners of one or more classes of Subordinate Certificates or of a class of securities representing interests in one or more classes of Subordinate Certificates. Under those agreements, the owner may, for delinquent mortgage loans:

          (a)   instruct the master servicer to start or delay foreclosure proceedings, provided that the owner deposits a specified amount of cash with the master servicer, which will be available for distribution to certificateholders if Liquidation Proceeds are less than they otherwise may have been had the master servicer acted pursuant to its normal servicing procedures;

          (b)   purchase those delinquent mortgage loans from the Trust immediately before the beginning of foreclosure proceedings at a price equal to the aggregate outstanding principal balance of the mortgage loans, plus accrued interest at the applicable mortgage interest rates through the last day of the month in which the mortgage loans are purchased; and/or

          (c)   assume all of the servicing rights and obligations for the delinquent mortgage loans so long as (i) the master servicer has the right to transfer the servicing rights and obligations of the mortgage loans to another servicer and (ii) the owner will service the mortgage loans according to Washington Mutual Mortgage Securities Corp.'s servicing guidelines.

Reports to Certificateholders

        The trustee may make available any reports required to be delivered by the trustee pursuant to the pooling agreement and certain other information through its internet website. The web page is currently located at "https://www.tss.db.com/invr." Assistance in using the website can be obtained by calling the trustee's investor relations desk at 800-735-7777. Parties that are unable to use the above distribution method are entitled to have a paper copy mailed to them via first class mail by calling the investor relations desk and requesting a paper copy. Washington Mutual Mortgage Securities Corp. may make available any reports required to be delivered by Washington Mutual Mortgage Securities Corp. pursuant to the prospectus or the pooling agreement and other information through its home page on the world wide web. The web page is located at "www.wamumsc.com" and reports are available by clicking on "Investor Information."

DELINQUENCY, LOSS AND FORECLOSURE EXPERIENCE

        The following table contains certain information, as reported to Washington Mutual Mortgage Securities Corp. by its various servicers, concerning recent delinquency, loss and foreclosure experience on mortgage loans included in various mortgage pools underlying all series of Washington Mutual Mortgage Securities Corp.'s mortgage pass-through certificates in which one or more classes of certificates were publicly offered.

        There can be no assurance that the delinquency, loss and foreclosure experience shown in the following table (which includes mortgage loans with various terms to stated maturity and a variety of payment characteristics, such as balloon loans and buydown loans) will be representative of the results that may be experienced for the mortgage loans owned by the Trust. Delinquencies, losses and foreclosures generally are expected to occur more frequently after the first full year of the life of a mortgage loan. Accordingly, because a large number of mortgage loans included in the mortgage pools underlying Washington Mutual Mortgage Securities Corp.'s mortgage pass-through certificates have been recently originated, the current level of delinquencies, losses and foreclosures may not be representative of the levels that may be experienced over the lives of those mortgage loans.

	At or for the Year Ended December 31, 2002		At or for the Year Ended December 31, 2003		At or for the Year Ended December 31, 2004
	By No. of Loans	By Dollar Amount of Loans (In Millions)	By No. of Loans	By Dollar Amount of Loans (In Millions)	By No. of Loans	By Dollar Amount of Loans (In Millions)
Total Rated Mortgage Pass-Through Certificate Portfolio	122,709	$47,538.8	97,493	$42,868.4	96,726	$40,900.9
Average Balance(1)	117,878	39,918.7	109,032	46,309.2	90,475	39,459.2
Period of Delinquency(2)
31 to 59 days	2,406	667.7	1,632	477.7	1,064	309.4
60 to 89 days	552	129.8	336	81.8	198	40.0
90 days or more	406	88.4	294	68.9	155	36.9

Total Delinquent Loans	3,364	$885.9	2,262	$628.4	1,417	$386.3
Delinquency Rate	2.74%	1.86%	2.32%	1.47%	1.46%	0.94%
Foreclosures(3)	1,089	$197.3	813	$151.8	433	$84.4
Foreclosure Ratio(4)	0.89%	0.42%	0.83%	0.35%	0.45%	0.21%
Covered Losses(5)		$17.3		$16.4		$10.6
Applied Losses(6)		$16.5		$15.0		$10.0

Note: Due to rounding, totals may not equal sum of line items.

(1)
Average balance for the period indicated is based on end of month balances divided by the number of months in the period indicated.

(2)
The indicated periods of delinquency are based on the number of days past due, based on a 30-day month. No mortgage loan is considered delinquent for the purpose of this table until one month has passed after the related due date. A mortgage loan is no longer considered delinquent once foreclosure proceedings have begun.

(3)
Includes mortgage loans for which foreclosure proceedings had been instituted or for which the related property had been acquired as of the dates indicated.

(4)
Foreclosures as a percentage of total mortgage loans at the end of each period.

(5)
Covered losses are gross losses (as defined below) realized during the period indicated that were covered by credit enhancements obtained or established for one or more pools of mortgage loans,

  exclusive of any insurance (such as primary mortgage insurance or ordinary hazard insurance) that was available for specific mortgage loans or mortgaged properties. "Gross losses" are the sum for each mortgage loan liquidated during the applicable period of the difference between (a) the sum of the outstanding principal balance plus accrued interest, plus all liquidation expenses related to the mortgage loan and (b) all amounts received in connection with the liquidation of the related mortgaged property, including insurance (such as primary mortgage insurance or ordinary hazard insurance) available solely for the mortgage loan or the related mortgaged property.

(6)
Applied losses are covered losses that were applied against the outstanding principal balance of the mortgage pass-through certificates during the period indicated.

YIELD AND PREPAYMENT CONSIDERATIONS

General

        The yield to maturity of each class of certificates will depend upon, among other things, the price at which the certificates are purchased, the amount payable to that class as interest, the actual characteristics of the mortgage loans in the related loan group or loan groups, the rate of principal payments (including prepayments) on the mortgage loans in the related loan group or loan groups and the rate and timing of liquidations and loss severity on the mortgage loans in the related loan group or loan groups. The yield to maturity to holders of the Class X Certificates will be lower than the yield to maturity otherwise produced by the applicable interest rate and purchase price of those certificates because interest and principal distributions will not be payable to the certificateholders until the 25th day of the month following the month of accrual (without any additional distribution of interest or earnings with respect to the delay).

        Distributions to the Group 1 and Group 2 Certificates relate to payments on the group 1 and group 2 loans, respectively, except in the limited circumstances described in this prospectus supplement under "Description of the Certificates—Cross-Collateralization." Distributions to the Class B Certificates relate to payments on all of the mortgage loans.

        The mortgage interest rates on the mortgage loans will adjust monthly (except during an initial fixed-rate period for some of the mortgage loans of one month) and may vary significantly over time. When a mortgage loan begins its adjustable period, increases and decreases in the mortgage interest rate on that mortgage loan will be calculated for each monthly accrual period based on the index as of a specified date. The index may not rise and fall consistently with mortgage interest rates. As a result, the mortgage interest rates on the mortgage loans at any time may not equal the prevailing mortgage interest rates for similar adjustable-rate loans, and accordingly the prepayment rate may be lower or higher than would otherwise be anticipated. Moreover, each mortgage loan has a Rate Ceiling.

        Although mortgage interest rates will increase (subject to the Rate Ceilings) or decrease as the index changes (following the initial fixed-rate period, if applicable), the Minimum Monthly Payments on the mortgage loans generally will adjust only once a year. As a result, an increase or decrease in the index will cause the amortization of the mortgage loans to decelerate or accelerate, thereby causing a corresponding change in the amortization of the certificates. In the event that an increase in the index causes the interest due on a mortgage loan for a given month to exceed the current monthly payment for that month, the shortfall in interest will be added to the outstanding principal balance of that mortgage loan in the form of "negative amortization." In addition, because the initial Minimum Monthly Payment is set based on the initial fixed rate rather than the sum of the Margin and then-current Index, it is likely that the Minimum Monthly Payment will be less than the interest due on that mortgage loan during the early years of a mortgage loan. If a mortgagor only pays the Minimum Monthly Payment due, there will likely be interest shortfalls and the corresponding negative amortization on the mortgage loan until the fifth anniversary of the Due Date when the Minimum Monthly Payment will be reset to a fully amortizing amount.

        Amounts received with respect to Payoffs and Curtailments will be used to cover interest shortfalls resulting from negative amortization. To the extent that the aggregate amount of negative amortization with respect to all mortgage loans for a given month exceeds the amount of Payoffs and Curtailments for the related Distribution Date, such excess amount will be deducted from the interest payable to the certificates and added to the Class Principal Balances of the certificates as described in "Description of the Certificates—Distributions of Interest," thereby causing a delay in the payment of accrued interest. See "Description of the Mortgage Pool" in this prospectus supplement.

        In the event that interest accrued on the Class X Notional Amount is reduced as a result of Net Negative Amortization, such amount will be added as principal to the outstanding component principal balance of the Class X PO-1 or Class X PO-2 Component, as applicable, in an amount equal to the amount of Net Negative Amortization attributable to the mortgage loans in the related loan group. Before the Credit Support Depletion Date, the Class X Certificates will not receive any distributions of principal until the Class Principal Balances of the Class A Certificates have all been reduced to zero.

        Further, some mortgagors who prefer the certainty provided by fixed-rate mortgage loans may nevertheless obtain adjustable-rate mortgage loans at a time when they regard the mortgage interest rates (and, therefore, the payments) on fixed-rate mortgage loans as unacceptably high. These mortgagors may be induced to refinance adjustable-rate mortgage loans when the mortgage interest rates and monthly payments on comparable fixed-rate mortgage loans decline to levels that these mortgagors regard as acceptable, even though the mortgage interest rates and monthly payments may be significantly higher than the current mortgage interest rates and monthly payments on the mortgagors' adjustable-rate mortgage loans. The ability to refinance a mortgage loan will depend on a number of factors prevailing at the time refinancing is desired, including, without limitation, real estate values, the mortgagor's financial situation, prevailing mortgage interest rates, the mortgagor's equity in the related mortgaged property, tax laws and prevailing general economic conditions.

Principal Prepayments and Compensating Interest

        When a mortgagor prepays a mortgage loan in full between Due Dates for the mortgage loan, the mortgagor pays interest on the amount prepaid only to the date of prepayment instead of for the entire month. Also, when a Curtailment is made on a mortgage loan together with the scheduled Minimum Monthly Payment for a month on or after the related Due Date, the principal balance of the mortgage loan is reduced by the amount of the Curtailment as of that Due Date, but the principal is not distributed to related certificateholders until the Distribution Date in the next month; therefore, one month of interest shortfall accrues on the amount of the Curtailment.

        To reduce the adverse effect on certificateholders from the deficiency in interest payable as a result of a Payoff on a mortgage loan between its Due Dates, the master servicer will pass through Compensating Interest to the related certificateholders to the limited extent and in the manner described below. The master servicer is obligated to remit to the Certificate Account on the day before each Distribution Date with respect to the mortgage loans in each loan group that experience a Payoff between the 15th day and the last day of the month before the Distribution Date, an amount equal to the least of (a) any shortfall for the previous month in interest collections resulting from the timing of Payoffs on the mortgage loans in the loan group made from the 15th day of the calendar month before the Distribution Date to the last day of the month, (b) the applicable monthly master servicing fee payable to the master servicer with respect to the loan group, any reinvestment income realized by the master servicer relating to Payoffs on the mortgage loans in the loan group made during the Prepayment Period, and interest payments on the Payoffs received during the period of the first day through the 14th day of the month of the Distribution Date and (c) 1/12 of 0.125% of the aggregate Stated Principal Balance of the mortgage loans. Payoffs received on mortgage loans from the first day through the 14th day of any month will be passed through to the related certificateholders on the Distribution Date of the same month (except for Payoffs received from the Cut-Off Date through April 14, 2005, which will be passed through to the related certificateholders on the May 2005

Distribution Date), rather than on the Distribution Date of the following month, together with a full month's interest for the prior month. Accordingly, no Compensating Interest will be payable for Payoffs on the mortgage loans in the loan group received during that period. Payoffs received during the period from the 15th day through the last day of any month will be passed through on the Distribution Date in the following month, and, in order to provide for a full month's interest payment for the prior month, Compensating Interest will be passed through to related certificateholders for that period.

        To the extent that the amount allocated to a loan group to pay Compensating Interest is insufficient to cover the deficiency in interest payable as a result of the timing of a Payoff, or to the extent that there is an interest deficiency from a Curtailment or the application of the Relief Act, that remaining deficiency will be allocated to the certificates of the related Certificate Group (or, in the case of the Class B Certificates, only to the portion of those certificates that derives its interest from that loan group), pro rata according to the amount of interest to which each related class of certificates would otherwise be entitled, in reduction of that amount.

LIBOR Certificates

        The yield to investors in the LIBOR Certificates will be sensitive to fluctuations in LIBOR. Changes in LIBOR may not correlate with changes in prevailing mortgage interest rates. It is possible that lower prevailing mortgage interest rates, which might be expected to result in faster prepayments, could occur concurrently with an increased level of LIBOR. Conversely, higher prevailing mortgage interest rates, which would be expected to result in slower prepayments, could occur concurrently with a lower level of LIBOR.

Rate of Payments

        The rate of principal payments on the certificates (including the Class X Certificates, to the extent that a portion of Net Negative Amortization has been allocated to the principal balance of the Class X PO-1 or Class X PO-2 Component) generally is directly related to the rate of principal payments on the mortgage loans in the related loan group, which may be in the form of scheduled payments, principal prepayments or liquidations. See "Risk Factors" in this prospectus supplement and "Yield Considerations" in the prospectus. All of the mortgage loans are assumable to the extent provided in the related mortgage note. The mortgage note for each mortgage loan provides that if the mortgage loan is assumed, the Rate Ceiling may be increased. Approximately 91.8% of the group 1 loans and approximately 86.5% of the group 2 loans (in each case, by aggregate principal balance as of the Cut-Off Date) of the mortgage loans have prepayment penalties if mortgagors make any prepayments in full during a period ranging from one to three years after origination. In addition, approximately 3.1% of the group 1 loans and approximately 0.8% of the group 2 loans impose prepayment penalties for partial prepayments during the first 30 months of each such mortgage loan.

        From time to time, Washington Mutual Mortgage Securities Corp. or its servicers, including Washington Mutual Bank, may implement programs to solicit mortgagors of qualifying mortgage loans that they service for refinance, including the mortgage loans underlying the certificates. While those programs will not specifically target the mortgage loans underlying the certificates for refinance, they may have the effect of accelerating the prepayment rate of those mortgage loans, which would adversely affect the yield on all classes of certificates purchased at a premium.

        A higher than anticipated rate of prepayments would reduce the aggregate principal balance of the mortgage loans more quickly than expected. As a consequence, aggregate interest payments for the mortgage loans would be substantially less than expected. Therefore, a higher rate of principal prepayments in a loan group could result in a lower than expected yield to maturity on each related class of certificates purchased at a premium, and in some circumstances investors may not fully recover their initial investments. Conversely, a lower than expected rate of principal prepayments in a loan group would reduce the return to investors on any related classes of certificates purchased at a discount, in that principal payments for the mortgage loans would occur later than anticipated. There can be no assurance that certificateholders will be able to reinvest amounts received from the certificates at a rate that is comparable to the applicable interest rate on the certificates. Investors should fully consider all of the associated risks.

Prepayment Assumptions

        Prepayments on mortgage loans are commonly measured relative to a prepayment standard or model. The prepayment model used in this prospectus supplement (the "Constant Prepayment Rate" or "CPR") assumes that the outstanding principal balance of a pool of mortgage loans prepays at a specified constant annual rate. In generating monthly cash flows, this rate is converted to an equivalent monthly rate. A 25% CPR assumes a constant per annum rate of prepayment of 25% of the then outstanding principal balance of the pool of mortgage loans. Likewise, a 12% CPR, 15% CPR, 30% CPR and 40% CPR assumes a constant per annum rate of prepayment of 12%, 15%, 30% and 40%, respectively, of the then outstanding principal balance of the pool of mortgage loans.

        None of the prepayment rates purports to be either an historical description of the prepayment experience of any pool of mortgage loans or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the mortgage pool underlying the certificates. Furthermore, there is no assurance that the mortgage loans in any loan group will prepay at any given percentage of the CPR. The actual rate of prepayments on the mortgage loans may be influenced by a variety of economic, geographic, social and other factors. In general, during the initial fixed-rate period for some of the mortgage loans underlying the certificates, if prevailing mortgage interest rates fall significantly below the mortgage interest rates on those mortgage loans, those mortgage loans are likely to be subject to higher prepayment rates than if prevailing mortgage interest rates remain at or above the mortgage interest rates on the mortgage loans underlying the certificates. Conversely, during the initial fixed-rate period for those mortgage loans, if prevailing mortgage interest rates rise above the mortgage interest rates on those mortgage loans, the rate of prepayment would be expected to decrease. A comparatively low interest-rate environment may result in a higher than expected rate of prepayments on all of the mortgage loans and, correspondingly, an earlier than expected retirement of the certificates.

        This prospectus supplement does not describe the specific factors that will affect the prepayment of the mortgage loans or their relative importance. Factors not identified in this prospectus supplement may significantly affect the prepayment rate of the mortgage loans. In particular, this prospectus supplement makes no representation as to either the percentage of the principal amount of the mortgage loans that will be paid as of any date or the overall rate of prepayment.

        For purposes of the tables in Appendix A, it is assumed (collectively, the "Modeling Assumptions") that the mortgage loans in each loan group are comprised of the groups of hypothetical mortgage loans, which have the common characteristics indicated:

Groups of Hypothetical Mortgage Loans—Loan Group 1

Hypothetical Loan Number	Unpaid Principal Balance ($)	Remaining Term (Months)	Original Term (Months)	Mortgage Interest Rate (%)	Pass-Through Rate (%)	Margin (%)
1	73,380.67	176	180	4.47100	4.04600	2.30000
2	421,245.82	350	360	5.47100	5.04600	3.30000
3	165,894.54	351	360	5.32100	4.89600	3.15000
4	685,839.70	352	360	5.27405	4.84905	3.10305
5	3,477,698.26	353	360	4.74927	4.32427	2.57827
6	12,589,571.96	354	360	4.62343	4.19843	2.45243
7	10,238,586.67	355	360	4.64441	4.21941	2.47341
8	31,142,385.74	356	360	4.61707	4.19207	2.44607
9	170,922,779.43	357	360	4.63756	4.21256	2.46656
10	2,124,567.59	358	360	4.68093	4.25593	2.50993
11	660,982.31	359	360	4.44994	4.02494	2.27894
12	348,817.74	348	360	4.92100	4.49600	2.75000
13	229,305.75	473	480	4.84100	4.41600	2.67000
14	659,127.89	474	480	4.75217	4.32717	2.58117
15	2,033,518.54	476	480	4.68538	4.26038	2.51438
16	4,843,786.67	477	480	4.68390	4.25890	2.51290
Hypothetical Loan Number	Months to Next Rate Adjustment	Months to Next Payment Adjustment	Negative Amortization Limit (%)	Months to Recast	Rate Floor (%)	Rate Ceiling (%)
1	1	9	110	60	2.30000	9.95000
2	1	3	125	60	3.30000	10.3500
3	1	4	125	60	3.15000	10.3500
4	1	5	125	60	3.10305	10.2727
5	1	6	125	60	2.57827	9.98077
6	1	7	124	60	2.45243	9.98149
7	1	8	125	60	2.47341	9.99850
8	1	9	124	60	2.44607	9.96828
9	1	10	124	60	2.46656	9.96943
10	1	11	125	60	2.50993	9.95000
11	1	12	125	60	2.27894	9.95000
12	1	13	110	60	2.75000	9.95000
13	1	6	125	60	2.67000	9.95000
14	1	7	125	60	2.58117	9.95000
15	1	9	125	60	2.51438	9.95000
16	1	10	125	60	2.51290	9.95000

Groups of Hypothetical Mortgage Loans—Loan Group 2

Hypothetical Loan Number	Unpaid Principal Balance ($)	Remaining Term (Months)	Original Term (Months)	Mortgage Interest Rate (%)	Pass-Through Rate (%)	Margin (%)
1	978,830.75	177	180	4.42100	3.99600	2.25000
2	1,194,669.60	351	360	4.62179	4.19679	2.45079
3	28,679,535.29	352	360	4.79719	4.37219	2.62619
4	47,495,471.38	353	360	4.69840	4.27340	2.52740
5	104,038,831.27	354	360	4.65929	4.23429	2.48829
6	135,323,539.41	355	360	4.65342	4.22842	2.48242
7	264,686,339.26	356	360	4.63136	4.20636	2.46036
8	1,577,320,762.47	357	360	4.58341	4.15841	2.41241
9	461,928,040.93	358	360	4.53955	4.11455	2.36855
10	165,058,682.91	359	360	4.60322	4.17822	2.43222
11	2,731,975.89	472	480	4.78523	4.36023	2.61423
12	654,633.99	473	480	4.69100	4.26600	2.52000
13	5,089,005.96	474	480	4.46335	4.03835	2.29235
14	1,351,335.99	475	480	4.66660	4.24160	2.49560
15	14,208,058.19	476	480	4.57705	4.15205	2.40605
16	82,257,149.85	477	480	4.58073	4.15573	2.40973
17	25,649,181.23	478	480	4.58337	4.15837	2.41237
18	7,920,644.67	479	480	4.68019	4.25519	2.50919
Hypothetical Loan Number	Months to Next Rate Adjustment	Months to Next Payment Adjustment	Negative Amortization Limit (%)	Months to Recast	Rate Floor (%)	Rate Ceiling (%)
1	1	10	125	60	2.25000	9.95000
2	1	4	125	60	2.45079	9.95000
3	1	5	124	60	2.62619	9.95000
4	1	6	124	60	2.52740	9.95280
5	1	7	124	60	2.48829	9.96113
6	1	8	124	60	2.48242	9.95653
7	1	9	124	60	2.46036	9.96980
8	1	10	124	60	2.41241	9.98102
9	1	11	124	60	2.36855	9.96245
10	1	12	123	60	2.43222	9.99257
11	1	5	125	60	2.61423	9.95000
12	1	6	125	60	2.52000	9.95000
13	1	7	125	60	2.29235	9.95000
14	1	8	125	60	2.49560	9.95000
15	1	9	125	60	2.40605	9.95000
16	1	10	125	60	2.40973	9.95097
17	1	11	125	60	2.41237	9.95000
18	1	12	125	60	2.50919	9.97812

and that:

  •
  One-Year MTA remains constant at 2.347% and LIBOR remains constant at 2.97%;

  •
  the servicing fee and the master servicing fee are as set forth in this prospectus supplement;

  •
  after the first adjustment to the Minimum Monthly Payment for each mortgage loan, subsequent adjustments to the Minimum Monthly Payment will be made every twelve months thereafter;

  •
  there are no limitations on the adjustment of the mortgage interest rates on the mortgage loans other than the Rate Ceilings and rate floors;

  •
  no mortgage loans are assumed;

  •
  scheduled payments on all mortgage loans are received on the first day of each month beginning May 1, 2005;

  •
  any Payoffs on the mortgage loans are received on the last day of each month beginning in April 2005 and include 30 days of interest;

  •
  there are no defaults or delinquencies on the mortgage loans;

  •
  an optional termination of the Trust does not occur (except as set forth in footnote 2 to Appendix A);

  •
  there are no partial prepayments on the mortgage loans and prepayments are computed after giving effect to scheduled payments received on the following day;

  •
  the mortgage loans prepay at the indicated constant percentages of the CPR;

  •
  the date of issuance for the certificates is the Closing Date;

  •
  cash distributions are received by the certificateholders on the 25th day of each month when due; and

  •
  the scheduled monthly payments for each hypothetical mortgage loan are computed based upon its unpaid principal balance, mortgage interest rate and remaining term such that each hypothetical mortgage loan will fully amortize on its maturity date.

        The approximate Class Principal Balances of the Junior Subordinate Certificates as of the Closing Date will be as follows: Class B-10, $19,003,000, Class B-11, $23,754,000, and Class B-12, $15,835,078.

        Any discrepancy between the actual characteristics of the mortgage loans underlying the certificates and the characteristics of the hypothetical mortgage loans set forth above may affect the percentages of the initial Class Principal Balances set forth in the tables in Appendix A and the weighted average lives of the offered certificates. In addition, to the extent that the characteristics of the actual mortgage loans and the initial Class Principal Balances differ from those assumed in preparing the tables in Appendix A, the outstanding Class Principal Balance of any class of offered certificates may be reduced to zero earlier or later than indicated by the tables.

        Variations in actual prepayment experience may increase or decrease the percentages of the original outstanding Class Principal Balances and the weighted average lives shown in the tables in Appendix A. Variations may occur even if the average prepayment experience of all the mortgage loans equals the indicated percentage of the CPR. There is no assurance, however, that prepayments of the mortgage loans in any loan group will conform to any given percentage of the CPR.

        Based on the assumptions described above, the tables in Appendix A indicate the weighted average lives of the Class A and Senior Subordinate Certificates and provide the percentages of the initial outstanding Class Principal Balance of those classes of certificates that would be outstanding after each of the dates shown at various constant percentages of the CPR.

Lack of Historical Prepayment Data

        There are no historical prepayment data available for the mortgage pool underlying the certificates, and the mortgage loans underlying the certificates are not a representative sample of mortgage loans generally. In addition, historical data available for mortgage loans underlying mortgage pass-through certificates issued by the Government National Mortgage Association, Fannie Mae and Freddie Mac may not be comparable to prepayments expected to be experienced by the mortgage pool because the mortgage loans underlying the certificates may have characteristics that differ from the mortgage loans underlying certificates issued by the Government National Mortgage Association, Fannie Mae and Freddie Mac.

        Washington Mutual Mortgage Securities Corp. makes no representation that the mortgage loans will prepay in the manner or at any of the rates assumed in the tables in Appendix A or below in "—Yield Considerations with Respect to the Class X Certificates" and "—Yield Considerations with Respect to the Senior Subordinate Certificates." Each investor must make its own decision as to the appropriate prepayment assumptions to be used in deciding whether or not to purchase any of the offered certificates. Since the rate of principal payments (including prepayments) on, and repurchases of, the mortgage loans will significantly affect the yields to maturity on the offered certificates (and especially the yields to maturity on the Class X and Senior Subordinate Certificates), prospective investors are urged to consult their investment advisors as to both the anticipated rate of future principal payments (including prepayments) on the mortgage loans and the suitability of the offered certificates to their investment objectives.

Yield Considerations with Respect to the Class X Certificates

        The Class X Certificates generally receive only distributions of interest (except for amounts added to their component principal balances as a result of the allocation of Net Negative Amortization, which is then distributed to the Class X Certificates as principal). The yield to maturity on the Class X Certificates will be extremely sensitive to the level of prepayments on the mortgage loans. The faster that the mortgage loans prepay, the less interest the Class X Certificates will receive. Furthermore, the higher the interest rates on the mortgage loans that prepay, the less interest the Class X Certificates will receive. If for any Distribution Date the Aggregate Weighted Average Pass-Through Rate is equal to the weighted average of the certificate interest rates on the certificates, the Class X Certificates will receive no distributions of interest on that Distribution Date. Prospective investors should fully consider the risks associated with an investment in the Class X Certificates, including the possibility that if the rate of prepayments on the mortgage loans is faster than expected or an optional termination of the Trust occurs earlier than expected, investors may not fully recover their initial investments.

        To illustrate the significance of different rates of prepayment on the distributions on the Class X Certificates, the table below indicates the approximate pre-tax yields to maturity (on a corporate bond equivalent basis) under the different percentages of the CPR indicated.

        Any differences between the assumptions and the actual characteristics and performance of the mortgage loans and of the certificates may result in a yield to maturity being different from those shown in the table. Discrepancies between assumed and actual characteristics and performances underscore the hypothetical nature of the table, which is provided only to give a general sense of the sensitivity of the yield to maturity in varying prepayment scenarios. In addition, it is highly unlikely that the mortgage loans will prepay at a constant level of the CPR until maturity or that all of the mortgage loans will prepay at the same rate. The timing of changes to the rate of prepayments may significantly affect the actual yield to maturity to an investor, even if the average rate of prepayments is consistent with an investor's expectation. In general, the earlier a payment of principal on the mortgage loans, the greater the effect on an investor's yield to maturity. As a result, the effect on an investor's yield to maturity of prepayments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the certificates will not be equally offset by a later like reduction (or increase) in the rate of prepayments.

        The following sensitivity table for the Class X Certificates is based on the Modeling Assumptions and assumes further that the certificates are purchased at the price set forth in the table plus accrued interest from the Cut-Off Date. There can be no assurance that the mortgage loans will have the assumed characteristics or will prepay at any of the rates shown below, that the purchase price of the certificates will be as assumed or that the pre-tax yield to maturity will correspond to any of the pre-tax yields shown in the table below. The actual price to be paid on the Class X Certificates has not been determined and will depend on the characteristics of the mortgage pool as ultimately constituted. In addition to any other factors an investor may consider material, each investor must make its own decision as to the appropriate prepayment assumptions to be used in deciding whether or not to purchase a class of offered certificates.

Pre-Tax Yield to Maturity of the Class X Certificates at an
Assumed Purchase Price of 3.0625% of the Initial Class X Notional Amount
Plus Accrued Interest from the Cut-Off Date

Percentage of the CPR
12%	15%	25%	30%	40%
17.98%	14.07%	0.29%	(7.15)%	(22.81)%

        Based on a constant prepayment rate of approximately 25.2% of the CPR, the assumed purchase price above, plus accrued interest from the Cut-Off Date, and the assumptions described above, the pre-tax yield to maturity of the Class X Certificates would be approximately 0%. If the actual prepayment rate were to exceed the rate assumed above, even for one month, while equaling that rate for all other months, an investor in the Class X Certificates would not fully recover the initial purchase price of the certificates.

        The pre-tax yields to maturity shown in the preceding table were calculated by determining the monthly discount rates (whether positive or negative), which, when applied to the assumed streams of cash flows to be paid on the certificates, would cause the discounted present values of those assumed streams of cash flows to equal the assumed purchase price, plus accrued interest. These monthly discount rates were converted to corporate bond equivalent rates, which are higher than the monthly discount rates because they are based on semiannual compounding. These yields to maturity do not take into account the different interest rates at which investors may be able to reinvest funds received by them as distributions on these certificates and thus do not reflect the return on any investment in these certificates when any reinvestment rates other than the discount rates are considered.

Yield Considerations with Respect to the Senior Subordinate Certificates

        If the aggregate Class Principal Balance of the Junior Subordinate Certificates is reduced to zero, the yield to maturity on the Senior Subordinate Certificates will become extremely sensitive to losses on the mortgage loans and the timing of those losses, because the entire amount of those losses will generally be allocated to the Senior Subordinate Certificates in reverse numerical order. The aggregate initial Class Principal Balance of the Junior Subordinate Certificates is equal to approximately 1.85% of the aggregate principal balance of the mortgage loans as of the Cut-Off Date.

        For the Senior Subordinate Certificates, this prospectus supplement uses a standard default assumption, or SDA, that represents an assumed default rate, which is a percentage of the outstanding principal balance of a hypothetical pool of mortgage loans. The SDA does not describe historical default experience or predict future default rates of any pool of mortgage loans, including the mortgage loans in the trust.

        A 100% SDA assumes constant annual default rates on the then outstanding principal balance of the mortgage loans, as follows:

• 1st month:	0.02%
• 2nd through 29th month:	increasing by 0.02% each month
• 30th through 60th month:	0.60%
• 61st through 120th month:	declining by 0.0095% each month
• 121st month and after:	0.03%

        The tables below assume that there is no delay between the default and the liquidation of the mortgage loans. In the tables below, an SDA of 0% assumes no defaults, an SDA of 200% assumes default rates 2.00 times 100% SDA, and so forth. However, it is highly unlikely that the prepayments or realized losses on the mortgage loans will occur as the following tables assume, and, as a result, the actual pre-tax yields to maturity on the Senior Subordinate Certificates are highly likely to differ from those shown in the tables.

        The following tables show the sensitivity of the yield to maturity on the Senior Subordinate Certificates to different prepayment rates and levels of defaults based on the Modeling Assumptions, except that it has been assumed that:

  •
  mortgage loan defaults occur on the last day of each month at the SDA percentages in the tables, and defaulted mortgage loans are immediately liquidated;

  •
  each liquidation of a defaulted mortgage loan results in a realized loss allocable to principal equal to the percentage indicated, the loss severity percentage, multiplied by the principal balances of the mortgage loans assumed to be liquidated;

  •
  there are no delinquencies on the mortgage loans, and principal payments on the mortgage loans, other than those on mortgage loans assumed to be liquidated, will be timely received together with prepayments, if any, at the respective constant percentages of the CPR set forth in the table;

  •
  the purchase prices of the Class B-1, Class B-2, Class B-3, Class B-4, Class B-5, Class B-6, Class B-7, Class B-8 and Class B-9 Certificates will be approximately 100.000000%, 100.000000%, 100.000000%, 100.000000%, 100.000000%, 100.000000%, 97.185277%, 92.781148% and 88.436730%, respectively, of their respective Class Principal Balances;

  •
  realized losses on liquidation of the mortgage loans occur at a rate of 20% and 40% (as indicated in the table under the column "Loss Severity Percentage") of the outstanding principal balance of defaulted mortgage loans at the time of default in the month in which the mortgage loans first default; and

  •
  all scheduled payments on mortgage loans are advanced by the master servicer whether or not received from the related mortgagors.

        The rate of distributions in reduction of the Class Principal Balance of any class of Senior Subordinate Certificates will be related to the actual amortization schedule of the mortgage loans; accordingly, the interest distributions and distributions in reduction of the Class Principal Balances of the Senior Subordinate Certificates may result in yields to maturity that differ from those reflected below.

        The tables below are for illustrative purposes only and this prospectus supplement does not represent that these assumptions are reasonable or that the actual rates of prepayment and liquidation and loss severity experience of the mortgage loans will in any way correspond to any of the assumptions made in this prospectus supplement. It is possible that those mortgage loans that are more likely to default are also less likely to experience prepayments, which means that higher prepayment speeds would not necessarily reduce the expected amount of realized losses. In addition, it is unlikely that liquidations will occur in the month of default and the timing of liquidations may cause the pre-tax yield to maturity of the Senior Subordinate Certificates to differ from those shown below.

        Differences between the assumptions in the tables and the actual characteristics and performance of the mortgage loans will likely result in different yields from those shown in the tables. Because differences between assumed and actual characteristics can affect the performance of the certificates, investors should understand the hypothetical nature of the tables, which give only a general sense of the sensitivity of yields to maturity under varying, but not all, realized loss and prepayment scenarios.

Sensitivity of Pre-Tax Yield to Maturity
of the Senior Subordinate Certificates to
Prepayments and Realized Losses

Class B-1 Certificates

Percentage of SDA	12% CPR	25% CPR	40% CPR	Loss Severity Percentage
0%	3.6%	3.6%	3.6%	N/A
100%	3.6%	3.6%	3.6%	20%
100%	3.6%	3.6%	3.6%	40%
200%	3.6%	3.6%	3.6%	20%
200%	3.6%	3.6%	3.6%	40%

Class B-2 Certificates

Percentage of SDA	12% CPR	25% CPR	40% CPR	Loss Severity Percentage
0%	3.6%	3.7%	3.7%	N/A
100%	3.6%	3.7%	3.7%	20%
100%	3.6%	3.7%	3.7%	40%
200%	3.6%	3.7%	3.7%	20%
200%	3.6%	3.7%	3.7%	40%

Class B-3 Certificates

Percentage of SDA	12% CPR	25% CPR	40% CPR	Loss Severity Percentage
0%	3.7%	3.7%	3.7%	N/A
100%	3.7%	3.7%	3.7%	20%
100%	3.7%	3.7%	3.7%	40%
200%	3.7%	3.7%	3.7%	20%
200%	3.7%	3.7%	3.7%	40%

Class B-4 Certificates

Percentage of SDA	12% CPR	25% CPR	40% CPR	Loss Severity Percentage
0%	3.8%	3.8%	3.8%	N/A
100%	3.8%	3.8%	3.9%	20%
100%	3.8%	3.8%	3.9%	40%
200%	3.8%	3.8%	3.8%	20%
200%	3.8%	3.8%	3.9%	40%

Class B-5 Certificates

Percentage of SDA	12% CPR	25% CPR	40% CPR	Loss Severity Percentage
0%	3.9%	3.9%	4.0%	N/A
100%	3.9%	3.9%	4.0%	20%
100%	3.9%	3.9%	4.0%	40%
200%	3.9%	3.9%	4.0%	20%
200%	3.9%	3.9%	4.0%	40%

Class B-6 Certificates

Percentage of SDA	12% CPR	25% CPR	40% CPR	Loss Severity Percentage
0%	4.1%	4.1%	4.1%	N/A
100%	4.1%	4.1%	4.1%	20%
100%	4.1%	4.1%	4.1%	40%
200%	4.1%	4.1%	4.1%	20%
200%	4.1%	4.1%	4.1%	40%

Class B-7 Certificates

Percentage of SDA	12% CPR	25% CPR	40% CPR	Loss Severity Percentage
0%	4.6%	4.8%	5.1%	N/A
100%	4.6%	4.8%	5.1%	20%
100%	4.6%	4.8%	5.1%	40%
200%	4.6%	4.8%	5.1%	20%
200%	4.6%	4.8%	5.1%	40%

Class B-8 Certificates

Percentage of SDA	12% CPR	25% CPR	40% CPR	Loss Severity Percentage
0%	5.2%	5.8%	6.4%	N/A
100%	5.2%	5.8%	6.4%	20%
100%	5.1%	5.8%	6.4%	40%
200%	5.2%	5.8%	6.4%	20%
200%	5.0%	5.8%	6.4%	40%

Class B-9 Certificates

Percentage of SDA	12% CPR	25% CPR	40% CPR	Loss Severity Percentage
0%	5.8%	6.8%	7.9%	N/A
100%	5.8%	6.8%	7.9%	20%
100%	5.7%	6.8%	7.9%	40%
200%	5.8%	6.8%	7.9%	20%
200%	5.4%	6.8%	7.9%	40%

        The following table sets forth the amount of realized losses that would be incurred with respect to the certificates in the aggregate under each of the loss scenarios in the three preceding tables, expressed as a percentage of the aggregate outstanding principal balance of the mortgage loans as of the Cut-Off Date:

Aggregate Realized Losses

Percentage of SDA	12% CPR	25% CPR	40% CPR	Loss Severity Percentage
100%	0.4%	0.3%	0.1%	20%
100%	0.9%	0.5%	0.3%	40%
200%	0.9%	0.5%	0.3%	20%
200%	1.7%	1.0%	0.6%	40%

        The characteristics of the mortgage loans underlying the certificates will not correspond exactly to those assumed in preparing the tables above. The yield to maturity of each class of Senior Subordinate Certificates therefore will differ even if all the mortgage loans prepay monthly at the related assumed prepayment rate. In addition, it is not likely that the mortgage loans will prepay at the same percentage of the CPR, and the timing of changes in the rate of prepayments may affect significantly the yield to maturity received by a holder of a class of Senior Subordinate Certificates.

Additional Yield Considerations Applicable Solely to the Class R Certificates

        The Class R Certificateholders' after-tax rate of return on their certificates will reflect their pre-tax rate of return, reduced by the taxes required to be paid with respect to the Class R Certificates. Holders of the Class R Certificates may have tax liabilities with respect to their certificates during the early years of the REMICs' term that substantially exceed any distributions payable during those years. In addition, holders of the Class R Certificates may have tax liabilities with respect to their certificates the present value of which substantially exceeds the present value of distributions payable on their certificates and of any tax benefits that may arise with respect thereto. Accordingly, the after-tax rate of return on the Class R Certificates may be negative or may otherwise be significantly adversely affected. The timing and amount of taxable income attributable to the Class R Certificates will depend on, among other things, the timing and amounts of prepayments and losses experienced by the mortgage pool.

        The Class R Certificateholders should consult their own tax advisors as to the effect of taxes and the receipt of any payments received in connection with the purchase of the Class R Certificates on after-tax rates of return on the Class R Certificates. See "Certain Federal Income Tax Consequences" in this prospectus supplement and in the prospectus.

Additional Information

        Washington Mutual Mortgage Securities Corp. intends to file with the Securities and Exchange Commission additional yield tables and other computational materials for one or more classes of the offered certificates on a Current Report on Form 8-K. Those tables and materials were prepared by the underwriters at the request of prospective investors, based on assumptions provided by, and satisfying the special requirements of, those prospective investors. Those tables and materials are preliminary in nature, and investors are urged to read carefully the information in this prospectus supplement.

CREDIT ENHANCEMENTS

Subordination

        The Senior Certificates receive distributions of interest and principal to which they are entitled before distributions of interest or principal to the Subordinate Certificates. No class of Subordinate Certificates will receive distributions of interest or principal on any Distribution Date until the Subordinate Certificates senior to that class have received all distributions of interest and principal due on or before the Distribution Date. See "Description of the Certificates—Priority of Distributions" in this prospectus supplement.

        In addition, the holders of the Class A Certificates will have the benefit of the related Yield Maintenance Agreement, which is intended to partially mitigate the risk to those Class A Certificates that LIBOR plus the related margin will exceed the related Weighted Average Pass-Through Rate.

        Losses on mortgage loans in a loan group will be allocated, in each case, until their Class Principal Balances have been reduced to zero, first, to the Junior Subordinate Certificates in reverse numerical order; second, to the Class B-9 Certificates; third, to the Class B-8 Certificates; fourth, to the Class B-7 Certificates; fifth, to the Class B-6 Certificates; sixth, to the Class B-5 Certificates; seventh, to the Class B-4 Certificates; eighth, to the Class B-3 Certificates; ninth, to the Class B-2 Certificates; tenth, to the Class B-1 Certificates; and eleventh, to the Senior Certificates as described under "Description of the Certificates—Subordination and Allocation of Losses" in this prospectus supplement; provided, however, that losses that would otherwise be allocable to the Class 1-A-1A Certificates will be allocated instead to the Class 1-A-1B Certificates, losses that would otherwise be allocable to the Class 2-A-1A Certificates will be allocated pro rata instead to the Class 2-A-1B1, Class 2-A-1B2 and Class 2-A-1B3 Certificates, and losses that would otherwise be allocable to the Class 2-A-1B1, Class 2-A-1B2 and Class 2-A-1B3 Certificates will be allocated instead to the Class 2-A-1C Certificates, as described in this prospectus supplement.

Shifting of Interests

        The Senior Certificates in a Certificate Group in the aggregate generally will receive their pro rata share of scheduled principal payments received with respect to the mortgage loans in the related loan group on each Distribution Date. In addition, unless credit enhancement to the Senior Certificates has reached a specified level and the delinquencies and losses on the mortgage loans do not exceed specified limits, the Senior Certificates in a Certificate Group will receive 100% of principal prepayments received with respect to the mortgage loans in the related loan group, net of any portion thereof applied to reduce negative amortization, until the tenth anniversary of the first Distribution Date. During the next four years, the Senior Certificates generally will receive a disproportionately large, but decreasing, share of principal prepayments received with respect to the mortgage loans in the related loan group. This will result in an acceleration of the amortization of the Senior Certificates, enhancing the likelihood that holders of the Senior Certificates will be paid the full amount of principal to which they are entitled. See the second and third paragraphs of "Description of the Certificates—Distributions of Principal—Principal Prepayments" in this prospectus supplement for important limitations on the accelerated amortization of the Senior Certificates.

Yield Maintenance Agreements

        The holders of the Class A Certificates will have the benefit of payments pursuant to one of two Yield Maintenance Agreements, which are intended to partially mitigate the risk to the related Class A Certificates that LIBOR plus the related margin will exceed the related Weighted Average

Pass-Through Rate. On each Distribution Date (other than the first Distribution Date), payments under the related Yield Maintenance Agreement will generally equal the product of (i) a ratio, the numerator of which is the actual number of days in the accrual period and the denominator of which is 360, (ii) the excess, if any, of (x) LIBOR, subject to a maximum of 10.25%, with respect to the Group 1 Yield Maintenance Agreement, and 10.27%, with respect to the Group 2 Yield Maintenance Agreement, over (y) the related cap strike rate and (iii) the lesser of (x) the aggregate Class Principal Balance of the Group 1-A or Group 2-A Certificates, as applicable, and (y) the related Yield Maintenance Notional Balance. The Cap Counterparty will be obligated to make payments under the Yield Maintenance Agreements to the Trust, for the benefit of the related Class A Certificates, when LIBOR exceeds the related cap strike rate specified on Schedule 1 to this prospectus supplement for that Distribution Date, provided that such payment is limited when LIBOR exceeds 10.25%, with respect to the Group 1 Yield Maintenance Agreement, and 10.27%, with respect to the Group 2 Yield Maintenance Agreement.

        On each Distribution Date on which a Carryover Shortfall Amount is required to be paid, the trustee will withdraw from funds available on deposit in the Certificate Account amounts to cover any Carryover Shortfall Amounts with respect to the Class A Certificates. There can be no assurance, however, that funds will be available to pay any such Carryover Shortfall Amounts distributable to those Class A Certificates on such Distribution Date or subsequent Distribution Dates pursuant to the related Yield Maintenance Agreement. Payments, if any, made pursuant to each Yield Maintenance Agreement will start on the Distribution Date in June 2005. After the Distribution Date in October 2013, each Yield Maintenance Notional Balance will be equal to zero and each Yield Maintenance Agreement will be terminated.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

        For federal income tax purposes, Washington Mutual Mortgage Securities Corp. will cause three REMIC elections to be made with respect to the Trust. The offered certificates, other than the Class R Certificates, will represent ownership of REMIC regular interests coupled, in the case of the Class A Certificates, with rights to receive payments under one or more cap agreements and, in the case of the Class X Certificates, with the obligation to make payments under a cap agreement, and will generally represent ownership of debt for federal income tax purposes, to the extent of the REMIC regular interest portion thereof. For federal income tax purposes the Class R Certificates will represent ownership of the residual interests in each of REMIC I, REMIC II and REMIC III.

        All interest and original issue discount ("OID") on the offered certificates will be includable in certificateholders' income using the accrual method of accounting regardless of the certificateholders' usual methods of accounting. In preparing federal income tax reports to certificateholders and the Internal Revenue Service, Washington Mutual Mortgage Securities Corp., as master servicer, will treat the Senior and Senior Subordinate Certificates as having been issued with OID. The prepayment assumption that will be used in determining the rate of accrual of OID and market discount, if any, for federal income tax purposes is 25% CPR, as described in this prospectus supplement under "Yield and Prepayment Considerations." Washington Mutual Mortgage Securities Corp. does not represent that the mortgage loans will prepay at any given percentage of the CPR. Holders of the Class A Certificates and Class X Certificates should see "Special Tax Considerations Applicable to the Class A Certificates" and "—Taxation of the Cap Agreement Portion of the Class X Certificates" in this prospectus supplement.

        In some circumstances, OID regulations (as described under "Certain Federal Income Tax Consequences" in the prospectus) permit the holder of a debt instrument to recognize OID under a method that differs from that used by the issuer. Accordingly, it is possible that the holder of a certificate may be able to select a method for recognizing OID that differs from that used by Washington Mutual Mortgage Securities Corp. in preparing reports to the certificateholders and the Internal Revenue Service.

        If actual prepayments differ sufficiently from the prepayment assumption, the calculation of OID for some classes of offered certificates might produce a negative number for some accrual periods. If that happens, certificateholders will not be entitled to a deduction for that amount, but will be required to carry that amount forward as an offset to OID, if any, accruing in future accrual periods.

        The offered certificates, to the extent they represent ownership of REMIC regular interests, will generally be treated as "qualifying real property loans" for mutual savings banks and domestic building and loan associations, "loans secured by an interest in real property" for domestic building and loan associations, and "real estate assets" for real estate investment trusts, or REITs, in the same proportion that the REMIC assets would be so treated. In addition, interest on the offered certificates will generally be treated as "interest on obligations secured by mortgages on real property" for REITs in the same proportion that the REMIC income would be so treated. See "Certain Federal Income Tax Consequences" in the prospectus.

Special Tax Considerations Applicable to the Class A Certificates

        Each holder of a Class A Certificate is deemed to own an undivided beneficial ownership interest in two assets, a REMIC regular interest and an interest in (a) payments to be made under the related Yield Maintenance Agreement and (b) payments required to be made in reduction of Carryover Shortfall Amounts that reduce the entitlement of the Class X Certificates to payments of interest (the "Class X Cap Amount"). The treatment of amounts received by the holder of a Class A Certificate under such certificateholder's right to receive payments under the related Yield Maintenance Agreement and the Class X Cap Amount will depend on the portion, if any, of such holder's purchase price allocable thereto. Under the REMIC regulations, each holder of a Class A Certificate must allocate its purchase price for that certificate between its undivided interest in the REMIC regular interest and its undivided interest in the right to receive payments under the related Yield Maintenance Agreement and the Class X Cap Amount in accordance with the relative fair market values of each property right. The trustee intends to treat payments made to the holders of the Class A Certificates with respect to the payments under the related Yield Maintenance Agreement and the Class X Cap Amount as includible in income based on the tax regulations relating to notional principal contracts. The OID regulations provide that the trust's allocation of the issue price is binding on all holders unless the holder explicitly discloses on its tax return that its allocation is different from the trust's allocation. Under the REMIC regulations, the servicer is required to account for the REMIC regular interest and the right to receive payments under the related Yield Maintenance Agreement and the Class X Cap Amount as discrete property rights. It is possible that the right to receive payments under the related Yield Maintenance Agreement could be treated as a partnership among the holders of the Class A Certificates, on the one hand, and Class X Certificates, on the other hand, in which case holders of the Class A Certificates would be subject to potentially different timing of income and foreign holders of the offered certificates could be subject to withholding in respect of any payments under the related Yield Maintenance Agreement. Holders of the Class A Certificates are advised to consult their own tax advisors regarding the allocation of issue price, timing, character and source of income and deductions resulting from the ownership of their certificates. Treasury regulations have been promulgated under Section 1275 of the Internal Revenue Code generally providing for the integration of a "qualifying debt instrument" with a hedge if the combined cash flows of the components are substantially equivalent to the cash flows on a variable rate debt instrument. However, such regulations specifically disallow integration of debt instruments subject to Section 1272(a)(6) of the Internal Revenue Code. Therefore, holders of the Class A Certificates will be unable to use the integration method provided for under such regulations with respect to such certificates. If the trustee's treatment of payments under the related Yield Maintenance Agreement and the Class X Cap Amount is respected, ownership of the right to the payments under the related Yield Maintenance Agreement and the Class X Cap Amount will nevertheless entitle the owner to amortize the separate price paid for the right to the payments under the related Yield Maintenance Agreement and the Class X Cap Amount under the notional principal contract regulations.

        In the event that the right to receive the payments under the related Yield Maintenance Agreement and the Class X Cap Amount is characterized as a "notional principal contract" for federal income tax purposes, upon the sale of a Class A Certificate, the amount of the sale allocated to the selling certificateholder's right to receive payments under the related Yield Maintenance Agreement and the Class X Cap Amount would be considered a "termination payment" under the notional principal contract regulations allocable to the related certificate. A holder of a Class A Certificate would have gain or loss from such a termination of the right to receive payments in respect of the payments under the related Yield Maintenance Agreement and the Class X Cap Amount equal to (i) any termination payment it received or is deemed to have received minus (ii) the unamortized portion of any amount paid, or deemed paid, by the certificateholder upon entering into or acquiring its interest in the right to receive payments under the related Yield Maintenance Agreement and the Class X Cap Amount.

        Gain or loss realized upon the termination of the right to receive payments under the related Yield Maintenance Agreement and the Class X Cap Amounts will generally be treated as capital gain or loss. Moreover, in the case of a bank or thrift institution, Internal Revenue Code Section 582(c) would likely not apply to treat such gain or loss as ordinary.

Taxation of the Cap Agreement Portion of the Class X Certificates

        Any portion of a purchaser's investment in a Class X Certificate treated by such purchaser as representing the obligation to make payments under a cap agreement would be treated as an interest in a notional principal contract. To the extent that the obligation of the holder of the Class X Certificate under the cap agreement had a negative value at the time of purchase, the holder of the Class X Certificate would be treated as having paid an amount equal its purchase price for the Class X Certificate increased by a positive amount equal to the negative value of the obligation under the cap agreement for the REMIC regular interest represented by the Class X Certificate and to have received a payment equal to such positive amount as a premium for its obligation under the cap agreement. The holders of the Class X Certificates will be required to accrue interest payable from the REMICs included in the Trust in amounts equal to the excess, if any, in each period of the Aggregate Weighted Average Pass-Through Rate over the weighted average of the interest rates payable in that period on the certificates having interest rates lower than the Aggregate Weighted Average Pass-Through Rate applied to a notional balance equal to the aggregate Class Principal Balance of those certificates having certificate interest rates lower than the Aggregate Weighted Average Pass-Through Rate for that period together with interest at the respective Weighted Average Pass-Through Rates for loan group 1 and loan group 2 on the balances of the Class X PO-1 and Class X PO-2 components, respectively. The holders of the Class X Certificates will then be treated as having a payment obligation under a cap agreement for that period in an amount equal to the aggregate of the Class A Certificates having interest rates in excess of the related Weighted Average Pass-Through Rate of such excess for such class applied to the Class Principal Balance of such class. The Swap Regulations specify rules for accounting for income from and deduction of payments made under obligations such as the cap agreement. Under the Swap Regulations, deductions in respect of the obligation to make payments under a cap agreement would be taken into account for the taxable period to which they relate, which generally would approximate accrual basis accounting regardless of an investor's usual method of tax accounting. Such deductions would be ordinary deductions. The Swap Regulations further provide that an investor in certificate would take into income any premium received for the obligation to make payments under a cap agreement over the term of that obligation, generally by allocating it to each period in accordance with the prices of a series of cash-settled option agreements that reflect the specified index and notional amount (i.e., any excess of the certificate rates over the Aggregate Weighted Average Pass-Through Rate and the respective Class Principal Balances of the certificates) expiring in each period. Under the Swap Regulations, straight-line or accelerated amortization generally would be impermissible. The Swap Regulations also permit a simplified alternative allocation methodology called the "level payment method, under which the premium allocable to the obligation to make payments under a cap agreement would be allocated to each period on the basis of the principal portion of each of a series of equal payments having a discounted present value equal to such premium. There is no explicit authority with respect to the character of such amortization inclusions, although they are generally regarded as ordinary items. Payments made by the Trust to certificateholders in respect of the cap agreement and allocable to investors in the Class X Certificates that are individuals may be treated as investment expenses subject to the limitations on deductibility imposed by Section 67 of the Internal Revenue Code.

        Holders of the Class X Certificates should be aware that the effect of allocating to the REMIC regular interest portion of their certificate a purchase price in excess of their purchase price for the entire certificate would be to decrease the amount of OID associated with their certificate. It is expected that an investor's amortization of any portion of the premium they are deemed to have received for the obligation to make payments under a cap agreement would offset such reduction in OID, but the degree of offset in any given period would depend upon the applicable amortization methodology and upon the treatment of such amortization as an inclusion in ordinary income, each as discussed above. Although dependent upon the applicable discount rate, the annual amount of offset should be relatively complete in the case of an investor amortizing the premium allocable to the obligation to make payments under a cap agreement under the "level payment method described above.

        On disposing of a Class X Certificate, a holder will recognize gain or loss with respect to the related REMIC regular interest, and separately will be deemed to have made a payment to be relieved of the obligation to make payments under a cap agreement. The gain or loss with respect to the REMIC regular interest will be the excess of the amount deemed realized in respect thereof over its adjusted basis; the amount realized will be the sale price for the Class X Certificate increased by a positive amount equal to the negative value of the obligation under the cap agreement at the time of disposition. Such gain or loss generally will be capital gain or loss, the term of which will be based on the period such holder held the certificate. The deemed payment to be relieved of the cap agreement obligation will equal a positive amount corresponding to the negative value of the cap agreement obligation. There is limited authority on the treatment of any such payment, or on the treatment of any unamortized premium received by the holder in connection with undertaking the cap agreement obligation upon acquiring the Class X Certificate, although such items likely would be current items of income and deduction at the time of the disposition. Although it is expected that such payment would give rise to an ordinary deduction, the Internal Revenue Service could contend that it represents a capital loss. Likewise, although it is expected that the unamortized premium would be treated as ordinary income, it is possible that it could constitute capital gain. As a result, prospective investors are cautioned to consult their own advisors on the appropriate character of such income and deduction. Further, to the extent that the deemed payment constitutes an item of ordinary deduction, it may be subject to the limitations on deductibility imposed by Section 67 of the Internal Revenue Code as discussed above.

Special Tax Considerations Applicable to the Residual Certificates

        The Internal Revenue Service has issued regulations under the provisions of the Internal Revenue Code related to REMICs that significantly affect holders of the Residual Certificates. The REMIC regulations impose restrictions on the transfer or acquisition of some residual interests, including the Residual Certificates. In addition, the REMIC regulations contain restrictions that apply to the transfer of "noneconomic" residual interests to U.S. Persons. Pursuant to the pooling agreement, the Residual Certificates may not be transferred to non-U.S. Persons.

        The REMIC Regulations provide that a transfer to a U.S. Person of "noneconomic" residual interests will be disregarded for all federal income tax purposes, and that the purported transferor of "noneconomic" residual interests will continue to remain liable for any taxes due with respect to the income on those residual interests, unless "no significant purpose of the transfer was to impede the assessment or collection of tax." Based on the REMIC Regulations, the Residual Certificates may constitute noneconomic residual interests during some or all of their terms for purposes of the REMIC Regulations and, accordingly, unless no significant purpose of a transfer is to impede the assessment or collection of tax, transfers of the Residual Certificates may be disregarded and purported transferors may remain liable for any taxes due with respect to the income on the Residual Certificates. All transfers of the Residual Certificates will be subject to specified restrictions under the terms of the pooling agreement that are intended to reduce the possibility of any transfer being disregarded to the extent that the Residual Certificates constitute noneconomic residual interests. The Internal Revenue Service has issued final REMIC regulations that add to the conditions necessary to assure that a transfer of a noneconomic residual interest would be respected. The additional conditions require that the transferee represent that it will not cause the income to be "attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of the transferee or another U.S. taxpayer" and either (i) the amount received by the transferee be no less on a present value basis than the present value of the net tax detriment attributable to holding the residual interest reduced by the present value of the projected payments to be received on the residual interest or (ii) the transfer is to a domestic taxable corporation with specified large amounts of gross and net assets and that meets certain other requirements where agreement is made that all future transfers will be to taxable domestic corporations in transactions that qualify for the same "safe harbor" provision. Eligibility for the safe harbor requires, among other things, that the facts and circumstances known to the transferor at the time of transfer not indicate to a reasonable person that the taxes with respect to the residual interest will not be paid, with an unreasonably low cost for the transfer specifically mentioned as negating eligibility. See "Certain Federal Income Tax Consequences—Taxation of Owners of REMIC Residual Certificates—Noneconomic REMIC Residual Certificates" in the prospectus.

        On May 11, 2004, the Internal Revenue Service issued final regulations relating to the federal income tax treatment of "inducement fees" received by transferees of non-economic REMIC residual interests, adopting without change the proposed regulations as described in the prospectus. See "Certain Federal Income Tax Consequences—Taxation of Owners of REMIC Residual Certificates—General" in the prospectus. These regulations are effective for taxable years ending on or after May 11, 2004. Holders of REMIC residual certificates should consult their tax advisors regarding the effect of these regulations.

        The Residual Certificateholders may be required to report an amount of taxable income with respect to the earlier accrual periods of the REMICs' term that significantly exceeds the amount of cash distributions received by the Residual Certificateholders from the REMIC with respect to those periods. Consequently, the Residual Certificateholders should have other sources of funds sufficient to pay any federal income taxes due in the earlier years of the REMIC as a result of their ownership of Residual Certificates. In addition, the required inclusion of this amount of taxable income during the REMICs' earlier accrual periods and the deferral of corresponding tax losses or deductions until later accrual periods or until the ultimate sale or disposition of a Residual Certificate (or possibly later under the "wash sale" rules of Section 1091 of the Internal Revenue Code) may cause the Residual Certificateholders' after-tax rate of return to be zero or negative even if the Residual Certificateholders' pre-tax rate of return is positive. That is, on a present value basis, the Residual Certificateholders' resulting tax liabilities could substantially exceed the sum of any tax benefits and the amount of any cash distributions on the Residual Certificates over their life.

        As discussed above, the rules for accrual of OID with respect to some classes of certificates are subject to significant complexity and uncertainty. Because OID on the certificates will be deducted by the related REMIC in determining its taxable income, any changes required by the Internal Revenue Service in the application of those rules to the certificates may significantly affect the timing of OID deductions to the related REMIC and therefore the amount of the related REMIC's taxable income allocable to holders of the Residual Certificates.

        Purchasers of the Residual Certificates are strongly advised to consult their own tax advisors as to the economic and tax consequences of investment in the Residual Certificates.

        For further information regarding the federal income tax consequences of investing in the Residual Certificates, see "Yield and Prepayment Considerations—Additional Yield Considerations Applicable Solely to the Residual Certificates" in this prospectus supplement and "Certain Federal Income Tax Consequences—Taxation of Owners of REMIC Residual Certificates" in the prospectus.

        An individual, trust or estate that holds (whether directly or indirectly through certain pass-through entities) a Residual Certificate may have significant additional gross income with respect to, but may be subject to limitations on the deductibility of, servicing and trustee's fees and other administrative expenses properly allocable to the REMICs in computing that certificateholder's regular tax liability and will not be able to deduct those fees or expenses to any extent in computing that certificateholder's alternative minimum tax liability. See "Certain Federal Income Tax Consequences—Pass-Through of Servicing Fees" and "—Taxation of Owners of REMIC Residual Certificates" in the prospectus.

        Washington Mutual Mortgage Securities Corp. will be designated as the "tax matters persons" for the Trust as defined in the REMIC Regulations, and in connection therewith will be required to hold not less than 0.01% of the Residual Certificates.

        The Internal Revenue Service has issued proposed regulations that, if adopted as final regulations, would cause the question of whether a transfer of residual interests will be respected for federal income tax purposes to be determined in the audits of the transferee and transferor rather than an item to be determined as a partnership item in the audit of the REMIC's return.

        For further information regarding the federal income tax consequences of investing in the certificates, see "Certain Federal Income Tax Consequences" in the prospectus.

CERTAIN LEGAL INVESTMENT ASPECTS

        For purposes of the Secondary Mortgage Market Enhancement Act of 1984, or SMMEA, the offered certificates, other than the Class B-4, Class B-5, Class B-6, Class B-7, Class B-8 and Class B-9 Certificates, will constitute "mortgage related securities" when they are issued. These mortgage related securities, or SMMEA Certificates, will be legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities (including depository institutions, life insurance companies, and pension funds) created pursuant to or existing under the laws of the United States, or of any state, whose authorized investments are subject to state regulation to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any agency or instrumentality of the United States constitute legal investments for those entities. Under SMMEA, if a state enacted legislation before October 4, 1991 specifically limiting the legal investment authority of any type of those entities in "mortgage related securities," the SMMEA Certificates will constitute legal investments for those types of entities only to the extent provided by the legislation. Some states have enacted such legislation. Investors should consult their own legal advisors in determining whether and to what extent the offered certificates, constitute legal investments for them.

        SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal with the SMMEA Certificates without limitation as to the percentage of their assets represented by the SMMEA Certificates, federal credit unions may invest in the SMMEA Certificates and national banks may purchase the SMMEA Certificates for their own accounts without regard to the limitations generally applicable to investment securities prescribed by 12 U.S.C. 24 (Seventh), in each case subject to such regulations as the applicable federal regulatory authority may adopt.

        Institutions whose investment activities are subject to review by some regulatory authorities may be or may become subject to restrictions on investment in the offered certificates, which could be retroactively imposed. The Federal Financial Institutions Examination Council, the Federal Deposit Insurance Corporation, the Office of the Comptroller of the Currency, the Board of Governors of the Federal Reserve System, the Office of Thrift Supervision and the National Credit Union Administration have adopted guidelines, and have proposed policies, regarding the suitability of investments in various types of derivative mortgage-backed securities, including securities such as the offered certificates. In addition, several states have adopted or are considering regulations that would prohibit regulated institutions subject to their jurisdiction from holding mortgage-backed securities such as the offered certificates. When adopted, the regulations could apply to the offered certificates retroactively. Investors should consult their own legal advisors in determining whether and to what extent the offered certificates constitute legal investments for them.

        There may be other restrictions on the ability of some investors, including depository institutions, either to purchase the offered certificates or to purchase the offered certificates representing more than a specified percentage of the investor's assets. Investors should consult their own legal advisors in determining whether and to what extent the offered certificates constitute legal investments for them.

ERISA CONSIDERATIONS

        ERISA and Section 4975 of the Internal Revenue Code contain provisions that may affect a fiduciary of an employee benefit plan or other plan or arrangement, such as an individual retirement account. Plans, insurance companies or other persons investing Plan Assets (see "ERISA Considerations—Plan Asset Regulation" in the prospectus) should carefully review with their legal counsel whether owning offered certificates is permitted under ERISA or Section 4975 of the Internal Revenue Code. The Underwriter's Exemption or the WCC Exemption, as described under "ERISA Considerations—Underwriter's Exemption and WCC Exemption" in the prospectus, may provide an exemption from restrictions imposed by ERISA or Section 4975 of the Internal Revenue Code and may permit a Plan to own, or Plan Assets to be used to purchase, the offered certificates other than the

Residual Certificates. However, both the Underwriter's Exemption and the WCC Exemption contain several conditions, including the requirement that an affected Plan must be an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933, as amended. In addition, in order to assure the inapplicability of certain restrictions imposed by Section 406(b)(1) and (2) of ERISA and Section 4975(c)(1)(E) of the Code in connection with the initial issuance of the certificates, each Plan or person using Plan Assets of any Plan that acquires offered certificates from the underwriters named in this prospectus supplement or from Washington Mutual Bank or any of its affiliates shall be deemed to represent and warrant that (i) no person who has discretionary authority or renders investment advice with respect to such acquisition of such offered certificates (and no affiliate of such person) is a mortgagor with respect to more than 5% of the mortgage loans, (ii) such Plan's investment in any class of offered certificates does not and will exceed 25% of all of the offered certificates of that class at the time such investment is made, and (iii) immediately after such investment is made, no more than 25% of the assets of such Plan is invested in securities representing an interest in a trust or other issuer containing assets sold or serviced by the same entity (provided that an entity will not be considered to service assets contained in a trust or other issuer if it is merely a subservicer with respect to such trust or issuer).

        The Underwriter's Exemption, the WCC Exemption or any similar exemption that might be available, will not likely apply to the purchase, sale or holding of the Residual Certificates. Therefore, the trustee will not register transfers of the Residual Certificates to a Plan, a trustee or other person acting on behalf of any Plan or any other person using Plan Assets to purchase the Residual Certificates without first receiving an opinion of counsel. The opinion of counsel must:

  •
  be satisfactory to Washington Mutual Mortgage Securities Corp., the trustee and the master servicer;

  •
  not be at the expense of Washington Mutual Mortgage Securities Corp., the trustee, the Delaware trustee or the master servicer; and

  •
  conclude that the purchase of the certificates by or on behalf of the Plan:

  •
  is permissible under applicable law;

  •
  will not constitute or result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Internal Revenue Code; and

  •
  will not subject Washington Mutual Mortgage Securities Corp., the trustee, the Delaware trustee or the master servicer to any obligation in addition to those undertaken in the pooling agreement.

        Pursuant to the Underwriter's Exemption or the WCC Exemption, Plans may purchase and hold subordinate certificates such as the Senior Subordinate Certificates if they are rated "BBB-" or better at the time of purchase. See "ERISA Considerations—Underwriter's Exemption and WCC Exemption" in the prospectus. A Plan, or other purchaser acting on its behalf or with Plan Assets, that purchases the Senior Subordinate Certificates will be deemed to have represented that:

  •
  the rating condition was satisfied at the time of purchase; or

  •
  the following conditions are satisfied:

  •
  it is an insurance company;

  •
  the source of funds used to acquire or hold the certificates is an "insurance company general account" as that term is defined in PTCE 95-60; and

  •
  the conditions in Sections I and III of PTCE 95-60 have been satisfied.

        The pooling and servicing agreement will require that if neither condition is satisfied the Plan, or other purchaser acting on its behalf or with Plan Assets, will:

  •
  indemnify and hold harmless Washington Mutual Mortgage Securities Corp., the trustee, the Delaware trustee, the master servicer, the underwriters and the Trust from and against all liabilities, claims, costs or expenses incurred by them as a result of the purchase; and

  •
  be disregarded as purchaser and the immediately preceding permitted beneficial owner will be treated as the beneficial owner of that certificate.

        Any fiduciary or other investor of Plan Assets that proposes to own the offered certificates on behalf of or with Plan Assets of any Plan should consult with legal counsel about: (i) whether the specific and general conditions and the other requirements in the Underwriter's Exemption or the WCC Exemption would be satisfied, or whether any other prohibited transaction exemption would apply, and (ii) the application of the general fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and Section 4975 of the Internal Revenue Code to the proposed investment. See "ERISA Considerations" in the prospectus.

        Washington Mutual Mortgage Securities Corp. makes no representation that the sale of any of the offered certificates to a Plan or other purchaser acting on its behalf meets any relevant legal requirement for investments by Plans generally or any particular Plan, or that the investment is appropriate for Plans generally or any particular Plan.

METHOD OF DISTRIBUTION

        Washington Mutual Mortgage Securities Corp. has agreed to sell to the underwriters, and the underwriters have agreed to purchase, all of the offered certificates (other than the 0.01% percentage interest of the Class R Certificates that Washington Mutual Mortgage Securities Corp. will retain) in the principal amounts (or approximate notional amount, in the case of the Class X Certificates) set forth below.

Underwriter	Class 1-A-1A Certificates	Class 1-A-1B Certificates	Class 2-A-1A Certificates	Class 2-A-1B1 Certificates
WaMu Capital Corp.	$117,589,000	$13,066,000	$953,476,000	$180,211,000
UBS Securities LLC.	78,393,000	8,710,000	635,650,000	120,140,000

Total	$195,982,000	$21,776,000	$1,589,126,000	$300,351,000

Underwriter	Class 2-A-1B2 Certificates	Class 2-A-1B3 Certificates	Class 2-A-1C Certificates	Class X Certificates	Class B-1 Certificates
WaMu Capital Corp.	$71,012,000	$146,058,000	$238,369,000	$—	$72,212,000
UBS Securities LLC.	47,342,000	97,372,000	158,913,000	3,167,184,178	48,142,000

Total	$118,354,000	$243,430,000	$397,282,000	$3,167,184,178	$120,354,000

Underwriter	Class B-2 Certificates	Class B-3 Certificates	Class B-4 Certificates	Class B-5 Certificates
WaMu Capital Corp.	$24,704,000	$7,601,000	$11,402,000	$7,601,000
UBS Securities LLC.	16,469,000	5,068,000	7,601,000	5,068,000

Total	$41,173,000	$12,669,000	$19,003,000	$12,669,000

Underwriter	Class B-6 Certificates	Class B-7 Certificates	Class B-8 Certificates	Class B-9 Certificates
WaMu Capital Corp.	$5,701,000	$5,701,000	$3,800,000	$6,651,000
UBS Securities LLC.	3,801,000	3,801,000	2,534,000	4,434,000

Total	$9,502,000	$9,502,000	$6,334,000	$11,085,000

Underwriter	Class R Certificates
WaMu Capital Corp.	$100
UBS Securities LLC.	—

Total	$100

        An underwriting agreement between Washington Mutual Mortgage Securities Corp. and the underwriters governs the sale of the offered certificates. The aggregate proceeds (excluding accrued interest) to Washington Mutual Mortgage Securities Corp. from the sale of the offered certificates, before deducting expenses estimated to be $600,000, will be approximately 102.84% of the initial aggregate principal balance of the offered certificates. Under the underwriting agreement, the underwriters have agreed to take and pay for all of the offered certificates, if any are taken. The underwriters will distribute the offered certificates from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. The difference between the purchase price for the offered certificates paid to Washington Mutual Mortgage Securities Corp. and the proceeds from the sale of the offered certificates realized by the underwriters will constitute underwriting discounts and commissions.

        Washington Mutual Mortgage Securities Corp. has agreed to indemnify the underwriters against some civil liabilities, including liabilities under the Securities Act of 1933.

LEGAL MATTERS

        Washington Mutual Mortgage Securities Corp.'s counsel, Orrick, Herrington & Sutcliffe LLP, San Francisco, California, and its Delaware counsel, Richards, Layton & Finger, P.A., Wilmington, Delaware, will deliver legal opinions required by the underwriting agreement. McKee Nelson LLP, New York, New York, will pass upon certain legal matters on behalf of the underwriters.

CERTIFICATE RATINGS

        It is a condition to the issuance of the offered certificates that they receive the ratings from S&P and Moody's indicated:

Rating Agency
Class
	S&P	Moody's
1-A-1A	AAA	Aaa
1-A-1B	AAA	Aaa
2-A-1A	AAA	Aaa
2-A-1B1	AAA	Aaa
2-A-1B2	AAA	Aaa
2-A-1B3	AAA	Aaa
2-A-1C	AAA	Aaa
X	AAA	Aaa
B-1	AA+	—
B-2	AA	—
B-3	AA-	—
B-4	A+	—
B-5	A	—
B-6	A-	—
B-7	BBB+	—
B-8	BBB	—
B-9	BBB-	—
R	AAA	Aaa

        A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency. Each security rating should be evaluated independently of any other security rating.

        The ratings assigned to this issue do not constitute a recommendation to purchase or sell these securities. Rather, they are an indication of the likelihood of the payment of principal and interest as set forth in the transaction documentation. The ratings do not address the effect on the certificates' yield attributable to prepayments or recoveries on the underlying mortgage loans. Additionally, the ratings on the Class R Certificates address only the return of the Class R Principal Balance and interest on that balance at the stated rate.

        The ratings on the offered certificates address the likelihood of the receipt by certificateholders of all distributions with respect to the underlying mortgage loans to which they are entitled. The ratings do not represent any assessment of the likelihood that the rate of principal prepayments by mortgagors might differ from those originally anticipated. As a result of differences in the rate of principal prepayments, certificateholders might suffer a lower than anticipated yield to maturity. See "Risk Factors" and "Yield and Prepayment Considerations" in this prospectus supplement.

        Washington Mutual Mortgage Securities Corp. has not requested a rating on the offered certificates by any rating agency other than S&P and Moody's. However, there can be no assurance as to whether any other rating agency will rate the offered certificates, or, if it does, what rating would be assigned by any other rating agency. A rating on the offered certificates by another rating agency, if assigned at all, may be lower than the rating assigned to the offered certificates by S&P or Moody's.

APPENDIX A†

Percent of Initial Class Principal Balance Outstanding
At Various Percentages of the Constant Prepayment Rate*

	Class 1-A-1A And Class 1-A-1B					Class 2-A-1A, Class 2-A-1B3 And Class 2-A-1C
											Class 2-A-1B1
Distribution Date
	12%	15%	25%	30%	40%	12%	15%	25%	30%	40%	12%	15%	25%	30%	40%
Initial Percentages	100	100	100	100	100	100	100	100	100	100	100	100	100	100	100
April 25, 2006	85	82	71	66	55	85	82	71	66	55	80	75	60	52	37
April 25, 2007	73	67	50	42	30	73	67	50	42	30	62	54	30	20	2
April 25, 2008	62	55	35	28	16	62	55	35	28	16	47	37	10	0	0
April 25, 2009	52	44	26	19	9	52	44	26	19	9	33	22	0	0	0
April 25, 2010	44	36	19	13	6	44	36	19	13	6	22	11	0	0	0
April 25, 2011	37	30	14	9	3	37	30	14	9	3	12	3	0	0	0
April 25, 2012	32	25	10	6	2	32	25	10	6	2	5	0	0	0	0
April 25, 2013	27	21	7	4	1	27	21	7	4	1	0	0	0	0	0
April 25, 2014	24	17	5	3	1	24	17	5	3	1	0	0	0	0	0
April 25, 2015	20	14	4	2	*	20	14	4	2	*	0	0	0	0	0
April 25, 2016	17	12	3	1	*	17	12	3	1	*	0	0	0	0	0
April 25, 2017	15	10	2	1	*	15	10	2	1	*	0	0	0	0	0
April 25, 2018	12	8	2	1	*	12	8	2	1	*	0	0	0	0	0
April 25, 2019	10	6	1	*	*	10	6	1	*	*	0	0	0	0	0
April 25, 2020	9	5	1	*	*	9	5	1	*	*	0	0	0	0	0
April 25, 2021	7	4	1	*	*	7	4	1	*	*	0	0	0	0	0
April 25, 2022	6	3	*	*	*	6	3	*	*	*	0	0	0	0	0
April 25, 2023	5	3	*	*	*	5	3	*	*	*	0	0	0	0	0
April 25, 2024	4	2	*	*	*	4	2	*	*	*	0	0	0	0	0
April 25, 2025	3	2	*	*	*	3	2	*	*	*	0	0	0	0	0
April 25, 2026	3	1	*	*	*	3	1	*	*	*	0	0	0	0	0
April 25, 2027	2	1	*	*	*	2	1	*	*	*	0	0	0	0	0
April 25, 2028	2	1	*	*	*	2	1	*	*	*	0	0	0	0	0
April 25, 2029	1	1	*	*	*	1	1	*	*	*	0	0	0	0	0
April 25, 2030	1	*	*	*	*	1	*	*	*	*	0	0	0	0	0
April 25, 2031	1	*	*	*	*	1	*	*	*	*	0	0	0	0	0
April 25, 2032	*	*	*	*	*	1	*	*	*	*	0	0	0	0	0
April 25, 2033	*	*	*	*	*	*	*	*	*	*	0	0	0	0	0
April 25, 2034	*	*	*	*	*	*	*	*	*	*	0	0	0	0	0
April 25, 2035	*	*	*	*	*	*	*	*	*	*	0	0	0	0	0
April 25, 2036	*	*	*	*	*	*	*	*	*	*	0	0	0	0	0
April 25, 2037	*	*	*	*	*	*	*	*	*	*	0	0	0	0	0
April 25, 2038	*	*	*	*	*	*	*	*	*	*	0	0	0	0	0
April 25, 2039	*	*	*	*	*	*	*	*	*	*	0	0	0	0	0
April 25, 2040	*	*	*	*	*	*	*	*	*	*	0	0	0	0	0
April 25, 2041	*	*	*	*	*	*	*	*	*	*	0	0	0	0	0
April 25, 2042	*	*	*	*	*	*	*	*	*	*	0	0	0	0	0
April 25, 2043	*	*	*	*	*	*	*	*	*	*	0	0	0	0	0
April 25, 2044	*	*	*	*	*	*	*	*	*	*	0	0	0	0	0
April 25, 2045	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0
Weighted Average Life (in years)(1)	6.09	5.04	3.04	2.47	1.73	6.10	5.05	3.04	2.47	1.73	3.13	2.54	1.50	1.22	0.88
Weighted Average Life to the Clean-Up Call Option Date (Years)(1)(2)	5.68	4.65	2.78	2.25	1.59	5.68	4.65	2.78	2.25	1.59	3.13	2.54	1.50	1.22	0.88

†
The following tables have been prepared based on the assumptions described in this prospectus supplement under "Yield and Prepayment Considerations" (including the assumptions regarding the characteristics and performance of the mortgage loans which differ from their actual characteristics and performance) and should be read in conjunction with that section.

*
Rounded to the nearest 1%.

(1)
The weighted average life of any class of certificates is determined by (i) multiplying the assumed net reduction, if any, in the principal amount on each Distribution Date on such class of certificates by the number of years from the date of issuance of the certificate to the related Distribution Date, (ii) summing the results, and (iii) dividing the sum by the aggregate amount of the assumed net reductions in principal amount on such class of certificates.

(2)
The weighted average lives to the Clean-Up Call Option Date have been prepared based on an additional assumption that the Class 1-A-1A, Class 1-A-1B, Class 2-A-1A, Class 2-A-1B1, Class 2-A-1B2. Class 2-A-1B3, Class 2-A-1C, Class B-1, Class B-2, Class B-3, Class B-4, Class B-5, Class B-6, Class B-7, Class B-8 and Class B-9 Certificates are sold immediately on the Clean-Up Call Option Date.

APPENDIX A†

Percent of Initial Class Principal Balance Outstanding
At Various Percentages of the Constant Prepayment Rate*

						Class B-1, Class B-2, Class B-3, Class B-4, Class B-5, Class B-6, Class B-7, Class B-8 And Class B-9
	Class 2-A-1B2
Distribution Date
	12%	15%	25%	30%	40%	12%	15%	25%	30%	40%
Initial Percentages	100	100	100	100	100	100	100	100	100	100
April 25, 2006	100	100	100	100	100	99	99	99	99	99
April 25, 2007	100	100	100	100	100	97	97	97	97	84
April 25, 2008	100	100	100	98	57	95	95	88	80	64
April 25, 2009	100	100	92	67	33	93	93	65	55	38
April 25, 2010	100	100	67	46	20	92	82	47	38	22
April 25, 2011	100	100	49	32	12	84	68	35	26	13
April 25, 2012	100	89	36	22	7	72	57	26	18	8
April 25, 2013	97	74	27	15	4	62	47	19	12	4
April 25, 2014	83	61	19	10	2	53	39	14	8	3
April 25, 2015	71	50	14	7	1	46	32	10	6	2
April 25, 2016	61	41	10	5	1	39	27	7	4	1
April 25, 2017	52	34	7	3	*	33	22	5	3	1
April 25, 2018	44	28	5	2	*	28	18	4	2	*
April 25, 2019	37	23	4	1	*	24	15	3	1	*
April 25, 2020	31	19	3	1	*	20	12	2	1	*
April 25, 2021	26	15	2	1	*	17	10	1	1	*
April 25, 2022	22	12	1	*	*	14	8	1	*	*
April 25, 2023	18	10	1	*	*	12	6	1	*	*
April 25, 2024	15	8	1	*	*	10	5	*	*	*
April 25, 2025	12	6	*	*	*	8	4	*	*	*
April 25, 2026	10	5	*	*	*	6	3	*	*	*
April 25, 2027	8	4	*	*	*	5	2	*	*	*
April 25, 2028	6	3	*	*	*	4	2	*	*	*
April 25, 2029	5	2	*	*	*	3	1	*	*	*
April 25, 2030	4	2	*	*	*	2	1	*	*	*
April 25, 2031	3	1	*	*	*	2	1	*	*	*
April 25, 2032	2	1	*	*	*	1	*	*	*	*
April 25, 2033	1	*	*	*	*	1	*	*	*	*
April 25, 2034	1	*	*	*	*	*	*	*	*	*
April 25, 2035	*	*	*	*	*	*	*	*	*	*
April 25, 2036	*	*	*	*	*	*	*	*	*	*
April 25, 2037	*	*	*	*	*	*	*	*	*	*
April 25, 2038	*	*	*	*	*	*	*	*	*	*
April 25, 2039	*	*	*	*	*	*	*	*	*	*
April 25, 2040	*	*	*	*	*	*	*	*	*	*
April 25, 2041	*	*	*	*	*	*	*	*	*	*
April 25, 2042	*	*	*	*	*	*	*	*	*	*
April 25, 2043	*	*	*	*	*	*	*	*	*	*
April 25, 2044	*	*	*	*	*	*	*	*	*	*
April 25, 2045	0	0	0	0	0	0	0	0	0	0
Weighted Average Life (in years)(1)	13.63	11.41	6.96	5.63	3.89	10.76	9.01	5.76	5.00	3.90
Weighted Average Life to the Clean-Up Call Option Date (Years)(1)(2)	12.16	10.02	6.03	4.87	3.40	9.82	8.12	5.11	4.38	3.35

†
The following tables have been prepared based on the assumptions described in this prospectus supplement under "Yield and Prepayment Considerations" (including the assumptions regarding the characteristics and performance of the mortgage loans which differ from their actual characteristics and performance) and should be read in conjunction with that section.

*
Rounded to the nearest 1%.

(1)
The weighted average life of any class of certificates is determined by (i) multiplying the assumed net reduction, if any, in the principal amount on each Distribution Date on such class of certificates by the number of years from the date of issuance of the certificate to the related Distribution Date, (ii) summing the results, and (iii) dividing the sum by the aggregate amount of the assumed net reductions in principal amount on such class of certificates.

(2)
The weighted average lives to the Clean-Up Call Option Date have been prepared based on an additional assumption that the Class 1-A-1A, Class 1-A-1B, Class 2-A-1A, Class 2-A-1B1, Class 2-A-1B2. Class 2-A-1B3, Class 2-A-1C, Class B-1, Class B-2, Class B-3, Class B-4, Class B-5, Class B-6, Class B-7, Class B-8 and Class B-9 Certificates are sold immediately on the Clean-Up Call Option Date.

APPENDIX B

LOAN GROUP 1

Mortgage Interest Rates of the Group 1 Loans
Mortgage Interest Rate (%)	Number of Mortgage Loans	Aggregate Principal Balance of the Mortgage Loans as of the Cut-Off Date	Percentage of the Aggregate Principal Balance of all Group 1 Loans
4.171	22	$5,111,957.99	2.12%
4.271	6	1,320,485.44	0.55
4.321	1	238,937.82	0.10
4.371	52	11,499,314.85	4.78
4.421	30	7,389,046.36	3.07
4.471	5	930,353.38	0.39
4.491	1	229,647.26	0.10
4.521	386	86,994,468.00	36.15
4.571	45	9,922,611.61	4.12
4.591	11	2,434,824.43	1.01
4.621	11	2,759,347.68	1.15
4.641	1	156,965.98	0.07
4.661	5	1,755,156.90	0.73
4.671	2	403,937.26	0.17
4.701	1	209,161.21	0.09
4.711	1	229,234.44	0.10
4.731	1	432,557.69	0.18
4.751	1	151,182.80	0.06
4.771	379	82,761,286.28	34.40
4.816	1	175,693.22	0.07
4.821	43	8,781,618.78	3.65
4.836	1	340,863.44	0.14
4.841	13	3,232,926.04	1.34
4.871	2	589,772.18	0.25
4.906	1	310,640.51	0.13
4.911	1	352,523.72	0.15
4.921	8	1,760,032.23	0.73
4.941	6	1,509,084.93	0.63
4.951	1	310,865.00	0.13
4.961	2	883,645.86	0.37
4.971	2	396,458.80	0.16
4.981	1	206,066.19	0.09
5.061	1	319,422.05	0.13
5.066	1	342,006.24	0.14
5.071	1	315,721.62	0.13
5.086	1	299,541.10	0.12
5.121	1	152,243.14	0.06
5.131	1	338,454.44	0.14
5.171	9	1,015,093.48	0.42
5.191	2	562,147.74	0.23
5.221	1	297,176.48	0.12
5.241	3	846,266.52	0.35
5.311	1	48,704.94	0.02
5.321	1	165,894.54	0.07
5.401	1	87,964.28	0.04
5.451	1	151,736.94	0.06
5.471	2	421,245.82	0.18
5.481	1	343,833.46	0.14
5.521	1	48,580.52	0.02
5.561	1	209,782.51	0.09
5.591	1	339,626.42	0.14
5.611	2	531,378.76	0.22

TOTAL	1,076	$240,617,489.28	100.00%

Pass-Through Rates of the Group 1 Loans
Pass-Through Rates (%)	Aggregate Principal Balance of the Group 1 Loans as of the Cut-Off Date	Weighted Average Mortgage Interest Rates		Weighted Average Scheduled Remaining Term (In Months)
3.746	$5,111,957.99	4.171		356
3.846	1,320,485.44	4.271		356
3.896	238,937.82	4.321		354
3.946	11,499,314.85	4.371		356
3.996	7,389,046.36	4.421		356
4.046	930,353.38	4.471		386
4.066	229,647.26	4.491		477
4.096	86,994,468.00	4.521		357
4.146	9,922,611.61	4.571		363
4.166	2,434,824.43	4.591		467
4.196	2,759,347.68	4.621		372
4.216	156,965.98	4.641		477
4.236	1,755,156.90	4.661		356
4.246	403,937.26	4.671		357
4.276	209,161.21	4.701		354
4.286	229,234.44	4.711		357
4.306	432,557.69	4.731		476
4.326	151,182.80	4.751		357
4.346	82,761,286.28	4.771		358
4.391	175,693.22	4.816		357
4.396	8,781,618.78	4.821		357
4.411	340,863.44	4.836		357
4.416	3,232,926.04	4.841		443
4.446	589,772.18	4.871		357
4.481	310,640.51	4.906		357
4.486	352,523.72	4.911		355
4.496	1,760,032.23	4.921		354
4.516	1,509,084.93	4.941		357
4.526	310,865.00	4.951		356
4.536	883,645.86	4.961		357
4.546	396,458.80	4.971		358
4.556	206,066.19	4.981		357
4.636	319,422.05	5.061		355
4.641	342,006.24	5.066		352
4.646	315,721.62	5.071		357
4.661	299,541.10	5.086		357
4.696	152,243.14	5.121		357
4.706	338,454.44	5.131		357
4.746	1,015,093.48	5.171		355
4.766	562,147.74	5.191		357
4.796	297,176.48	5.221		357
4.816	846,266.52	5.241		357
4.886	48,704.94	5.311		354
4.896	165,894.54	5.321		351
4.976	87,964.28	5.401		356
5.026	151,736.94	5.451		353
5.046	421,245.82	5.471		350
5.056	343,833.46	5.481		352
5.096	48,580.52	5.521		353
5.136	209,782.51	5.561		357
5.166	339,626.42	5.591		357
5.186	531,378.76	5.611		357

TOTAL	$240,617,489.28	4.642	*	360	*

*
Represents a weighted average of all the group 1 loans.

        As of the Cut-Off Date, the Pass-Through Rate for the group 1 loans is approximately 4.217% per annum.

LOAN GROUP 1

Original Principal Balances of the Group 1 Loans
Range of Original Principal Balances	Number of Mortgage Loans	Aggregate Principal Balances of the Mortgage Loans as of the Cut-Off Date	Percentage of the Aggregate Principal Balance of all Group 1 Loans
$ 50,000 or less	9	$424,540.34	0.18%
$ 50,001 - 75,000	19	1,275,915.65	0.53
$ 75,001 - 100,000	39	3,575,923.11	1.49
$100,001 - 150,000	151	19,678,887.41	8.18
$150,001 - 200,000	231	40,859,961.83	16.98
$200,001 - 250,000	219	49,338,283.38	20.50
$250,001 - 300,000	189	52,306,300.46	21.74
$300,001 - 350,000	183	59,325,034.63	24.66
$350,001 - 400,000	27	9,744,518.44	4.05
$400,001 - 450,000	7	2,960,763.31	1.23
$500,001 - 550,000	1	543,394.84	0.23
$550,001 - 600,000	1	583,965.88	0.24

TOTAL	1,076	$240,617,489.28	100.00%

        As of the Cut-Off Date, the principal balances of the group 1 loans ranged from approximately $39,928 to $583,966 with an average of approximately $223,622.

Current Loan-to-Value Ratios of the Group 1 Loans
Current Loan-to-Value Ratio (%)	Number of Mortgage Loans	Aggregate Principal Balance of the Mortgage Loans as of the Cut-Off Date	Percentage of the Aggregate Principal Balance of all Group 1 Loans
60.00 or less	167	$34,326,195.37	14.27%
60.01 - 70.00	213	50,101,943.81	20.82
70.01 - 75.00	292	67,423,249.63	28.02
75.01 - 80.00	230	50,682,762.19	21.06
80.01 - 85.00	4	987,809.00	0.41
85.01 - 90.00	16	4,354,389.12	1.81
90.01 - 95.00	154	32,741,140.16	13.61

TOTAL	1,076	$240,617,489.28	100.00%

        At origination, the weighted average loan-to-value ratio of the group 1 loans was approximately 73.3%. As of the Cut-Off Date, the weighted average loan-to-value ratio of the group 1 loans was approximately 73.1%.

Types of Mortgaged Properties Securing of the Group 1 Loans
Property Type	Number of Mortgage Loans	Aggregate Principal Balance of the Mortgage Loans as of the Cut-Off Date	Percentage of the Aggregate Principal Balance of all Group 1 Loans
Single Family Detached	840	$188,793,748.85	78.46%
Duplex	56	15,579,686.01	6.47
Triplex	8	2,460,848.57	1.02
Fourplex	7	2,741,819.43	1.14
Condominium	136	26,400,899.18	10.97
Housing Cooperative	29	4,640,487.24	1.93

TOTAL	1,076	$240,617,489.28	100.00%

Geographic Distribution by State of the Group 1 Loans
State	Number of Mortgage Loans	Aggregate Principal Balance of the Mortgage Loans as of the Cut-Off Date	Percentage of the Aggregate Principal Balance of all Group 1 Loans
Arizona	16	$3,212,225.60	1.33%
California	360	91,100,479.15	37.86
Colorado	45	8,620,561.94	3.58
Connecticut	26	6,271,285.52	2.61
District of Columbia	3	793,305.77	0.33
Florida	138	25,846,472.26	10.74
Georgia	10	2,014,101.23	0.84
Idaho	3	599,971.60	0.25
Illinois	60	13,416,553.25	5.58
Indiana	3	551,790.15	0.23
Kentucky	1	161,027.33	0.07
Maryland	27	6,317,402.78	2.63
Massachusetts	52	13,360,527.21	5.55
Michigan	33	5,016,669.63	2.08
Minnesota	7	1,411,911.72	0.59
Missouri	2	232,169.78	0.10
Nevada	19	4,062,930.92	1.69
New Hampshire	7	1,418,240.52	0.59
New Jersey	50	11,700,721.20	4.86
New York	72	16,803,897.49	6.98
North Carolina	6	670,846.82	0.28
Ohio	13	2,017,568.14	0.84
Oregon	11	2,100,830.38	0.87
Pennsylvania	14	2,646,868.37	1.10
Rhode Island	11	2,603,245.70	1.08
Texas	11	2,025,178.17	0.84
Utah	8	1,077,301.84	0.45
Virginia	23	5,499,859.54	2.29
Washington	42	8,355,470.13	3.47
Wisconsin	3	708,075.14	0.29

TOTAL	1,076	$240,617,489.28	100.00%

        No more than approximately 0.7% of the group 1 loans will be secured by mortgaged properties in any one California zip code area, and no more than approximately 0.6% of the group 1 loans will be secured by mortgaged properties in any single zip code area outside of California.

Interest Rate Ceiling of the Group 1 Loans
Ceiling Rate (%)	Number of Mortgage Loans	Aggregate Principal Balance of the Mortgage Loans as of the Cut-Off Date	Percentage of the Aggregate Principal Balance of all Group 1 Loans
9.950	1,017	$227,907,895.75	94.72%
10.020	1	328,127.90	0.14
10.090	1	299,679.98	0.12
10.160	1	206,066.19	0.09
10.195	2	517,699.46	0.22
10.265	2	640,404.54	0.27
10.300	2	575,283.49	0.24
10.335	1	310,640.51	0.13
10.340	1	310,865.00	0.13
10.350	25	3,550,525.99	1.48
10.370	14	3,675,707.25	1.53
10.450	1	315,721.62	0.13
10.490	1	319,422.05	0.13
10.510	1	338,454.44	0.14
10.550	1	152,243.14	0.06
10.580	2	427,590.70	0.18
10.790	3	741,161.27	0.31

TOTAL	1,076	$240,617,489.28	100.00%

LOAN GROUP 1

Interest Rate Floor of the Group 1 Loans
Interest Rate Floor (%)	Number of Mortgage Loans	Aggregate Principal Balances of the Mortgage Loans as of the Cut-Off Date	Percentage of the Aggregate Principal Balance of all Group 1 Loans
2.000	22	$5,111,957.99	2.12%
2.100	6	1,320,485.44	0.55
2.150	1	238,937.82	0.10
2.200	52	11,499,314.85	4.78
2.250	30	7,389,046.36	3.07
2.300	5	930,353.38	0.39
2.320	1	229,647.26	0.10
2.350	386	86,994,468.00	36.15
2.400	45	9,922,611.61	4.12
2.420	11	2,434,824.43	1.01
2.450	11	2,759,347.68	1.15
2.470	1	156,965.98	0.07
2.490	5	1,755,156.90	0.73
2.500	2	403,937.26	0.17
2.530	1	209,161.21	0.09
2.540	1	229,234.44	0.10
2.560	1	432,557.69	0.18
2.580	1	151,182.80	0.06
2.600	379	82,761,286.28	34.40
2.645	1	175,693.22	0.07
2.650	43	8,781,618.78	3.65
2.665	1	340,863.44	0.14
2.670	13	3,232,926.04	1.34
2.700	2	589,772.18	0.25
2.735	1	310,640.51	0.13
2.740	1	352,523.72	0.15
2.750	8	1,760,032.23	0.73
2.770	6	1,509,084.93	0.63
2.780	1	310,865.00	0.13
2.790	2	883,645.86	0.37
2.800	2	396,458.80	0.16
2.810	1	206,066.19	0.09
2.890	1	319,422.05	0.13
2.895	1	342,006.24	0.14
2.900	1	315,721.62	0.13
2.915	1	299,541.10	0.12
2.950	1	152,243.14	0.06
2.960	1	338,454.44	0.14
3.000	9	1,015,093.48	0.42
3.020	2	562,147.74	0.23
3.050	1	297,176.48	0.12
3.070	3	846,266.52	0.35
3.140	1	48,704.94	0.02
3.150	1	165,894.54	0.07
3.230	1	87,964.28	0.04
3.280	1	151,736.94	0.06
3.300	2	421,245.82	0.18
3.310	1	343,833.46	0.14
3.350	1	48,580.52	0.02
3.390	1	209,782.51	0.09
3.420	1	339,626.42	0.14
3.440	2	531,378.76	0.22

TOTAL	1,076	240,617,489.28	100.00%

Documentation Program Types of the Group 1 Loans
Loan Documentation Program Type	Number of Mortgage Loans	Aggregate Principal Balance of the Mortgage Loans as of the Cut-Off Date	Percentage of the Aggregate Principal Balance of all Group 1 Loans
Full Documentation*	284	$61,656,353.29	25.62%
Reduced Documentation	792	178,961,135.99	74.38

Total	1,076	$240,617,489.28	100.00%

*
Includes mortgage loans with less than full documentation when the documentation requirement is established by an agency (Fannie Mae or Freddie Mac) automated underwriting system.

        As of the Cut-Off Date, the weighted average loan-to-value ratio of the group 1 loans originated under a reduced documentation program was approximately 69.3%.

Purpose of the Group 1 Loans
Purpose of Loan	Number of Mortgage Loans	Aggregate Principal Balance of the Mortgage Loans as of the Cut-Off Date	Percentage of the Aggregate Principal Balance of All Group 1 Loans
Purchase Loans	259	$56,768,321.79	23.59%
Rate/Term Refinances	236	49,267,782.52	20.48
Cash Out Refinances	581	134,581,384.97	55.93

TOTAL	1,076	$240,617,489.28	100.00%

Years of Initial Monthly Payments of the Group 1 Loans
Year of Initial Monthly Payment	Number of Mortgage Loans	Aggregate Principal Balance of the Mortgage Loans as of the Cut-Off Date	Percentage of the Aggregate Principal Balance of all Group 1 Loans
2004	135	$28,816,088.33	11.98%
2005	941	211,801,400.95	88.02

TOTAL	1,076	$240,617,489.28	100.00%

Occupancy Status of the Group 1 Loans
Occupancy Status	Number of Mortgage Loans	Aggregate Principal Balance of the Mortgage Loans as of the Cut-Off Date	Percentage of the Aggregate Principal Balance of all Group 1 Loans
Owner Occupied	1,016	$229,541,330.66	95.40%
Owner Occupied—2nd Home	35	7,420,297.35	3.08
Non-Owner Occupied	25	3,655,861.27	1.52

TOTAL	1,076	$240,617,489.28	100.00%

Credit Scores Distribution of the Group 1 Loans
Credit Score	Number of Mortgage Loans	Aggregate Principal Balance of the Mortgage Loans as of the Cut-Off Date	Percentage of the Aggregate Principal Balance of all Group 1 Loans
599 or less	79	$17,472,647.81	7.26%
600 - 619	244	54,323,681.80	22.58
620 - 639	351	79,511,194.18	33.04
640 - 659	211	49,302,410.35	20.49
660 - 679	59	12,422,230.51	5.16
680 - 699	40	8,236,588.95	3.42
700 - 719	43	8,386,304.03	3.49
720 - 739	19	4,308,257.17	1.79
740 - 759	9	2,572,360.78	1.07
760 - 779	18	3,682,795.13	1.53
780 - 799	3	399,018.57	0.17

TOTAL	1,076	$240,617,489.28	100.00%

        As of the Cut-Off Date, the weighted average credit score of the group 1 loans was approximately 638.

LOAN GROUP 1

Margins of the Group 1 Loans
Margin (%)	Number of Mortgage Loans	Aggregate Principal Balance of the Mortgage Loans as of the Cut-Off Date	Percentage of the Aggregate Principal Balance of all Group 1 Loans
2.000	22	$5,111,957.99	2.12%
2.100	6	1,320,485.44	0.55
2.150	1	238,937.82	0.10
2.200	52	11,499,314.85	4.78
2.250	30	7,389,046.36	3.07
2.300	5	930,353.38	0.39
2.320	1	229,647.26	0.10
2.350	386	86,994,468.00	36.15
2.400	45	9,922,611.61	4.12
2.420	11	2,434,824.43	1.01
2.450	11	2,759,347.68	1.15
2.470	1	156,965.98	0.07
2.490	5	1,755,156.90	0.73
2.500	2	403,937.26	0.17
2.530	1	209,161.21	0.09
2.540	1	229,234.44	0.10
2.560	1	432,557.69	0.18
2.580	1	151,182.80	0.06
2.600	379	82,761,286.28	34.40
2.645	1	175,693.22	0.07
2.650	43	8,781,618.78	3.65
2.665	1	340,863.44	0.14
2.670	13	3,232,926.04	1.34
2.700	2	589,772.18	0.25
2.735	1	310,640.51	0.13
2.740	1	352,523.72	0.15
2.750	8	1,760,032.23	0.73
2.770	6	1,509,084.93	0.63
2.780	1	310,865.00	0.13
2.790	2	883,645.86	0.37
2.800	2	396,458.80	0.16
2.810	1	206,066.19	0.09
2.890	1	319,422.05	0.13
2.895	1	342,006.24	0.14
2.900	1	315,721.62	0.13
2.915	1	299,541.10	0.12
2.950	1	152,243.14	0.06
2.960	1	338,454.44	0.14
3.000	9	1,015,093.48	0.42
3.020	2	562,147.74	0.23
3.050	1	297,176.48	0.12
3.070	3	846,266.52	0.35
3.140	1	48,704.94	0.02
3.150	1	165,894.54	0.07
3.230	1	87,964.28	0.04
3.280	1	151,736.94	0.06
3.300	2	421,245.82	0.18
3.310	1	343,833.46	0.14
3.350	1	48,580.52	0.02
3.390	1	209,782.51	0.09
3.420	1	339,626.42	0.14
3.440	2	531,378.76	0.22

TOTAL	1,076	$240,617,489.28	100.00%

Scheduled Maturity Years of the Group 1 Loans
Year of Maturity	Number of Mortgage Loans	Aggregate Principal Balance of the Mortgage Loans as of the Cut-Off Date	Percentage of the Aggregate Principal Balance of all Group 1 Loans
2019	1	$73,380.67	0.03%
2034	269	59,070,040.43	24.55
2035	773	173,708,329.33	72.19
2044	11	2,921,952.18	1.21
2045	22	4,843,786.67	2.01

TOTAL	1,076	$240,617,489.28	100.00%

        The weighted average remaining term of the group 1 loans as of the Cut-Off Date is approximately 364 months.

        The latest scheduled maturity of any of the group 1 loans is January 2045.

First Interest Rate Adjustment Dates of the Group 1 Loans
Month/Year	Number of Mortgage Loans	Aggregate Principal Balance of the Mortgage Loans as of the Cut-Off Date	Percentage of the Aggregate Principal Balance of all Group 1 Loans
05/2004	1	$348,817.74	0.14%
07/2004	2	421,245.82	0.18
09/2004	2	685,839.70	0.29
10/2004	21	3,872,898.55	1.61
11/2004	63	13,248,699.85	5.51
12/2004	46	10,238,586.67	4.26
01/2005	145	33,000,207.84	13.71
02/2005	783	175,718,466.73	73.03
03/2005	9	2,124,567.59	0.88
04/2005	4	958,158.79	0.40

TOTAL	1,076	$240,617,489.28	100.00%

Original Terms of the Group 1 Loans
Loan Term (In Months)	Number of Mortgage Loans	Aggregate Principal Balance of the Mortgage Loans as of the Cut-Off Date	Percentage of the Aggregate Principal Balance of all Group 1 Loans
180	1	$73,380.67	0.03%
360	1,042	232,778,369.76	96.74
480	33	7,765,738.85	3.23

TOTAL	1,076	$240,617,489.28	100.00%

LOAN GROUP 2

Purpose of the Group 2 Loans
Purpose of Loan	Number of Mortgage Loans	Aggregate Principal Balance of the Mortgage Loans as of the Cut-Off Date	Percentage of the Aggregate Principal Balance of All Group 2 Loans
Purchase Loans	1,566	$1,004,163,665.43	34.31%
Rate/Term Refinances	619	400,376,847.36	13.68
Cash Out Refinances	2,452	1,522,026,176.25	52.01

TOTAL	4,637	$2,926,566,689.04	100.00%

Geographic Distribution by State of the Group 2 Loans
State	Number of Mortgage Loans	Aggregate Principal Balance of the Mortgage Loans as of the Cut-Off Date	Percentage of the Aggregate Principal Balance of all Group 2 Loans
Arizona	45	$29,230,796.84	1.00%
California	3,070	1,945,870,201.68	66.49
Colorado	66	38,362,116.05	1.31
Connecticut	92	71,880,411.71	2.46
Delaware	9	7,044,040.40	0.24
District of Columbia	10	9,070,545.83	0.31
Florida	243	150,302,445.95	5.14
Georgia	23	15,230,707.77	0.52
Idaho	1	1,497,828.65	0.05
Illinois	84	49,304,545.99	1.68
Indiana	2	1,358,072.97	0.05
Kansas	1	742,476.84	0.03
Maryland	97	62,224,199.52	2.13
Massachusetts	109	71,674,109.67	2.45
Michigan	49	26,498,599.28	0.91
Minnesota	13	6,276,088.54	0.21
Missouri	1	420,199.59	0.01
Nevada	42	22,283,008.94	0.76
New Hampshire	6	2,991,881.44	0.10
New Jersey	156	94,237,536.79	3.22
New York	234	147,950,131.25	5.06
North Carolina	4	3,633,320.26	0.12
Ohio	5	2,689,235.32	0.09
Oregon	22	12,749,794.80	0.44
Pennsylvania	23	17,088,309.57	0.58
Rhode Island	6	3,240,846.14	0.11
South Carolina	5	2,579,043.00	0.09
Texas	12	8,048,700.73	0.28
Utah	6	3,454,955.99	0.12
Virginia	95	51,084,676.55	1.75
Washington	96	62,358,857.32	2.13
Wisconsin	10	5,189,003.66	0.18

TOTAL	4,637	$2,926,566,689.04	100.00%

        No more than approximately 0.8% of the group 2 loans will be secured by mortgaged properties in any one California zip code area, and no more than approximately 0.3% of the group 2 loans will be secured by mortgaged properties in any single zip code area outside of California.

LOAN GROUP 2

Pass-Through Rates of the Group 2 Loans
Pass-Through Rates (%)	Aggregate Principal Balance of the Group 2 Loans as of the Cut-Off Date	Weighted Average Mortgage Interest Rates		Weighted Average Scheduled Remaining Term (In Months)
3.746	$59,015,702.44	4.171		357
3.796	18,373,719.08	4.221		361
3.816	3,267,453.04	4.241		475
3.846	7,098,804.01	4.271		388
3.886	937,810.66	4.311		354
3.896	12,318,815.58	4.321		358
3.921	1,214,657.27	4.346		357
3.936	548,740.04	4.361		359
3.946	142,484,973.40	4.371		357
3.966	1,756,658.72	4.391		478
3.996	94,454,275.69	4.421		361
4.006	374,122.52	4.431		357
4.016	8,155,408.12	4.441		471
4.021	943,448.88	4.446		357
4.026	2,396,364.84	4.451		377
4.036	7,628,597.02	4.461		359
4.046	10,539,166.29	4.471		380
4.066	2,837,757.71	4.491		440
4.076	947,093.90	4.501		358
4.086	2,019,218.66	4.511		356
4.096	1,121,602,911.92	4.521		357
4.121	5,621,633.10	4.546		357
4.131	643,668.89	4.556		357
4.136	4,016,849.59	4.561		358
4.146	420,278,579.05	4.571		365
4.156	3,391,672.35	4.581		356
4.166	49,518,264.13	4.591		469
4.186	1,198,022.99	4.611		357
4.191	1,271,590.52	4.616		357
4.196	41,455,380.38	4.621		372
4.201	1,127,160.58	4.626		357
4.206	4,854,141.35	4.631		368
4.216	15,511,770.70	4.641		475
4.221	1,700,353.42	4.646		358
4.236	57,394,582.53	4.661		357
4.241	2,165,244.10	4.666		357
4.246	22,166,592.16	4.671		360
4.266	5,287,866.75	4.691		438
4.271	17,567,467.48	4.696		357
4.276	5,735,372.16	4.701		379
4.286	5,569,590.74	4.711		357
4.296	3,259,779.45	4.721		355
4.306	49,325,037.31	4.731		361
4.316	518,291.13	4.741		358
4.321	1,157,342.61	4.746		359
4.326	873,580.68	4.751		355
4.341	6,138,941.89	4.766		357
4.346	458,126,394.16	4.771		357
4.356	1,477,434.41	4.781		357
4.366	1,197,824.38	4.791		357
4.371	798,611.88	4.796		356
4.376	7,056,082.54	4.801		357
4.386	10,983,780.38	4.811		359
4.391	907,915.33	4.816		359
4.396	90,809,565.23	4.821		355
4.406	1,123,716.22	4.831		357
4.411	1,573,061.36	4.836		357
4.416	13,547,547.70	4.841		423
4.426	504,558.17	4.851		356
4.441	3,843,501.07	4.866		357
4.446	11,933,491.69	4.871		371
4.456	554,589.23	4.881		479
4.466	1,026,510.81	4.891		477
4.476	908,940.52	4.901		357
4.481	823,643.08	4.906		357
4.486	4,463,635.03	4.911		356
4.496	3,716,805.37	4.921		358
4.506	599,331.44	4.931		357
4.516	18,193,061.10	4.941		357
4.526	501,348.85	4.951		359
4.536	2,240,812.63	4.961		357
4.546	2,247,466.59	4.971		359
4.556	11,965,192.32	4.981		357
4.566	7,502,159.51	4.991		357
4.581	1,476,038.36	5.006		357
4.586	1,369,668.85	5.011		358
4.591	2,532,888.77	5.016		357
4.606	3,628,517.50	5.031		357
4.616	479,553.15	5.041		357
4.636	458,946.21	5.061		359
4.646	2,845,529.36	5.071		354
4.656	1,680,244.17	5.081		359
4.696	838,252.07	5.121		357
4.726	1,420,579.55	5.151		357
4.746	847,044.95	5.171		358
4.766	12,055,934.71	5.191		357
4.786	1,329,324.59	5.211		357
4.796	373,706.87	5.221		357
4.806	936,419.88	5.231		359
4.816	1,255,497.57	5.241		357
4.826	2,279,123.92	5.251		355
4.836	691,706.26	5.261		357
4.896	749,007.56	5.321		358
4.976	2,826,704.37	5.401		357
5.446	1,200,543.54	5.871		357

TOTAL	$2,926,566,689.04	4.592	*	363	*

*
Represents a weighted average of all the group 2 loans.

        As of the Cut-Off Date, the Pass-Through Rate for the group 2 loans is approximately 4.167% per annum.

LOAN GROUP 2

Current Loan-to-Value Ratios of the Group 2 Loans
Current Loan-to-Value Ratio (%)	Number of Mortgage Loans	Aggregate Principal Balance of the Mortgage Loans as of the Cut-Off Date	Percentage of the Aggregate Principal Balance of all Group 2 Loans
60.00 or less	662	$470,346,125.53	16.07%
60.01 - 70.00	953	703,421,943.87	24.04
70.01 - 75.00	1,218	753,397,816.28	25.74
75.01 - 80.00	1,705	952,939,777.20	32.56
80.01 - 85.00	35	18,646,027.49	0.64
85.01 - 90.00	32	14,456,341.35	0.49
90.01 - 95.00	32	13,358,657.32	0.46

TOTAL	4,637	$2,926,566,689.04	100.00%

        At origination, the weighted average loan-to-value ratio of the group 2 loans was approximately 70.5%. As of the Cut-Off Date, the weighted average loan-to-value ratio of the group 2 loans was approximately 70.3%.

Documentation Program Types of the Group 2 Loans
Loan Documentation Program Type	Number of Mortgage Loans	Aggregate Principal Balance of the Mortgage Loans as of the Cut-Off Date	Percentage of the Aggregate Principal Balance of all Group 2 Loans
Full Documentation	1,126	$650,812,719.36	22.24%
Reduced Documentation	3,511	2,275,753,969.68	77.76

Total	4,637	$2,926,566,689.04	100.00%

        As of the Cut-Off Date, the weighted average loan-to-value ratio of the group 2 loans originated under a reduced documentation program was approximately 68.9%.

Years of Initial Monthly Payments of the Group 2 Loans
Year of Initial Monthly Payment	Number of Mortgage Loans	Aggregate Principal Balance of the Mortgage Loans as of the Cut-Off Date	Percentage of the Aggregate Principal Balance of all Group 2 Loans
2004	591	$326,558,998.78	11.16%
2005	4,046	2,600,007,690.26	88.84

TOTAL	4,637	$2,926,566,689.04	100.00%

LOAN GROUP 2

Mortgage Interest Rates of the Group 2 Loans
Mortgage Interest Rate (%)	Number of Mortgage Loans	Aggregate Principal Balance of the Mortgage Loans as of the Cut-Off Date	Percentage of the Aggregate Principal Balance of all Group 2 Loans
4.171	96	$59,015,702.44	2.02%
4.221	28	18,373,719.08	0.63
4.241	5	3,267,453.04	0.11
4.271	12	7,098,804.01	0.24
4.311	2	937,810.66	0.03
4.321	23	12,318,815.58	0.42
4.346	1	1,214,657.27	0.04
4.361	1	548,740.04	0.02
4.371	205	142,484,973.40	4.87
4.391	3	1,756,658.72	0.06
4.421	154	94,454,275.69	3.23
4.431	1	374,122.52	0.01
4.441	12	8,155,408.12	0.28
4.446	1	943,448.88	0.03
4.451	2	2,396,364.84	0.08
4.461	8	7,628,597.02	0.26
4.471	20	10,539,166.29	0.36
4.491	6	2,837,757.71	0.10
4.501	1	947,093.90	0.03
4.511	2	2,019,218.66	0.07
4.521	1,770	1,121,602,911.92	38.32
4.546	4	5,621,633.10	0.19
4.556	1	643,668.89	0.02
4.561	4	4,016,849.59	0.14
4.571	715	420,278,579.05	14.36
4.581	4	3,391,672.35	0.12
4.591	70	49,518,264.13	1.69
4.611	1	1,198,022.99	0.04
4.616	1	1,271,590.52	0.04
4.621	62	41,455,380.38	1.42
4.626	2	1,127,160.58	0.04
4.631	6	4,854,141.35	0.17
4.641	25	15,511,770.70	0.53
4.646	2	1,700,353.42	0.06
4.661	68	57,394,582.53	1.96
4.666	1	2,165,244.10	0.07
4.671	36	22,166,592.16	0.76
4.691	7	5,287,866.75	0.18
4.696	15	17,567,467.48	0.60
4.701	9	5,735,372.16	0.20
4.711	6	5,569,590.74	0.19
4.721	7	3,259,779.45	0.11
4.731	52	49,325,037.31	1.69
4.741	1	518,291.13	0.02
4.746	1	1,157,342.61	0.04
4.751	2	873,580.68	0.03
4.766	6	6,138,941.89	0.21
4.771	836	458,126,394.16	15.65
4.781	2	1,477,434.41	0.05
4.791	1	1,197,824.38	0.04
4.796	1	798,611.88	0.03
4.801	6	7,056,082.54	0.24
4.811	17	10,983,780.38	0.38
4.816	1	907,915.33	0.03
4.821	144	90,809,565.23	3.10
4.831	1	1,123,716.22	0.04
4.836	2	1,573,061.36	0.05
4.841	23	13,547,547.70	0.46
4.851	1	504,558.17	0.02
4.866	2	3,843,501.07	0.13
4.871	20	11,933,491.69	0.41
4.881	1	554,589.23	0.02
4.891	2	1,026,510.81	0.04
4.901	1	908,940.52	0.03
4.906	1	823,643.08	0.03
4.911	7	4,463,635.03	0.15
4.921	6	3,716,805.37	0.13
4.931	1	599,331.44	0.02
4.941	22	18,193,061.10	0.62
4.951	1	501,348.85	0.02
4.961	2	2,240,812.63	0.08
4.971	5	2,247,466.59	0.08
4.981	12	11,965,192.32	0.41
4.991	9	7,502,159.51	0.26
5.006	1	1,476,038.36	0.05
5.011	3	1,369,668.85	0.05
5.016	2	2,532,888.77	0.09
5.031	3	3,628,517.50	0.12
5.041	1	479,553.15	0.02
5.061	1	458,946.21	0.02
5.071	3	2,845,529.36	0.10
5.081	3	1,680,244.17	0.06
5.121	1	838,252.07	0.03
5.151	2	1,420,579.55	0.05
5.171	2	847,044.95	0.03
5.191	15	12,055,934.71	0.41
5.211	1	1,329,324.59	0.05
5.221	1	373,706.87	0.01
5.231	1	936,419.88	0.03
5.241	1	1,255,497.57	0.04
5.251	2	2,279,123.92	0.08
5.261	1	691,706.26	0.02
5.321	1	749,007.56	0.03
5.401	3	2,826,704.37	0.10
5.871	1	1,200,543.54	0.04

TOTAL	4,637	$2,926,566,689.04	100.00%

LOAN GROUP 2

Interest Rate Floor of the Group 2 Loans
Interest Rate Floor (%)	Number of Mortgage Loans	Aggregate Principal Balances of the Mortgage Loans as of the Cut-Off Date	Percentage of the Aggregate Principal Balance of all Group 2 Loans
2.000	96	$59,015,702.44	2.02%
2.050	28	18,373,719.08	0.63
2.070	5	3,267,453.04	0.11
2.100	12	7,098,804.01	0.24
2.140	2	937,810.66	0.03
2.150	23	12,318,815.58	0.42
2.175	1	1,214,657.27	0.04
2.190	1	548,740.04	0.02
2.200	205	142,484,973.40	4.87
2.220	3	1,756,658.72	0.06
2.250	154	94,454,275.69	3.23
2.260	1	374,122.52	0.01
2.270	12	8,155,408.12	0.28
2.275	1	943,448.88	0.03
2.280	2	2,396,364.84	0.08
2.290	8	7,628,597.02	0.26
2.300	20	10,539,166.29	0.36
2.320	6	2,837,757.71	0.10
2.330	1	947,093.90	0.03
2.340	2	2,019,218.66	0.07
2.350	1,770	1,121,602,911.92	38.32
2.375	4	5,621,633.10	0.19
2.385	1	643,668.89	0.02
2.390	4	4,016,849.59	0.14
2.400	715	420,278,579.05	14.36
2.410	4	3,391,672.35	0.12
2.420	70	49,518,264.13	1.69
2.440	1	1,198,022.99	0.04
2.445	1	1,271,590.52	0.04
2.450	62	41,455,380.38	1.42
2.455	2	1,127,160.58	0.04
2.460	6	4,854,141.35	0.17
2.470	25	15,511,770.70	0.53
2.475	2	1,700,353.42	0.06
2.490	68	57,394,582.53	1.96
2.495	1	2,165,244.10	0.07
2.500	36	22,166,592.16	0.76
2.520	7	5,287,866.75	0.18
2.525	15	17,567,467.48	0.60
2.530	9	5,735,372.16	0.20
2.540	6	5,569,590.74	0.19
2.550	7	3,259,779.45	0.11
2.560	52	49,325,037.31	1.69
2.570	1	518,291.13	0.02
2.575	1	1,157,342.61	0.04
2.580	2	873,580.68	0.03
2.595	6	6,138,941.89	0.21
2.600	836	458,126,394.16	15.65
2.610	2	1,477,434.41	0.05
2.620	1	1,197,824.38	0.04
2.625	1	798,611.88	0.03
2.630	6	7,056,082.54	0.24
2.640	17	10,983,780.38	0.38
2.645	1	907,915.33	0.03
2.650	144	90,809,565.23	3.10
2.660	1	1,123,716.22	0.04
2.665	2	1,573,061.36	0.05
2.670	23	13,547,547.70	0.46
2.680	1	504,558.17	0.02
2.695	2	3,843,501.07	0.13
2.700	20	11,933,491.69	0.41
2.710	1	554,589.23	0.02
2.720	2	1,026,510.81	0.04
2.730	1	908,940.52	0.03
2.735	1	823,643.08	0.03
2.740	7	4,463,635.03	0.15
2.750	6	3,716,805.37	0.13
2.760	1	599,331.44	0.02
2.770	22	18,193,061.10	0.62
2.780	1	501,348.85	0.02
2.790	2	2,240,812.63	0.08
2.800	5	2,247,466.59	0.08
2.810	12	11,965,192.32	0.41
2.820	9	7,502,159.51	0.26
2.835	1	1,476,038.36	0.05
2.840	3	1,369,668.85	0.05
2.845	2	2,532,888.77	0.09
2.860	3	3,628,517.50	0.12
2.870	1	479,553.15	0.02
2.890	1	458,946.21	0.02
2.900	3	2,845,529.36	0.10
2.910	3	1,680,244.17	0.06
2.950	1	838,252.07	0.03
2.980	2	1,420,579.55	0.05
3.000	2	847,044.95	0.03
3.020	15	12,055,934.71	0.41
3.040	1	1,329,324.59	0.05
3.050	1	373,706.87	0.01
3.060	1	936,419.88	0.03
3.070	1	1,255,497.57	0.04
3.080	2	2,279,123.92	0.08
3.090	1	691,706.26	0.02
3.150	1	749,007.56	0.03
3.230	3	2,826,704.37	0.10
3.700	1	1,200,543.54	0.04

TOTAL	4,637	$2,926,566,689.04	100.00%

LOAN GROUP 2

Credit Scores Distribution of the Group 2 Loans
Credit Score	Number of Mortgage Loans	Aggregate Principal Balance of the Mortgage Loans as of the Cut-Off Date	Percentage of the Aggregate Principal Balance of all Group 2 Loans
599 or less	58	$33,271,980.18	1.14%
600 - 619	121	66,453,985.65	2.27
620 - 639	366	213,136,499.52	7.28
640 - 659	684	401,402,145.44	13.72
660 - 679	461	287,189,069.05	9.81
680 - 699	1,125	706,309,188.01	24.13
700 - 719	432	290,336,438.70	9.92
720 - 739	495	335,263,853.71	11.46
740 - 759	323	215,832,648.93	7.37
760 - 779	365	240,027,794.08	8.20
780 - 799	154	106,368,859.87	3.63
800 or greater	53	30,974,225.90	1.06

TOTAL	4,637	$2,926,566,689.04	100.00%

        As of the Cut-Off Date, the weighted average credit score of the group 2 loans was approximately 698.

Interest Rate Ceiling of the Group 2 Loans
Ceiling Rate (%)	Number of Mortgage Loans	Aggregate Principal Balance of the Mortgage Loans as of the Cut-Off Date	Percentage of the Aggregate Principal Balance of all Group 2 Loans
9.700	1	$566,499.91	0.02%
9.950	4,299	2,631,663,516.35	89.92
10.020	2	1,248,670.69	0.04
10.050	55	34,171,044.44	1.17
10.055	2	1,127,160.58	0.04
10.060	1	636,560.07	0.02
10.090	52	50,560,324.50	1.73
10.100	3	2,545,085.95	0.09
10.125	21	26,325,742.40	0.90
10.130	2	1,848,993.88	0.06
10.150	30	15,643,268.32	0.53
10.160	73	71,194,222.06	2.43
10.190	1	1,481,598.09	0.05
10.195	13	16,843,025.47	0.58
10.220	1	554,044.11	0.02
10.230	4	5,465,202.69	0.19
10.250	6	3,106,822.52	0.11
10.265	2	1,573,061.36	0.05
10.270	3	1,667,152.87	0.06
10.300	2	2,488,682.81	0.09
10.335	1	1,476,038.36	0.05
10.350	2	1,644,582.14	0.06
10.360	1	908,940.52	0.03
10.370	46	39,276,368.15	1.34
10.430	1	537,266.38	0.02
10.440	1	421,586.05	0.01
10.450	1	1,097,368.89	0.04
10.460	1	599,331.44	0.02
10.550	1	838,252.07	0.03
10.580	7	6,526,407.84	0.22
10.790	1	1,329,324.59	0.05
11.000	1	1,200,543.54	0.04

TOTAL	4,637	$2,926,566,689.04	100.00%

First Interest Rate Adjustment Dates of the Group 2 Loans
Month/Year	Number of Mortgage Loans	Aggregate Principal Balance of the Mortgage Loans as of the Cut-Off Date	Percentage of the Aggregate Principal Balance of all Group 2 Loans
08/2004	1	$586,670.77	0.02%
09/2004	47	30,959,000.49	1.06
10/2004	87	47,280,708.69	1.62
11/2004	195	109,580,347.92	3.74
12/2004	260	137,163,266.53	4.69
01/2005	429	277,351,718.06	9.48
02/2005	2,532	1,661,180,223.37	56.76
03/2005	794	488,348,833.06	16.69
04/2005	292	174,115,920.15	5.95

TOTAL	4,637	$2,926,566,689.04	100.00%

LOAN GROUP 2

Margins of the Group 2 Loans
Margin (%)	Number of Mortgage Loans	Principal Balance of the Mortgage Loans as of the Cut-Off Date	of the Aggregate Principal Balance of all Group 2 Loans
2.000	96	$59,015,702.44	2.02%
2.050	28	18,373,719.08	0.63
2.070	5	3,267,453.04	0.11
2.100	12	7,098,804.01	0.24
2.140	2	937,810.66	0.03
2.150	23	12,318,815.58	0.42
2.175	1	1,214,657.27	0.04
2.190	1	548,740.04	0.02
2.200	205	142,484,973.40	4.87
2.220	3	1,756,658.72	0.06
2.250	154	94,454,275.69	3.23
2.260	1	374,122.52	0.01
2.270	12	8,155,408.12	0.28
2.275	1	943,448.88	0.03
2.280	2	2,396,364.84	0.08
2.290	8	7,628,597.02	0.26
2.300	20	10,539,166.29	0.36
2.320	6	2,837,757.71	0.10
2.330	1	947,093.90	0.03
2.340	2	2,019,218.66	0.07
2.350	1,770	1,121,602,911.92	38.32
2.375	4	5,621,633.10	0.19
2.385	1	643,668.89	0.02
2.390	4	4,016,849.59	0.14
2.400	715	420,278,579.05	14.36
2.410	4	3,391,672.35	0.12
2.420	70	49,518,264.13	1.69
2.440	1	1,198,022.99	0.04
2.445	1	1,271,590.52	0.04
2.450	62	41,455,380.38	1.42
2.455	2	1,127,160.58	0.04
2.460	6	4,854,141.35	0.17
2.470	25	15,511,770.70	0.53
2.475	2	1,700,353.42	0.06
2.490	68	57,394,582.53	1.96
2.495	1	2,165,244.10	0.07
2.500	36	22,166,592.16	0.76
2.520	7	5,287,866.75	0.18
2.525	15	17,567,467.48	0.60
2.530	9	5,735,372.16	0.20
2.540	6	5,569,590.74	0.19
2.550	7	3,259,779.45	0.11
2.560	52	49,325,037.31	1.69
2.570	1	518,291.13	0.02
2.575	1	1,157,342.61	0.04
2.580	2	873,580.68	0.03
2.595	6	6,138,941.89	0.21
2.600	836	458,126,394.16	15.65
2.610	2	1,477,434.41	0.05
2.620	1	1,197,824.38	0.04
2.625	1	798,611.88	0.03
2.630	6	7,056,082.54	0.24
2.640	17	10,983,780.38	0.38
2.645	1	907,915.33	0.03
2.650	144	90,809,565.23	3.10
2.660	1	1,123,716.22	0.04
2.665	2	1,573,061.36	0.05
2.670	23	13,547,547.70	0.46
2.680	1	504,558.17	0.02
2.695	2	3,843,501.07	0.13
2.700	20	11,933,491.69	0.41
2.710	1	554,589.23	0.02
2.720	2	1,026,510.81	0.04
2.730	1	908,940.52	0.03
2.735	1	823,643.08	0.03
2.740	7	4,463,635.03	0.15
2.750	6	3,716,805.37	0.13
2.760	1	599,331.44	0.02
2.770	22	18,193,061.10	0.62
2.780	1	501,348.85	0.02
2.790	2	2,240,812.63	0.08
2.800	5	2,247,466.59	0.08
2.810	12	11,965,192.32	0.41
2.820	9	7,502,159.51	0.26
2.835	1	1,476,038.36	0.05
2.840	3	1,369,668.85	0.05
2.845	2	2,532,888.77	0.09
2.860	3	3,628,517.50	0.12
2.870	1	479,553.15	0.02
2.890	1	458,946.21	0.02
2.900	3	2,845,529.36	0.10
2.910	3	1,680,244.17	0.06
2.950	1	838,252.07	0.03
2.980	2	1,420,579.55	0.05
3.000	2	847,044.95	0.03
3.020	15	12,055,934.71	0.41
3.040	1	1,329,324.59	0.05
3.050	1	373,706.87	0.01
3.060	1	936,419.88	0.03
3.070	1	1,255,497.57	0.04
3.080	2	2,279,123.92	0.08
3.090	1	691,706.26	0.02
3.150	1	749,007.56	0.03
3.230	3	2,826,704.37	0.10
3.700	1	1,200,543.54	0.04

TOTAL	4,637	$2,926,566,689.04	100.00%

Types of Mortgaged Properties Securing of the Group 2 Loans
Property Type	Number of Mortgage Loans	Aggregate Principal Balance of the Mortgage Loans as of the Cut-Off Date	Percentage of the Aggregate Principal Balance of all Group 2 Loans
Single Family Detached	4,112	$2,617,662,328.92	89.44%
Duplex	50	35,662,883.79	1.22
Triplex	6	5,384,606.97	0.18
Fourplex	6	4,573,797.35	0.16
Townhouse	3	1,244,210.22	0.04
Condominium	439	248,113,141.66	8.48
Housing Cooperative	21	13,925,720.13	0.48

TOTAL	4,637	$2,926,566,689.04	100.00%

LOAN GROUP 2

Scheduled Maturity Years of the Group 2 Loans
Year of Maturity	Number of Mortgage Loans	Aggregate Principal Balance of the Mortgage Loans as of the Cut-Off Date	Percentage of the Aggregate Principal Balance of all Group 2 Loans
2020	1	$978,830.75	0.03%
2034	991	581,418,386.21	19.87
2035	3,434	2,204,307,486.31	75.32
2044	32	24,035,010.02	0.82
2045	179	115,826,975.75	3.96

TOTAL	4,637	$2,926,566,689.04	100.00%

        The weighted average remaining term of the group 2 loans as of the Cut-Off Date is approximately 363 months.

        The latest scheduled maturity of any of the group 2 loans is March 2045.

Original Principal Balances of the Group 2 Loans
Range of Original Principal Balances	Number of Mortgage Loans	Aggregate Principal Balances of the Mortgage Loans as of the Cut-Off Date	Percentage of the Aggregate Principal Balance of all Group 2 Loans
$ 350,001 - 400,000	779	$295,794,747.45	10.11%
$ 400,001 - 450,000	697	297,192,493.82	10.15
$ 450,001 - 500,000	590	281,791,853.19	9.63
$ 500,001 - 550,000	425	222,720,043.81	7.61
$ 550,001 - 600,000	410	235,765,964.53	8.06
$ 600,001 - 650,000	366	231,009,321.35	7.89
$ 650,001 - 700,000	194	131,427,160.41	4.49
$ 700,001 - 750,000	143	104,786,433.21	3.58
$ 750,001 - 800,000	138	106,635,223.13	3.64
$ 800,001 - 850,000	114	94,276,214.89	3.22
$ 850,001 - 900,000	118	103,318,161.79	3.53
$ 900,001 - 950,000	63	57,848,777.42	1.98
$ 950,001 - 1,000,000	170	166,562,204.72	5.69
$1,000,001 - 1,050,000	29	30,022,599.44	1.03
$1,050,001 - 1,100,000	44	47,266,979.87	1.62
$1,100,001 - 1,150,000	31	34,771,797.91	1.19
$1,150,001 - 1,200,000	48	55,526,255.10	1.90
$1,200,001 - 1,250,000	33	40,520,350.05	1.38
$1,250,001 - 1,300,000	29	37,091,915.81	1.27
$1,300,001 - 1,350,000	21	27,923,593.47	0.95
$1,350,001 - 1,400,000	28	38,664,266.15	1.32
$1,400,001 - 1,450,000	20	28,457,857.00	0.97
$1,450,001 - 1,500,000	69	102,880,944.52	3.52
Over $1,500,000	78	154,311,530.00	5.27

TOTAL	4,637	$2,926,566,689.04	100.00%

        As of the Cut-Off Date, the principal balances of the group 2 loans ranged from approximately $11,868 to $2,494,343 with an average of approximately $631,134.

Original Terms of the Group 2 Loans
Loan Term (In Months)	Number of Mortgage Loans	Aggregate Principal Balance of the Mortgage Loans as of the Cut-Off Date	Percentage of the Aggregate Principal Balance of all Group 2 Loans
180	1	$978,830.75	0.03%
360	4,425	2,785,725,872.52	95.19
480	211	139,861,985.77	4.78

TOTAL	4,637	$2,926,566,689.04	100.00%

Occupancy Status of the Group 2 Loans
OccupancyStatus	Number of Mortgage Loans	Aggregate Principal Balance of the Mortgage Loans as of the Cut-Off Date	Percentage of the Aggregate Principal Balance of all Group 2 Loans
Owner Occupied	4,418	$2,789,622,373.01	95.32%
Owner Occupied—2nd Home	217	135,299,733.89	4.62
Non-Owner Occupied	2	1,644,582.14	0.06

TOTAL	4,637	$2,926,566,689.04	100.00%

APPENDIX C

GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

        Except in some limited circumstances, the Book-Entry Certificates, which are referred to as the global securities, will be available only in book-entry form. Investors in the global securities may hold interests in these global securities through any of DTC, Euroclear or Clearstream. Initial settlement and all secondary trades will settle in same-day funds.

        Secondary market trading between investors holding interests in global securities through Euroclear and Clearstream will be conducted in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice. Secondary market trading between investors holding interests in global securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

        Secondary cross-market trading between investors holding interests in global securities through Euroclear or Clearstream and investors holding interests in global securities through DTC participants will be effected on a delivery-against-payment basis through the respective depositories of Euroclear and Clearstream, in such capacity, and other DTC participants.

        Although DTC, Euroclear and Clearstream are expected to follow the procedures described below in order to facilitate transfers of interests in the global securities among participants of DTC, Euroclear and Clearstream, they are under no obligation to perform or continue to perform those procedures, and those procedures may be discontinued at any time. None of the depositor, the master servicer, the Trust or the trustee will have any responsibility for the performance by DTC, Euroclear and Clearstream or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their obligations.

        Non-U.S. holders of global securities will be subject to U.S. withholding taxes unless those holders meet specific requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

Initial Settlement

        The global securities will be registered in the name of Cede & Co. as nominee of DTC. Investors' interests in the global securities will be represented through financial institutions acting on their behalf as direct and indirect participants in DTC. Clearstream and Euroclear will hold positions on behalf of their participants through their respective depositories, which in turn will hold those positions in accounts as DTC participants.

        Investors electing to hold interests in global securities through DTC participants, rather than through Clearstream or Euroclear accounts, will be subject to the settlement practices applicable to similar issues of pass-through certificates. Investors' securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

        Investors electing to hold interests in global securities through Clearstream or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Interests in global securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

Secondary Market Trading

        Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

        Transfers between DTC Participants.    Secondary market trading between DTC participants will be settled using the DTC procedures applicable to similar issues of pass-through certificates in same-day funds.

        Transfers between Clearstream and/or Euroclear Participants.    Secondary market trading between Clearstream participants or Euroclear participants and/or investors holding interests in global securities through them will be settled using the procedures applicable to conventional eurobonds in same-day funds.

        Transfers between DTC seller and Clearstream or Euroclear purchaser.    When interests in global securities are to be transferred on behalf of a seller from the account of a DTC participant to the account of a Clearstream participant or a Euroclear participant for a purchaser, the purchaser will send instructions to Clearstream or Euroclear through a Clearstream participant or Euroclear participant at least one business day before settlement. Clearstream or the Euroclear operator will instruct its respective depository to receive an interest in the global securities against payment. Payment will include interest accrued on the global securities from and including the last distribution date to but excluding the settlement date. Payment will then be made by the respective depository to the DTC participant's account against delivery of an interest in the global securities. After this settlement has been completed, the interest will be credited to the respective clearing system, and by the clearing system, in accordance with its usual procedures, to the Clearstream participant's or Euroclear participant's account. The credit of this interest will appear on the next business day and the cash debit will be back-valued to, and the interest on the global securities will accrue from, the value date, which would be the preceding day when settlement occurred in New York. If settlement is not completed through DTC on the intended value date, i.e., the trade fails, the Clearstream or Euroclear cash debit will be valued instead as of the actual settlement date.

        Clearstream participants and Euroclear participants will need to make available to the respective clearing system the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement from cash on hand, in which case the Clearstream participants or Euroclear participants will take on credit exposure to Clearstream or the Euroclear operator until interests in the global securities are credited to their accounts one day later.

        As an alternative, if Clearstream or the Euroclear operator has extended a line of credit to them, Clearstream participants or Euroclear participants can elect not to pre-position funds and allow that credit line to be drawn upon. Under this procedure, Clearstream participants or Euroclear participants receiving interests in global securities for purchasers would incur overdraft charges for one day, to the extent they cleared the overdraft when interests in the global securities were credited to their accounts. However, interest on the global securities would accrue from the value date. Therefore, the investment income on the interest in the global securities earned during that one-day period would tend to offset the amount of these overdraft charges, although this result will depend on each Clearstream participant's or Euroclear participant's particular cost of funds.

        Since the settlement through DTC will take place during New York business hours, DTC participants are subject to DTC procedures for transferring interests in global securities to the respective depository of Clearstream or Euroclear for the benefit of Clearstream participants or Euroclear participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the seller settling the sale through a DTC participant, a cross-market transaction will settle no differently than a sale to a purchaser settling through a DTC participant.

        Finally, intra-day traders that use Clearstream participants or Euroclear participants to purchase interests in global securities from DTC participants or sellers settling through them for delivery to Clearstream participants or Euroclear participants should note that these trades will automatically fail on the sale side unless affirmative action is taken. At least three techniques should be available to eliminate this potential condition:

  •
  borrowing interests in global securities through Clearstream or Euroclear for one day, until the purchase side of the intra-day trade is reflected in the relevant Clearstream or Euroclear accounts, in accordance with the clearing system's customary procedures;

  •
  borrowing interests in global securities in the United States from a DTC participant no later than one day before settlement, which would give sufficient time for such interests to be reflected in the relevant Clearstream or Euroclear accounts in order to settle the sale side of the trade; or

  •
  staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day before the value date for the sale to the Clearstream participant or Euroclear participant.

        Transfers between Clearstream or Euroclear seller and DTC purchaser.    Due to time zone differences in their favor, Clearstream participants and Euroclear participants may employ their customary procedures for transactions in which interests in global securities are to be transferred by the respective clearing system, through the respective depository, to a DTC participant. The seller will send instructions to Clearstream or the Euroclear operator through a Clearstream participant or Euroclear participant at least one business day before settlement. Clearstream or Euroclear will instruct its respective depository, to credit an interest in the global securities to the DTC participant's account against payment. Payment will include interest accrued on the global securities from and including the last distribution date to but excluding the settlement date. The payment will then be reflected in the account of the Clearstream participant or Euroclear participant the following business day, and receipt of the cash proceeds in the Clearstream participant's or Euroclear participant's account would be back-valued to the value date, which would be the preceding day, when settlement occurred through DTC in New York. If settlement is not completed on the intended value date, i.e., the trade fails, receipt of the cash proceeds in the Clearstream participant's or Euroclear participant's account would instead be valued as of the actual settlement date.

Certain U.S. Federal Income Tax Documentation Requirements

        A beneficial owner who is an individual or corporation holding the global security on its own behalf or holding securities through Clearstream or Euroclear, or through DTC if the holder has an address outside the U.S., will be subject to the 30% U.S. withholding tax that typically applies to payments of interest, including original issue discount, on registered debt issued by U.S. persons, unless:

  •
  each clearing system, bank or other institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between the beneficial owner or a foreign corporation or foreign trust and the U.S. entity required to withhold tax complies with applicable certification requirements; and

  •
  the beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

  •
  Exemption for Non-U.S. Persons—Form W-8BEN. Beneficial holders of global securities that are Non-U.S. persons (which would not include entities treated as partnerships or grantor trusts for U.S. federal income tax purposes) generally can obtain a complete exemption from the withholding tax by filing a signed Form W-8BEN, or Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding. If the information shown on Form W-8BEN changes, a new Form W-8BEN must be filed within 30 days of the change.

  •
  Exemption for Non-U.S. persons with effectively connected income—Form W-8ECI. A Non-U.S. person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form W-8ECI, or Certificate of Foreign Person's Claim for Exemption from Withholding on Income Effectively Connected with the Conduct of a Trade or Business in the United States.

    •
    Exemption or reduced rate for Non-U.S. persons resident in treaty countries—Form W-8BEN. Non-U.S. persons residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate, depending on the treaty terms, by filing Form W-8BEN. Form W-8BEN may be filed by Bond Holders or their agent.

    •
    Exemption for U.S. Persons—Form W-9. U.S. persons can obtain a complete exemption from the withholding tax by filing Form W-9, or Payer's Request for Taxpayer Identification Number and Certification.

        U.S. Federal Income Tax Reporting Procedure.    The holder of a global security or, in the case of a Form W-8BEN or Form W-8ECI filer, his agent, files by submitting the appropriate form to the person through whom it holds the security—the clearing agency, in the case of persons holding directly on the books of the clearing agency. Form W-8BEN and Form W-8ECI generally are effective until the third succeeding calendar year from the date the form is signed. However, the W-8BEN with a taxpayer identification number will remain effective until a change in circumstances makes any information on the form incorrect, provided that the withholding agent reports at least annually to the beneficial owner on Form 1042-S. The term "U.S. person" means:

  •
  a citizen or resident of the United States;

  •
  a corporation, partnership or other entity treated as a corporation or a partnership for United States federal income tax purposes, organized in or under the laws of the United States or any state, including for this purpose the District of Columbia, unless, in the case of a partnership, future Treasury regulations provide otherwise;

  •
  an estate that is subject to U.S. federal income tax regardless of the source of its income; or

  •
  a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust.

        Some trusts not described in the final bullet of the preceding sentence that were in existence on August 20, 1996 and elect to be treated as a United States Person will also be a U.S. person. The term "Non-U.S. person" means any person who is not a U.S. person. This summary does not deal with all aspects of U.S. federal income tax withholding that may be relevant to foreign holders of the global securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the global securities.

SCHEDULE 1

Group 1 Yield Maintenance Notional Balances and Strike Rates

Distribution Date	Group 1 Yield Maintenance Notional Balance($)	Strike Rate(%)
June 2005	211,205,084	8.89764
July 2005	206,365,992	9.20557
August 2005	201,630,280	8.89764
September 2005	196,995,674	8.89764
October 2005	192,459,952	9.20556
November 2005	188,019,663	8.89764
December 2005	183,670,236	9.20556
January 2006	179,410,639	8.89764
February 2006	175,231,108	8.89764
March 2006	171,085,486	9.88739
April 2006	167,029,287	8.89764
May 2006	163,060,532	9.20556
June 2006	159,177,283	8.89764
July 2006	155,377,648	9.20556
August 2006	151,659,775	8.89764
September 2006	148,021,857	8.89764
October 2006	144,462,126	9.20556
November 2006	140,977,825	8.89764
December 2006	137,565,290	9.20556
January 2007	134,223,713	8.89764
February 2007	130,945,250	8.89764
March 2007	127,692,704	9.88739
April 2007	124,510,856	8.89764
May 2007	121,398,131	9.20556
June 2007	118,352,989	8.89764
July 2007	115,373,926	9.20556
August 2007	112,459,469	8.89764
September 2007	109,608,182	8.89764
October 2007	106,818,660	9.20556
November 2007	104,088,698	8.89764
December 2007	101,415,364	9.20556
January 2008	98,798,024	8.89764
February 2008	96,230,375	8.89764
March 2008	93,933,054	9.53471
April 2008	91,688,746	8.89763
May 2008	89,496,231	9.20556
June 2008	87,596,540	8.89763
July 2008	85,738,418	9.20555
August 2008	83,920,933	8.89763
September 2008	82,143,175	8.89763
October 2008	80,404,256	9.20555
November 2008	78,702,772	8.89763
December 2008	77,036,852	9.20555
January 2009	75,406,102	8.89763
February 2009	73,806,482	8.89763
March 2009	72,218,752	9.88738
April 2009	70,666,130	8.89763
May 2009	69,147,824	9.20555

June 2009	67,663,060	8.89763
July 2009	66,211,080	9.20555
August 2009	64,791,146	8.89763
September 2009	63,402,535	8.89763
October 2009	62,044,541	9.20555
November 2009	60,713,670	8.89763
December 2009	59,403,500	9.20555
January 2010	58,115,702	8.89763
February 2010	56,831,088	8.89763
March 2010	55,443,619	9.88738
April 2010	54,089,660	8.89763
May 2010	52,768,406	9.20555
June 2010	51,479,073	8.89763
July 2010	50,220,895	9.20555
August 2010	48,993,125	8.89763
September 2010	47,795,031	8.89763
October 2010	46,625,904	9.20555
November 2010	45,485,046	8.89763
December 2010	44,371,780	9.20555
January 2011	43,285,443	8.89763
February 2011	42,225,389	8.89763
March 2011	41,190,986	9.88737
April 2011	40,181,618	8.89763
May 2011	39,196,684	9.20555
June 2011	38,235,598	8.89763
July 2011	37,297,785	9.20555
August 2011	36,382,687	8.89763
September 2011	35,489,758	8.89763
October 2011	34,618,466	9.20555
November 2011	33,768,289	8.89763
December 2011	32,938,721	9.20555
January 2012	32,129,266	8.89763
February 2012	31,339,440	8.89762
March 2012	30,568,772	9.5347
April 2012	29,816,800	8.89762
May 2012	29,083,075	9.20554
June 2012	28,367,158	8.89762
July 2012	27,668,620	9.20554
August 2012	26,987,043	8.89762
September 2012	26,322,018	8.89762
October 2012	25,673,149	9.20554
November 2012	25,040,044	8.89762
December 2012	24,422,326	9.20554
January 2013	23,819,622	8.89762
February 2013	23,231,573	8.89762
March 2013	22,657,824	9.88736
April 2013	22,098,031	8.89762
May 2013	21,551,858	9.20554
June 2013	21,018,977	8.89762
July 2013	20,499,067	9.20554
August 2013	19,991,816	8.89762
September 2013	19,496,918	8.89762
October 2013	19,014,075	9.20554
November 2013 and thereafter	0	0.00000

Group 2 Yield Maintenance Notional Balances and Strike Rates

Distribution Date	Group 2 Yield Maintenance Notional Balance($)	Strike Rate(%)
June 2005	2,567,412,046	8.87362
July 2005	2,508,709,787	9.18174
August 2005	2,451,259,481	8.87362
September 2005	2,395,033,623	8.87362
October 2005	2,340,004,578	9.18174
November 2005	2,286,137,825	8.87362
December 2005	2,233,386,184	9.18174
January 2006	2,181,718,811	8.87362
February 2006	2,131,069,139	8.87362
March 2006	2,080,930,297	9.86401
April 2006	2,031,743,326	8.87362
May 2006	1,983,587,481	9.18174
June 2006	1,936,460,693	8.87362
July 2006	1,890,346,758	9.18174
August 2006	1,845,223,294	8.87362
September 2006	1,801,068,420	8.87362
October 2006	1,757,860,146	9.18174
November 2006	1,715,570,925	8.87362
December 2006	1,674,162,998	9.18174
January 2007	1,633,611,774	8.87362
February 2007	1,593,863,856	8.87362
March 2007	1,554,510,901	9.86401
April 2007	1,515,908,709	8.87362
May 2007	1,478,121,438	9.18174
June 2007	1,441,147,678	8.87362
July 2007	1,404,974,613	9.18174
August 2007	1,369,584,448	8.87362
September 2007	1,334,959,785	8.87362
October 2007	1,301,083,133	9.18174
November 2007	1,267,932,521	8.87362
December 2007	1,235,477,736	9.18174
January 2008	1,203,699,183	8.87362
February 2008	1,172,554,035	8.87362
March 2008	1,144,740,903	9.51111
April 2008	1,117,493,250	8.87362
May 2008	1,090,856,959	9.18174
June 2008	1,067,766,668	8.87362
July 2008	1,045,180,522	9.18174
August 2008	1,023,087,245	8.87361
September 2008	1,001,475,816	8.87361
October 2008	980,335,151	9.18173
November 2008	959,651,284	8.87361
December 2008	939,404,950	9.18173
January 2009	919,583,704	8.87361
February 2009	900,160,169	8.87361
March 2009	880,922,991	9.864
April 2009	862,056,868	8.87361
May 2009	843,595,330	9.18173
June 2009	825,537,920	8.87361
July 2009	807,878,271	9.18173

August 2009	790,607,426	8.87361
September 2009	773,716,624	8.87361
October 2009	757,195,603	9.18173
November 2009	741,017,796	8.87361
December 2009	725,125,536	9.18173
January 2010	709,497,069	8.87361
February 2010	694,021,783	8.87362
March 2010	677,494,351	9.86401
April 2010	661,042,103	8.87362
May 2010	644,918,309	9.18175
June 2010	629,167,437	8.87362
July 2010	613,797,055	9.18175
August 2010	598,798,036	8.87362
September 2010	584,161,468	8.87362
October 2010	569,878,656	9.18174
November 2010	555,941,110	8.87362
December 2010	542,340,542	9.18174
January 2011	529,068,865	8.87362
February 2011	516,118,182	8.87362
March 2011	503,480,787	9.86401
April 2011	491,149,158	8.87362
May 2011	479,115,951	9.18174
June 2011	467,374,000	8.87362
July 2011	455,916,307	9.18174
August 2011	444,736,045	8.87362
September 2011	433,826,548	8.87362
October 2011	423,181,309	9.18174
November 2011	412,793,978	8.87362
December 2011	402,658,356	9.18174
January 2012	392,768,393	8.87362
February 2012	383,118,183	8.87362
March 2012	373,701,961	9.51111
April 2012	364,514,100	8.87361
May 2012	355,549,108	9.18173
June 2012	346,801,625	8.87361
July 2012	338,266,418	9.18173
August 2012	329,938,379	8.87361
September 2012	321,812,524	8.87361
October 2012	313,883,987	9.18173
November 2012	306,148,018	8.87361
December 2012	298,599,982	9.18173
January 2013	291,235,355	8.87361
February 2013	284,049,718	8.87361
March 2013	277,038,763	9.864
April 2013	270,198,282	8.87361
May 2013	263,524,167	9.18173
June 2013	257,012,411	8.87361
July 2013	250,659,102	9.18173
August 2013	244,460,419	8.87361
September 2013	238,412,638	8.87361
October 2013	232,512,119	9.18172
November 2013 and thereafter	0	0.00000

INDEX OF TERMS

        Below is a list of selected significant terms used in this prospectus supplement and the pages on which their definitions can be found.

Page
Adjusted Cap Rate	S-45
Aggregate Weighted Average Pass-Through Rate	S-47
Available Distribution Amount	S-60
Cap Counterparty	S-49
Carryover Shortfall Amount	S-48
Cede	S-38
Certificate Principal Balance	S-37
Class B Weighted Average Pass-Through Rate	S-47
Class Principal Balance	S-37
Clean-Up Call Option Date	S-5
Clearstream	S-38
Closing Date	S-30
CPR	S-68
Credit Support Depletion Date	S-45
Curtailments	S-53
Cut-Off Date	S-30
Distribution Date	S-42
DTC	S-38
Due Date	S-31
Euroclear	S-38
Euroclear Clearance System	S-40
Euroclear Operator	S-40
Group 1 Senior Percentage	S-54
Group 1 Senior Prepayment Percentage	S-56
Group 1 Senior Principal Distribution Amount	S-54
Group 1 Subordinate Prepayment Percentage	S-56
Group 2 Senior Percentage	S-55
Group 2 Senior Prepayment Percentage	S-56
Group 2 Senior Principal Distribution Amount	S-55
Group 2 Subordinate Prepayment Percentage	S-56
Index	S-34
Liquidated Mortgage Loan	S-53
Liquidation Principal	S-53
Loan Group 1 Weighted Average Pass-Through Rate	S-47
Loan Group 2 Weighted Average Pass-Through Rate	S-47
Margin	S-31
Minimum Monthly Payment	S-32
Modeling Assumptions	S-69
Net Negative Amortization	S-46
Pass-Through Rate	S-47
Payment Cap	S-32
Payoffs	S-53
Prepayment Period	S-53
Principal Payment Amount	S-53
Principal Prepayment Amount	S-53
Rate Ceiling	S-31
Relief Act	S-28
Stated Principal Balance	S-51
Subordinate Principal Distribution Amount	S-55
Subordinate Principal Prepayments Distribution Amount	S-56
Subordination Level	S-44
Subsequent Recoveries	S-53
Trust	S-30
Weighted Average Pass-Through Rate	S-47
Yield Maintenance Agreement	S-49
Yield Maintenance Notional Balance	S-49

P R O S P E C T U S

WASHINGTON MUTUAL MORTGAGE
SECURITIES CORP.

Depositor and Master Servicer

Mortgage Pass-Through Certificates

Washington Mutual Mortgage Securities Corp. may periodically issue certificates representing interests in a trust that consists primarily of mortgage loans. The certificates will be issued in series, and each series of certificates will represent interests in a different trust established by Washington Mutual Mortgage Securities Corp.
Each Trust will consist of:
•	a pool of mortgage loans secured by residential properties, which may include cooperative apartments, described in detail in the accompanying prospectus supplement;
•	related property and interests; and
•	other property as described in the accompanying prospectus supplement.
The Certificates in a Series:
•	will represent interest in a trust and will be paid only from the assets of that trust; and
•	may be divided into multiple classes of certificates, and, if so, each class may:
	•	receive a different fixed or variable rate of interest;
	•	be subordinated to other classes of certificates in that series;
	•	represent interests in only certain of the assets of the trust;
	•	receive principal at different times; and
	•	have different forms of credit enhancement.
Consider carefully the risk factors beginning on page 5 in this prospectus.

A certificate will represent an interest only in the trust created for that series of certificates. A certificate will not represent an interest in or an obligation of Washington Mutual Mortgage Securities Corp., Washington Mutual, Inc. or any of their affiliates.
This prospectus may be used to offer and sell a series of certificates only if accompanied by the prospectus supplement for that series.

The certificates may be offered to the public through different methods as described in "Methods of Distribution" in this prospectus. WaMu Capital Corp. or another affiliate of Washington Mutual Mortgage Securities Corp. may act as agent or underwriter in connection with the sale of the certificates.

Neither the SEC nor any state securities commission has approved or disapproved of these certificates or determined that this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

April 20, 2005

IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
PROSPECTUS AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT

        We provide information to you about the certificates in two separate documents that progressively provide more detail: (a) this prospectus, which provides general information, some of which may not apply to your series of certificates and (b) the accompanying prospectus supplement, which describes the specific terms of your series of certificates.

        If the terms of a particular series of certificates vary between this prospectus and the accompanying prospectus supplement, you should rely on the information in the prospectus supplement.

        You should rely only on the information provided in this prospectus and the accompanying prospectus supplement, including the information incorporated by reference. We have not authorized anyone to provide you with different information. We are not offering the certificates in any state where the offer is not permitted. We do not claim the accuracy of the information in this prospectus or the accompanying prospectus supplement as of any date other than the dates stated on their respective covers.

        We include cross-references in this prospectus and the accompanying prospectus supplement to captions in these materials where you can find further related discussions. The following Table of Contents and the Table of Contents included in the accompanying prospectus supplement provide the pages on which these captions are located.

        You can find a listing of the pages where capitalized terms used in this prospectus are defined under the caption "Index of Terms" beginning on page 96.

2

3

Market Discount and Premium	79
Realized Losses	81
Callable Class Certificates	81
Taxation of Owners of REMIC Residual Certificates	83
General	83
Taxable Income or Net Loss of the REMIC	83
Basis Rules and Distributions	84
Excess Inclusions	84
Noneconomic REMIC Residual Certificates	86
Tax-Exempt Investors	86
Real Estate Investment Trusts	87
Mark-to-Market Rules	87
Sales of REMIC Certificates	87
Pass-Through of Servicing Fees	89
Prohibited Transactions and Other Possible REMIC Taxes	89
Termination of a REMIC	89
Reporting and Other Administrative Matters of REMICs	90
Backup Withholding with Respect to REMIC Certificates	90
Foreign Investors in REMIC Certificates	91
REMIC Regular Certificates	91
REMIC Residual Certificates	91
New Withholding Regulations	92
Tax Return Disclosure and Investor List Requirements	92
State and Local Taxation	92
Call Right	93
METHODS OF DISTRIBUTION	93
TRANSFERABILITY OF CERTIFICATES	94
LEGAL MATTERS	94
FINANCIAL INFORMATION	94
INCORPORATION OF DOCUMENTS BY REFERENCE	94
ADDITIONAL INFORMATION	95
INDEX OF TERMS	96

4

RISK FACTORS

You should consider the following risk factors (in addition to the risk factors in the prospectus supplement) in deciding whether to purchase any of the certificates.

Lack of Secondary Markets May Limit Your Ability to Resell Your Certificates	A secondary market for the certificates of any series may not develop. If a secondary market does develop, it might not continue or it might not be sufficiently liquid to allow you to resell any of your certificates. An underwriter may decide to establish a secondary market for a particular series of certificates. If so, the prospectus supplement for that series of certificates will indicate this intention. However, no underwriter will be obligated to do so. The certificates will not be listed on any securities exchange.
There is no Source of Payments for Your Certificates Other Than Payments on the Mortgage Loans in the Trust
When you buy a certificate, you will not own an interest in Washington Mutual Mortgage Securities Corp., Washington Mutual, Inc. or any of their affiliates. You will own an interest in the Trust established for that series of certificates. Your payments come only from assets in the Trust. Therefore, the mortgagors' payments on the mortgage loans included in the Trust (and any credit enhancements) will be the sole source of payments to you. If those amounts are insufficient to make required payments of interest or principal to you, there is no other source of payments.
Moreover, no governmental agency either guarantees or insures payments on the Certificates or any of the mortgage loans.
Washington Mutual Mortgage Securities Corp. and/or the Servicers will have limited obligations. These will usually include:
• the obligation under certain circumstances to repurchase the mortgage loans if there has been a breach of representations and warranties;
• advancing payments on the mortgage loans when the mortgagor is delinquent if the applicable Master Servicer believes the advance is recoverable; and
• various servicing and/or administrative obligations made in the Pooling Agreement and/or servicing contracts.
You Bear the Risk of Certain Mortgagor Defaults; Certain of the Mortgage Loans may be Especially Prone to Defaults
Because your certificates represent an interest in the mortgage loans, your investment may be affected by a decline in real estate values and changes in individual mortgagor's financial conditions. Investors should be aware that value of the mortgaged properties may decline. If the outstanding balance of a mortgage loan and any secondary financing on the underlying property is greater than the value of the property, there is an increased risk of delinquency, foreclosure and losses. If the residential real estate market experiences an overall

5

decline in property values, the rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. To the extent your certificates are not covered by credit enhancements, you will bear all of the risks resulting from defaults by mortgagors. In addition, certain types of mortgage loans which have higher than average rates of default may be included in the Trust that issues your certificate. The following types of loans may be included:
•
mortgage loans that are subject to "negative amortization". The principal balances of such loans may be increased to amounts greater than the value of the underlying property. This increases the likelihood of default;
•
mortgage loans that do not fully amortize over their terms to maturity which are sometimes referred to as balloon loans. Such loans require a large payment at their stated maturity. These loans involve a greater degree of risk because the ability of a mortgagor to make this final payment typically depends on the ability to refinance the loan or sell the related mortgaged property;
•
mortgage loans that provide for escalating or variable payments by the mortgagor. The mortgagor may have qualified for such loans based on an income level sufficient to make the initial payments only. As the payments increase, the likelihood of default will increase; and
•
mortgage loans that are concentrated in certain regions, states or zip code areas of the United States. Such geographic units may experience weak economic conditions and housing markets. This may cause higher rates of loss and delinquency.
See "Description of the Mortgage Pools" in the prospectus supplement to see if any of these or other types of special risk loans are present in the mortgage pool applicable to your certificates.
Credit Enhancements may be Limited or Reduced and this may Cause Your Certificates to Bear More Risk of Mortgagor Defaults
The prospectus supplement related to your certificates may specify that credit enhancements will provide some protection to cover certain losses on the underlying mortgage loans. The forms of credit enhancement include (but are not limited to) the following: subordination of one or more classes of certificates to other classes of certificates in the same series; an insurance policy on a particular class of certificates; a letter of credit; a mortgage pool insurance policy; a special hazard insurance policy; a fraud bond; a bankruptcy bond; a reserve fund; or any combination thereof. See "Description of the Credit Enhancements" herein. See also "Credit Enhancements" in the

6

prospectus supplement in order to see what forms of credit enhancements apply to your certificates.
Regardless of the form of credit enhancement, an investor should be aware that:
	•	The amount of coverage is usually limited;
	•	The amount of coverage will usually be reduced over time according to a schedule or formula;
	•	The particular form of credit enhancements may provide coverage only to certain types of losses on the mortgage loans, and not to other types of losses;
	•	The particular form of credit enhancements may provide coverage only to certain certificates and not other certificates of the same series; and
	•	If the applicable rating agencies believe that the rating on the certificates will not be adversely affected, certain types of credit enhancements may be reduced or terminated.
If the Rate of Prepayments on the Mortgage Loans is Different than Expected, Your Yield may be Considerably Lower than Anticipated
The yield to maturity of your certificates will depend primarily on the price you paid for your certificates and the rate of principal payments on the mortgage loans in the applicable Trust. The rate of principal payments includes scheduled payments of interest and principal, prepayments, liquidations due to defaults and repurchases. If the rate of prepayments on the mortgage loans related to your certificates is higher or lower than anticipated, the yield to maturity may be adversely affected. The yield on some types of certificates are more sensitive to variations in prepayments than others. For example, certificates that receive only payments of interest are especially sensitive to variations in the rate of prepayments. If the rate of prepayments is high or if a redemption or call feature of the certificates or the underlying mortgage loans occurs, the holders of such certificates may not fully recoup their initial investment. See "Yield Considerations" and "Maturity, Average Life and Prepayment Assumptions" in this prospectus. See also "Risk Factors" and "Yield and Prepayment Considerations" in the prospectus supplement for more information concerning the prepayment risks pertaining to your certificates.
The Redemption of the Certificates or the Underlying Mortgage Loans Will Affect Your Yield
Your certificates may be subject to redemption or other call features. Likewise, the underlying mortgage loans may be subject to a call feature which would result in the retirement of the certificates. Such an event would affect the average life and yield of each class of certificates in such series. See "Yield Considerations" and "Maturity, Average Life and Prepayment Assumptions" in this prospectus.

7

THE MORTGAGE POOLS*

        *  Whenever in this Prospectus the terms "Mortgage Pool", "Certificates" and "Trust" are used, those terms apply, unless the context indicates otherwise, to one specific Mortgage Pool, to the Series of Certificates representing undivided interests in the assets of the related Trust and to the related Trust, respectively. Similarly, the term "Certificate Interest Rate" will refer to the rate of interest borne by the Certificates of one specific Series (or borne by one Class of Certificates of one specific Series).

General

        Unless otherwise indicated in the applicable Prospectus Supplement, each Mortgage Pool will consist entirely of either fixed- or adjustable-rate mortgage loans (the "Mortgage Loans") evidenced by promissory notes (the "Mortgage Notes") secured by first mortgages, deeds of trust or security deeds (the "Mortgages") on one- to four-family residential properties or multi-family residential properties (the "Mortgaged Properties"). The types of Mortgaged Properties securing the Mortgage Loans in each Mortgage Pool may include (a) owner occupied, (i) attached or detached single-family residences, including residences in planned unit developments, (ii) two- to four-family primary residences and (iii) condominiums or other attached dwelling units, (b) second/vacation homes and nonowner occupied residences, and (c) leasehold in the underlying Mortgaged Property and such other types of homes or dwellings as are set forth in the related Prospectus Supplement. In the case of leasehold interests, the term of the leasehold will exceed the scheduled maturity of the Mortgage Loan by at least five years, unless otherwise specified in the related Prospectus Supplement. If specified in the applicable Prospectus Supplement, a Mortgage Pool may contain Mortgage Loans that, in addition to being secured by liens on real estate, are secured by other collateral, such as securities or insurance policies, owned by the related Mortgagors or are supported by third-party guarantees secured by collateral owned by the related guarantors. If specified in the applicable Prospectus Supplement, a Mortgage Pool may contain cooperative apartment loans ("Cooperative Loans") evidenced by promissory notes ("Cooperative Notes") secured by security interests in shares issued by private cooperative housing corporations (each, a "Cooperative") and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in the related buildings. As used herein, unless the context indicates otherwise, "Mortgage Loans" includes Cooperative Loans, "Mortgaged Properties" includes shares in the related Cooperative and the related proprietary leases or occupancy agreements securing Cooperative Notes, "Mortgage Notes" includes Cooperative Notes and "Mortgages" includes a security agreement with respect to a Cooperative Note.

        The Mortgage Loans to be purchased by Washington Mutual Mortgage Securities Corp. (the "Company") for inclusion in a Mortgage Pool will be screened and underwritten in accordance with the standards set forth herein under "The Company—Mortgage Purchase Program" and "—Credit, Appraisal and Underwriting Standards". The Mortgage Loans in each Mortgage Pool will be originated by or purchased from lending institutions which meet the requirements set forth under "The Company—Mortgage Purchase Program" (such institutions, "Sellers"). Generally, with respect to each Series, the Company, another entity set forth in the related Prospectus Supplement (who will generally be a Seller) (a "Servicing Entity") or the Company together with such Servicing Entity will be responsible for the servicing and administration of the Mortgage Loans (in such capacity, each of the Company and/or such Servicing Entity, a "Master Servicer") and the Sellers will perform certain servicing functions with respect to the Mortgage Loans (in such capacity, "Seller/Servicers"), which term includes related servicing corporations, agents and replacement servicers designated by the Company. In the event that both the Company and a Servicing Entity are acting as Master Servicers with respect to a single Series, (i) each of the Company and such Servicing Entity will act as Master Servicer only for a specific group or groups of Mortgage Loans in the related Mortgage Pool (a "Mortgage Loan Servicing Group") as set forth in the related Prospectus Supplement, (ii) the duties, obligations and liabilities of each the Company and such Servicing Entity shall relate only to its respective Mortgage Loan Servicing Group, and (iii) the Company, unless otherwise specified in the related Prospectus Supplement, will calculate amounts distributable to the Certificateholders, prepare

8

tax returns on behalf of the Trust and provide certain other services specified in the Pooling Agreement (in such capacity, the "Certificate Administrator"). Unless otherwise specified in the related Prospectus Supplement, in the event that a Servicing Entity is the only Master Servicer with respect to any Series, such Servicing Entity will be the Certificate Administrator with respect to such Series. If so specified in the applicable Prospectus Supplement, however, (i) the servicing of the Mortgage Loans will be performed by the Seller which sold the Mortgage Loans to the Company for conveyance to the Trust, or by a qualified servicer selected by the Company (either entity acting in such capacity, the "Servicer"), (ii) there will not be a Master Servicer and (iii) the Company will act as the Certificate Administrator. The Servicer and the Certificate Administrator may perform their respective servicing and administrative responsibilities through agents or independent contractors, but shall not thereby be released from any of their obligations under the Pooling Agreement. See "Description of Certificates—Servicing". The applicable Prospectus Supplement will set forth information respecting the number and principal amount of Mortgage Loans which were originated for the purpose of (a) purchasing and (b) refinancing the related Mortgaged Properties.

        To the extent specified in the applicable Prospectus Supplement, Mortgage Loans with loan-to-value ratios and/or principal balances exceeding certain limits will be covered partially by Primary Insurance Policies. A Mortgage Pool may include Mortgage Loans insured by the Federal Housing Administration ("FHA") or guaranteed by the Department of Veterans Affairs ("VA"), which loans will be covered by FHA insurance policies ("FHA Insurance Policies") and VA guaranties ("VA Guaranties"), respectively. Mortgage Loans guaranteed by the VA ("VA Loans") may also be covered by supplemental Primary Insurance Policies. In addition, if specified in the applicable Prospectus Supplement, the Company or a Servicing Entity, as applicable, as Master Servicer, the Seller or the Servicer, as applicable, may obtain or establish one or more credit enhancements for a Mortgage Pool. Any such credit enhancement will be described in the applicable Prospectus Supplement. Such credit enhancements may be limited to one or more Classes of Certificates and may include, but will not necessarily be limited to, any of the following: a Mortgage Pool Insurance Policy, a Special Hazard Insurance Policy, a Fraud Bond, a Bankruptcy Bond, a Letter of Credit, a Reserve Fund, a certificate insurance policy, or any combination of the foregoing. Coverage of certain risks of default or loss may also be provided to a particular Class or Classes of Certificates by the subordination in right of payment of one or more Classes of Certificates of the same Series to the right of holders of such Class or Classes of Certificates to receive payments. See "Description of Credit Enhancements".

        Unless otherwise specified in the related Prospectus Supplement for any Series of Certificates, all Mortgage Loans will be of one or more of the following types of Mortgage Loans of varying terms at origination:

          (1) fully amortizing Mortgage Loans, each providing for interest (the "Mortgage Interest Rate") at a fixed rate and level monthly payments of principal and interest over the term of such Mortgage Loan;

          (2) Mortgage Loans, each with an adjustable Mortgage Interest Rate, which may include graduated payment Mortgage Loans and other Mortgage Loans providing for negative amortization;

          (3) Mortgage Loans with either fixed or adjustable Mortgage Interest Rates, that do not provide for level monthly payments of principal and interest and/or do not provide for amortization in full by their maturity dates;

          (4) fixed-rate Mortgage Loans that do not provide for amortization in full by their maturity dates and which may at the end of their terms be converted by the Mortgagors to fully amortizing adjustable-rate Mortgage Loans, provided that certain conditions are met; and

          (5) any other type of Mortgage Loan described in the applicable Prospectus Supplement.

        If so specified in the related Prospectus Supplement for any Series of Certificates, a Mortgage Pool may contain Mortgage Loans which include provisions whereby the Seller or a third party partially subsidizes the monthly payments of the Mortgagor during the initial portion of the term of the

9

Mortgage Loan, the difference to be made up from a fund (the "Buydown Fund") contributed by the Seller or a third party at the time of origination of the Mortgage Loan (a "Buydown Loan"). A Buydown Fund will be in an amount equal either to the discounted value or full aggregate amount of future payment subsidies. The applicable Prospectus Supplement or Current Report on Form 8-K will contain information with respect to any Buydown Loans, including information on the interest rate initially payable by the Mortgagor, annual increases in the interest rate, the length of the buydown period and the Buydown Fund. The underlying assumption of buydown plans is that the income of the Mortgagor will increase during the buydown period as a result of normal increases in compensation and inflation, so that the Mortgagor will be able to meet the full mortgage payments at the end of the buydown period. To the extent that this assumption as to increased income is not correct, the possibility of defaults on Buydown Loans is increased.

        If so specified in the related Prospectus Supplement, a Mortgage Pool will contain Mortgage Loans (the "Additional Collateral Loans") that are secured by both the related Mortgaged Property and certain additional collateral which will consist of (i) a security interest in financial assets owned by the Mortgagor (which will consist of securities, insurance policies, annuities, certificates of deposit, cash, accounts or similar assets) and/or (ii) a third party guarantee (usually by a relative of the Mortgagor), which in turn is secured by a security interest in financial assets (as described in (i) above) or residential property owned by the guarantor. The collateral described in clauses (i) and (ii) above is referred to as "Additional Collateral". The amount of Additional Collateral for any Mortgage Loan generally will not exceed 30% of the principal amount of such Mortgage Loan (the "Additional Collateral Requirement"), and the requirement to maintain Additional Collateral will generally terminate when the Loan-to-Value Ratio of the Mortgage Loan is reduced to a predetermined level (which generally shall not be more than 75%) as a result of a reduction in the loan amount caused by principal payments by the Mortgagor or an increase in the appraised value of the related Mortgaged Property. The Servicer of the Additional Collateral Loan will be required, in accordance with the Master Servicer's servicing guidelines or its normal servicing procedures, to attempt to realize on any such Additional Collateral, in addition to the related Mortgaged Property, if such Additional Collateral Loan is liquidated upon default. The right to receive proceeds from the realization of Additional Collateral upon any such liquidation will be assigned to the related Trust. No assurance can be given as to the amount of proceeds, if any, that might be realized on the Additional Collateral Loan from such Additional Collateral and thereafter remitted to the Trust. If so specified in the related Prospectus Supplement, Ambac Assurance Corporation or another insurance company will have issued a limited purpose surety bond insuring any deficiency in the amounts realized from the liquidation of Additional Collateral, up to the amount of the Additional Collateral Requirement. For additional considerations concerning the Additional Collateral Loans, see "Certain Legal Aspects of Mortgage Loans and Contracts—The Mortgage Loans—Anti-Deficiency Legislation and Other Limitations on Lenders" herein.

        The aggregate principal balances of the Mortgage Loans in each Mortgage Pool on the date specified in the related Prospectus Supplement as the Cut-Off Date will be at least $5,000,000. Unless otherwise specified in the Prospectus Supplement of a particular Series, each Mortgage Loan will have an outstanding principal balance of not less than $30,000 nor more than $1,000,000. With respect to each Mortgage Pool, unless otherwise specified in the related Prospectus Supplement, all principal and interest payments on the Mortgage Loans due prior to the Cut-Off Date will have been made.

        For each Mortgage Pool, the related Prospectus Supplement will generally contain specific information as of the Cut-Off Date regarding (i) the aggregate principal balance of the Mortgage Loans; (ii) the range of Mortgage Interest Rates or initial Mortgage Interest Rates borne by the Mortgage Loans; (iii) the year in which the first monthly payments occur, and the latest maturity of the Mortgage Loans; (iv) the range of principal balances of the Mortgage Loans at origination; (v) the aggregate principal balance of all Mortgage Loans having loan-to-value ratios at origination exceeding 80%; (vi) the types of dwellings constituting the Mortgaged Properties securing the Mortgage Loans;

10

(vii) the percentage of the Mortgage Loans (by principal balance) of nonowner occupied and of second or vacation properties; (viii) the geographic distribution of the Mortgage Loans, prepared on a state-by-state basis for states containing 5% or more of the Mortgage Pool; and (ix) the number and aggregate principal balance of Buydown Loans.

        Specific information with respect to the Mortgage Loans in a particular Mortgage Pool and the applicable credit enhancements which is not included in the related Prospectus Supplement will generally be included in a Current Report on Form 8-K which will be available to purchasers of the Certificates at or before the time of initial issuance of the related Series of Certificates, and which will be filed with the Securities and Exchange Commission (the "Commission") within 15 days thereafter.

        The Company and/or a Servicing Entity, as applicable, as Master Servicer, has entered or will enter into a contract with each related Seller/Servicer to perform, as an independent contractor, certain servicing functions for such Master Servicer subject to its supervision and may enter into a contract with an independent entity to perform administration functions for the Mortgage Pools (or, if applicable, the Mortgage Loan Servicing Group), subject to such Master Servicer's supervision. Unless otherwise specified in the applicable Prospectus Supplement, such Master Servicer will reserve the right to remove any related Seller/Servicer of any Mortgage Loan at any time if such Master Servicer considers such removal to be in the best interests of Certificateholders. In such event, such Master Servicer would continue to be responsible for servicing such Mortgage Loan and may designate a replacement Seller/Servicer (which may include the Company or the related Servicing Entity, as applicable, or an affiliate of the Company or Servicing Entity, as applicable). Each Master Servicer may perform its administrative and servicing responsibilities through agents or independent contractors, but shall not thereby be released from any of its responsibilities under the Pooling Agreement. Each Master Servicer will receive a fee (the "Master Servicing Fee") for its services. In the event that both the Company and a Servicing Entity are acting as Master Servicers for a Series, unless otherwise specified in the related Prospectus Supplement, the Master Servicing Fee for each of the Company and such Servicing Entity will only relate to its respective Mortgage Loan Servicing Group. The Seller/Servicers will perform certain servicing functions for the Company pursuant to servicing contracts (the "Servicing Contracts") with a Master Servicer and will receive a fee for acting as the primary servicer of the related Mortgage Loans (the "Servicing Fee"). The fees to a Master Servicer and the Seller/Servicers will be paid from the difference between the Mortgage Interest Rates on each Mortgage Loan (or Mortgage Loan Servicing Group, if applicable) and the PassThrough Rate with respect to such Mortgage Loan.

        If so specified in the applicable Prospectus Supplement, there will be no Master Servicer for a particular Series of Certificates. In such event, (i) the servicing of the Mortgage Loans will be performed by the Servicer specified in the applicable Prospectus Supplement, (ii) there will not be a Master Servicer, and (iii) the Certificate Administrator will calculate amounts distributable to the Certificateholders, prepare tax returns on behalf of the Trust and provide certain other administrative services specified in the Pooling Agreement. The Servicer and the Certificate Administrator may perform their respective servicing and administrative responsibilities through agents or independent contractors, but shall not thereby be released from any of their respective responsibilities under the Pooling Agreement. With respect to such Series of Certificates, the Servicer will receive the Servicing Fee and, with respect to each such Series and each Series in which both the Company and a Servicing Entity are acting as Master Servicers, the Certificate Administrator will receive a fee for its services (the "Certificate Administrator Fee"), each of which will be paid from the difference between the Mortgage Interest Rate on each Mortgage Loan and the PassThrough Rate with respect to such Mortgage Loan.

        Unless otherwise specified in the applicable Prospectus Supplement, the Certificates of each Series will represent undivided interests in the assets of a trust (the "Trust") consisting of the Mortgage Loans included in the Mortgage Pool for that Series and related property. Certain Series will be enhanced by mortgage loan insurance or other forms of credit enhancement, in each case as more fully described

11

herein under the captions "Description of Certificates" and "Description of Credit Enhancements" and/or in the related Prospectus Supplement. When each Series of Certificates is issued, the Company will cause the Mortgage Loans in the Mortgage Pool for that Series to be assigned to the Trust. An independent bank or trust company will act as trustee (the "Trustee") for the benefit of the holders of Certificates of that Series, and the Master Servicer or the Servicer will be responsible for servicing the Mortgage Loans pursuant to a separate pooling and servicing agreement ("Pooling Agreement") for the Series.

        The Company's assignment of the Mortgage Loans to the Trust will be without recourse, and the Company's obligations with respect to the Mortgage Loans will, unless otherwise indicated in the Prospectus Supplement for a Series of Certificates, be limited to any representations and warranties made by it in, as well as its contractual obligations under, the Pooling Agreement for each Series. These obligations consist primarily of the obligation to administer and, if applicable, service the Mortgage Loans. With respect to Series of Certificates as to which the Company and/or a Servicing Entity will act as Master Servicer and unless otherwise stated in the Prospectus Supplement for such Series, in the event of delinquencies in payments on the Mortgage Loans in any Mortgage Pool (or the related Mortgage Loan Servicing Group for such Series if both the Company and a Servicing Entity are acting as Master Servicers), to advance cash ("Advances") in the amounts described herein under "Description of Certificates—Advances", to the extent such Advances are not made by the Seller/Servicers and, if the Company and a Servicing Entity are acting as Master Servicers for such Series, to the extent that such Advances relate to a Mortgage Loan in their respective Mortgage Loan Servicing Group. Any such Advances by a Master Servicer will be limited to amounts which, in the judgment of such Master Servicer, ultimately will be reimbursable with respect to such Mortgage Pool (or the related Mortgage Loan Servicing Group for such Series if both the Company and a Servicing Entity are acting as Master Servicers) from Mortgagor payments or under any applicable Mortgage Pool Insurance Policy, any applicable Special Hazard Insurance Policy, any Primary Insurance Policy, FHA Insurance Policy or VA Guaranty issued with respect to a Mortgage Loan, any applicable Letter of Credit, Reserve Fund or any other applicable policy of insurance, any subordination feature described herein or the proceeds of liquidation of a Mortgage Loan. See "Description of Credit Enhancements". Unless otherwise specified in the applicable Prospectus Supplement, each Seller/Servicer will be obligated, in the event of delinquencies on the Mortgage Loans serviced by it in any Mortgage Pool, to make Advances limited to amounts which, in its judgment, after consultation with the Master Servicer (or the related Master Servicer if both the Company and a Servicing Entity are acting as Master Servicers), ultimately will be reimbursable from the sources stated above. If so specified in the applicable Prospectus Supplement, neither a Master Servicer nor any Seller/Servicers will be obligated to make Advances with respect to Mortgage Loans delinquent longer than the time period specified in such Prospectus Supplement. See "Description of Certificates—Advances" and "Description of Credit Enhancements". A Master Servicer is obligated to remit to Certificateholders of a Series all amounts relating to the Mortgage Loans (or the related Mortgage Loan Servicing Group for such Series if both the Company and a Servicing Entity are acting as Master Servicers) to the extent such amounts have been collected or advanced by the Seller/Servicers or advanced by such Master Servicer and are due Certificateholders pursuant to the terms of the Pooling Agreement for such Series. With respect to Series of Certificates as to which there will be no Master Servicer and the servicing of the Mortgage Loans will be performed by the Servicer, unless otherwise stated in the applicable Prospectus Supplement, the Servicer will be obligated to make Advances in the amounts described herein under "Description of Certificates—Advances", limited to amounts which, in the judgment of the Servicer, ultimately will be reimbursable with respect to such Mortgage Pool from any of the sources stated above.

Conversion of Mortgage Loans

        The Prospectus Supplement for certain Series of Certificates representing undivided interests in the assets of a Trust consisting of adjustable-rate Mortgage Loans may provide that some or all of the

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Mortgage Loans in the related Mortgage Pool may have a conversion feature. Unless otherwise specified in the related Prospectus Supplement, each such Mortgage Loan may be converted at the Mortgagor's option at any time during a specified initial period to a fixed-rate Mortgage Loan, subject to the Seller/Servicer's or the Servicer's determination that the Mortgagor has met certain payment history requirements and the payment of a conversion fee ("Conversion Fee") to the Seller/Servicer or the Servicer, as applicable. Unless otherwise specified in the applicable Prospectus Supplement, upon any such conversion, the Company or the Servicing Entity, as applicable, as Master Servicer, or the Seller with respect to Series of Certificates as to which there will be no Master Servicer, will repurchase the Mortgage Loan from the Mortgage Pool at its then outstanding principal balance, plus interest at the Mortgage Interest Rate on such Mortgage Loan to the date of repurchase. The amounts distributable to Certificateholders of different Classes, if applicable, upon such repurchase, and the portion of the Conversion Fee to be passed through to Certificateholders, if any, will be set forth in the Prospectus Supplement for each such Series of Certificates.

USE OF PROCEEDS

        All of the net proceeds to be received from the sale of each Series of the Certificates will be used by the Company to purchase the Mortgage Loans related to that Series or to return to the Company the amounts previously used to effect such purchases, the costs of carrying the Mortgage Loans until sale of the Certificates and other expenses connected with pooling the Mortgage Loans and issuing the Certificates, or for general corporate purposes. The Company expects to issue Certificates in Series from time to time as part of its continuing program of acquiring Mortgage Loans and selling Certificates. See "The Company—Mortgage Purchase Program".

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YIELD CONSIDERATIONS

General

        The yield to maturity on any Certificate will depend on the purchase price paid by the Certificateholder, the effective interest rate of the Certificate and the weighted average life of the Mortgage Loans underlying the Certificate. See "Maturity, Average Life and Prepayment Assumptions" for a discussion of weighted average life. Any prepayment of a Mortgage Loan, liquidation of a Mortgage Loan (by foreclosure proceedings or by virtue of the purchase of a Mortgage Loan in advance of its stated maturity or otherwise) or, if applicable, the occurrence of a redemption or other call feature of the Certificates of a Series or the underlying Mortgage Loans will have the effect of passing through to Certificateholders amounts of principal which would otherwise be passed through in amortized increments over the remaining term of such Mortgage Loan. The effect of such prepayments on the yield to maturity to Certificateholders depends on several factors. For example, if the Certificates are purchased above par (i.e., for more than 100% of the outstanding principal balance of the Mortgage Loans they represent), such prepayments will tend to decrease the yield to maturity. If the Certificates were purchased at a discount (i.e., for less than 100% of such outstanding principal balance), such prepayments will tend to increase the yield to maturity. See "Certain Legal Aspects of the Mortgage Loans—Enforceability of Certain Provisions" for a description of certain provisions of each Mortgage Loan and statutory, regulatory and judicial developments that may affect the prepayment experience and maturity assumptions on the Mortgage Loans. See also "Description of Certificates—Termination" for a description of the repurchase of the Mortgage Loans in any Mortgage Pool when the aggregate outstanding principal balance thereof is less than a specified percentage of the aggregate outstanding principal balance of the Mortgage Loans in such Mortgage Pool on the related Cut-Off Date.

        The timing of changes in the rate of principal payments on or repurchases of the Mortgage Loans (including, if applicable, the occurrence of a redemption or other call feature of the Certificates of a Series or the underlying Mortgage Loans) may significantly affect an investor's actual yield to maturity, even if the average rate of principal payments experienced over time is consistent with an investor's expectation. In general, the earlier a prepayment of principal on the underlying Mortgage Loans or a repurchase thereof (including, if applicable, the occurrence of a redemption or other call feature of the Certificates of a Series or the underlying Mortgage Loans), the greater will be the effect on an investor's yield to maturity. As a result, the effect on an investor's yield to maturity of principal payments and repurchases occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of a Series of Certificates would not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments.

Effective Interest Rate

        Unless otherwise specified in the applicable Prospectus Supplement, each monthly interest payment on a Mortgage Loan is calculated as 1/12 of the applicable Mortgage Interest Rate multiplied by the unpaid principal balance outstanding on the first day of the month after application of principal payments made on such date. Unless otherwise specified in the applicable Prospectus Supplement, the Certificate Interest Rate for each Class of Certificates will be calculated on the basis of the "Pass-Through Rate" for the related Mortgage Loans. With respect to a Series of Certificates as to which the Company will act as Master Servicer, the "Pass-Through Rate" for any Mortgage Loan will equal the related Mortgage Interest Rate less the sum of the Servicing Fee and the Master Servicing Fee for such Mortgage Loan. With respect to a Series of Certificates as to which the Company will not act as Master Servicer, the "Pass-Through Rate" for any Mortgage Loan will equal the related Mortgage Interest Rate less the sum of the Servicing Fee and the Certificate Administrator Fee for such Mortgage Loan.

        As described in the applicable Prospectus Supplement, in certain events, if the amounts available for distribution in respect of interest are not sufficient to cover the total of all accrued and unpaid

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interest at the Pass-Through Rate, the available amount will be distributed to the Certificateholders pro rata in accordance with their respective interests or in an order of priority described in the applicable Prospectus Supplement.

        For the sale of Certificates under this Prospectus, the Company may establish one or more Mortgage Pools having a variable, as opposed to a fixed, Pass-Through Rate. A Mortgage Pool with a variable Pass-Through Rate may be composed of Mortgage Loans that have adjustable Mortgage Interest Rates, or of Mortgage Loans with fixed Mortgage Interest Rates if the amount to be passed through is determined on a Mortgage Loan-by-Mortgage Loan basis as the Mortgage Interest Rate minus specified fees for servicing and administrative compensation, which may include any of the Servicing Fee, the Master Servicing Fee and the Certificate Administrator Fee, for each such Mortgage Loan, as set forth in the Prospectus Supplement, or as otherwise determined as described in the applicable Prospectus Supplement. Because the Mortgage Interest Rates may vary in such a Mortgage Pool, and the servicing and administrative compensation generally will be fixed, the Pass-Through Rate will be affected by disproportionate principal prepayments among Mortgage Loans bearing different Mortgage Interest Rates and, consequently, the yield to maturity Certificateholders will be affected. The characteristics of any such variable-rate Mortgage Pools will be described in the applicable Prospectus Supplement. Although Mortgage Interest Rates in a fixed Pass-Through Rate Mortgage Pool may vary from Mortgage Loan to Mortgage Loan, disproportionate principal prepayments among the Mortgage Loans bearing different Mortgage Interest Rates will not affect the return to Certificateholders.

        For any Series of Certificates, the effective yield to maturity to Certificateholders generally will be slightly lower than the yield to maturity otherwise produced by the applicable Pass-Through Rate because, while interest will accrue on each Mortgage Loan from the first day of each month, the distribution of such interest to Certificateholders at the applicable Pass-Through Rate generally will be made on a later day, which, unless otherwise specified in the applicable Prospectus Supplement, will be the 25th day (or, if such day is not a business day, the next succeeding business day) of the month following the month of accrual.

        When a prepayment in full (a "Payoff") is made by a Mortgagor on a Mortgage Loan during a month, the Mortgagor is charged interest on the days in the month actually elapsed up to the date of the Payoff at the daily interest rate (determined by dividing the Mortgage Interest Rate by 365, or 360 in the case of Payoffs received on a date on which the monthly payment for such Mortgage Loan is due (a "Due Date")) which is applied to the principal amount of the Mortgage Loan so prepaid. Similarly, when a Mortgage Loan is liquidated under a Mortgage Pool Insurance Policy during a month, the pool insurer will pay interest on the Mortgage Loan only to the date the claim is paid. Also, when a partial principal prepayment (a "Curtailment") is made on a Mortgage Loan together with the scheduled Monthly Payment for a month on or after the related Due Date, the Mortgagor does not pay interest on the prepaid amount, and therefore Certificateholders will not receive any interest on such prepaid amount.

        Unless otherwise specified in the applicable Prospectus Supplement, to the extent that Compensating Interest (as defined below) is not paid, the effect of a Payoff or such a liquidation will be to reduce slightly the amount of interest passed through on the next Distribution Date, because interest on the principal amount of the Mortgage Loan so prepaid was paid only to the date of such Payoff or liquidation and not to the end of the month of prepayment. Unless otherwise specified in the applicable Prospectus Supplement, the following will apply: Payoffs received during the period from the first day of a calendar month through the 14th day of such month will be passed through, without Compensating Interest and without interest accrued from the first day of such month to the date of the Payoff, on the Distribution Date in such month, and Payoffs received during the period from the 15th day of a calendar month through the last day of such month will be passed through, with Compensating Interest and with interest at the applicable Pass-Through Rate attributable to interest paid through the date of the Payoff by the Mortgagors on the Distribution Date in the following month. Proceeds of

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Mortgage Loans liquidated under a Mortgage Pool Insurance Policy during a month will be passed through, with Compensating Interest and interest at the applicable Pass-Through Rate attributable to interest paid by the pool insurer under an applicable Mortgage Pool Insurance Policy, on the Distribution Date in the following month.

        Unless otherwise specified in the applicable Prospectus Supplement, the following will apply: "Compensating Interest" will consist of a full month's payment of interest at the applicable Pass-Through Rate on a Mortgage Loan for which a Payoff is made or which is liquidated, less the interest at the applicable Pass-Through Rate attributable to interest paid by the Mortgagor or by the pool insurer under an applicable Mortgage Pool Insurance Policy through the date of Payoff. Compensating Interest on liquidated Mortgage Loans will be passed through to Certificateholders, together with any interest at the applicable Pass-Through Rate attributable to interest paid by the pool insurer under any applicable Mortgage Pool Insurance Policy to the date of liquidation on the Distribution Date of the month following liquidation. Compensating Interest on Payoffs will be paid on a Distribution Date only with respect to Payoffs received during the period from the 15th day of the preceding calendar month through the last day of such preceding month. The applicable Pooling and Servicing Agreement will specify any limitations on the extent of or source of funds available for payments of Compensating Interest.

MATURITY, AVERAGE LIFE AND PREPAYMENT ASSUMPTIONS

        The Mortgage Loans at origination will have varying maturities as more fully described in the applicable Prospectus Supplement. The Company expects that most such Mortgage Loans will have maturities at origination of either 10 to 15 years or 20 to 30 years and that such Mortgage Loans may be prepaid in full or in part at any time, generally without penalty. The prepayment experience or, if applicable, the occurrence of a redemption or other call feature of the Certificates of a Series or the underlying Mortgage Loans will affect the lives of the Certificates. The Company anticipates that a substantial number of Mortgage Loans will be paid in full prior to their scheduled maturity.

        A number of factors, including homeowner mobility, economic conditions, enforceability of "due-on-sale" clauses, assumability of the Mortgage Loans, mortgage market interest rates and the general availability of mortgage funds affect prepayment experience. Generally, each Mortgage executed in connection with a fixed-rate Mortgage Loan, except for FHA-insured or VA-guaranteed Mortgage Loans, will contain "due-on-sale" provisions permitting the holder of the Mortgage Note to accelerate the maturity of the Mortgage Loan upon conveyance by the Mortgagor of the underlying Mortgaged Property. With respect to Series of Certificates as to which the Company will act as Master Servicer, the Master Servicer will agree that it or the applicable Seller/Servicer will enforce any "due-on-sale" clause contained in any such Mortgage to the extent it has knowledge of the conveyance or proposed conveyance of the underlying Mortgaged Property and reasonably believes that it is entitled to do so under applicable law; provided, however, that neither the Master Servicer nor the Seller/Servicer will take any action in relation to the enforcement of any "due-on-sale" provision which would impair or threaten to impair any recovery under any related Primary Insurance Policy or Mortgage Pool Insurance Policy. With respect to Series of Certificates as to which the Company will not act as Master Servicer, the Servicer will agree to enforce any "due-on-sale" clause in the instances and to the extent described in the preceding sentence. However, a Mortgage Pool may contain fixed-rate Mortgage Loans which will allow a subsequent owner of a Mortgaged Property, if credit underwriting standards are met, to assume such fixed-rate Mortgage Loan without enforcement of any "due-on-sale" clause. With respect to Mortgage Loans bearing adjustable Mortgage Interest Rates, unless otherwise specified in the related Prospectus Supplement, the related Mortgages will generally provide that such Mortgage Loans are assumable by creditworthy subsequent owners without enforcement of any "due-on-sale" clause. An assumption of a Mortgage Loan may have the effect of increasing the life of such Mortgage Loan.

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        "Weighted average life" refers to the average amount of time that will elapse from the date of issuance of a Certificate until each dollar of principal will be repaid to the Certificateholders. The weighted average life of the Certificates will be influenced by the rate at which principal on the Mortgage Loans in the Mortgage Pool is paid, which may be in the form of (i) scheduled amortization or (ii) Curtailments and Payoffs (collectively "Principal Prepayments"). Based upon published information, the rate of prepayments on fixed- and adjustable-rate conventional one- to four-family mortgage loans has fluctuated significantly in recent years. The Company believes such fluctuation is due to a number of factors, including those discussed above, and that such factors will also affect the prepayment experience on the Mortgage Loans in any Mortgage Pool. Accordingly, the Company cannot predict what future prepayment experience will be or what the resulting weighted average life might be. However, principal prepayments on mortgage loans are commonly measured relative to a prepayment standard or model. The model used in this Prospectus and in each Prospectus Supplement, unless otherwise indicated therein (the "Basic Prepayment Assumption" or "BPA"), represents an assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of new Mortgage Loans. The BPA assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of such Mortgage Loans in the first month of the life of the Mortgage Loans and an additional 0.2% per annum in each month thereafter until the 30th month. Beginning in the 30th month and in each month thereafter during the life of the Mortgage Loans, such prepayment model assumes a constant prepayment rate of 6.0% per annum. Varying prepayment assumptions are often expressed as percentages of the BPA (e.g., at 150% of the BPA, assumed prepayments during the first month of a pool would be 0.3% per annum, each month thereafter the rate of prepayments would increase by 0.3% per annum, and in the 30th and succeeding months the rate would be 9% per annum). The Prospectus Supplement or Current Report on Form 8-K for each Series of Certificates may contain a table setting forth the projected weighted average life of each Class of Certificates of such Series and the percentage of the original principal amounts or notional principal amounts of each such Class that would be outstanding on specified Distribution Dates for such Series, based on the assumptions set forth with respect to the BPA deemed appropriate by the Company and specified therein.

Redemption of Certificates or Underlying Mortgage Loans

        If so specified in the Prospectus Supplement for a Series, the Certificates of such Series or the underlying Mortgage Loans may be subject to redemption at the direction of the holder of certain redemption rights, beginning on the Distribution Date and subject to payment of the redemption price and other conditions specified in the related Prospectus Supplement. A redemption would result in the concurrent retirement of all outstanding Certificates of the Series and would decrease the average lives of such Certificates, perhaps significantly. The earlier after the Closing Date that a redemption occurs, the greater would be such effect. In general, a redemption is most likely to occur if prevailing interest rates have declined. The holder of the redemption right may also be a Holder of one or more Classes of the related Series, which may affect such holder's decision whether to direct a redemption. The effect of a redemption of the Certificates or underlying Mortgage Loans on interest payments on the Classes of Certificates of a Series will be described in the related Prospectus Supplement. See "Description of the Certificates—Redemption Agreement" and "The Mortgage Pools—General".

THE COMPANY

        The Company, a Delaware corporation, is a wholly-owned indirect subsidiary of Washington Mutual, Inc., a savings and loan holding company. The Company was organized for the purpose of providing mortgage lending institutions, including affiliated institutions, with greater financing and lending flexibility by purchasing mortgage loans from such institutions and issuing mortgage-backed securities. The Company's principal executive offices are located at 1201 Third Avenue, WMT 1706, Seattle, Washington 98101, telephone 206-377-8555.

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Mortgage Purchase Program

        Set forth below is a description of the principal aspects of the Company's purchase program for Mortgage Loans eligible for inclusion in a Mortgage Pool. The Company will represent and warrant to the Trust that each Mortgage Pool will consist of Mortgage Loans purchased from one or more institutions ("Sellers") which are (i) state-chartered or federally-chartered savings and loan associations, banks or similar financial institutions whose deposits or accounts are insured by the Federal Deposit Insurance Corporation ("FDIC") or, if specified in the applicable Prospectus Supplement or Current Report on Form 8-K, substantially similar deposit insurance approved by any applicable rating agency, (ii) approved as mortgagees by the FHA ("FHA-Approved Mortgagees"), (iii) approved by Fannie Mae as mortgagees ("Fannie Mae Approved Mortgagees") or by Freddie Mac as mortgagees ("Freddie Mac Approved Mortgagees"), or any successor entity to either, (iv) assignees of FHA-Approved Mortgagees, Fannie Mae Approved Mortgagees or Freddie Mac Approved Mortgagees, (v) the FDIC, (vi) entities which have purchased Mortgage Loans from institutions described in clauses (i)-(v) above or (vii) such other entities as may be described in the applicable Prospectus Supplement. The institutions described in clauses (i)-(v) of the preceding sentence will collectively be referred to herein as "Lenders". The Company has approved (or will approve) individual institutions as eligible Lenders by applying certain criteria, including the Lender's depth of mortgage origination experience, servicing experience and financial stability. In general, each Lender must have experience in originating and servicing conventional residential mortgages and must have a net worth acceptable to the Company. Each Lender is required to use the services of qualified underwriters, appraisers and attorneys. Other factors evaluated by the Company in approving Lenders include delinquency and foreclosure ratio performances.

Loan Standards

        The Mortgage Loans to be included in each Mortgage Pool will be loans with fixed or adjustable rates of interest secured by first mortgages, deeds of trust or security deeds on residential properties with original principal balances which generally did not exceed 95% of the value of the Mortgaged Properties, unless such loans are FHA-insured or VA-guaranteed. Generally, each Mortgage Loan having a loan-tovalue ratio at origination and as of the Cut-Off Date in excess of 80% or which is secured by a second or vacation home will be covered by a Primary Insurance Policy, FHA Insurance Policy or VA Guaranty insuring against default all or a specified portion of the principal amount thereof. See "Primary Insurance, FHA Mortgage Insurance, VA Mortgage Guaranty, Hazard Insurance; Claims Thereunder". Each mortgage insurer must be a Qualified Insurer (defined herein to mean a mortgage guaranty insurance company which is duly qualified as such under the laws of each state in which the Mortgaged Properties are located, duly authorized and licensed in such states to transact a mortgage guaranty insurance business and to write the insurance provided by the Primary Insurance Policy or the Mortgage Pool Insurance Policy, as the case may be, and which is approved as an insurer by Freddie Mac, Fannie Mae or any successor entity to either, and by the Company).

        The Mortgage Loans to be included in each Mortgage Pool will be "one- to four-family" mortgage loans, which means permanent loans (as opposed to construction or land development loans) secured by Mortgages on non-farm properties, including attached or detached single-family or second/vacation homes, two- to four-family primary residences and condominiums or other attached dwelling units, including individual condominiums, row houses, townhouses and other separate dwelling units even when located in buildings containing five or more such units. Each Mortgage Loan must be secured by an owner occupied primary residence or second/vacation home, or by a nonowner occupied residence. The Mortgaged Property may not be a mobile home.

Credit, Appraisal and Underwriting Standards

        The Mortgage Loans to be included in each Mortgage Pool will be subject to the various credit, appraisal and underwriting standards described herein. The Company's credit, appraisal and

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underwriting standards with respect to certain Mortgage Loans will generally conform to those published in the Company's Selling Guide (together with the Company's Servicing Guide, the "Guide", as modified from time to time). The credit, appraisal and underwriting standards as set forth in the Guide are continuously revised based on opportunities and prevailing conditions in the residential mortgage market and the market for the Company's mortgage pass-through certificates. The Mortgage Loans may be underwritten by the Company or by designated third parties.

        In addition, the Company may purchase Mortgage Loans which do not conform to the underwriting standards set forth in the Guide. Such Mortgage Loans may be purchased in negotiated transactions from Sellers who will represent that the Mortgage Loans have been originated in accordance with credit, appraisal and underwriting standards agreed to by the Company. The Company will generally review only a limited portion of the Mortgage Loans in any delivery of such Mortgage Loans for conformity with the applicable credit, appraisal and underwriting standards. Certain other Mortgage Loans will be purchased from Sellers who will represent that the Mortgage Loans were originated pursuant to credit, appraisal and underwriting standards determined by a mortgage insurance company acceptable to the Company. The Company will accept a certification from such insurance company as to a Mortgage Loan's insurability in a mortgage pool as of the date of certification as evidence that such Mortgage Loan conforms to applicable underwriting standards. Such certifications will likely have been issued before the purchase of the Mortgage Loans by the Company. The Company will perform only random quality assurance reviews on Mortgage Loans delivered with such certifications.

        The credit, appraisal and underwriting standards utilized in negotiated transactions and the credit, appraisal and underwriting standards of insurance companies issuing certificates may vary substantially from the credit, appraisal and underwriting standards set forth in the Guide. All of the credit, appraisal and underwriting standards will provide an underwriter with sufficient information to evaluate the borrower's repayment ability and the adequacy of the Mortgaged Property as collateral. Due to the variety of underwriting standards and review procedures that may be applicable to the Mortgage Loans included in any Mortgage Pool, the related Prospectus Supplement will not distinguish among the various credit, appraisal and underwriting standards applicable to the Mortgage Loans nor describe any review for compliance with applicable credit, appraisal and underwriting standards performed by the Company. Moreover, there can be no assurance that every Mortgage Loan was originated in conformity with the applicable credit, appraisal and underwriting standards in all material respects, or that the quality or performance of Mortgage Loans underwritten pursuant to varying standards as described above will be equivalent under all circumstances.

        The Company's underwriting standards are intended to evaluate the prospective Mortgagor's credit standing and repayment ability, and the value and adequacy of the proposed Mortgaged Property as collateral. In the loan application process, prospective Mortgagors will be required to provide information regarding such factors as their assets, liabilities, income, credit history, employment history and other related items. Each prospective Mortgagor will also provide an authorization to apply for a credit report which summarizes the Mortgagor's credit history. With respect to establishing the prospective Mortgagor's ability to make timely payments, the Company will require evidence regarding the Mortgagor's employment and income, and of the amount of deposits made to financial institutions where the Mortgagor maintains demand or savings accounts. In some instances, Mortgage Loans which were originated under a Limited Documentation Origination Program may be sold to the Company. For a mortgage loan originated under a Limited Documentation Origination Program to qualify for purchase by the Company, the prospective mortgagor must have a good credit history and be financially capable of making a larger cash down payment, in a purchase, or be willing to finance less of the appraised value, in a refinancing, than would otherwise be required by the Company. Currently, the Company's underwriting standards provide that only mortgage loans with certain loan-to-value ratios will qualify for purchase. If the mortgage loan qualifies, the Company waives some of its

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documentation requirements and eliminates verification of income and employment for the prospective mortgagor.

        The Company's underwriting standards generally follow guidelines acceptable to Fannie Mae and Freddie Mac. In determining the adequacy of the property as collateral, an independent appraisal is made of each property considered for financing. The appraiser is required to inspect the property and verify that it is in good condition and that construction, if new, has been completed. The appraisal is based on the appraiser's judgment of values, giving appropriate weight to both the market value of comparable homes and the cost of replacing the property.

        Certain states where the Mortgaged Properties may be located are "anti-deficiency" states where, in general, lenders providing credit on one- to four-family properties must look solely to the property for repayment in the event of foreclosure. See "Certain Legal Aspects of the Mortgage Loans—Anti-Deficiency Legislation and Other Limitations on Lenders". The Company's underwriting standards in all states (including anti-deficiency states) require that the underwriting officers be satisfied that the value of the property being financed, as indicated by the independent appraisal, currently supports and is anticipated to support in the future the outstanding loan balance, and provides sufficient value to mitigate the effects of adverse shifts in real estate values.

Seller Warranties and Indemnification of the Company

        With respect to Series of Certificates as to which the Company will be the only Master Servicer or with respect to each Series as to which the Company and a Servicing Entity will act as Master Servicers, each Seller generally will make representations and warranties with respect to Mortgage Loans or the Mortgage Loans in the Company's Mortgage Loan Servicing Group, respectively, sold by it to the Company for conveyance to the Trust which the Company deems sufficient to permit it to make its representations and warranties in respect of such Mortgage Loans to the Trust under the Pooling Agreement. See "Description of Certificates—Representations and Warranties" below. Each Seller will also make certain other representations and warranties regarding Mortgage Loans sold by it. Each Seller will agree to indemnify the Company against any loss or liability incurred by the Company on account of any breach of any representation or warranty made by the Seller, any failure to disclose any matter that makes any such representation and warranty misleading, or any inaccuracy in information furnished by the Seller to the Company, including any information set forth in this Prospectus or in any Prospectus Supplement. See "Description of Certificates—Assignment of Mortgage Loans" and "—Representations and Warranties".

        With respect to Series of Certificates as to which there will be no Master Servicer, the Seller which sold the Mortgage Loans to the Company for conveyance to the Trust will make representations and warranties to the Company with respect to such Mortgage Loans, and the Company will assign such representations and warranties to the Trust under the Pooling Agreement. With respect to each Series of Certificates as to which a Servicing Entity will be a Master Servicer, such Servicing Entity which sold the Mortgage Loans or the Mortgage Loan Servicing Group, as applicable, to the Company for conveyance to the Trust will make representations and warranties to the Company with respect to such Mortgage Loans or Mortgage Loans in the related Mortgage Loan Servicing Group, as applicable, and the Company will assign such representations and warranties to the Trust under the Pooling Agreement. Upon the breach of any representation or warranty made by such Seller or Servicing Entity that materially and adversely affects the interests of the Certificateholder in a Mortgage Loan (other than those breaches which have been cured), the Seller or Servicing Entity will be required to repurchase the related Mortgage Loan. See "Description of Certificates—Assignment of Mortgage Loans" and "—Representations and Warranties".

Relationships with Affiliates

        Washington Mutual Bank, an affiliate of the Company, may be a Seller, a Seller/Servicer or a Servicer. WaMu Capital Corp., an affiliate of the Company, may from time to time act as agent or underwriter in connection with the sale of the Certificates.

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DESCRIPTION OF CERTIFICATES

        Each Series of Certificates will be issued pursuant to a separate Pooling Agreement. With respect to Series of Certificates as to which there will be a Master Servicer, the Pooling Agreement will be among the Company, as Depositor and, if applicable, as Master Servicer, the Servicing Entity, if applicable, as Master Servicer, the Trustee named in the Prospectus Supplement, and, with respect to Series of Certificates for which the Trust will be a Delaware business trust, the Delaware trustee named in the Prospectus Supplement and the Mortgage Loans will be serviced by Seller/Servicers pursuant to selling and servicing contracts ("Selling and Servicing Contracts") between the Company or the Servicing Entity, as applicable, and such Seller/Servicers, or will be serviced by servicers pursuant to servicing arrangements approved by the Company or the Servicing Entity, as applicable. With respect to Series of Certificates as to which there will be no Master Servicer, the Pooling Agreement will be among the Company, as Depositor and Certificate Administrator, the Servicer, the Trustee named in the Prospectus Supplement, and, with respect to Series of Certificates for which the Trust will be a Delaware business trust, the Delaware trustee named in the Prospectus Supplement. A form of Pooling Agreement and a form of the Selling and Servicing Contract are filed as exhibits to the Registration Statement of which this Prospectus is a part. The following discussion summarizes certain provisions expected to be contained in each Pooling Agreement which governs a Trust consisting principally of one- to four-family residential properties. The applicable Prospectus Supplement will describe material features of the related Pooling Agreement, which may differ from the features described below. The following summary and the summary contained in a Prospectus Supplement do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Pooling Agreement for each particular Series and of the applicable Selling and Servicing Contracts or similar contracts.

General

        The Certificates of each Series will represent undivided interests in the assets of a Trust created for such Series. The assets of the Trust for each Series will consist, to the extent provided in the Pooling Agreement, of (i) such Mortgage Loans as from time to time are subject to the Pooling Agreement (exclusive of any related Retained Yield (described below), except as otherwise specified in the related Prospectus Supplement), (ii) such assets as from time to time are held in the Certificate Account (described below) and the Custodial Accounts for P&I (described below) related to such Mortgage Loans (exclusive of any Retained Yield, except as otherwise specified in the related Prospectus Supplement), (iii) property acquired by foreclosure of Mortgage Loans or deed in lieu of foreclosure, (iv) any combination, as specified in the related Prospectus Supplement, of a Letter of Credit, Mortgage Pool Insurance Policy, Special Hazard Insurance Policy, Bankruptcy Bond, Fraud Bond, Reserve Fund or other type of credit enhancement as described under "Description of Credit Enhancements", (v) any private mortgage passthrough certificates or any certificates issued by the Freddie Mac, Fannie Mae or the Government National Mortgage Association described in the applicable Prospectus Supplement, and (vi) such other assets or rights as are described in the applicable Prospectus Supplement. If so specified in the applicable Prospectus Supplement, Certificates of a given Series may be issued in several Classes, which may pay interest at different rates, may represent different allocations of the right to receive principal and interest, and certain of which may be subordinated to others. Any such Class of Certificates may also provide for payments of principal only or interest only or for disproportionate payments of principal and interest. Subordinated Classes of a given Series of Certificates may or may not be offered by the same Prospectus Supplement as the senior Classes of such Series.

        The Certificates will be freely transferable and exchangeable for Certificates of the same Series and Class at the office set forth in such Certificates, provided, however, that certain Classes of Certificates may be subject to transfer restrictions set forth in such Certificates and described in the applicable Prospectus Supplement. A reasonable service charge may be imposed for any registration of

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exchange or transfer of Certificates, and the Company may require payment of a sum sufficient to cover any tax or other governmental charge. If specified in the applicable Prospectus Supplement, one or more Classes of Certificates for any Series may be transferable only on the books of The Depository Trust Company or another depository identified in such Prospectus Supplement.

        Unless otherwise indicated in the applicable Prospectus Supplement, beginning with the month following the month in which the Cut-Off Date occurs for a Series of Certificates, distributions of principal and interest (or, where applicable, principal only or interest only) on each Class of Certificates will be made either by the Trustee, the Master Servicer or the Certificate Administrator, as applicable, acting on behalf of the Trustee or a paying agent appointed by the Trustee (the "Paying Agent") on the 25th day (or if such 25th day is not a business day, the business day immediately following such 25th day) of each calendar month (the "Distribution Date") to the persons in whose names the Certificates are registered at the close of business on the last business day of the month preceding the month in which the Distribution Date occurs (the "Record Date"). Distributions for each Series will be made by wire transfer in immediately available funds for the account of, or by check mailed to, each Certificateholder of record; provided, however, that, unless otherwise specified in the related Prospectus Supplement, the final distribution in retirement of the Certificates for each Class of a Series will be made only upon presentation and surrender of the Certificates at the office or agency of the Company or the Trustee specified in the notice to Certificateholders of such final distribution.

Assignment of Mortgage Loans

        The Company will cause the Mortgage Loans to be assigned to the Trust, together with all principal and interest on the Mortgage Loans other than principal and interest due on or before the Cut-Off Date. The Company or a Servicing Entity, as applicable, will expressly reserve its or a Seller's rights in and to any Retained Yield, which accordingly will not constitute assets of the Trust. In addition, the applicable Prospectus Supplement may specify that the Seller will retain the right to a specified portion of either principal or interest, or both. The Trustee will, concurrently with such assignment, authenticate and deliver the Certificates or cause the Certificates to be authenticated and delivered to the Company or its designated agent in exchange for the assets of the Trust. Each Mortgage Loan will be identified in a schedule appearing as an exhibit to the Pooling Agreement for the related Series. Unless otherwise specified in the related Prospectus Supplement, such schedule will include information as of the close of business on the Cut-Off Date as to the principal balance of each Mortgage Loan, the Mortgage Interest Rate and the maturity of each Mortgage Note, the Seller/Servicer's or the Servicer's Servicing Fee and whether a Primary Insurance Policy has been obtained for each Mortgage Loan.

        The Company, a Servicing Entity or a Servicer, as the case may be, will, as to each Mortgage Loan, deliver or cause to be delivered to the Trustee the Mortgage Note, an assignment (except as to any Mortgage Loan registered on the MERS® System (as defined below) and unless otherwise indicated in the applicable Prospectus Supplement) to the Trustee or in blank of the Mortgage in a form for recording or filing as may be appropriate in the state where the Mortgaged Property is located, the original recorded Mortgage with evidence of recording or filing indicated thereon and evidence of any FHA Insurance Policy or VA Guaranty for such Mortgage Loan, if applicable; or, in the case of each Cooperative Loan, the related Cooperative Note, the original security agreement, the proprietary lease or occupancy agreement, the assignment of proprietary lease, the recognition agreement, the related stock certificate and related blank stock powers, and a copy of the original filed financing statement together with (unless otherwise indicated in the applicable Prospectus Supplement) assignments thereof from the applicable Seller to the Trustee in a form sufficient for filing. In certain instances where original documents respecting a Mortgage Loan may not be available prior to execution of the Pooling Agreement, the Company, such Servicing Entity or such Servicer will deliver such documents to the Trustee within 270 days thereafter unless, as set forth in the Pooling Agreement, the county recorder has not yet returned such Mortgage Loan. Notwithstanding the foregoing, the

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assets of a Trust may include Mortgage Loans where the original Mortgage Note is not delivered to the Trustee if the Company delivers to the Trustee or the custodian a copy or a duplicate original of the Mortgage Note, together with an affidavit certifying that the original thereof has been lost or destroyed. With respect to such Mortgage Loans, the Trustee (or its nominee) may not be able to enforce the Mortgage Note against the related borrower. The Company, such Servicing Entity or such Servicer will agree to repurchase or substitute for such a Mortgage Loan in certain circumstances (see "Description of Certificates—Representations and Warranties").

        With respect to any Mortgage Loan registered on the mortgage electronic registration system (the "MERS® System") maintained by MERSCORP, Inc. and/or Mortgage Electronic Registration Systems, Inc. or any successor thereto ("MERS"), an assignment of Mortgage will not be delivered to the Trustee as described above, but instead the change in beneficial ownership to the Trust will be registered electronically through the MERS® System in accordance with the rules of membership of MERS. MERS will serve as mortgagee of record with respect to these Mortgage Loans solely as a nominee of the Trust, in an administrative capacity, and will not have any interest in these Mortgage Loans.

        The Trustee will review the mortgage documents within 45 days of receipt thereof to ascertain that all required documents have been properly executed and received. The Trustee will hold such documents for each Series in trust for the benefit of Certificateholders of such Series. With respect to Series of Certificates as to which the Company and/or a Servicing Entity will act as Master Servicer, if any document is found by the Trustee not to have been properly executed or received or to be unrelated to the Mortgage Loans (or the related Mortgage Loan Servicing Group for such Series if both the Company and a Servicing Entity are acting as Master Servicers) identified in the Pooling Agreement, the Trustee will notify the Company or such Servicing Entity, as applicable. If the Company or such Servicing Entity, as applicable, cannot cure such defect, the Company or such Servicing Entity, as applicable, will substitute a new mortgage loan meeting the conditions set forth in the Pooling Agreement (see "—Substitution of Mortgage Loans" below) or repurchase the related Mortgage Loan from the Trust at a price equal to 100% of the outstanding principal balance of such Mortgage Loan, plus accrued interest thereon at the applicable Pass-Through Rate through the last day of the month of such repurchase. With respect to Series of Certificates as to which there will be no Master Servicer, if a defect of the type described in the preceding sentence is discovered by the Trustee and cannot be cured by the Seller, the Seller will substitute a new mortgage loan or repurchase the related Mortgage Loan from the Trust upon the terms described in the preceding sentence. The purchase price of any Mortgage Loan so repurchased will be passed through to Certificateholders as liquidation proceeds in accordance with the procedures specified under "—Distributions on Certificates". This substitution or repurchase obligation constitutes the sole remedy available to the Certificateholders or the Trust for such a defect in a constituent document.

        Buydown Funds provided by the Sellers or other parties for any Buydown Loans included in a Mortgage Pool may be deposited on the date of settlement of the sale of the Certificates to the original purchasers thereof (the "Closing Date") into either (a) a separate account (the "Buydown Fund Account") maintained (i) with the Trustee or another financial institution approved by the Company or Servicing Entity, as applicable, as Master Servicer, (ii) within FDIC insured accounts (or other insured accounts acceptable to the rating agency or agencies) held and monitored by a Servicer or (iii) in a separate nontrust account without FDIC or other insurance in an institution having the highest unsecured long-term debt rating by the rating agency or agencies (or such other institution acceptable to the rating agency or agencies) or (b) held in a Custodial Account for P&I or a Custodial Account for Reserves and monitored by a Servicer. Since Buydown Funds may be funded at either the par values of future payment subsidies or funded in an amount less than the par values of future payment subsidies and determined by discounting such par values in accordance with interest accruing on such values, Buydown Fund Accounts may be non-interest-bearing or may bear interest. In no event will the

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amount held in any Buydown Fund Account exceed the level of deposit insurance covering such account. Accordingly, more than one such account may be established.

Substitution of Mortgage Loans

        With respect to Series of Certificates as to which the Company and/or a Servicing Entity will act as Master Servicer, the Company or the Servicing Entity, as applicable, may substitute an eligible mortgage loan for a defective Mortgage Loan (or, if applicable, a Mortgage Loan in its related Mortgage Loan Servicing Group) in lieu of repurchasing such defective Mortgage Loan or the related Mortgaged Property (a) within three months after the Closing Date for the related Series of Certificates, and (b) within two years after such Closing Date, if the related Mortgage Loan is a "defective obligation" within the meaning of Section 860G(a)(4)(A)(ii) of the Code. Any mortgage loan, to be eligible for substitution, must fit within the general description of the Mortgage Loans set forth herein and in the related Prospectus Supplement. With respect to Series of Certificates as to which there will be no Master Servicer, the Seller or the Servicer, as specified in the related Prospectus Supplement, may substitute an eligible mortgage loan for a defective Mortgage Loan in lieu of repurchasing such defective Mortgage Loan or the related Mortgaged Property in the circumstances and to the extent described in the two preceding sentences. See "The Mortgage Pools".

Representations and Warranties

        Unless otherwise stated in the applicable Prospectus Supplement, in the Pooling Agreement for each Series of Certificates as to which the Company will act as a Master Servicer, the Company will represent and warrant to the Trust with respect to (a) all Mortgage Loans if it is the only Master Servicer and (b) the Mortgage Loans in its Mortgage Loan Servicing Group if both the Company and a Servicing Entity are acting as Master Servicers, among other things, that (i) the information set forth in the schedule of Mortgage Loans is true and correct in all material respects; (ii) except in the case of Cooperative Loans, a lender's title policy (or other satisfactory evidence of title) was issued on the date of the origination of each Mortgage Loan and each such policy or other evidence of title is valid and remains in full force and effect; (iii) if a Primary Insurance Policy, FHA Insurance Policy or VA Guaranty is required with respect to such Mortgage Loan, such policy or guaranty is valid and remains in full force and effect as of the Closing Date; (iv) immediately upon the transfer and assignment of the Mortgage Loans to the Trust, the Trust will have good title to the Mortgage Loans; (v) as of the Closing Date, the Mortgage Notes are subject to no offsets, defenses or counterclaims, except to the extent that the buydown agreement for a Buydown Loan forgives certain indebtedness of a Mortgagor; (vi) except in the case of Cooperative Loans, as of the Closing Date, each Mortgage is a valid first lien on an unencumbered estate in fee simple or leasehold interest in the Mortgaged Property (subject only to (a) liens for current real property taxes and special assessments, (b) covenants, conditions and restrictions, rights of way, easements and other matters of public record as of the date of recording of such Mortgage, such exceptions appearing of record being acceptable to mortgage lending institutions generally or specifically reflected in the mortgage originator's appraisal, (c) exceptions set forth in the title insurance policy covering such Mortgaged Property and (d) other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by the Mortgage); (vii) as of the Closing Date, each Mortgaged Property is free of damage and is in good repair, except for ordinary wear and tear; (viii) as of the time each Mortgage Loan was originated, the Mortgage Loan complies with all applicable state and federal laws, including usury, equal credit opportunity, disclosure and recording laws; (ix) as of the Closing Date, there are no delinquent tax or assessment liens against any Mortgaged Property; and (x) unless otherwise specified in the related Prospectus Supplement, each Mortgage Loan was originated and will be serviced by (a) an institution which is a member of the Federal Reserve System or the deposits of which are insured by the FDIC, (b) an institution which is a member of the Federal Home Loan Bank System, (c) an institution which is a FHA-Approved Mortgagee, (d) an institution which is a Fannie Mae Approved Mortgagee, or (e) an institution which is a Freddie Mac Approved Mortgagee. The

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applicable Prospectus Supplement and Pooling Agreement may set forth additional representations and warranties of the Company. In addition, with respect to any Mortgage Loan as to which the Company delivers to the Trustee or the custodian an affidavit certifying that the original Mortgage Note has been lost or destroyed, if such Mortgage Loan subsequently is in default and the enforcement thereof or of the related Mortgage is materially adversely affected by the absence of the original Mortgage Note, the Company will be obligated to repurchase or substitute for such Mortgage Loan in the manner described below. However, the Company will not be required to repurchase or substitute for any Mortgage Loan as described above if the circumstances giving rise to such requirement also constitute fraud in the origination of the related Mortgage Loan.

        If the Mortgage Loans include Cooperative Loans, representations and warranties with respect to title insurance or hazard insurance will not be given. Generally, a Cooperative itself is responsible for the maintenance of hazard insurance for property owned by such Cooperative, and the borrowers (tenantstockholders) of such Cooperative do not maintain hazard insurance on their individual dwelling units. Title insurance is not obtained for Cooperative Loans because such loans are not secured by real property. See "Certain Legal Aspects of the Mortgage Loans—Cooperative Loans".

        With respect to Series of Certificates as to which the Company will not act as a Master Servicer, the Seller or the Servicing Entity, as applicable, which sold the Mortgage Loans to the Company for conveyance to the Trust will make representations and warranties to the Company with respect to such Mortgage Loans substantially similar to those indicated in the second preceding paragraph, and the Company will assign such representations and warranties to the Trust under the Pooling Agreement. The applicable Prospectus Supplement and Pooling Agreement may set forth additional representations and warranties of the Seller, the Servicing Entity and/or the Company.

        In the event of the discovery by the Company, the Servicing Entity or the Servicer of a breach of any representation or warranty which materially and adversely affects the interest of the Trust in the related Mortgage Loan, or the receipt of notice of such a breach from the Trustee, the Company, the Servicing Entity or the Seller, as the case may be, will cure the breach, substitute a new mortgage loan for such Mortgage Loan or repurchase such Mortgage Loan, or any Mortgaged Property acquired with respect thereto, on the terms set forth above under "—Assignment of Mortgage Loans". The proceeds of any such repurchase will be passed through to Certificateholders as liquidation proceeds. This substitution or repurchase obligation constitutes the sole remedy available to the Certificateholders or the Trust for any such breach.

Servicing

        With respect to Series of Certificates as to which the Company and/or a Servicing Entity will act as Master Servicer, pursuant to the Pooling Agreement the Company or Servicing Entity, as applicable, as Master Servicer, will be responsible for servicing and administering the Mortgage Loans, or the Mortgage Loans in its respective Mortgage Loan Servicing Group, as applicable, but will be permitted to contract with the Seller/Servicer from whom each Mortgage Loan was purchased, or another eligible servicing institution, to perform such functions under the supervision of the Master Servicer as more fully described below.

        In the contract pursuant to which each Seller/Servicer will perform its servicing duties, which contract will generally be the Selling and Servicing Contract, each Seller/Servicer will agree, subject to the general supervision of the Company or Servicing Entity, as applicable, as Master Servicer, or its respective agent, to perform diligently all services and duties customary to the servicing of mortgage loans. Such Master Servicer or its agent will monitor each Seller/Servicer's performance and, unless otherwise specified in the applicable Prospectus Supplement, such Master Servicer will have the right to remove and substitute a replacement Seller/Servicer at any time if it considers such removal to be in the best interest of Certificateholders. The duties performed by the Seller/Servicers include collection and remittance of principal and interest payments, administration of mortgage escrow accounts, collection of insurance claims and, if necessary, foreclosure. In the event a Selling and Servicing

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Contract is terminated by the Company or Servicing Entity, as applicable, as Master Servicer, for any reason, such Master Servicer may procure a substitute Seller/Servicer, which may be an affiliate of such Master Servicer. During the period necessary to effect the execution and implementation of a contract with such substitute Seller/Servicer, all duties and responsibilities of the Seller/Servicer under the terminated Selling and Servicing Contract will be performed by such Master Servicer. In such event, such Master Servicer will be entitled to retain the same Servicing Fee as was paid to the Seller/Servicer under such terminated Selling and Servicing Contract.

        With respect to Series of Certificates as to which there will be no Master Servicer, pursuant to the Pooling Agreement the servicing of the Mortgage Loans will be performed by the Servicer, and the Company (as Certificate Administrator) will calculate amounts distributable to the Certificateholders, prepare tax returns on behalf of the Trust and provide certain other administrative services specified in the Pooling Agreement. With respect to a Series as to which the Company and the Servicing Entity will act as Master Servicers, unless otherwise specified in the applicable Prospectus Supplement, the Company will also act as the Certificate Administrator. Unless otherwise specified in the related Prospectus Supplement, with respect to a Series as to which a Servicing Entity is the only Master Servicer, such Servicing Entity shall act as the Certificate Administrator. The Servicer will generally perform the same services and duties as a Seller/Servicer under a Selling and Servicing Agreement, as well as certain services of a Master Servicer described herein. The Trustee or its agent will monitor the Servicer's performance and, unless otherwise specified in the applicable Prospectus Supplement, the Trustee will have the right to remove and substitute a replacement servicer, which may be the Company or an affiliate of the Company, to assume the servicing obligations of the Servicer at any time if it considers such removal to be in the best interests of Certificateholders. During the period necessary to effect the execution and implementation of a contract with such substitute servicer, certain duties and responsibilities of the Servicer under the Pooling Agreement will be performed by the Trustee. In such event, the Trustee will be entitled to retain the same Servicing Fee as was to be paid the Servicer under the Pooling Agreement. The obligation of the Trustee or a replacement servicer to perform the servicing duties of the Servicer will not, however, require such party to cure any defect with respect to any Mortgage Loan, or substitute a new mortgage loan for or repurchase a Mortgage Loan as to which there has been a breach of a representation or warranty made by the Seller or to cure any breach of a servicing covenant made by the former Servicer.

        With respect to Series of Certificates as to which the Company and/or a Servicing Entity will act as Master Servicer, each Seller/Servicer will retain as its Servicing Fee a portion of the interest payable on each Mortgage Loan serviced by it. The Servicing Fee will be established by the Company or a Servicing Entity, as applicable, either as a fixed rate or as a rate calculated as the difference between interest at the Mortgage Interest Rate and interest at the rate required to be passed through to the Company or Servicing Entity, as applicable, as Master Servicer (the "Net Rate"). Unless otherwise set forth in the applicable Prospectus Supplement, the Servicing Fee will be no less than 0.25% per annum for each individual Mortgage Loan serviced. In addition, unless otherwise set forth in the Prospectus Supplement, the Seller/Servicer will retain late charges, assumption fees and similar charges to the extent collected from Mortgagors. The Company expects that such fees and charges will be negligible in amount. Unless otherwise provided in the applicable Prospectus Supplement, each of the Company and Servicing Entity, as applicable, as Master Servicer, will retain as its Master Servicing Fee an amount which will be calculated as a per annum percentage for each Mortgage Loan plus an amount calculated to reimburse the Company or Servicing Entity, as applicable, as Master Servicer, for the expenses required to be borne by it, which, unless otherwise set forth in the applicable Prospectus Supplement, will include the Trustee's fees and premiums on or other expenses relating to any Mortgage Pool Insurance Policy and/or other credit enhancements.

        With respect to Series of Certificates as to which there will be no Master Servicer, the Servicer will receive a Servicing Fee, as established in the applicable Pooling Agreement, which, unless otherwise indicated in the applicable Prospectus Supplement, will be no less than 0.25% per annum for each

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individual Mortgage Loan serviced and with respect to each such Series and each Series as to which both the Company and a Servicing Entity are acting as Master Servicers, the Certificate Administrator will retain as its Certificate Administrator Fee an amount which will be calculated as a per annum percentage for each Mortgage Loan plus an amount calculated to reimburse the Certificate Administrator for payment by it of the Trustee's fees.

Retained Yield

        For certain Series, the Company, a Servicing Entity or a Seller may retain a portion of the interest payable on each Mortgage Loan (the "Retained Yield"). The Retained Yield will either be set as a fixed rate or will be calculated by subtracting the Master Servicing Fee and the Certificate Interest Rate from the Net Rate or, if applicable, by subtracting the Servicing Fee, the Certificate Administrator Fee and the Certificate Interest Rate from interest at the Mortgage Interest Rate. Unless otherwise specified in the applicable Prospectus Supplement, any such Retained Yield and any earnings from reinvestments thereof will not be part of the assets of the Trust. The Company, the Servicing Entity or the Seller, as the case may be, may at its option transfer to a third party all or a portion of the Retained Yield for a Series of Certificates.

Payments on Mortgage Loans; Custodial Accounts for P&I,
Investment Account, Certificate Account and Reserve Account

        With respect to Series of Certificates as to which the Company and/or a Servicing Entity will act as Master Servicer, pursuant to the Servicing Contract each Seller/Servicer will agree to establish and maintain for the Master Servicer (or for the related Master Servicer if both the Company and a Servicing Entity are acting as Master Servicers for such Series) a special custodial account for principal and interest (the "Custodial Account for P&I"), into which it will deposit on a daily basis (unless otherwise specified in the applicable Prospectus Supplement) the following payments and collections received subsequent to the Cut-Off Date (other than payments due on or before the Cut-Off Date) with respect to the Mortgage Loans serviced by it:

          (i) All payments on account of principal and interest, including Principal Prepayments;

          (ii) All net proceeds received in connection with the liquidation of defaulted Mortgage Loans, by foreclosure or otherwise (hereinafter referred to as "Liquidation Proceeds"), or under any applicable credit enhancements or title, hazard or other insurance policy covering any Mortgage Loan, other than proceeds to be applied to the restoration or repair of the related Mortgaged Property (hereinafter referred to as "Insurance Proceeds");

          (iii) Any Advances of such Seller/Servicer's funds (such Advances to be deposited prior to the Withdrawal Date, as defined below); and

          (iv) All proceeds of any Mortgage Loans or property acquired in respect thereof repurchased as required for defects in documentation, breach of representations or warranties, or otherwise.

        Each Seller/Servicer has the option of either (i) depositing gross interest collections in the Custodial Account for P&I, subject to withdrawal of its related Servicing Fees, or (ii) deducting its Servicing Fees from gross interest collections prior to deposit in such account.

        On the Withdrawal Date or, with the Master Servicer's approval (or the related Master Servicer if both the Company and a Servicing Entity are acting as Master Servicers), on a daily basis, each Seller/Servicer may withdraw the following amounts from its Custodial Account for P&I:

          (i) Amounts received on particular Mortgage Loans as late payments of principal or interest and respecting which the Seller/Servicer has made an unreimbursed Advance;

          (ii) Amounts to reimburse the Seller/Servicer for Advances the Master Servicer (or the related Master Servicer if both the Company and a Servicing Entity are acting as Master Servicers) has determined to be otherwise nonrecoverable; and

          (iii) Amounts in respect of Servicing Fees previously deposited.

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        The Company and/or the Servicing Entity, as applicable, will require that deposits in each Custodial Account for P&I be held (a) in a trust account in the corporate trust department of the Trustee or another financial institution approved by the Company or Servicing Entity, as applicable, as Master Servicer, such that the rights of the Company or Servicing Entity, as applicable, as Master Servicer, the Trust and the Certificateholders will be fully protected against the claims of any creditors of the Servicer and of any creditors or depositors of the institution in which such account is maintained, (b) in FDIC insured accounts (or other accounts with comparable insurance coverage acceptable to the rating agency or agencies) created maintained and monitored by a Servicer or (c) in a separate non-trust account without FDIC or other insurance in an institution having an unsecured long-term debt rating of at least one of the two highest unsecured long-term debt ratings of the rating agency or agencies (or such other institution acceptable to the rating agency or agencies). If a Custodial Account for P&I is insured by the FDIC and at any time the amount in such account exceeds the limits of insurance on such account, the Seller/Servicer shall be required to withdraw such excess from such account and remit it to the Company or Servicing Entity, as applicable, for deposit in the Investment Account described below.

        With respect to Series of Certificates as to which the Company and/or the Servicing Entity, as applicable, will act as Master Servicer and unless otherwise specified in the related Prospectus Supplement, not later than the 20th day of each month (or the preceding business day if such 20th day is not a business day) (the "Withdrawal Date"), the Company or Servicing Entity, as applicable, will withdraw or direct the withdrawal from any funds in the Custodial Account for P&I maintained by each related Seller/Servicer an amount representing:

          (i) Scheduled installments of principal and interest on the Mortgage Loans received or advanced by such Seller/Servicer which were due on the first day of the current month, net of Servicing Fees due the Seller/Servicer and less any amounts to be withdrawn later by the Company or Servicing Entity, as applicable, from any applicable Buydown Fund Account;

          (ii) Proceeds of liquidations of Mortgage Loans received by the Seller/Servicer in the immediately preceding calendar month, with interest to the date of liquidation, net of Servicing Fees due such Seller/Servicer and less any amounts to be withdrawn later by the Company or Servicing Entity, as applicable, from any applicable Buydown Fund Account;

          (iii) Principal due to Payoffs received during the period from the 15th of the immediately preceding calendar month through the 14th of such calendar month; in each case with interest at the applicable Pass-Through Rate attributable to interest paid by the Mortgagor through the date of the Payoff (provided, however, that in the case of Payoffs received between the first day and the 14th day of any month, interest accrued from the first day of such month to the date of such Payoff will not be paid to the Certificateholders), less any amounts to be withdrawn later by the Company or Servicing Entity, as applicable, from any applicable Buydown Fund Account; and

          (iv) Curtailments received by such Seller/Servicer on such Mortgage Loans in the immediately preceding calendar month.

        All amounts withdrawn from the Custodial Accounts for P&I, together with any Insurance Proceeds or Liquidation Proceeds (including any amounts paid in respect of repurchase obligations on defective Mortgage Loans or otherwise) not otherwise applied by Seller/Servicers and amounts withdrawn from any Buydown Fund Account, if applicable, shall be immediately deposited into the Investment Account (or if both the Company and a Servicing Entity are acting as Master Servicers, the related Investment Account).

        Under the Pooling Agreement for each Series of Certificates as to which the Company will act as Master Servicer, the Master Servicer or the related Seller/Servicer is permitted to make the following withdrawals from the Buydown Fund Account or Custodial Account for P&I, as applicable:

          (i) To deposit in the Investment Account the amount necessary in order to supplement payments received on Buydown Loans;

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          (ii) In the event of a Payoff of any Buydown Loan, to apply the remaining related Buydown Funds to reduce the required amount of such Payoff (or, if the Mortgagor has made a Payoff equal in amount to the total unpaid principal balance, to refund such remaining Buydown Funds to the person entitled to receive such Buydown Funds);

          (iii) In the event of foreclosure or liquidation of any Buydown Loan, to deposit the remaining related Buydown Funds in the Investment Account; and

          (iv) To clear and terminate the portion of any account representing Buydown Funds.

        Unless otherwise specified in the applicable Prospectus Supplement, the Company or Servicing Entity, as applicable, as Master Servicer, may invest funds withdrawn from the Custodial Accounts for P&I each month and remitted to the related Master Servicer, as well as any Insurance Proceeds, Liquidation Proceeds and Buydown Funds, for its own account and at its own risk, for the period from the Withdrawal Date to the next Distribution Date, or for such longer or shorter period as may be specified in the applicable Prospectus Supplement (in each case, the "Investment Period"). Notwithstanding the foregoing, in the event that both the Company and a Servicing Entity are acting as Master Servicers with respect to any Series, each of the Company and such Servicing Entity may only invest funds described in the preceding sentence to the extent that such funds relate to Mortgage Loans in its respective Mortgage Loan Servicing Group. Investment of such funds shall be made through an account in the name of the Company or Servicing Entity, as applicable, as Master Servicer, and the Trust (an "Investment Account") (or, if both the Company and a Servicing Entity are acting as Master Servicers, to the extent that such funds relate to Mortgage Loans in its respective Mortgage Loan Servicing Group), which shall be maintained in the trust department of a bank acceptable to any applicable rating agency or agencies for the Series of Certificates. The Investment Account may be a commingled account with other similar accounts maintained by the Company or Servicing Entity, as applicable, as Master Servicer, and invested for its own account; provided, that the maintenance of such a commingled account has been approved by any applicable rating agency or agencies for the Series of Certificates. Unless otherwise specified in the applicable Prospectus Supplement, the investment of funds in the Investment Account shall be limited to the investments described below.

        On the last day of the Investment Period, the Company or Servicing Entity, as applicable, as Master Servicer, will withdraw from the Investment Account (or, if both the Company and a Servicing Entity are acting as Master Servicers, the related Investment Account) all funds due to be distributed to Certificateholders, and shall deposit such funds, together with any Advances required to be made by it, in the Certificate Account described below.

        Unless otherwise specified in the applicable Prospectus Supplement, the investment of funds in an Investment Account shall be limited to one or more of the following investments ("Eligible Investments") which shall in no event mature later than the next Distribution Date:

          (i) Obligations of, or guaranteed as to principal and interest by, the United States or any agency or instrumentality thereof, when such obligations are backed by the full faith and credit of the United States;

          (ii) Repurchase agreements on obligations of, or guaranteed as to principal and interest by, the United States or any agency or instrumentality thereof, when such obligations are backed by the full faith and credit of the United States; provided that the unsecured obligations of the party agreeing to repurchase such obligations are at the time assigned such ratings as may be required by the applicable rating agency or agencies for the Series of Certificates at the date of acquisition thereof;

          (iii) Federal funds, certificates of deposit, time deposits and bankers' acceptances of any bank or trust company incorporated under the laws of the United States or any state thereof; provided that the debt obligations of such bank or trust company (or, in the case of the principal bank in a bank holding company system, debt obligations of the bank holding company) have been assigned such ratings as may be required by the applicable rating agency or rating agencies for the Series of Certificates at the date of acquisition thereof;

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          (iv) Obligations of, or guaranteed by, any state of the United States or the District of Columbia receiving the highest long-term debt ratings available for such securities by the applicable rating agency or rating agencies for the Series of Certificates;

          (v) Commercial paper of any corporation incorporated under the laws of the United States or any state thereof which on the date of acquisition has been assigned such ratings as may be required by the applicable rating agency or rating agencies for the Series of Certificates; or

          (vi) Securities (other than stripped bonds or stripped coupons) bearing interest or sold at a discount that are issued by any corporation incorporated under the laws of the United States or any state thereof and rated by each applicable rating agency or rating agencies for the Series of Certificates in its highest long-term unsecured rating category; provided, however, that securities issued by any such corporation will not be investments to the extent that investment therein would cause the outstanding principal amount of securities issued by such corporation that are then held as part of the Investment Account or the Certificate Account to exceed 20% of the aggregate principal amount of all Eligible Investments then held in the Investment Account and the Certificate Account;

          (vii) Units of taxable money market funds or mutual funds (which may be 12b-1 funds, as contemplated under the rules promulgated by the Commission under the Investment Company Act of 1940), which funds have been rated by each applicable rating agency or rating agencies for the Series of Certificates in its highest rating category or which have been designated in writing by each such rating agency or rating agencies as Eligible Investments with respect to this definition; or

          (viii) such other investments the investment in which will not, as evidenced by a letter from each applicable rating agency or rating agencies for the Series of Certificates, result in the downgrading or withdrawal of the rating or ratings assigned to the Certificates by such rating agency or rating agencies.

        Not later than the Distribution Date for a Series of Certificates as to which the Company and/or a Servicing Entity will act as Master Servicer, the Company or Servicing Entity, as applicable, will withdraw from the Investment Account (or, if both the Company and a Servicing Entity are acting as Master Servicers, the related Investment Account) all amounts required to be distributed on such Distribution Date and deposit such amounts into a separate non-interest-bearing trust account (the "Certificate Account") in the corporate trust department of the Trustee or another depository institution acceptable to the applicable rating agency or rating agencies.

        Under the Pooling Agreement for each Series of Certificates as to which the Company and/or a Servicing Entity will act as Master Servicer, the Company or Servicing Entity, as applicable, will be authorized to make the following withdrawals from the Certificate Account (provided, however, that if both the Company and a Servicing Entity are acting as Master Servicers, each of the Company's and Servicing Entity's right to any such withdrawals will be limited to proceeds received in respect of Mortgage Loans in its respective Mortgage Loan Servicing Group):

          (i) To reimburse the Company or Servicing Entity, as applicable, as Master Servicer, or the applicable Servicer for Advances made pursuant to the Pooling Agreement or a Selling and Servicing Contract, the Company's or Servicing Entity's right to reimburse itself or such Servicer pursuant to this paragraph (i) being limited to amounts received on particular Mortgage Loans (including, for this purpose, Insurance Proceeds and Liquidation Proceeds) which represent late recoveries of principal and/or interest respecting which any such Advance was made;

          (ii) To reimburse the Company or Servicing Entity, as applicable, as Master Servicer, or the applicable Servicer for amounts expended by or for the account of the Company or Servicing Entity, as applicable, as Master Servicer, pursuant to the Pooling Agreement or amounts expended by such Servicer pursuant to the Selling and Servicing Contracts in connection with the restoration of property damaged by an Uninsured Cause (as defined in the Pooling Agreement) or in connection with the liquidation of a Mortgage Loan;

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          (iii) To pay to the Company or Servicing Entity, as applicable, as Master Servicer, the Master Servicing Fee, net of Compensating Interest reduced by Payoff Earnings and Payoff Interest (each as defined herein or in the Pooling Agreement), as to which no prior withdrawals from funds deposited by the Master Servicer have been made;

          (iv) To reimburse the Company or Servicing Entity, as applicable, as Master Servicer, or the applicable Servicer for advances which the Company or Servicing Entity, as applicable, has determined to be Nonrecoverable Advances;

          (v) To pay to the Company or Servicing Entity, as applicable, as Master Servicer, reinvestment earnings deposited or earned in the Certificate Account (net of reinvestment losses) to which the Company or Servicing Entity, as applicable, is entitled and to reimburse the Company or Servicing Entity, as applicable, for expenses incurred by and reimbursable to the Company or Servicing Entity, as applicable, pursuant to the Pooling Agreement;

          (vi) To deposit amounts in the Investment Account representing amounts in the Certificate Account not required to be on deposit therein at the time of such withdrawal; and, after making or providing for the above withdrawals,

          (vii) To clear and terminate the Certificate Account upon liquidation of all Mortgage Loans or other termination of the Trust.

        Each of the Company and Servicing Entity, as applicable, may also establish with the Trustee for a Series of Certificates as to which it is acting as a Master Servicer a Reserve Account if required to assure timely distributions of principal and interest, as a condition to obtaining a specified rating for such Certificates or to provide for the expenses of the Trust. Any such Reserve Account so established will be described in the applicable Prospectus Supplement.

        With respect to Series of Certificates as to which there will be no Master Servicer, unless otherwise specified in the applicable Prospectus Supplement, the Custodial Account for P&I, the Buydown Fund Account and the Reserve Account will be established by the Servicer, and the required and permitted deposits into and withdrawals from such accounts set forth above will be made by the Servicer. The Servicer shall deposit any required Advances in the Custodial Account for P&I on the Withdrawal Date. The withdrawal of funds and their deposit into the Investment Account on the Withdrawal Date, as described above, will also be effected by the Servicer. The Investment Account described above will be established by the Certificate Administrator and the Trustee, and investments of amounts therein in Eligible Investments will be directed by the Certificate Administrator for its own account and at its own risk. The Certificate Administrator will make the required withdrawal from the Investment Account on the last day of the Investment Period for deposit in the Certificate Account, as described above. Authorized withdrawals from the Certificate Account for the purposes described above will be made by the Certificate Administrator. Other than as set forth in this paragraph, unless the context otherwise requires, references above to "Master Servicer" or "Seller/Servicer", and to "Master Servicing Fee" shall refer instead to "Servicer" and "Servicing Fee", respectively.

Pre-Funding Account

        If stated in the accompanying Prospectus Supplement, the Pooling Agreement or other agreement may provide for the transfer of additional Mortgage Loans (the "Subsequent Loans") to the related Trust after the closing date for the related Certificates. An account (a "Pre-Funding Account") will be established for the purpose of funding the transfer of Subsequent Loans into the related Trust. Any Subsequent Loans will be required to conform to the requirements described in the related Pooling Agreement or other agreement providing for such transfer. If a Pre-Funding Account is established, an amount will be deposited in such account to be released as Subsequent Loans are transferred. All amounts in the PreFunding Account will be required to be invested in Eligible Investments and the amount held in the PreFunding Account shall at no time exceed 25% of the aggregate outstanding principal balance of the Certificates. Unless otherwise specified in the accompanying Prospectus Supplement, the related Pooling Agreement or other agreement providing for the transfer of

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Subsequent Loans will provide that all transfers must be made within 90 days, and that amounts set aside to fund the transfers, whether in a Pre-Funding Account or otherwise, and not so applied within the required period of time will be deemed to be Principal Prepayments and applied in the manner described in the Prospectus Supplement.

Distributions on Certificates

        For each Series, on each Distribution Date commencing in the month following the month in which the Cut-Off Date occurs (or such other time as may be set forth in the applicable Prospectus Supplement), the Trustee, the Master Servicer (if there will be only one Master Servicer) or the Certificate Administrator, as applicable, acting on behalf of the Trustee or the Paying Agent will withdraw from the Certificate Account and distribute to Certificateholders of record on the applicable Record Date, and to holders of residual interests, if any, who are entitled to receive such distributions pursuant to the terms of the applicable Pooling Agreement, to the extent of their entitlement thereto, an amount in the aggregate equal to the sum of:

          (i) All scheduled payments of principal and interest at the Pass-Through Rate either collected from the Mortgagors on the Mortgage Loans prior to the related Determination Date (as defined below) or advanced by the Company or Servicing Entity, as applicable, the Servicer or the Seller/Servicers;

          (ii) Scheduled amounts of Buydown Funds respecting Buydown Loans (not withdrawn and remitted by the Servicer or the related Seller/Servicer, as applicable);

          (iii) All Curtailments received on the Mortgage Loans in the month prior to the month in which the Distribution Date occurs (the "Distribution Period");

          (iv) All Insurance Proceeds or Liquidation Proceeds received during the Distribution Period, together with interest at the applicable Pass-Through Rate to the extent described herein under "Yield Considerations—Effective Interest Rate"; and

          (v) All Payoffs received during the period from the 15th day of the immediately preceding calendar month through the 14th day of such calendar month; in each case together with interest at the applicable Pass-Through Rate to the extent described under "Yield Considerations—Effective Interest Rate" herein;

        less the sum of:

          (a) Previously unreimbursed Advances made by the Company or Servicing Entity, as applicable, as Master Servicer, the Seller/Servicers or the Servicer on Mortgage Loans which are considered by the Master Servicer or the Servicer, as the case may be, as of the Distribution Date to be nonrecoverable;

          (b) Amounts expended by the Seller/Servicers, the Company or Servicing Entity, as applicable, as Master Servicer or the Servicer in connection with the preservation or restoration of property securing Mortgage Loans which have been liquidated and related liquidation expenses; and

          (c) Amounts representing other expenses of the Master Servicer, the Seller/Servicers or the Servicer, reimbursable pursuant to the Pooling Agreement;

provided, however, that in the event that both the Company and a Servicing Entity are acting as Master Servicers for any Series, any amounts retained on behalf of any of the Company, such Servicing Entity or a related Seller/Servicer pursuant to clauses (a), (b) and (c) above shall be limited to amounts received in respect of any Mortgage Loans in its related Mortgage Loan Servicing Group.

        In addition, if the Master Servicer with respect to Series of Certificates as to which the Company and/or a Servicing Entity will act as Master Servicer, or the Servicer with respect to Series of Certificates as to which there will be no Master Servicer, is obligated to do so under the applicable Pooling Agreement, such Master Servicer or the Servicer, as the case may be, shall include with any such distribution an Advance equal to principal payments and interest payments (adjusted to the applicable Pass-Through Rate or Rates) due on the first day of the month in which the Distribution

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Date occurs and not received as of the close of business on the Withdrawal Date, subject to such Master Servicer's or Servicer's determination that such payments are recoverable from future payments or collections on the Mortgage Loans, any subordination feature or Insurance Proceeds or Liquidation Proceeds. See "—Advances" below.

        The method of allocating the amount withdrawn from the Certificate Account on each Distribution Date to principal and interest (or, where applicable, to principal only or interest only) on a particular Series of Certificates will be described in the applicable Prospectus Supplement. Distributions of interest on each Class of Certificates will be made prior to distributions of principal thereon. Each Class of Certificates may have a different Certificate Interest Rate, and each Certificate Interest Rate may be fixed, variable or adjustable. The applicable Prospectus Supplement will specify the Certificate Interest Rate for each Class, or in the case of a variable or adjustable Certificate Interest Rate, the initial Certificate Interest Rate and the method for determining the Certificate Interest Rate.

        On each Distribution Date for a Series of Certificates, the Trustee, the Master Servicer (if there will be only one Master Servicer) or the Certificate Administrator, as applicable, on behalf of the Trustee or the Paying Agent, as the case may be, will distribute to each holder of record on the Record Date, an amount equal to the Percentage Interest (as defined below) represented by the Certificate held by such holder multiplied by the sum of the Class Principal Distribution Amount (as defined below) for such Class and, if such Class is entitled to payments of interest on such Distribution Date, one month's interest at the applicable Certificate Interest Rate on the principal balance or notional principal balance of such Class specified in the applicable Prospectus Supplement, less (unless otherwise specified in the related Prospectus Supplement) such Class's pro rata share of the sum of (i) the shortfalls in collections of interest on Payoffs with respect to which distribution is to be made on such Distribution Date, if any, (ii) the amount of any deferred interest added to the principal balance of the Mortgage Loans and/or the outstanding balance of the Certificates on the related Due Date, (iii) one month's interest at the applicable Pass-Through Rate on the amount of any Curtailments received on the Mortgage Loans in the month preceding the month of the distribution and (iv) any other interest shortfalls (including, without limitation, shortfalls arising out of application of the Servicemembers Relief Act or similar legislation or regulations as in effect from time to time) allocable to Certificateholders which are not covered by advances or applicable credit enhancements, in each case in such amount as is allocated to such Class on the basis set forth in the related Prospectus Supplement. The "Percentage Interest" represented by a Certificate of a particular Class will be equal to the percentage obtained by dividing the initial principal balance or notional amount of such Certificate by the aggregate initial amount or notional amount of all the Certificates of such Class. The "Class Principal Distribution Amount" for a Class of Certificates for any Distribution Date will be the portion, if any, of the Principal Distribution Amount (as defined in the related Prospectus Supplement) allocable to such Class for such Distribution Date, as described in the related Prospectus Supplement.

        In the case of a Series of Certificates which includes two or more Classes of Certificates, the timing, sequential order, priority of payment or amount of distributions in respect of principal, and any schedule or formula or other provisions applicable to the determination thereof with respect to each such Class shall be as provided in the related Prospectus Supplement. Distributions in respect of principal of any Class of Certificates will be made on a pro rata basis among all of the Certificates of such Class.

        With respect to Series of Certificates as to which there will be only one Master Servicer and except as otherwise provided in the applicable Pooling Agreement, not later than the tenth day preceding each Distribution Date (the "Determination Date"), such Master Servicer will furnish to the Trustee (and to any Certificateholder upon request) a statement setting forth the aggregate amount to be distributed on such Distribution Date to each Class of Certificates, on account of principal and/or interest, stated separately. With respect to Series of Certificates as to which there will be no Master Servicer, or as to which both the Company and a Servicing Entity will act as Master Servicers, the Certificate Administrator will provide the statements described in the preceding sentence.

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Reports to Certificateholders

        For each Series of Certificates, with each distribution to Certificateholders from the Certificate Account, the Trustee, or the Master Servicer (if there will be only one Master Servicer) or Certificate Administrator, as applicable, on behalf of the Trustee, will forward to each Certificateholder or publish electronically a statement or statements with respect to the assets of the related Trust setting forth the information specifically described in the related Pooling Agreement, which generally will include the following with respect to such Series of Certificates:

          (i) the beginning principal balance or notional principal balance representing the ending balance from the prior statement;

          (ii) the amount, if any, of such distribution principal;

          (iii) the amount, if any, of such distribution allocable to interest on the Mortgage Loans accrued at the applicable Pass-Through Rate on the beginning principal balance or notional principal balance, and, with respect to a Series of Certificates where one or more Classes of such Series are subordinated in right of payment to one or more other Classes of such Series, the amount, if any, of any shortfall in the amount of interest and principal distributed;

          (iv) the total amount distributed;

          (v) the ending principal balance or notional principal balance after the application in (ii) above;

        and

          (vi) the then applicable Pass-Through Rate or weighted average Pass-Through Rate, calculated as of the close of business on the related Determination Date.

        Upon request, a Certificateholder may receive a monthly report which sets forth (i) the amount of the distribution for such month allocable to Principal Prepayments, miscellaneous post-liquidation collections and Conversion Fees, (ii) Mortgage Loan delinquencies, indicating the number and aggregate principal amount of Mortgage Loans delinquent one, two and three months, as well as the book value of any Mortgaged Property acquired through foreclosure, deed in lieu of foreclosure or other exercise of rights respecting the Trust's security interest in the Mortgage Loans, (iii) the amount of remaining coverage under any applicable credit enhancements, stated separately, as of the close of business on the applicable Determination Date and (iv) the sum of the Master Servicing Fee and the aggregate Servicing Fees for the month.

        In addition, by the date required by applicable tax law of each year, the Master Servicer with respect to Series of Certificates as to which there will be only one Master Servicer, or the Certificate Administrator with respect to Series of Certificates as to which there will be no Master Servicer or as to which both the Company and a Servicing Entity will act as Master Servicers, will furnish a report to each Certificateholder of record at any time during the preceding calendar year as to the aggregate of amounts reported pursuant to (ii) in the second preceding paragraph above, plus information with respect to the amount of servicing compensation for the related Mortgage Pool, the value of any property acquired by the Trust through abandonment or foreclosure, deferred interest added to the principal balance or the notional principal balance of each Class of Certificates, as applicable, and such other customary information as the Master Servicer or Certificate Administrator, as applicable, determines to be necessary to enable Certificateholders to prepare their tax returns for such calendar year or, in the event such person was a Certificateholder of record during a portion of such calendar year, for the applicable portion of such a year.

Advances

        With respect to Series of Certificates as to which the Company and/or a Servicing Entity will act as Master Servicer and unless otherwise stated in the applicable Prospectus Supplement, the Company or Servicing Entity, as applicable, will be obligated under the Pooling Agreement to make Advances (to the extent not previously advanced by the Seller/Servicers as described below). In the event that both

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the Company and a Servicing Entity are acting as Master Servicers for any Series, unless otherwise specified in the applicable Prospectus Supplement, each of the Company's and such Servicing Entity's obligation to make Advances shall be limited to Mortgage Loans in its respective Mortgage Loans Servicing Group. Such Advances shall be in amounts sufficient to cover any deficiency between the funds scheduled to be received on the Mortgage Loans during the Distribution Period, and amounts withdrawn from the Custodial Accounts for P&I on each Withdrawal Date during the Distribution Period and from any Buydown Fund Account; provided, however, that the Company or Servicing Entity, as applicable, will be obligated to make such Advances only to the extent any such Advance, in the judgment of the Company or Servicing Entity, as applicable, made on the Determination Date, will be reimbursable from any applicable credit enhancements, from Mortgagor payments or from Liquidation Proceeds or Insurance Proceeds of the related Mortgage Loans. In connection with certain credit enhancements, the Company or Servicing Entity, as applicable, may make other advances, such as to pay insurance premiums, real estate property taxes, protection and preservation taxes, sales expenses and foreclosure costs including court costs and reasonable attorneys' fees in connection with a Mortgage Pool Insurance Policy, which shall also constitute "Advances". If an Advance made by a Master Servicer later proves unrecoverable, such Master Servicer will be reimbursed from funds in the Certificate Account. Notwithstanding the foregoing, if both the Company and a Servicing Entity are acting as Master Servicers for any Series, such right of reimbursement shall be limited to amounts received in respect of Mortgage Loans in its respective Mortgage Loan Servicing Group.

        With respect to Series of Certificates as to which the Company and/or a Servicing Entity will act as Master Servicer and unless otherwise stated in the applicable Prospectus Supplement, each Seller/Servicer will be obligated to advance on the Withdrawal Date its own funds or funds from the Custodial Account for P&I maintained by it equal to the amount of any deficiency between the amount in such Custodial Account for P&I on the Withdrawal Date and the amount due to be remitted to the Company or Servicing Entity, as applicable, on such date. Each Seller/Servicer will advance only funds which the Master Servicer anticipates will be ultimately reimbursable from the sources discussed above. To the extent the Seller/Servicers make such Advances, the Company or Servicing Entity, as applicable, will be relieved of its obligation, if any, to make Advances with respect to the Mortgage Loans respecting which such amounts were advanced. If an Advance made by any Seller/Servicer later proves to be unrecoverable, the Company or Servicing Entity, as applicable, will cause such Seller/Servicer to be reimbursed from funds in the Certificate Account. Notwithstanding the foregoing, if both the Company and a Servicing Entity are acting as Master Servicers, such right of reimbursement shall be limited to amounts received in respect of Mortgage Loans in its respective Mortgage Loan Servicing Group.

        With respect to Series of Certificates as to which there will be no Master Servicer and unless otherwise stated in the applicable Prospectus Supplement, the Servicer will be obligated under the Pooling Agreement to advance on the Withdrawal Date its own funds or funds from the Custodial Account for P&I equal to the amount of any deficiency between the amount in such Custodial Account for P&I on the Withdrawal Date and the amount due to be remitted to the Certificate Administrator on such date. The Servicer will be obligated to make such Advances only to the extent any such Advance, in the judgment of the Servicer made on the related Determination Date, will be reimbursable from any applicable credit enhancements, from Mortgagor payments or from Liquidation Proceeds or Insurance Proceeds of the related Mortgage Loans. In connection with certain credit enhancements, the Servicer may make other advances, such as to pay insurance premiums, real estate property taxes, protection and preservation taxes, sales expenses and foreclosure costs including court costs and reasonable attorneys' fees in connection with a Mortgage Pool Insurance Policy, which shall also constitute "Advances". If an Advance made by the Servicer later proves to be unrecoverable, the Servicer will be reimbursed from funds in the Certificate Account.

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Collection and Other Servicing Procedures

        With respect to Series of Certificates as to which the Company and/or a Servicing Entity will act as Master Servicer, under the Selling and Servicing Contract each Seller/Servicer agrees to make reasonable efforts to collect all payments called for under the Mortgage Notes and will, consistent with the Selling and Servicing Contract, the Pooling Agreement for any Series and any applicable credit enhancements, follow such collection procedures as it follows or would follow with respect to mortgage loans held for its own account which are comparable to the Mortgage Loans. With respect to Series of Certificates as to which there will be no Master Servicer and the servicing of the Mortgage Loans will be performed by the Servicer, the Pooling Agreement will require the Servicer to make the same efforts to collect payments on the Mortgage Notes and follow the same collection procedures as would be required of the Servicer if it were a Seller/Servicer under a Selling and Servicing Contract. Consistent with the above, each Seller/Servicer with respect to Series of Certificates as to which the Company and/or a Servicing Entity will act as Master Servicer, or the Servicer with respect to Series of Certificates as to which there will be no Master Servicer, may, in its discretion, (i) waive any prepayment charge, assumption fee, late payment charge or any other charge in connection with a Principal Prepayment on a Mortgage Loan and (ii) only upon receiving authorization from the insurer on any applicable Mortgage Pool Insurance Policy or Primary Insurance Policy, and with respect to each Seller/Servicer, from the Master Servicer, arrange with a Mortgagor a schedule for the liquidation of delinquencies running for no more than 180 days after the first delinquent due date for payment on any Mortgage Note. Such authorization shall be given by the Company or Servicing Entity, as applicable, as Master Servicer, or the Servicer only upon determining that the coverage of such Mortgage Loan by any applicable credit enhancement will not be affected. In the event of any such arrangement, the Company's or Servicing Entity's, as applicable, obligation to make Advances on the related Mortgage Loan, if any, shall continue during the scheduled period to the extent such Advances are not made by the Seller/Servicers.

        With respect to Series of Certificates as to which the Company and/or a Servicing Entity will act as Master Servicer, the Selling and Servicing Contract with each Seller/Servicer requires that such Seller/Servicer enforce "due-on-sale" clauses, where applicable, with respect to the Mortgage Loans on the same basis as with loans in its own portfolio, provided that such clause is not to be enforced if it is unenforceable under applicable law or the terms of the related Mortgage Note or if the coverage of any related credit enhancement would be adversely affected by such enforcement. Subject to the above, if a Mortgaged Property has been or is about to be conveyed by the Mortgagor, the Seller/Servicer or the Company or Servicing Entity, as applicable, will be authorized to take or enter into an assumption agreement, pursuant to which the Mortgagor remains liable under the Mortgage Note, from or with the person to whom such Mortgaged Property has been or is about to be conveyed. Any fees collected by a Seller/Servicer for entering into an assumption agreement will be retained by it as additional servicing compensation. With respect to Series of Certificates as to which there will be no Master Servicer and the servicing of the Mortgage Loans will be performed by the Servicer, the Pooling Agreement will require the Servicer to enforce any "due-on-sale" clause in the instances and to the extent described in the first sentence of this paragraph, and the Servicer will be authorized to take or enter into an assumption agreement and retain any fees collected for entering into an assumption agreement as additional servicing compensation to the same extent as a Seller/Servicer will be so authorized under a Selling and Servicing Contract.

        With respect to Series of Certificates as to which the Company and/or a Servicing Entity will act as Master Servicer, the Company or Servicing Entity, as applicable, may, or upon receiving authorization from the Company or Servicing Entity, as applicable, as Master Servicer, a Seller/Servicer may, in connection with any such conveyance and only upon assurance that the related Mortgage Loan will continue to be covered by any applicable credit enhancement, release the original Mortgagor from liability upon the Mortgage Note and substitute the new Mortgagor as liable thereon. If required by law or the terms of the related Mortgage Note, the Company or Servicing Entity, as applicable, may

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allow such release and substitution without the consent of the provider of any applicable credit enhancement. In connection with any such assumption or substitution, the Mortgage Interest Rate borne by the related Mortgage Note may not be changed. With respect to Series of Certificates as to which there will be no Master Servicer and the servicing of the Mortgage Loans will be performed by the Servicer, the Servicer may in connection with any such conveyance release the original Mortgager from liability upon the Mortgage Note and substitute a new Mortgagor as liable thereon in the instances and to the extent described above in this paragraph with respect to the Company or Servicing Entity, as applicable, as Master Servicer.

        With respect to Series of Certificates as to which the Company and/or a Servicing Entity will act as Master Servicer, under each Selling and Servicing Contract the Seller/Servicer is required to establish and maintain a Custodial Account for Reserves into which Mortgagors deposit amounts sufficient to pay taxes, assessments, hazard insurance premiums or comparable items to the extent it is consistent with such Seller/Servicer's normal practices to collect payments from Mortgagors to cover tax and insurance expenses. Withdrawals from the Custodial Account for Reserves maintained for Mortgagors may be made to effect timely payment of taxes, assessments and hazard insurance premiums or comparable items, to reimburse the Seller/Servicer out of related assessments for maintaining hazard insurance, to refund to Mortgagors amounts determined to be overages, to pay interest to Mortgagors on balances in the Custodial Account for Reserves, if required, to repair or otherwise protect the Mortgaged Property and to clear and terminate the Custodial Account for Reserves. Each Seller/Servicer is solely responsible for administration of the Custodial Account for Reserves and is expected to make Advances to such account when a deficiency exists therein. With respect to Series of Certificates as to which there will be no Master Servicer and the servicing of the Mortgage Loans will be performed by the Servicer, the Servicer will be required to establish and maintain a Custodial Account for Reserves and to make Advances to such account, and will be authorized to make withdrawals from the Custodial Account for Reserves, in the instances and to the extent a Seller/Servicer would be so required and authorized under a Selling and Servicing Contract.

Servicing Compensation and Payment of Expenses

        With respect to Series of Certificates as to which the Company and/or a Servicing Entity will act as Master Servicer, the Seller/Servicers' primary compensation for their servicing activities will come from the payment to them or the retention by them, of an amount equal to the Servicing Fee for each Mortgage Loan. The Company's or Servicing Entity's, as applicable, primary compensation for supervising the mortgage servicing and advancing certain expenses of a Mortgage Pool will come from the payment to it, of an amount equal to the Master Servicing Fee with respect to each Mortgage Loan (or a Mortgage Loan in its respective Mortgage Loan Servicing Group) in such Mortgage Pool. The Master Servicing Fee and the Servicing Fee with respect to each payment of interest received on a Mortgage Loan will equal one-twelfth of the annual Master Servicing Fee or Servicing Fee annual percentage, as applicable, set forth in the Pooling Agreement multiplied by the outstanding principal balance of such Mortgage Loan during the month for which such amount is computed. In addition to the Servicing Fee and Master Servicing Fee, the Company, a Servicing Entity or a Seller may retain as its Retained Yield the right to a portion of the interest payable on each Mortgage Loan calculated by subtracting the applicable Pass-Through Rate and related Servicing Fee and Master Servicing Fee from the applicable Mortgage Interest Rate.

        With respect to Series of Certificates as to which there will be no Master Servicer and the servicing of the Mortgage Loans will be performed by the Servicer, the Servicer's primary compensation for its servicing activities will come from the payment to it or its retention, with respect to each interest payment on a Mortgage Loan, of an amount equal to the Servicing Fee for such Mortgage Loan. The Servicing Fee with respect to each payment of interest received on a Mortgage Loan will equal one-twelfth of the Servicing Fee annual percentage set forth in the Pooling Agreement multiplied by the outstanding principal balance of such Mortgage Loan during the month for which such amount is

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computed. In addition to the Servicing Fee, the Company or a Seller may retain as its Retained Yield the right to a portion of the interest payable on each Mortgage Loan calculated by subtracting the related Servicing Fee, the Certificate Administrator Fee and the Certificate Interest Rate from the applicable Mortgage Interest Rate.

        With respect to Series of Certificates as to which there will be no Master Servicer and the servicing of the Mortgage Loans will be performed by the Servicer or with respect to each Series as to which both the Company and a Servicing Entity will act as Master Servicers, the Certificate Administrator's compensation for its administrative services will come from the payment to it, with respect to each interest payment on a Mortgage Loan, of an amount equal to the Certificate Administrator Fee for such Mortgage Loan. The Certificate Administrator Fee with respect to each payment of interest received on a Mortgage Loan will equal one-twelfth of the annual Certificate Administrator Fee annual percentage set forth in the Pooling Agreement multiplied by the outstanding principal balance of such Mortgage Loan during the month for which such amount is computed, subject to any minimum fee as will be set forth in the applicable Prospectus Supplement.

        As principal payments are made on each Mortgage Loan, the outstanding principal balance of the Mortgage Loans will decline, and thus compensation to the Seller/Servicers and the related Master Servicer, or to the Servicer and the Certificate Administrator with respect to Series of Certificates for which there will be no Master Servicer or both the Company and a Servicing Entity will act as Master Servicers, and any Retained Yield will decrease as the Mortgage Loans amortize (subject to any minimum levels of such compensation set forth in the applicable Prospectus Supplement). Principal Prepayments and liquidations of Mortgage Loans prior to maturity will also cause servicing compensation to the Seller/Servicers and the Company and/or Servicing Entity, as applicable, as Master Servicer, or to the Servicer and the Certificate Administrator, as applicable, and any Retained Yield to decrease (subject to any minimum levels of such compensation set forth in the applicable Prospectus Supplement).

        In addition to their primary compensation, the Seller/Servicers or the Servicer, as applicable, will retain all prepayment fees, assumption fees and late payment charges, to the extent collected from Mortgagors. The Seller/Servicers' or the Servicer's income from such charges will depend upon their origination and servicing policies.

        With respect to Series of Certificates as to which the Company and/or a Servicing Entity will act as Master Servicer, the Company or Servicing Entity, as applicable, will pay all expenses incurred in connection with its activities as Master Servicer (subject to limited reimbursement as described below), which, unless otherwise specified in the applicable Prospectus Supplement, will include payment of the fees and disbursements of the Trustee, payment of premiums of any Mortgage Pool Insurance Policy, Special Hazard Insurance Policy, certificate insurance policy, Fraud Bond or Bankruptcy Bond or the costs of obtaining or maintaining any Letter of Credit or Reserve Fund and payment of expenses incurred in connection with distributions and reports to Certificateholders of each Series.

        With respect to Series of Certificates as to which there will be no Master Servicer and the servicing of the Mortgage Loans will be performed by the Servicer, the Servicer will pay certain expenses incurred in connection with its activities as Servicer (subject to limited reimbursement as described below), which, unless otherwise specified in the applicable Prospectus Supplement, will include payment of premiums of any Mortgage Pool Insurance Policy, Special Hazard Insurance Policy, certificate insurance policy, Fraud Bond or Bankruptcy Bond or the costs of maintaining any Letter of Credit or Reserve Fund. The Certificate Administrator will pay the fees and disbursements of the Trustee.

        As set forth in the preceding section, each Master Servicer and the Seller/Servicers, or the Servicer, as applicable, are entitled to reimbursement for certain expenses incurred by them in connection with the liquidation of related defaulted Mortgage Loans. Certificateholders of such Series will suffer no loss by reason of such expenses to the extent claims are paid under any applicable credit enhancements. In the event, however, that claims are not paid under such policies or alternative

38

coverages, or if coverage has been exhausted, Certificateholders of such Series will suffer a loss to the extent that the proceeds of liquidation of a defaulted Mortgage Loan, after reimbursement of each such Master Servicer's and the Seller/Servicer's expenses, or the Servicer's expenses, as applicable, are less than the principal balance of such Mortgage Loan. In addition, each Master Servicer and the Seller/Servicers, or the Servicer, as applicable, are entitled to reimbursement of expenditures incurred by them in connection with the restoration of a related damaged Mortgaged Property, such right of reimbursement being prior to the rights of Certificateholders to receive any related Insurance Proceeds or Liquidation Proceeds.

Evidence as to Compliance

        Except as may be specified in the applicable Prospectus Supplement, each Pooling Agreement will provide that on or before April 30 of each year, beginning on the first April 30 that is at least six months after the Cut-Off Date, one or more firms of independent public accountants will furnish statements to the Trustee to the effect that, in connection with such firm's examination of the financial statements of the Company and/or Servicing Entity, as Master Servicer, or the Servicer, as applicable, as of the previous December 31, nothing came to such firm's attention that indicated that the Company or Servicing Entity, as applicable, as Master Servicer, or the Servicer, as applicable, was not in compliance with specified sections of the Pooling Agreement, except for (i) such exceptions as such firm believes to be immaterial and (ii) such other exceptions as are set forth in such statement.

        Except as may be provided in the applicable Prospectus Supplement, each Pooling Agreement will also provide for delivery to the Trustee of an annual statement signed by an officer of the Company and/or Servicing Entity, as Master Servicer, or the Servicer, as applicable, to the effect that, based on a review of the Company's and/or Servicing Entity's, as Master Servicer, or the Servicer's activities during the preceding calendar year, to the best of such officer's knowledge the Company and/or Servicing Entity, as Master Servicer, or the Servicer, as applicable, has fulfilled its obligations under the Pooling Agreement throughout the preceding year or, if there has been a default in the fulfillment of any such obligations, specifying each such default and the nature and status thereof.

Certain Matters Regarding the Master Servicer, the
Servicer, the Certificate Administrator and the Company

        Except as may otherwise be specified in the applicable Prospectus Supplement, the Pooling Agreement for each Series will provide that neither the Company nor a Servicing Entity, as applicable, may resign from its obligations and duties thereunder as Master Servicer or, if applicable, Certificate Administrator, or that the Servicer, where applicable, may not resign from its obligations and duties thereunder, except upon determination that its duties thereunder are no longer permissible under applicable law. No such resignation will become effective until the Trustee or a successor has assumed the Company's or Servicing Entity's, as applicable, master servicing obligations and duties, or, where applicable, the Servicer's obligations and duties, under such Pooling Agreement.

        The Pooling Agreement for each Series will provide that neither the Company nor any Master Servicer, or that, where applicable, neither the Servicer nor the Certificate Administrator, nor any director, officer, employee or agent of the Company, any Master Servicer, the Servicer and the Certificate Administrator (where applicable) (the "Indemnified Parties") will be under any liability to the Trust or the Certificateholders or the Trustee, any Seller/Servicer or others for any action taken by any Indemnified Party, any Seller/Servicer or the Trustee in good faith pursuant to the Pooling Agreement, or for errors in judgment; provided, however, that neither the Company, the Master Servicer, the Servicer nor the Certificate Administrator nor any such person will be protected against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties thereunder. The Pooling Agreement relating to each such Series will further provide that any Indemnified Party is entitled to indemnification by the Trust and will be held harmless against any loss,

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liability or expense incurred in connection with any legal action relating to the Pooling Agreement or the Certificates, other than any loss, liability or expense related to any specific Mortgage Loan or Mortgage Loans (except any such loss, liability or expense otherwise reimbursable pursuant to the Pooling Agreement) and any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of duties thereunder or by reason of reckless disregard of obligations and duties thereunder. In addition, the Pooling Agreement for each such Series will provide that neither the Company nor any Master Servicer or, where applicable, neither the Servicer nor the Certificate Administrator, is under any obligation to appear in, prosecute or defend any legal action which is not incidental to its responsibilities under the Pooling Agreement and which in its opinion may involve it in any expense or liability. The Company or, where applicable, a Master Servicer or the Servicer or the Certificate Administrator, may, however, in its discretion, undertake any such action which it may deem necessary or desirable with respect to the Pooling Agreement and the rights and duties of the parties thereto and the interests of the Certificateholders thereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom will be expenses, costs and liabilities of the Trust, and the Company or, where applicable, a Master Servicer, the Servicer or the Certificate Administrator, will be entitled to be reimbursed therefor and to charge the Certificate Account.

        Any person into which a Master Servicer, the Servicer or the Certificate Administrator may be merged, converted or consolidated, or any person resulting from any merger, conversion or consolidation to which such Master Servicer, the Servicer or the Certificate Administrator is a party, or any person succeeding to the business of such Master Servicer, the Servicer or the Certificate Administrator, will be the successor of such Master Servicer, the Servicer or the Certificate Administrator, respectively, under the Pooling Agreement.

Events of Default

        With respect to Series of Certificates as to which the Company and/or a Servicing Entity will act as Master Servicer, Events of Default under the Pooling Agreement for each such Series (but, in the event that both the Company and a Servicing Entity are acting as Master Servicers for a Series, such Event of Default shall apply only to the defaulting Master Servicer), unless otherwise specified in the applicable Prospectus Supplement, will include, without limitation, (i) any failure by the Company or Servicing Entity, as applicable, as Master Servicer, to make a required deposit to the Certificate Account or, if the Company or Servicing Entity, as applicable, as Master Servicer, is the Paying Agent, to distribute to Certificateholders of any Class any required payment which continues unremedied for five business days after the giving of written notice of such failure to the Company or Servicing Entity, as applicable, as Master Servicer, by the Trustee, or to the Company or Servicing Entity, as applicable, as Master Servicer, and the Trustee by the holders of Certificates for that Series evidencing interests aggregating not less than 25% of the assets of the Trust, as determined in the manner set forth in such Pooling Agreement; (ii) any failure on the part of the Company or Servicing Entity, as applicable, as Master Servicer, duly to observe or perform in any material respects any other of the covenants or agreements on the part of the Company or Servicing Entity, as applicable, as Master Servicer, contained in the Certificates for that Series or in such Pooling Agreement which continues unremedied for 60 days after the giving of written notice of such failure to the Company or Servicing Entity, as applicable, as Master Servicer, by the Trustee, or to the Company or Servicing Entity, as applicable, as Master Servicer, and the Trustee by the holders of Certificates for that Series evidencing interests aggregating not less than 25% of the assets of the Trust, as determined in the manner set forth in such Pooling Agreement; (iii) certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings and certain actions by the Company or Servicing Entity, as applicable, as Master Servicer, indicating insolvency, reorganization or inability to pay its obligations and (iv) any failure of the Company or Servicing Entity, as applicable, to make any Advance (other than a Nonrecoverable Advance) which continues unremedied at the opening of business on the Distribution Date in respect of which such Advance was to have been made. With respect to Series of Certificates as to which there

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will be no Master Servicer, the Events of Default under the Pooling Agreement for each such Series, unless otherwise specified in the applicable Prospectus Supplement, will be the same failures by or conditions of the Servicer as will constitute Events of Default by a Master Servicer under the Pooling Agreement for each Series of Certificates for which the Company and/or a Servicing Entity will act as Master Servicer, except that an Event of Default created by a failure of a Master Servicer to make a required deposit to the Certificate Account referred to in clause (i) of the immediately prior sentence will instead be the failure of the Servicer to make a required deposit to the Investment Account on the Withdrawal Date. Notwithstanding the foregoing, if an Event of Default described in clause (iv) above occurs, the Trustee will, upon written notice to the Company or Servicing Entity, as applicable, immediately suspend all of the rights and obligations of the Company or Servicing Entity, as applicable, thereafter arising under the Pooling Agreement and the Trustee will act to carry out the duties of the Master Servicer, including the obligation to make any Advance the nonpayment of which was an Event of Default described in clause (iv) above. The Trustee will permit the Company or Servicing Entity, as applicable, to resume its rights and obligations as Master Servicer under the Pooling Agreement if the Company or Servicing Entity, as applicable, within two Business Days following its suspension, remits to the Trustee the amount of any Advance the nonpayment of which was an Event of Default described in clause (iv) above. If an Event of Default as described in clause (iv) above occurs more than two times in any twelve month period, the Trustee will not be obligated to permit the Company or Servicing Entity, as applicable, to resume its rights and obligations as Master Servicer under the Pooling Agreement.

Rights Upon Event of Default

        As long as an Event of Default under the Pooling Agreement for any Series remains unremedied, the Trustee or holders of Certificates for that Series evidencing interests aggregating not less than 25% of the assets of the Trust, as determined in the manner set forth in such Pooling Agreement, may terminate all of the rights and obligations of the defaulting Master Servicer, the Servicer or the Certificate Administrator, as applicable, under such Pooling Agreement and in and to the Trust, whereupon the Trustee will succeed to all the responsibilities, duties and liabilities of the Master Servicer, the Servicer or the Certificate Administrator, as applicable, under such Pooling Agreement and will be entitled to similar compensation arrangements and limitations on liability. In the event that the Trustee is unwilling or unable so to act, it may appoint or petition a court of competent jurisdiction for the appointment of a housing and home finance institution with a net worth of at least $10,000,000 to act as successor to the defaulting Master Servicer, the Servicer or the Certificate Administrator, as applicable, under such Pooling Agreement. Pending any such appointment, the Trustee is obligated to act in such capacity. In the event the Trustee acts as successor to such Master Servicer or the Servicer, the Trustee will be obligated to make Advances unless it is prohibited by law from doing so. The Trustee and such successor may agree upon the compensation to be paid, which in no event may be greater than the compensation to the Company or Servicing Entity, as applicable, as initial Master Servicer, or with respect to a Series of Certificates as to which there will be no Master Servicer, to the Servicer named in the applicable Prospectus Supplement or the Certificate Administrator, as applicable, under such Pooling Agreement. Subject to certain limitations, holders of Certificates for a Series evidencing interests aggregating not less than 25% of the assets of the Trust, as determined in the manner set forth in the Pooling Agreement for that Series, may direct the action of the Trustee in pursuing remedies and exercising powers under such Pooling Agreement.

        No Certificateholder of any Series will have any right under the applicable Pooling Agreement to institute any proceeding with respect to such Pooling Agreement unless such Certificateholder previously has given to the Trustee written notice of default and unless the holders of Certificates for that Series evidencing interests aggregating not less than 25% of the assets of the Trust, as determined in the manner set forth in such Pooling Agreement, have made written request upon the Trustee to institute such proceeding in its own name as Trustee thereunder and have offered to the Trustee reasonable indemnity and the Trustee for 60 days has neglected or refused to institute any such

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proceeding. However, the Trustee is under no obligation to exercise any of the trusts or powers vested in it by the Pooling Agreement for any Series or to make any investigation of matters arising thereunder or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the Certificateholders, unless such Certificateholders have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

Amendment

        The Pooling Agreement for each Series may be amended by the Company and/or a Servicing Entity and the Trustee, with respect to Series of Certificates as to which the Company and/or a Servicing Entity will act as Master Servicer (and in the case where both the Company and a Servicing Entity are acting as Master Servicers, the Certificate Administrator), and by the Company, the Servicer, the Certificate Administrator and the Trustee with respect to Series of Certificates as to which there will be no Master Servicer, without the consent of any of the Certificateholders covered by such Pooling Agreement, (i) to cure any ambiguity, (ii) to correct or supplement any provision therein which may be defective or inconsistent with any other provision therein, (iii) to comply with any requirements imposed by the Internal Revenue Code of 1986, as amended (the "Code") or any regulations thereunder, including provisions to such extent as shall be necessary to maintain the qualification of certain assets of the Trust as a REMIC or to avoid or minimize the risk of imposition of any tax on the related Trust, (iv) to correct the description of any property at any time owned by the Trust, or to assure conveyance to the Trust of any property to be included as assets of the Trust, (v) to modify, add to or eliminate certain provisions set forth in the Pooling Agreement relating to the form of Certificates and restrictions on transfer of the REMIC Residual Certificates and (vi) to add any provision to, or amend any provision in, the Pooling Agreement, provided that such addition or amendment does not adversely affect in any material respect the interests of any Certificateholder.

        The Pooling Agreement for each Series may also be amended by the Company and the Trustee, with respect to Series of Certificates as to which the Company will act as Master Servicer, and by the Company, the Servicer, the Certificate Administrator and the Trustee with respect to Series of Certificates as to which the Company will not act as Master Servicer, with the consent of the holders of Certificates for that Series evidencing interests aggregating not less than 66% of the assets of the Trust, as determined in the manner set forth in such Pooling Agreement, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of such Pooling Agreement or of modifying in any manner the rights of the holders of Certificates of that Series; provided, however, that no such amendment may (i) reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Loans which are required to be distributed in respect of any Certificate without the consent of the holder of such Certificate, or (ii) reduce the aforesaid percentage of Certificates, the holders of which are required to consent to any such amendment without the consent of the holders of all Certificates of such Series then outstanding.

        The Prospectus Supplement for a particular Series may describe other or different provisions concerning conditions to the amendment of the related Pooling Agreement.

List of Certificateholders

        With respect to Series of Certificates as to which the Company will act as a Master Servicer or with respect to a Series where a Servicing Entity is the only Master Servicer, upon written request of the Trustee, the Company or Servicing Entity as applicable, will provide to the Trustee within 30 days after the receipt of such request a list of the names and addresses of all Certificateholders of record of a particular Series or Class as of the most recent Record Date for payment of distributions to Certificateholders of that Series or Class. Upon written request of three or more Certificateholders of record of such a Series of Certificates, for purposes of communicating with other Certificateholders with respect to their rights under the Pooling Agreement for such Series, the Trustee will afford such

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Certificateholders access during business hours to the most recent list of Certificateholders of that Series held by the Trustee. If such list is as of a date more than 90 days prior to the date of receipt of such Certificateholders' request, the Trustee shall promptly request from the Master Servicer a current list and will afford such requesting Certificateholders access to such list promptly upon receipt. With respect to Series of Certificates as to which there will be no Master Servicer, the Company, as Certificate Administrator, will provide the list of names and addresses of the Certificateholders described above in the same manner as so described.

Termination

        The obligations created by the Pooling Agreement for each Series will terminate upon the occurrence of both (i) the later of the maturity or other liquidation of the last Mortgage Loan subject thereto and the disposition of all property acquired upon foreclosure of any Mortgage Loan and (ii) the payment to Certificateholders of each Class, if any, of that Series of all amounts held on behalf of such Certificateholders and required to be paid to them pursuant to such Pooling Agreement. The Pooling Agreement for each Series will permit, but not require, the Company to repurchase from the Trust for such Series all remaining Mortgage Loans at a price equal to the unpaid principal amount thereof or the Trust's adjusted basis in the Mortgage Loans, as described in the related Prospectus Supplement, in either case together with interest at the applicable Mortgage Interest Rates (which will generally be passed through to Certificateholders at the applicable Pass-Through Rates). The exercise of such right will effect early retirement of the Certificates of such Series, but the Company's right so to repurchase is subject to the aggregate principal balances of the Mortgage Loans at the time of repurchase being less than the percentage specified in the related Prospectus Supplement of the aggregate principal amount of the Mortgage Loans underlying the Certificates of such Series as of the Cut-Off Date. In no event, however, will the trust created by any Pooling Agreement continue beyond the expiration of 21 years from the death of the survivor of the issue of the person named in such Pooling Agreement. For each Series, the Trustee will give written notice of termination of the Pooling Agreement to each Certificateholder, and the final distribution will be made only upon surrender and cancellation of the Certificates at an office or agency specified in the notice of termination.

Redemption Agreement

        If so specified in the Prospectus Supplement for a Series, the related Trust will enter into a redemption agreement pursuant to which the counterparty to the agreement will have the right to cause a redemption of the outstanding Certificates of such Series, beginning on the Distribution Date and subject to payment of the redemption price and other conditions specified in the Prospectus Supplement. In general, the redemption price will equal the aggregate outstanding principal balance of all Certificates of such Series (other than such Certificates with a notional principal balance), plus any interest described in the Prospectus Supplement. Payment of the redemption price will be in lieu of any distribution of principal and interest that would otherwise be made on that Distribution Date. Upon a redemption, the holder of the redemption right will receive the assets of the Trust and each Certificateholder will receive the outstanding principal balance of its Certificate (other than a holder of Certificates with a notional principal balance), plus any interest specified in the Prospectus Supplement. See "Yield, Prepayment and Maturity Considerations" for a discussion of the effects of such a redemption of an investor's yield to maturity. In the case of a Trust for which a REMIC election or elections have been made, the transaction by which the Certificates are retired and the related redemption is conducted will constitute a "qualified liquidation" under Section 860F of the Code.

Put Option

        If so specified in the Prospectus Supplement for a Series, each Certificateholder of such Series, of a Class of such Series or of a group for such Series will have the option to require the entity named in

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such Prospectus Supplement to purchase such Certificates in full on the date, at the purchase price and on the terms specified in such Prospectus Supplement.

The Trustee

        The Trustee under each Pooling Agreement will be named in the related Prospectus Supplement. The bank or trust company serving as Trustee may have normal banking relationships with the Company and/or its affiliates. The Trustee will have combined capital and surplus of not less than $50 million.

        The Trustee under each Pooling Agreement may resign at any time, in which event the Company will be obligated to appoint a successor Trustee. The Company may also remove the Trustee if the Trustee ceases to be eligible to continue as such under the applicable Pooling Agreement or if the capital and surplus of the Trustee is reduced below $50 million. Upon becoming aware of such circumstances, the Company will be obligated to appoint a successor Trustee for the related Series. The Trustee may also be removed at any time by holders of Certificates of a Series evidencing more than 50% of the aggregate undivided interests in the related Trust. Any resignation or removal of the Trustee and appointment of a successor Trustee will not become effective until acceptance of the appointment by the successor Trustee.

        With respect to Series of Certificates for which the Trust will be a Delaware business trust, the Delaware trustee will be named in the related Prospectus Supplement. The Delaware trustee may have normal banking relationships with the Company and/or its affiliates.

PRIMARY INSURANCE, FHA MORTGAGE INSURANCE, VA MORTGAGE GUARANTY,
HAZARD INSURANCE; CLAIMS THEREUNDER

        As set forth below, a Mortgage Loan may be required to be covered by a hazard insurance policy and either an FHA Insurance Policy, a VA Guaranty or a Primary Insurance Policy. The following is only a brief description of such coverage and does not purport to describe all of the characteristics of each type of insurance. Such insurance is subject to underwriting and approval of individual Mortgage Loans by the respective insurers and guarantors. In some cases, however, the issuer of the insurance or guaranty may delegate underwriting authority to the originator of the Mortgage Loan. The descriptions of any insurance coverage in this Prospectus or any Prospectus Supplement do not purport to be complete and are qualified in their entirety by reference to such forms of policies, and to such statutes or regulations as may be applicable.

Primary Insurance

        Unless otherwise specified in the applicable Prospectus Supplement, each Mortgage Loan with a loan-to-value ratio at origination and at the Cut-Off Date greater than 80% will be covered by a primary mortgage insurance policy (a "Primary Insurance Policy") providing insurance coverage against default on such Mortgage Loan, in general, of up to 25% of the principal balance of such Mortgage Loan with maintenance requirements in certain cases for the remaining term of such Mortgage Loan, but at least until the loan-to-value ratio drops to 80%. Conversely, Mortgage Loans with lower loan-to-value ratios (up to approximately 80%) may not be covered by any Primary Insurance Policies. Applicable state laws may in some instances limit the maximum coverage which may be obtained with respect to certain Mortgage Loans. Any such policy will be issued by a Qualified Insurer.

        While the terms and conditions of the Primary Insurance Policies will differ, each Primary Insurance Policy will in general provide substantially the following coverage. The amount of the loss as calculated under a Primary Insurance Policy covering a Mortgage Loan (herein referred to as the "Loss") will generally consist of the unpaid principal balance of such Mortgage Loan and accrued and unpaid interest thereon and reimbursement of certain expenses, less (i) rents or other payments collected or received by the insured (other than the proceeds of hazard insurance) that are derived from the related Mortgaged Property, (ii) hazard insurance proceeds in excess of the amount required

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to restore such Mortgaged Property and which have not been applied to the payment of the Mortgage Loan, (iii) certain amounts expended by the insured but not approved by the insurer, (iv) claim payments previously made on such Mortgage Loan and (v) unpaid premiums and certain other amounts.

        The issuer of a Primary Insurance Policy will generally be required to pay either: (i) the insured percentage of the Loss; (ii) the entire amount of the Loss, after receipt by the insurer of good and merchantable title to, and possession of, the Mortgaged Property; or (iii) at the option of the insurer under certain Primary Insurance Policies, the sum of the delinquent monthly payments plus any advances made by the insured, both to the date of the claim payment and, thereafter, monthly payments in the amount that would have become due under the Mortgage Loan if it had not been discharged plus any advances made by the insured until the earlier of (a) the date the Mortgage Loan would have been discharged in full if the default had not occurred or (b) an approved sale.

        As conditions precedent to the filing or payment of a claim under a Primary Insurance Policy, in the event of default by the Mortgagor, the insured will typically be required, among other things, to: (i) advance or discharge (a) hazard insurance premiums and (b) as necessary and approved in advance by the insurer, real estate taxes, protection and preservation expenses and foreclosure and related costs; (ii) in the event of any physical loss or damage to the Mortgaged Property, have the Mortgaged Property restored to at least its condition at the effective date of the Primary Insurance Policy (ordinary wear and tear excepted); and (iii) tender to the insurer good and merchantable title to, and possession of, the Mortgaged Property. If any Advance to be made (including expenses to be paid) by the Master Servicer as a condition for coverage of a loss by a Primary Insurance Policy is not so made by the Master Servicer because the such Advance has been determined to be nonrecoverable, then such loss will be allocated to the Certificateholders. See "Description of Certificates—Advances".

        For any Certificates offered hereunder as to which the Company and/or a Servicing Entity will act as Master Servicer, the Company or Servicing Entity, as applicable, will cause each Servicer to maintain, or with respect to a Series of Certificates as to which there will be no Master Servicer, the Servicer will maintain, in full force and effect and to the extent coverage is available a Primary Insurance Policy with regard to each Mortgage Loan for which such coverage is required under the standard described above, provided that such Primary Insurance Policy was in place as of the Cut-Off Date and the Company or Servicing Entity, as applicable, had knowledge of such Primary Insurance Policy. With respect to Series of Certificates as to which the Company and/or a Servicing Entity will act as Master Servicer, in the event that the Company or Servicing Entity, as applicable learns that a Mortgage Loan had a loan-to-value ratio at origination and as of the Cut-Off Date in excess of 80% and was not the subject of a Primary Insurance Policy (and was not included in any exception to such standard disclosed in the related Prospectus Supplement), then the Company or Servicing Entity, as applicable is required to use its reasonable efforts to obtain and maintain a Primary Insurance Policy to the extent that such a policy is obtainable at a reasonable price. With respect to Series of Certificates as to which there will be no Master Servicer, in the event the Servicer learns of the lack of a Primary Insurance Policy described in the preceding sentence, the Servicer shall notify the Trustee who shall require the Seller to obtain a Primary Insurance Policy, repurchase the Mortgage Loan or substitute a mortgage loan for the applicable Mortgage Loan. The Company or Servicing Entity, as Master Servicer, or the Servicer, as applicable, will not cancel or refuse to renew any such Primary Insurance Policy in effect at the time of the initial issuance of a Series of Certificates that is required to be kept in force under the applicable Pooling Agreement unless, in the event that such Series of Certificates was rated at the time of issuance, the replacement Primary Insurance Policy from such cancelled or non-renewed policy is maintained with an insurer whose claims-paying ability is acceptable to the rating agency or agencies that rated such Series of Certificates for mortgage pass-through certificates having a rating equal to or better than the then-current ratings of such Series of Certificates.

        Evidence of each Primary Insurance Policy will be provided to the Trustee simultaneously with the transfer to the Trust of the related Mortgage Loan. With respect to Series of Certificates as to which

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the Company and/or a Servicing Entity will act as Master Servicer, under the Selling and Servicing Contract each Seller/Servicer, on behalf of itself, the Company, the related Master Servicer, the Trust and the Certificateholders, will be required to present claims to the insurer under any Primary Insurance Policy and take such reasonable steps as are necessary to permit recovery thereunder with respect to defaulted Mortgage Loans. Amounts collected by a Seller/Servicer under such Primary Insurance Policy shall be deposited in the Custodial Account for P&I maintained by such Seller/Servicer on behalf of the Company, the Master Servicer, the Trust and the Certificateholders. The Company or Servicing Entity, as applicable, will agree to cause each Seller/Servicer not to cancel or refuse to renew any Primary Insurance Policy required to be kept in force by the Pooling Agreement. With respect to Series of Certificates as to which there will be no Master Servicer, under the Pooling Agreement the Servicer will agree not to cancel or refuse to renew any Primary Insurance Policy and will be required to present claims to the insurer under any such Primary Insurance Policy, take steps to permit recovery under any such Primary Insurance Policy and deposit amounts collected thereunder in the Custodial Account for P&I to the same extent as a Seller/Servicer will be so required under a Selling and Servicing Contract.

        The Pooling Agreement will permit the cancellation or non-renewal of a Primary Insurance Policy in the event that the loan-to-value ratio of the Mortgage Loan based on the original appraisal or a current appraisal is less than 80% of the then current outstanding principal balance of such Mortgage Loan.

        See "Description of Credit Enhancements—The Fraud Bond" for a discussion of the possible effect of fraudulent conduct or negligence by the Seller, the Seller/Servicer or the Mortgagor with respect to a Mortgage Loan on the coverage of a Primary Insurance Policy.

FHA Mortgage Insurance

        The National Housing Act of 1934, as amended (the "Housing Act"), authorizes various FHA mortgage insurance programs. Some of the Mortgage Loans may be insured under either Section 203(b), Section 234 or Section 235 of the Housing Act. Under Section 203(b), FHA insures mortgage loans of up to 30 years' duration for the purchase of one- to four-family dwelling units. Mortgage Loans for the purchase of condominium units are insured by FHA under Section 234. Loans insured under these programs must bear interest at a rate not exceeding the maximum rate in effect at the time the loan is made, as established by the United States Department of Housing and Urban Development ("HUD"), and may not exceed specified percentages of the lesser of the appraised value of the property and the sales price, less seller paid closing costs for the property, up to certain specified maximums. In addition, FHA imposes initial investment minimums and other requirements on mortgage loans insured under the Section 203(b) and Section 234 programs.

        Under Section 235, assistance payments are paid by HUD to the mortgagee on behalf of eligible mortgagors for as long as the mortgagors continue to be eligible for the payments. To be eligible, a mortgagor must be part of a family, must have income within the limits prescribed by HUD at the time of initial occupancy, must occupy the property and must meet requirements for recertification at least annually.

        The regulations governing these programs provide that insurance benefits are payable either (i) upon foreclosure (or other acquisition of possession) and conveyance of the mortgaged premises to HUD or (ii) upon assignment of the defaulted mortgage loan to HUD. The FHA insurance that may be provided under these programs upon conveyance of the home to HUD is equal to 100% of the outstanding principal balance of the mortgage loan, plus accrued interest, as described below, and certain additional costs and expenses. When entitlement to insurance benefits results from assignment of the mortgage loan to HUD, the insurance payment is computed as of the date of the assignment and includes the unpaid principal amount of the mortgage loan plus mortgage interest accrued and unpaid to the assignment date.

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        When entitlement to insurance benefits results from foreclosure (or other acquisition of possession) and conveyance, the insurance payment is equal to the unpaid principal amount of the mortgage loan, adjusted to reimburse the mortgagee for certain tax, insurance and similar payments made by it and to deduct certain amounts received or retained by the mortgagee after default, plus reimbursement not to exceed two-thirds of the mortgagee's foreclosure costs.

VA Mortgage Guaranty

        The Servicemen's Readjustment Act of 1944, as amended, permits a veteran (or, in certain instances, his or her spouse) to obtain a mortgage loan guaranty by the VA covering mortgage financing of the purchase of a one-to four-family dwelling unit to be occupied as the veteran's home at an interest rate not exceeding the maximum rate in effect at the time the loan is made, as established by HUD. The program has no limit on the amount of a mortgage loan, requires no down payment from the purchaser and permits the guaranty of mortgage loans with terms limited by the estimated economic life of the property, up to 30 years. The maximum guaranty that may be issued by the VA under this program is 50% of the original principal amount of the mortgage loan up to a certain dollar limit established by the VA. The loan-to-value ratios allowed for VA-guaranteed loans are set forth in the FNMA Seller's Guide. The liability on the guaranty is reduced or increased pro rata with any reduction or increase in the amount of indebtedness, but in no event will the amount payable on the guaranty exceed the amount of the original guaranty. Notwithstanding the dollar and percentage limitations of the guaranty, a mortgagee will ordinarily suffer a monetary loss only where the difference between the unsatisfied indebtedness and the proceeds of a foreclosure sale of mortgaged premises is greater than the original guaranty as adjusted. The VA may, at its option, and without regard to the guaranty, make full payment to a mortgagee of the unsatisfied indebtedness on a mortgage upon its assignment to the VA.

        Since there is no limit imposed by the VA on the principal amount of a VA-guaranteed mortgage loan but there is a limit on the amount of the VA guaranty, additional coverage under a Primary Insurance Policy may be required by the Company for VA loans in excess of certain amounts. The amount of any such additional coverage will be set forth in the related Prospectus Supplement.

Hazard Insurance

        Unless otherwise specified in the applicable Prospectus Supplement, each Seller/Servicer with respect to Series of Certificates as to which the Company and/or a Servicing Entity will act as Master Servicer, or the Servicer with respect to Series of Certificates as to which there will be no Master Servicer, will cause to be maintained for each Mortgage Loan (other than Cooperative Loans and Mortgage Loans secured by condominium units) that it services a hazard insurance policy providing for no less than the coverage of the standard form of fire insurance policy with extended coverage customary in the state in which the Mortgaged Property is located. Such coverage will be in an amount not less than the maximum insurable value of the Mortgaged Property or the original principal balance of such Mortgage Loan, whichever is less. As set forth above, all amounts collected by the Company or Servicing Entity, as applicable, as Master Servicer, or a Seller/Servicer, or the Servicer, as applicable, under any hazard policy (except for amounts to be applied to the restoration or repair of the Mortgaged Property or released to the Mortgagor in accordance with the Seller/Servicer's or the Servicer's normal servicing procedures) will be deposited in the Custodial Account for P&I. In the event that the Company or Servicing Entity, as applicable, as Master Servicer, or the Seller/Servicer, or the Servicer, as applicable, maintains a blanket policy insuring against hazard losses on all of the Mortgage Loans, it shall conclusively be deemed to have satisfied its obligation relating to the maintenance of hazard insurance. Such blanket policy may contain a deductible clause, in which case the Company or Servicing Entity, as applicable, as Master Servicer, or the Seller/Servicer, or the Servicer, as applicable, will deposit in the Custodial Account for P&I or the Certificate Account all sums which would have been deposited therein but for such clause. The Company or Servicing Entity,

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as applicable, as Master Servicer, and each of the Seller/Servicers with respect to Series of Certificates as to which the Company and/or a Servicing Entity will act as Master Servicer, or the Servicer with respect to Series of Certificates as to which there will be no Master Servicer, are required to maintain a fidelity bond and errors and omissions policy with respect to officers and employees which provide coverage against losses which may be sustained as a result of an officer's or employee's misappropriation of funds or errors and omissions in failing to maintain insurance, subject to certain limitations as to amount of coverage, deductible amounts, conditions, exclusions and exceptions in such form and amount as specified in the Servicing Contract or the Pooling Agreement, as applicable.

        In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements on the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions particularized in each policy. Although the policies relating to the Mortgage Loans will be underwritten by different insurers under different state laws in accordance with different applicable state forms and therefore will not contain identical terms and conditions, the basic terms thereof are dictated by respective state laws, and most such policies typically do not cover any physical damage resulting from the following: war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mud flows), nuclear reactions, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases, vandalism. The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all-inclusive. The Company or Servicing Entity, as applicable, may require Mortgaged Properties in certain locations to be covered by policies of earthquake insurance, to the extent it is reasonably available. When any improvement to a Mortgaged Property is located in a designated flood area and in a community which participates in the National Flood Insurance Program at the time of origination of the related Mortgage Loan, and flood insurance is required and available, the Pooling Agreement requires the Company or Servicing Entity, as applicable, as Master Servicer, through the Seller/Servicer responsible for servicing such Mortgage Loan, or the Servicer, as applicable, to cause the Mortgagor to acquire and maintain such insurance.

        The hazard insurance policies covering the Mortgaged Properties typically contain a clause which, in effect, requires the insured at all times to carry insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, such clause provides that the insurer's liability in the event of partial loss does not exceed the larger of (i) the replacement cost of the improvements less physical depreciation, and (ii) such proportion of the loss, without deduction for depreciation, as the amount of insurance carried bears to the specified percentage of the full replacement cost of such improvements.

        Neither the Seller/Servicer with respect to Series of Certificates as to which the Company and/or a Servicing Entity will act as Master Servicer, or the Servicer with respect to Series of Certificates as to which there will be no Master Servicer, will require that a hazard or flood insurance policy be maintained for any Cooperative Loan or Mortgage Loan secured by a condominium unit. With respect to a Cooperative Loan, generally the Cooperative itself is responsible for maintenance of hazard insurance for the property owned by the Cooperative, and the tenant-stockholders of the Cooperative do not maintain individual hazard insurance policies. To the extent, however, that a Cooperative and the related borrower on a Cooperative Note do not maintain such insurance or do not maintain adequate coverage or any insurance proceeds are not applied to the restoration of the damaged property, damage to such borrower's cooperative apartment or such Cooperative's building could significantly reduce the value of the collateral securing such Cooperative Note. With respect to a Mortgage Loan secured by a condominium unit, the condominium owner's association for the related building generally is responsible for maintenance of hazard insurance for such building, and the condominium owners do not maintain individual hazard insurance policies. To the extent that the owner of a Mortgage Loan secured by a condominium unit and the related condominium owner's association do not maintain such insurance or do not maintain adequate coverage or any insurance

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proceeds are not applied to the restoration of the damaged property, damage to such borrower's condominium unit or the related building could significantly reduce the value of the Mortgaged Property.

        Since the amount of hazard insurance a Master Servicer or the Seller/Servicers, or the Servicer, as applicable, will cause to be maintained on the Mortgaged Properties declines as the principal balances owing on the related Mortgage Loans decrease, and since residential properties have historically appreciated in value over time, in the event of partial loss, hazard insurance proceeds may be insufficient to restore fully the damaged property. See "Description of Credit Enhancements—Special Hazard Insurance" for a description of the limited protection afforded by the Special Hazard Insurance Policy, Letter of Credit or Reserve Fund, if any is obtained, against losses occasioned by certain hazards which are otherwise uninsured against, as well as against losses caused by the application of the clause described in the preceding paragraph.

        Any losses incurred with respect to Mortgage Loans due to uninsured risks (including earthquakes, mudflows and floods) or insufficient hazard insurance proceeds could affect distributions to the Certificateholders.

DESCRIPTION OF CREDIT ENHANCEMENTS

        To the extent provided in the applicable Prospectus Supplement, credit enhancement for each Series of Certificates may be comprised of one or more of the following components, each of which will have a dollar limit. Credit enhancement components may include coverage with respect to losses that are (i) attributable to the Mortgagor's failure to make any payment of principal or interest as required under the Mortgage Note, but not including Special Hazard Losses, Extraordinary Losses (as defined below) or other losses resulting from damage to a Mortgaged Property, Bankruptcy Losses or Fraud Losses (any such loss, a "Defaulted Mortgage Loss"); (ii) of a type generally covered by a Special Hazard Insurance Policy (any such loss, a "Special Hazard Loss"); (iii) attributable to certain actions which may be taken by a bankruptcy court in connection with a Mortgage Loan, including a reduction by a bankruptcy court of the principal balance of or the Mortgage Interest Rate on a Mortgage Loan or an extension of its maturity (any such loss, a "Bankruptcy Loss"); (iv) incurred on defaulted Mortgage Loans as to which there was fraudulent conduct or negligence by either the Seller, the Seller/Servicer, the Servicer or the Mortgagor in connection with such Mortgage Loans (any such loss, a "Fraud Loss"); and (v) attributable to shortfalls in the payment of amounts due to one or more Classes of Certificates. Losses occasioned by war, civil insurrection, certain governmental actions, nuclear reaction, chemical contamination, errors in design, faulty workmanship or materials or waste by the Mortgagor ("Extraordinary Losses") will not be covered. To the extent that the credit enhancement for any Series of Certificates is exhausted, the Certificateholders will bear all further risks of loss not otherwise insured against.

        As set forth below and in the applicable Prospectus Supplement, (i) coverage with respect to Defaulted Mortgage Losses may be provided by one or more of a Letter of Credit, Reserve Fund or a Mortgage Pool Insurance Policy, (ii) coverage with respect to Special Hazard Losses may be provided by one or more of a Letter of Credit, Reserve Fund or a Special Hazard Insurance Policy (any instrument, to the extent providing such coverage, a "Special Hazard Instrument"); (iii) coverage with respect to Bankruptcy Losses may be provided by one or more of a Letter of Credit, Reserve Fund or Bankruptcy Bond (any instrument, to the extent providing such coverage, a "Bankruptcy Instrument") and (iv) coverage with respect to Fraud Losses may be provided by one or more of a Letter of Credit, Reserve Fund or Fraud Bond (any instrument, to the extent providing such coverage, a "Fraud Instrument"). In addition, if provided in the applicable Prospectus Supplement, in lieu of or in addition to any or all of the foregoing arrangements, credit enhancement may be in the form of subordination of one or more Classes of Certificates to provide credit support to one or more other Classes of Certificates. Credit support may also be provided in the form of an insurance policy covering the risk

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of collection and adequacy of any Additional Collateral provided in connection with any Additional Collateral Loan, subject to the limitations set forth in any such insurance policy.

        The amounts and types of credit enhancement arrangements as well as the provider thereof, if applicable, with respect to each Series of Certificates will be set forth in the related Prospectus Supplement. To the extent provided in the applicable Prospectus Supplement and the Pooling Agreement, the credit enhancement arrangements may be periodically modified, reduced and substituted for based on the aggregate outstanding principal balance of the Mortgage Loans covered thereby. If specified in the applicable Prospectus Supplement, credit support for a Series of Certificates may cover one or more other series of certificates issued by the Company or others.

        Unless otherwise specified in the applicable Prospectus Supplement, to the extent permitted by any applicable rating agency and provided that the then current ratings of the Certificates are maintained, coverage under any credit enhancement may be cancelled or reduced.

        The descriptions of any credit enhancement instruments included in this Prospectus or any Prospectus Supplement and the coverage thereunder do not purport to be complete and are qualified in their entirety by reference to the actual forms of governing documents, copies of which are available upon request.

Mortgage Pool Insurance

        A mortgage pool insurance policy (a "Mortgage Pool Insurance Policy") may be obtained for a particular Series of Certificates. Any such policy will be obtained by the Company or the Servicer, as applicable, from a Qualified Insurer for the Mortgage Pool, covering loss by reason of the default in payments on any Mortgage Loans included therein that are not covered as to their entire outstanding principal balances by Primary Insurance, FHA Insurance or VA Guarantees. Each Mortgage Pool Insurance Policy will cover all or a portion of those Mortgage Loans in a Mortgage Pool in an amount to be specified in the applicable Prospectus Supplement or in the related Current Report on Form 8-K. The term "Mortgage Pool Insurance Policy" wherever used in this Prospectus or any Supplement shall refer to one or more such Mortgage Pool Insurance Policies as the context may require. The identity of the insurer or insurers and certain financial information with respect to the insurer or insurers for each Mortgage Pool will be contained in the applicable Prospectus Supplement or in the related Current Report on Form 8-K. The Trust will be the named insured under any Mortgage Pool Insurance Policy. A Mortgage Pool Insurance Policy is not a blanket policy against loss, since claims thereunder may only be made respecting particular defaulted Mortgage Loans and only upon the satisfaction of certain conditions precedent described below.

        Any Mortgage Pool Insurance Policy will provide that no claim may be validly presented thereunder unless (i) hazard insurance on the property securing the defaulted Mortgage Loan has been kept in force and real estate taxes and other protection and preservation expenses have been paid, (ii) if there has been physical loss or damage to the Mortgaged Property, it has been restored to its condition (reasonable wear and tear excepted) at the Cut-Off Date, (iii) any required Primary Insurance Policy is in effect for the defaulted Mortgage Loan and a claim thereunder has been submitted and settled, and (iv) the insured has acquired good and merchantable title to the Mortgaged Property free and clear of liens except permitted encumbrances. Assuming the satisfaction of these conditions, the insurer will have the option to either (i) purchase the property securing the defaulted Mortgage Loan at a price equal to the principal balance thereof, plus accrued and unpaid interest at the Mortgage Interest Rate to the date of purchase, less the amount of any loss paid under a Primary Insurance Policy, if any, or (ii) pay the difference between the proceeds received from an approved sale of the property and the principal balance of the defaulted Mortgage Loan, plus accrued and unpaid interest at the Mortgage Interest Rate to the date of payment of the claim, less the amount of such loss paid under a Primary Insurance Policy, if any. In each case, the insurer will reimburse the Master Servicer and the Seller/Servicer, or the Servicer with respect to Series of Certificates for which the Company will not act as Master Servicer, for certain expenses incurred by them.

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        An endorsement (an "Advance Claims Endorsement") may be issued to any Mortgage Pool Insurance Policy which provides that the Insurer will make advances of monthly principal and interest payments on Mortgage Loans as to which the Seller/Servicer, or the Servicer with respect to Series of Certificates for which the Company will not act as Master Servicer, has not received a payment from the related Mortgagor and neither the Seller/Servicer nor the Master Servicer, or the Servicer, as applicable, has advanced such payment. The presence of such endorsement, if any, will be disclosed in the Prospectus Supplement.

        An endorsement may also be issued to any Mortgage Pool Insurance Policy which provides that the insurer will pay claims presented under the Mortgage Pool Insurance Policy although claims made against the applicable Primary Insurance Policy have not been settled due to the insolvency, bankruptcy, receivership or assignment for the benefit of creditors of the issuer of the Primary Insurance Policy. The presence of such endorsement, if any, will be disclosed in the Prospectus Supplement.

        Unless otherwise specified in the applicable Prospectus Supplement, to the extent permitted by any applicable rating agency and provided that the then current ratings of the Certificates are maintained, coverage under any Mortgage Pool Insurance Policy may be cancelled or reduced.

        The original amount of coverage under any Mortgage Pool Insurance Policy will be reduced over the life of the Certificates by the aggregate dollar amount of claims paid, less certain amounts realized by the insurer upon disposition of foreclosed properties. The amount of claims paid includes certain expenses incurred by the Company or a Servicing Entity, as applicable, as Master Servicer, or the Servicer with respect to Series of Certificates for which there will be no Master Servicer, as well as accrued interest on delinquent Mortgage Loans to the date of payment of the claim. Accordingly, if aggregate net claims paid under any Mortgage Pool Insurance Policy reach the original policy limit, coverage thereunder will lapse and any further losses will be borne by Certificateholders. In addition, in such event, the Company or a Servicing Entity, as applicable, as Master Servicer, or the Servicer, as applicable, will not be obligated (unless sufficient recoveries from other sources are expected) to make any further Advances, since such Advances would no longer be ultimately recoverable under the Mortgage Pool Insurance Policy. See "Description of Certificates—Advances".

        Since the property subject to a defaulted Mortgage Loan must be restored to its original condition prior to claiming against the insurer, no Mortgage Pool Insurance Policy will provide coverage against hazard losses. As set forth under "Primary Insurance, FHA Mortgage Insurance, VA Mortgage Guaranty, Hazard Insurance; Claims Thereunder", the hazard insurance policies covering the Mortgage Loans typically exclude from coverage physical damage resulting from a number of causes, and even when the damage is covered, may afford recoveries which are significantly less than the full replacement of such losses. Further, any Special Hazard Insurance Policy which may be obtained does not cover all risks, and such coverage will be limited in amount. See "—Special Hazard Insurance" below. Certain hazard risks will, as a result, be uninsured against and will therefore be borne by Certificateholders.

        A Mortgage Pool Insurance Policy may include a provision permitting the insurer to purchase defaulted Mortgage Loans from the Trust.

        See "—The Fraud Bond" below for a discussion of the possible effect of fraudulent conduct or negligence by the Seller, the Seller/Servicer, the Servicer or the Mortgagor with respect to a Mortgage Loan on the coverage of a Mortgage Pool Insurance Policy.

Subordination

        If so specified in the applicable Prospectus Supplement, distributions with respect to scheduled principal, Principal Prepayments, interest or any combination thereof that otherwise would have been payable to one or more Classes of Certificates of a Series (the "Subordinated Certificates") will instead be payable to holders of one or more other Classes of such Series (the "Senior Certificates") under the circumstances and to the extent specified in the Prospectus Supplement. If specified in the applicable

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Prospectus Supplement, delays in receipt of scheduled payments on the Mortgage Loans and losses on defaulted Mortgage Loans will be borne first by the various Classes of Subordinated Certificates and thereafter by the various Classes of Senior Certificates, in each case under the circumstances and subject to the limitations specified in the Prospectus Supplement. The aggregate distributions in respect of delinquent payments on the Mortgage Loans over the lives of the Certificates or at any time, the aggregate losses in respect of defaulted Mortgage Loans which must be borne by the Subordinated Certificates by virtue of subordination and the amount of the distributions otherwise distributable to the Subordinated Certificateholders that will be distributable to Senior Certificateholders on any Distribution Date may be limited as specified in the applicable Prospectus Supplement. If the aggregate distribution with respect to delinquent payments on the Mortgage Loans or aggregate losses in respect of such Mortgage Loans were to exceed the total amounts payable and available for distribution to holders of Subordinated Certificates or, if applicable, were to exceed the specified maximum amount, holders of Senior Certificates could experience losses on the Certificates.

        In addition to or in lieu of the foregoing, if so specified in the applicable Prospectus Supplement, all or any portion of distributions otherwise payable to holders of Subordinated Certificates on any Distribution Date may instead be deposited into one or more reserve accounts (the "Reserve Account") established by the Trustee. If so specified in the applicable Prospectus Supplement, such deposits may be made on each Distribution Date, on each Distribution Date for specified periods or until the balance in the Reserve Account has reached a specified amount and, following payments from the Reserve Account to holders of Senior Certificates or otherwise, thereafter to the extent necessary to restore the balance in the Reserve Account to required levels, in each case as specified in the Prospectus Supplement. If so specified in the applicable Prospectus Supplement, amounts on deposit in the Reserve Account may be released to the Company, a Servicing Entity, the Servicer or the Seller, as applicable, or the holders of any Class of Certificates at the times and under the circumstances specified in the Prospectus Supplement.

        If specified in the applicable Prospectus Supplement, various Classes of Senior Certificates and Subordinated Certificates may themselves be subordinate in their right to receive certain distributions to other Classes of Senior and Subordinated Certificates, respectively, through a cross support mechanism or otherwise.

        As between Classes of Senior Certificates and as between Classes of Subordinated Certificates, distributions may be allocated among such classes (i) in the order of their scheduled final distribution dates, (ii) in accordance with a schedule or formula, (iii) in relation to the occurrence of events, or (iv) otherwise, in each case as specified in the applicable Prospectus Supplement. As between Classes of Subordinated Certificates, payments to holders of Senior Certificates on account of delinquencies or losses and payments to any Reserve Account will be allocated as specified in the Prospectus Supplement.

The Fraud Bond

        Some or all of the Primary Insurance Policies covering Mortgage Loans in any Mortgage Pool may contain an exclusion from coverage for Fraud Losses. To provide limited protection to Certificateholders against losses in the event that coverage relating to a Mortgage Loan which otherwise would have been available under a Primary Insurance Policy is not ultimately available by reason of such an exclusion, if so specified in the applicable Prospectus Supplement, a Fraud Instrument may be obtained or established by the Company or the Servicer, as applicable, for the Mortgage Pool. The type, coverage amount and term of any such Fraud Instrument will be disclosed in the applicable Prospectus Supplement or in the related Current Report on Form 8-K, and the coverage amount may be cancelled or reduced during the life of the Mortgage Pool, provided that the then current ratings of the Certificates will not be adversely affected thereby. The Company, a Servicing Entity or the Servicer, as applicable, may also replace the initial Fraud Instrument with any other type of Fraud Instrument, provided that the then current ratings of the Certificates will not be adversely

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affected thereby. The identity of the issuer of any Fraud Bond or the Letter of Credit providing such coverage and certain financial information with respect to such issuer will be contained in the applicable Prospectus Supplement or related Current Report on Form 8-K.

        In addition, the Company understands that, regardless of whether exclusion language such as that described above is included in the insurance documents, it is the policy of some or all issuers of Primary Insurance Policies and of Mortgage Pool Insurance Policies to deny coverage in circumstances involving fraudulent conduct or negligence by either the Seller, the Seller/Servicer, the Servicer or the Mortgagor. It is unclear whether any such denial would be upheld by a court. Neither the repurchase obligation of the Company or the Servicing Entity, as applicable, with respect to Series of Certificates as to which the Company and/or a Servicing Entity will act as Master Servicer, or the Seller with respect to Series of Certificates as to which there will be no Master Servicer, nor any of the Fraud Instruments described above would apply to any such denial of coverage unless, as described above, such denial is based upon a specific exclusion relating to fraudulent conduct or negligence which is included in a Primary Insurance Policy.

The Bankruptcy Bond

        The Prospectus Supplement for certain Series may specify that the Company and/or a Servicing Entity, as Master Servicer, or the Servicer with respect to Series of Certificates as to which there will be no Master Servicer, has undertaken to pay to the Trust for the benefit of Certificateholders any portion of the principal balance of a Mortgage Loan which becomes unsecured pursuant to a proceeding under Chapter 7, 11 or 13 of the Federal Bankruptcy Code. If such obligation is undertaken, the Company and/or a Servicing Entity, as Master Servicer, or the Servicer, as applicable, will also agree to pay to the Trust for the benefit of Certificateholders any shortfall in payment of principal and interest resulting from the recasting of any originally scheduled monthly principal and interest payment pursuant to a ruling under the Bankruptcy Code. These payment obligations will be subject to the limitations specified in the applicable Pooling Agreement. The Company and/or Servicing Entity, as Master Servicer, or the Servicer, as applicable, will have the option, in lieu of making such payments, to repurchase any Mortgage Loan affected by bankruptcy court rulings. To insure the Company's or Servicing Entity's, as Master Servicer, or the Servicer's obligation to make the payments described above, the Company and/or a Servicing Entity, as Master Servicer, or the Servicer, as applicable, will obtain or establish a Bankruptcy Instrument in an initial amount specified in the Prospectus Supplement or in the related Current Report on Form 8-K. The Prospectus Supplement or Current Report on Form 8-K may also specify that, provided that the then current ratings of the Certificates are maintained, coverage under any Bankruptcy Instrument may be cancelled or reduced. The Master Servicer with respect to Series of Certificates as to which the Company and/or a Servicing Entity will act as Master Servicer, or the Servicer with respect to Series of Certificates as to which there will be no Master Servicer, may also replace the initial method pursuant to which such coverage is provided with either of the other two alternative methods, provided that the then current ratings of the Certificates will not be adversely affected thereby.

Special Hazard Insurance

        A Special Hazard Insurance Instrument may be established or obtained by the Company, Servicing Entity or the Servicer, as applicable, for certain Series. Any Special Hazard Insurance Instrument will, subject to limitations described below, protect the holders of the Certificates evidencing such Mortgage Pool from (i) loss by reason of damage to properties subject to defaulted Mortgage Loans covered thereby caused by certain hazards (including earthquakes in some geographic areas, mud flows and floods) not insured against under customary standard forms of fire and hazard insurance policies with extended coverage, and (ii) loss on such loans caused by reason of the application of the co-insurance clause typically contained in hazard insurance policies. The Company and/or a Servicing Entity, as Master Servicer, with respect to Series of Certificates as to which the Company and/or a Servicing

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Entity will act as Master Servicer, or the Servicer with respect to Series of Certificates as to which there will be no Master Servicer, may also replace the initial method pursuant to which such coverage is provided with either of the other two alternative methods, provided that the then current ratings of the Certificates will not be adversely affected thereby. The Prospectus Supplement or Current Report on Form 8-K may also specify that, provided the then current ratings of the Certificates are maintained, coverage under any Special Hazard Instrument may be cancelled or reduced. Any Special Hazard Insurance Policy will be issued by an insurance company licensed to transact a property and casualty insurance business in each state in which Mortgaged Properties covered thereby are located. The identity of the issuer of any Special Hazard Insurance Policy or the Letter of Credit providing such coverage and certain financial information with respect to such issuer will be contained in the related Prospectus Supplement. No Special Hazard Insurance Instrument will cover Extraordinary Losses.

        Subject to the foregoing limitations, the terms of any Special Hazard Insurance Instrument will provide generally that, where there has been damage to property securing a defaulted Mortgage Loan covered by such instrument and such damage is not fully covered by the hazard insurance policy maintained with respect to such property, the Special Hazard Insurance Instrument will pay either (i) the cost of repair of such property or (ii) the unpaid principal balance of such Mortgage Loan at the time of an approved sale of such property, plus accrued interest at the Mortgage Interest Rate to the date of claim settlement and certain expenses incurred in respect of such property, less any net proceeds upon the sale of such property. In either case, the amount paid under any Special Hazard Insurance Instrument will be reduced by the proceeds, if any, received under the hazard insurance policy maintained with respect to such property. It is expected that the Mortgage Pool Insurer, if any, will represent to the Company and/or a Servicing Entity, as Master Servicer, or the Servicer, as applicable, that restoration of the property securing a Mortgage Loan from the proceeds described under (i) above will satisfy the condition under any related Mortgage Pool Insurance Policy that the property securing a defaulted Mortgage Loan be restored before a claim under any such policy may be validly presented in respect of such Mortgage Loan. The payment described under (ii) above will render unnecessary presentation of a claim in respect of such Mortgage Loan under any Mortgage Pool Insurance Policy. Therefore, so long as any Mortgage Pool Insurance Policy for a Series of Certificates remains in effect, the decision to pay the cost of repair rather than to pay the unpaid principal balance of the related Mortgage Loan, plus accrued interest and certain expenses, will not affect the amount of the total insurance proceeds paid to the holders of the Certificates of that Series with respect to such Mortgage Loan, but will affect the amount of special hazard insurance coverage remaining under any Special Hazard Insurance Instrument and the coverage remaining under any Mortgage Pool Insurance Policy obtained for that Series.

Letter of Credit

        If any component of credit enhancement as to any Series of Certificates is to be provided by a letter of credit (the "Letter of Credit"), a bank or other entity (the "Letter of Credit Bank") will deliver to the Trust an irrevocable Letter of Credit. The Letter of Credit Bank and certain information with respect thereto, as well as the amount available under the Letter of Credit with respect to each component of credit enhancement, will be specified in the applicable Prospectus Supplement. The Letter of Credit will expire on the expiration date set forth in the related Prospectus Supplement, unless earlier terminated or extended in accordance with its terms.

        The Letter of Credit may also provide for the payment of Advances which the Company or Servicing Entity, as applicable, as Master Servicer, with respect to Series of Certificates as to which the Company will act as Master Servicer, or the Servicer with respect to Series of Certificates as to which there will be no Master Servicer, would be obligated to make with respect to delinquent monthly payments.

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Reserve Fund

        If so specified in the related Prospectus Supplement, the Company, a Servicing Entity, the Servicer or the Seller, as applicable, will deposit or cause to be deposited in a reserve fund (a "Reserve Fund") cash or Eligible Investments in specified amounts, or any other instruments satisfactory to the rating agency or agencies rating the Certificates offered pursuant to such Prospectus Supplement, which will be applied and maintained in the manner and under the conditions specified in such Prospectus Supplement. In the alternative or in addition to such deposit, to the extent described in the related Prospectus Supplement, a Reserve Fund may be funded through application of all or a portion of amounts otherwise payable on one or more related Classes of Certificates, from Retained Yield, or otherwise. Amounts in a Reserve Fund may be used to provide one or more components of credit enhancement, or applied to reimburse the Company or Servicing Entity, as applicable, as Master Servicer, with respect to Series of Certificates as to which the Company and/or a Servicing Entity will act as Master Servicer, or the Servicer with respect to Series of Certificates as to which there will be no Master Servicer, for outstanding Advances, or may be used for other purposes, in the manner and to the extent specified in the related Prospectus Supplement. Unless otherwise provided in the related Prospectus Supplement, any such Reserve Fund will not be deemed to be owned by the related Trust.

        Amounts deposited in any Reserve Fund for a Series of Certificates will be invested in Eligible Investments by, or at the direction of, and for the benefit of the Company or Servicing Entity, as applicable, as Master Servicer, or the Certificate Administrator, as applicable, or any other person named in the related Prospectus Supplement. Unless otherwise specified in the applicable Prospectus Supplement, any amounts remaining in the Reserve Fund upon the termination of the Trust will be returned to whomever deposited such amounts in the Reserve Fund.

Certificate Insurance Policies

        If so specified in the related Prospectus Supplement, the Company or the Servicer may obtain one or more certificate insurance policies, issued by insurers acceptable to the rating agency or agencies rating the Certificates offered pursuant to such Prospectus Supplement, insuring the holders of one or more Classes of Certificates the payment of amounts due in accordance with the terms of such Class or Classes of Certificates, subject to such limitations and exceptions as are set forth in the applicable Prospectus Supplement.

Maintenance of Credit Enhancements; Claims Thereunder
and Other Realization Upon Defaulted Mortgage Loans

        For each Series of Certificates which will be covered by a Mortgage Pool Insurance Policy, or a Letter of Credit established in lieu of such policy (such coverage to be disclosed in the applicable Prospectus Supplement), the Company and/or Servicing Entity, as Master Servicer, with respect to Series of Certificates as to which the Company will act as Master Servicer, or the Servicer with respect to Series of Certificates as to which there will be no Master Servicer, will exercise its best reasonable efforts to keep such Mortgage Pool Insurance Policy or Letter of Credit in full force and effect throughout the term of the Pooling Agreement, unless coverage thereunder has been exhausted through the payment of claims or until such instrument is replaced in accordance with the terms of the Pooling Agreement. Unless otherwise specified in the applicable Prospectus Supplement, the Company and/or Servicing Entity, as Master Servicer, or the Servicer, as applicable, will agree to pay the premiums for any Mortgage Pool Insurance Policy, and the fee for any Letter of Credit, on a timely basis. In the event that the insurer under the Mortgage Pool Insurance Policy ceases to be a Qualified Insurer (as defined in the Pooling Agreement), or the Letter of Credit Bank ceases to be acceptable to the agency or agencies, if any, rating the Series, the Company or Servicing Entity, as applicable, as Master Servicer, or the Servicer, as applicable, will use its best reasonable efforts to obtain from another Qualified Insurer or letter of credit issuer a replacement policy or letter of credit comparable to the Mortgage Pool Insurance Policy or Letter of Credit which it replaces, with total coverage equal

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to the then outstanding coverage of the Mortgage Pool Insurance Policy or Letter of Credit, provided that if the cost of the replacement policy or letter of credit is greater than the cost of the Mortgage Pool Insurance Policy or Letter of Credit being replaced, the coverage of the replacement policy or letter of credit for a Series of Certificates may be reduced to a level such that its premium rate or cost does not exceed 150% of the premium rate or cost of the Mortgage Pool Insurance Policy or Letter of Credit for a Series which is rated by one or more rating agencies, or 100% of the premium rate or cost for such policy or Letter of Credit for a Series which is not so rated.

        In addition, the Company and/or Servicing Entity, as Master Servicer, or the Servicer, as applicable, may substitute at any time a Mortgage Pool Insurance Policy or Letter of Credit for an existing Mortgage Pool Insurance Policy or Letter of Credit. In no event, however, may the Company and/or Servicing Entity, as Master Servicer, or the Servicer, as applicable, provide a Letter of Credit in lieu of a Mortgage Pool Insurance Policy, or vice-versa, or substitute one such instrument for another, except under the circumstances detailed in the preceding paragraph, if such action will impair the then current ratings, if any, of the Certificates.

        Unless otherwise specified in the applicable Prospectus Supplement, each Seller/Servicer with respect to Series of Certificates as to which the Company and/or a Servicing Entity will act as Master Servicer, or the Servicer with respect to Series of Certificates as to which there will be no Master Servicer, will cause a Primary Insurance Policy to be maintained in full force and effect with respect to each Mortgage Loan it services with a loan-to-value ratio in excess of 80%; provided, however, that if the loan-to-value ratio of a Mortgage Loan based on a subsequent appraisal of the Mortgaged Property is less than 80%, such Primary Insurance Policy may be terminated, if so specified in the applicable Prospectus Supplement. Each Seller/Servicer or the Servicer, as applicable, will agree to pay the premium for each Primary Insurance Policy on a timely basis in the event that the Mortgagor does not make such payments. See "Primary Insurance, FHA Mortgage Insurance, VA Mortgage Guaranty, Hazard Insurance; Claims Thereunder—Primary Insurance" herein.

        For each Series of Certificates which will be covered by a Special Hazard Insurance Instrument (such coverage to be disclosed in the applicable Prospectus Supplement), the Company and/or Servicing Entity, as Master Servicer with respect to Series of Certificates as to which the Company and/or a Servicing Entity will act as Master Servicer, or the Servicer with respect to Series of Certificates as to which there will be no Master Servicer, will exercise its best reasonable efforts to keep such Special Hazard Insurance Instrument in full force and effect throughout the term of the Pooling Agreement, unless coverage thereunder has been exhausted through the payment of claims or until such Special Hazard Insurance Instrument has been replaced in accordance with the terms of the Pooling Agreement. So long as any applicable rating on a Series of Certificates will be maintained, the Company and/or Servicing Entity, as Master Servicer, or the Servicer, as applicable, may at any time replace the initial instrument providing special hazard coverage with either of the other two alternative methods. Unless otherwise specified in the applicable Prospectus Supplement, the Company or Servicing Entity, as Master Servicer, or the Servicer, as applicable, will agree to pay the premium for any Special Hazard Insurance Policy (or Letter of Credit obtained in lieu thereof) on a timely basis. Unless otherwise specified in the applicable Prospectus Supplement, any such policy will provide for a fixed premium rate on the declining balance of the Mortgage Loans. In the event that any Special Hazard Insurance Policy is cancelled or terminated for any reason other than the exhaustion of total policy coverage, the Company, Servicing Entity or the Servicer, as applicable, is obligated either to substitute a Letter of Credit or Reserve Fund or to exercise its best reasonable efforts to obtain from another insurer a replacement policy comparable to such Special Hazard Insurance Policy with a total coverage which is equal to the then existing coverage of such Special Hazard Insurance Policy; provided, however, that if the cost of any such replacement policy shall be greater than the cost of the original Special Hazard Insurance Policy, the amount of coverage of such replacement policy may be reduced to a level such that the cost shall be equal to the cost of the original Special Hazard Insurance Policy. As indicated above, in lieu of obtaining a replacement Special Hazard Insurance Policy, the

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Company, Servicing Entity or the Servicer, as applicable, may obtain a Letter of Credit or establish a Reserve Fund in accordance with terms prescribed by any applicable rating agency so that any rating obtained for the Certificates will not be impaired.

        For each Series of Certificates which will be covered by a Fraud Instrument (such coverage to be disclosed in the applicable Prospectus Supplement), the Company and/or a Servicing Entity, as Master Servicer, with respect to Series of Certificates as to which the Company and/or a Servicing Entity will act as Master Servicer, or the Servicer with respect to Series of Certificates as to which there will be no Master Servicer, will exercise its best reasonable efforts to maintain and keep any such Fraud Instrument in full force and effect throughout the required term as set forth in the applicable Prospectus Supplement, unless coverage thereunder has been exhausted through the payment of claims. The Company, Servicing Entity or the Servicer, as applicable, will agree to pay the premium for any Fraud Bond or Bankruptcy Bond on a timely basis.

        For each Series of Certificates or Class of Certificates which will be covered by a certificate insurance policy or a Letter of Credit or Reserve Fund (such coverage to be disclosed in the applicable Prospectus Supplement), the Company and/or a Servicing Entity, as Master Servicer, with respect to Series of Certificates as to which the Company will act as Master Servicer, or the Servicer with respect to Series of Certificates as to which there will be no Master Servicer, will exercise its best reasonable efforts to maintain and keep any such certificate insurance policy, Letter of Credit or Reserve Fund in full force and effect throughout the required term set forth in the applicable Prospectus Supplement. Unless otherwise specified in the Prospectus Supplement, the Company, Servicing Entity or the Servicer, as applicable, will agree to pay the premium for any certificate insurance policy on a timely basis.

        The Company or Servicing Entity, as applicable, as Master Servicer, or the Seller/Servicers, with respect to Series of Certificates as to which the Company will act as Master Servicer, or the Servicer with respect to Series of Certificates as to which there will be no Master Servicer, on behalf of the Trust and Certificateholders, will present claims to the issuer of any applicable Primary Insurance Policy, FHA Insurance Policy, VA Guaranty, Mortgage Pool Insurance Policy, Special Hazard Insurance Policy or Letter of Credit, or under any Reserve Fund or other form of credit enhancement, and will take such reasonable steps as are necessary to permit recovery under such insurance policies or alternative coverages respecting defaulted Mortgage Loans. With respect to any applicable Fraud Bond, Bankruptcy Bond or certificate insurance policy, the Trustee will present claims to the issuer of such bond or policy on behalf of the Trust and the Certificateholders. As set forth above, all collections by the Company or Servicing Entity, as applicable, as Master Servicer, or the Seller/Servicer, or the Servicer, as applicable, under such policies or alternative coverages that are not applied to the restoration of the related Mortgaged Property are to be deposited in the applicable Custodial Account for P&I, the Investment Account or the Certificate Account, subject to withdrawal as heretofore described.

        If any property securing a defaulted Mortgage Loan is damaged and proceeds, if any, from the related hazard insurance policy or any applicable Special Hazard Insurance Policy (or Letter of Credit or Reserve Fund), as the case may be, are insufficient to restore the damaged property to a condition sufficient to permit recovery under any applicable Mortgage Pool Insurance Policy or Primary Insurance Policy, the Company or Servicing Entity, as applicable, as Master Servicer, with respect to Series of Certificates as to which the Company and/or Servicing Entity will act as Master Servicer, or the Servicer with respect to Series of Certificates as to which there will be no Master Servicer, will not be required to expend its own funds to restore the damaged property unless it determines (i) that such restoration will increase the proceeds to Certificateholders upon liquidation of the Mortgage Loan after reimbursement of the Company, Servicing Entity or the Servicer, as applicable, for its expenses and (ii) that such expenses will be recoverable to it through Liquidation Proceeds or Insurance Proceeds.

        If recovery under any Mortgage Pool Insurance Policy (or Letter of Credit established in lieu of such policy), Primary Insurance Policy, FHA Insurance Policy or VA Guaranty is not available because

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the Master Servicer, with respect to Series of Certificates as to which the Company and/or a Servicing Entity will act as Master Servicer, or the Servicer with respect to Series of Certificates as to which there will be no Master Servicer, has been unable to make the determinations described in the second preceding paragraph, or otherwise, the Seller/Servicer or the Servicer, as applicable, is, nevertheless, obligated to follow such normal practices and procedures as it deems necessary or advisable to realize upon the defaulted Mortgage Loan. If the proceeds of any liquidation of the property securing the defaulted Mortgage Loan are less than the principal balance of the defaulted Mortgage Loan plus accrued and unpaid interest thereon at the applicable Pass-Through Rate (after deduction of the Retained Yield, if any, or a pro rata portion thereof as required by the applicable Pooling Agreement), Certificateholders in the aggregate will realize a loss in the amount of such difference plus the aggregate of expenses incurred by the Company or Servicing Entity, as applicable, as Master Servicer, and the Seller/Servicer, or the Servicer, as applicable, in connection with such proceedings and which are reimbursable under the Pooling Agreement. In addition, and as set forth above, in the event that the Company or Servicing Entity, as applicable, as Master Servicer, or the Servicer, as applicable, has expended its own funds to restore damaged property and such funds have not been reimbursed under any Special Hazard Insurance Policy or Letter of Credit or Reserve Fund, it will be entitled to receive from the Certificate Account, out of related Liquidation Proceeds or Insurance Proceeds, an amount equal to such expenses incurred by it, in which event the Certificateholders may realize a loss up to the amount so charged. Since Insurance Proceeds cannot exceed deficiency claims and certain expenses incurred by the Company or Servicing Entity, as applicable, as Master Servicer, and the Seller/Servicers, or the Servicer, as applicable, no insurance payments will result in a recovery to Certificateholders which exceeds the principal balance of the defaulted Mortgage Loan together with accrued and unpaid interest thereon at the applicable Pass-Through Rate. In addition, where property securing a defaulted Mortgage Loan can be resold for an amount exceeding the principal balance of any related Mortgage Note together with accrued interest and expenses, it may be expected that, where retention of any such amount is legally permissible, the insurer will exercise its right under any related Mortgage Pool Insurance Policy to purchase such property and realize for itself any excess proceeds. In addition, with respect to certain Series of Certificates, if so provided in the applicable Prospectus Supplement, the Company or Servicing Entity, as applicable, as Master Servicer, or the Servicer, as applicable, may have the option to purchase from the Trust any defaulted Mortgage Loan after a specified period of delinquency. If a defaulted Mortgage Loan is not so removed from the Trust, then, upon the final liquidation thereof, if a loss is realized which is not covered by any applicable form of credit enhancement or other insurance, the Certificateholders will bear such loss. However, if a gain results from the final liquidation of a defaulted Mortgage Loan which is not required by law to be remitted to the related Mortgagor, the Company or Servicing Entity, as applicable, as Master Servicer, or the Servicer, as applicable, will be entitled to retain such gain as additional servicing compensation unless the applicable Prospectus Supplement provides otherwise. See "Description of Credit Enhancements".

CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS

        The Mortgages (other than the security agreements with respect to the Cooperative Loans) will be either deeds of trust or mortgages, depending upon the prevailing practice in the state in which the Mortgaged Property is located. A mortgage creates a lien upon the real property encumbered by the mortgage. It is not prior to the lien for real estate taxes and assessments. Priority between mortgages depends on their terms and generally on the order of filing with a state or county office. There are two parties to a mortgage: the mortgagor, who is usually the borrower and homeowner, and the mortgagee, who is the lender. Under the mortgage instrument, the mortgagor delivers to the mortgagee a note or bond and the mortgage. Although a deed of trust is similar to a mortgage, a deed of trust formally has three parties; the borrower-homeowner, called the trustor (similar to a mortgagor), a lender, called the beneficiary (similar to a mortgagee), and a third-party grantee, called the trustee. Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure payment of the obligation. In some cases, a mortgage will also contain

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a power of sale. The trustee's authority under a deed of trust and the mortgagee's authority under a mortgage are governed by law, by the express provisions of the deed of trust or mortgage and, in some cases, by the directions of the beneficiary. For purposes of the following discussion, "mortgagor" shall, as appropriate, refer to a mortgagor or trustor and "lender" shall refer to a mortgagee or beneficiary. A Mortgage Pool may also contain Cooperative Loans which are described below under "—Cooperative Loans".

Cooperative Loans

        If specified in the Prospectus Supplement relating to a Series of Certificates, the Mortgage Loans may also include Cooperative Loans. Each promissory note (a "Cooperative Note") evidencing a Cooperative Loan will be secured by a security interest in shares issued by the related private cooperative housing corporation (a "Cooperative") that owns the related apartment building, which is a corporation entitled to be treated as a housing cooperative under federal tax law, and in the related proprietary lease or occupancy agreement granting exclusive rights to occupy a specific dwelling unit in the Cooperative's building. The security agreement will create a lien upon or grant a security interest in the cooperative shares and proprietary lease or occupancy agreement, the priority of which will depend on the terms of the particular security agreement as well as the order of recordation of the agreement (or the filing of the financing statements related thereto) in the appropriate recording office or the taking of possession of the cooperative shares, depending on the law of the state in which the Cooperative is located. Such a lien or security interest is not, in general, prior to liens in favor of the Cooperative for unpaid assessments or common charges.

        Unless otherwise specified in the related Prospectus Supplement, all cooperative buildings relating to the Cooperative Loans are located in the States of New York and New Jersey. Generally, each Cooperative owns in fee or has a leasehold interest in all the real property and owns in fee or leases the building and all separate dwelling units therein. The Cooperative is directly responsible for property management and, in most cases, payment of real estate taxes, other governmental impositions and hazard and liability insurance. If there is an underlying mortgage (or mortgages) on the Cooperative's building or underlying land, as is generally the case, or an underlying lease of the land, as is the case in some instances, the Cooperative, as mortgagor or lessee, as the case may be, is also responsible for fulfilling such mortgage or rental obligations. An underlying mortgage loan is ordinarily obtained by the Cooperative in connection with either the construction or purchase of the Cooperative's building or the obtaining of capital by the Cooperative. The interest of the occupant under proprietary leases or occupancy agreements as to which that Cooperative is the landlord are generally subordinate to the interest of the holder of an underlying mortgage and to the interest of the holder of a land lease. If the Cooperative is unable to meet the payment obligations (i) arising under an underlying mortgage, the mortgagee holding an underlying mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements or (ii) arising under its land lease, the holder of the landlord's interest under the land lease could terminate it and all subordinate proprietary leases and occupancy agreements. In addition, an underlying mortgage on a Cooperative may provide financing in the form of a mortgage that does not fully amortize, with a significant portion of principal being due in one final payment at maturity. The inability of the Cooperative to refinance a mortgage and its consequent inability to make such final payment could lead to foreclosure by the mortgagee. Similarly, a land lease has an expiration date and the inability of the Cooperative to extend its term or, in the alternative, to purchase the land, could lead to termination of the Cooperative's interest in the property and termination of all proprietary leases and occupancy agreements. In either event, a foreclosure by the holder of an underlying mortgage or the termination of the underlying lease could eliminate or significantly diminish the value of any collateral held by the lender who financed the purchase by an individual tenant-stockholder of shares of the Cooperative or, in the case of a Mortgage Pool, the collateral securing any related Cooperative Loans.

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        Each Cooperative is owned by shareholders (referred to as tenant-stockholders) who, through ownership of stock or shares in the Cooperative, receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific dwellings. Generally, a tenant-stockholder of a Cooperative must make a monthly maintenance payment to the Cooperative pursuant to the proprietary lease, which maintenance payment represents such tenant-stockholder's pro rata share of the Cooperative's payments for its underlying mortgage, real property taxes, maintenance expenses and other capital or ordinary expenses. An ownership interest in a Cooperative and accompanying occupancy rights may be financed through a Cooperative Loan evidenced by a Cooperative Note and secured by an assignment of and a security interest in the occupancy agreement or proprietary lease and a security interest in the shares of the related Cooperative. The lender generally takes possession of the share certificate and a counterpart of the proprietary lease or occupancy agreement and a financing statement covering the proprietary lease or occupancy agreement and the Cooperative shares is filed in the appropriate state and local offices to perfect the lender's interest in its collateral. Subject to the limitations discussed below, upon default of the tenant-stockholder, the lender may sue for judgment on the Cooperative Note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or tenant-stockholder as an individual as provided in the security agreement covering the assignment of the proprietary lease or occupancy agreement and the pledge of Cooperative shares. See "—Foreclosure on Shares of Cooperatives" below.

Tax Aspects of Cooperative Ownership

        In general, a "tenant-stockholder" (as defined in Section 216(b)(2) of the Code) of a corporation that qualifies as a "cooperative housing corporation" within the meaning of Section 216(b)(1) of the Code is allowed a deduction under Section 216(a) of the Code for amounts paid or accrued within his or her taxable year to the corporation representing his or her proportionate share of certain interest expenses and certain real estate taxes allowable as deductions to the corporation under Sections 163 and 164 of the Code. In order for a corporation to qualify under Section 216(b)(1) of the Code for the taxable year to which such interest and tax deductions relate, such section requires, among other things, that at least 80% of the gross income of the corporation be derived from its tenant-stockholders. By virtue of this requirement, the status of a corporation for purposes of Section 216(b)(1) of the Code must be determined on a year-to-year basis. Consequently, there can be no assurance that Cooperatives relating to the Cooperative Loans will qualify under such section for any particular year. In the event that such a Cooperative fails to qualify for one or more years, the value of the collateral securing any related Cooperative Loans could be significantly impaired because no deduction would be allowable to tenantstockholders under Section 216(a) of the Code with respect to those years. In view of the significance of the tax benefits accorded tenant-stockholders of a corporation that qualifies under Section 216(b)(1) of the Code, the likelihood that such a failure would be permitted to continue over a period of years appears remote.

Foreclosure

        Foreclosure may be accomplished by judicial action. The action is initiated by the service of legal pleadings upon all parties having an interest in the real property. Delays in completion of the foreclosure may occasionally result from difficulties in locating necessary parties defendant. Judicial foreclosure proceedings are generally not contested by any of the parties defendant. However, when the lender's right to foreclose is contested, the legal proceedings necessary to resolve the issue can be time consuming. After the completion of judicial foreclosure, the court would issue a judgment of foreclosure and would generally appoint a referee or other court officer to conduct the sale of property.

        In many states, foreclosure of a mortgage or deed of trust may also be accomplished by a nonjudicial sale under a specific provision in the mortgage or deed of trust which authorizes the sale of the property at public auction upon default by the mortgagor. The laws of the various states establish

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certain notice requirements for non-judicial foreclosure sales. In some states, notice of default must be recorded and sent to the mortgagor and to any person who has recorded a request for a copy of a notice of default and notice of sale. In addition, notice must be provided in some states to certain other persons including junior lienholders and any other individual having an interest in the real property. In some states, the mortgagor, or any other person having a junior encumbrance on the real estate, may, during a reinstatement period, cure the default by paying the entire amount in arrears, plus the costs and expenses incurred in enforcing the obligation. Generally, state law controls the amount of foreclosure expenses and costs, including limited attorneys' fees, which may be recovered by a lender. Some states also require a notice of sale to be posted in a public place and published for a specified period of time in one or more newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest in the real property.

        In case of foreclosure under either a mortgage or a deed of trust, the sale by the receiver or other designated officer or by the trustee is a public sale. However, because of a number of factors, including the difficulty a potential buyer at the sale would have in determining the exact status of title and the fact that the physical condition of the property may have deteriorated during the foreclosure proceedings, it is uncommon for a third party to purchase the property at the foreclosure sale. Rather, it is common for the lender to purchase the property from the trustee or referee with a credit bid in an amount equal to the principal amount of the mortgage or deed of trust, accrued and unpaid interest and the expenses of foreclosure. Thereafter, the lender will assume the burdens of ownership, including obtaining casualty insurance and making such repairs at its own expense as are necessary to render the property suitable for sale. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property.

        Courts have imposed general equitable principles upon foreclosure proceedings. These equitable principles are generally designed to relieve the mortgagor from the legal effect of his defaults under the loan documents. Examples of judicial remedies that have been fashioned include judicial requirements that the lender undertake affirmative and sometimes expensive actions to determine the causes for the mortgagor's default and the likelihood that the mortgagor will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's judgment and have required that lenders reinstate loans or recast payment schedules in order to accommodate mortgagors who are suffering from a temporary financial disability. In other cases, courts have limited the right of the lender to foreclose if the default under the security instrument is not monetary, such as the mortgagor failing to adequately maintain or insure the property or the mortgagor executing a second mortgage or deed of trust affecting the property. Some courts have been faced with the issue of whether or not federal or state constitutional provisions reflecting due process concerns for adequate notice require that mortgagors receive notices in addition to the statutorily prescribed minimum. For the most part, these cases have upheld the notice provisions as being reasonable or have found that the foreclosure sale does not involve sufficient state action to afford constitutional protections to the mortgagor.

Foreclosure on Shares of Cooperatives

        The Cooperative shares owned by the tenant-stockholder, together with the rights of the tenantstockholder under the proprietary lease or occupancy agreement, are pledged to the lender and are, in almost all cases, subject to restrictions on transfer as set forth in the Cooperative's certificate of incorporation and by-laws, as well as in the proprietary lease or occupancy agreement. The proprietary lease or occupancy agreement, even while pledged, may be cancelled by the Cooperative for failure by the tenant-stockholder to pay maintenance or other obligations or charges owed by such tenant-stockholder, including mechanics' liens against the Cooperative's building incurred by such tenant-stockholder. Generally, maintenance and other obligations and charges arising under a proprietary lease

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or occupancy agreement which are owed to the Cooperative are made liens upon the shares to which the proprietary lease or occupancy agreement relates. In addition, the proprietary lease or occupancy agreement generally permits the Cooperative to terminate such lease or agreement in the event the borrower defaults in the performance of covenants thereunder. Typically, the lender and the Cooperative enter into a recognition agreement which, together with any lender protection provisions contained in the proprietary lease, establishes the rights and obligations of both parties in the event of a default by the tenant-stockholder on its obligations under the proprietary lease or occupancy agreement. A default by the tenant-stockholder under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

        The recognition agreement generally provides that, in the event that the tenant-stockholder has defaulted under the proprietary lease or occupancy agreement, the Cooperative will take no action to terminate such lease or agreement until the lender has been provided with notice of and an opportunity to cure the default. The recognition agreement typically provides that if the proprietary lease or occupancy agreement is terminated, the Cooperative will recognize the lender's lien against proceeds from a sale of the shares and the proprietary lease or occupancy agreement allocated to the dwelling, subject, however, to the Cooperative's right to sums due under such proprietary lease or occupancy agreement or which have become liens on the shares relating to the proprietary lease or occupancy agreement. The total amount owed to the Cooperative by the tenant-stockholder, which the lender generally cannot restrict and does not monitor, could reduce the amount realized upon a sale of the collateral below the outstanding principal balance of the Cooperative Loan and accrued and unpaid interest thereon.

        Recognition agreements also generally provide that in the event the lender succeeds to the tenantstockholder's shares and proprietary lease or occupancy agreement as the result of realizing upon its collateral for a Cooperative Loan, the lender must obtain the approval or consent of the board of directors of the Cooperative as required by the proprietary lease before transferring the Cooperative shares and assigning the proprietary lease. Such approval or consent is usually based on the prospective purchaser's income and net worth, among other factors, and may significantly reduce the number of potential purchasers, which could limit the ability of the lender to sell and realize upon the value of the collateral. Generally, the lender is not limited in any rights it may have to dispossess the tenant-stockholder.

        Because of the nature of Cooperative Loans, lenders do not require the tenant-stockholder (i.e., the borrower) to obtain title insurance of any type. Consequently, the existence of any prior liens or other imperfections of title affecting the Cooperative's building or real estate also may adversely affect the marketability of the shares allocated to the dwelling unit in the event of foreclosure.

        A foreclosure on the Cooperative shares is accomplished by public sale in accordance with the provisions of Article 9 of the Uniform Commercial Code (the "UCC") and the security agreement relating to those shares. Article 9 of the UCC requires that a sale be conducted in a "commercially reasonable" manner. Whether a sale has been conducted in a "commercially reasonable" manner will depend on the facts in each case. In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the sale and the sale price. Generally, a sale conducted according to the usual practice of creditors selling similar collateral will be considered reasonably conducted.

        Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. The recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the Cooperative corporation to receive sums due under the proprietary lease or occupancy agreement. If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant-

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stockholder is generally responsible for the deficiency. See "—Anti-Deficiency Legislation and Other Limitations on Lenders" below.

Rights of Redemption

        In some states, after sale pursuant to a deed of trust or foreclosure of the mortgage, there are statutory periods during which the mortgagor and foreclosed junior lienors may redeem the property from the foreclosure sale. One effect of the statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property because the right of redemption would defeat the title of any purchaser from the lender subsequent to foreclosure or sale under a deed of trust. As a practical matter, the lender may therefore be forced to retain the property and pay the expenses of ownership until the redemption period has run.

Anti-Deficiency Legislation and Other Limitations on Lenders

        Certain states have imposed statutory prohibitions which restrict or eliminate the remedies of a lender under a deed of trust or a mortgage. In some states, statutes limit the right of the lender to obtain a deficiency judgment against the mortgagor following sale under a deed of trust or foreclosure. A deficiency judgment would be a personal judgment against the former mortgagor equal in most cases to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes may require the lender to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the mortgagor. Some state statutes also prohibit any deficiency judgment where the loan proceeds were used to purchase an owner-occupied dwelling. Finally, other statutory provisions limit any deficiency judgment against the former mortgagor following a judicial sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The basic purpose of these statutes is to prevent a lender from obtaining a large deficiency judgment against the former mortgagor as a result of low or no bids at the judicial sale.

        Generally, Article 9 of the UCC governs foreclosure on Cooperative shares and the related proprietary lease or occupancy agreement. Some courts have interpreted Article 9 to prohibit or limit a deficiency award in certain circumstances, including circumstances where the disposition of the collateral (which, in the case of a Cooperative Loan, would be the shares of the Cooperative and the related proprietary lease or occupancy agreement) was not conducted in a commercially reasonable manner. With respect to mortgage loans secured by collateral in addition to the related real properties, realization upon the additional collateral may be governed by the UCC in effect under the law of the state applicable thereto. Some courts have interpreted the UCC to prohibit or limit a deficiency award in certain circumstances, including those in which the disposition of the collateral was not conducted in a commercially reasonable manner. In some states, the UCC does not apply to liens upon additional collateral consisting of certain types of personal property (including, for example, bank accounts and, to a certain extent, insurance policies and annuities). Realization upon such additional collateral will be governed by state laws other than the UCC, and the availability of deficiency awards under such state laws may be limited. Whether realization upon any Additional Collateral is governed by the UCC or by other state laws, the ability of secured parties to realize upon the additional collateral may be limited by statutory prohibitions that limit remedies in respect of the related mortgage loans. Such prohibitions may affect secured parties either independently or in conjunction with statutory requirements that secured parties proceed against the related mortgaged real properties first or against both such mortgaged real properties and the additional collateral concurrently. Some state statutes require secured parties to exhaust the security afforded by the mortgaged real properties through foreclosure before attempting to realize upon the related additional collateral (including any third-party guarantees). Other state statutes require secured parties to foreclose upon mortgaged real properties and additional collateral concurrently. In states where statutes limit the rights of secured parties to obtain deficiency judgments against borrowers or guarantors following foreclosure upon the related real

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mortgaged properties and where secured parties either are required or elect to proceed against such mortgaged real properties before proceeding against the related additional collateral, limitations upon the amounts of deficiency judgments may reduce the amounts that may be realized by the secured parties upon the disposition of such additional collateral. Further, in certain states where secured parties may choose whether to proceed against the related mortgaged real properties or additional collateral first or against both concurrently, the secured parties, following a proceeding against one, may be deemed to have elected a remedy and may be precluded from thereafter exercising remedies with respect to the other and resulting in a loss of its lien to such other collateral. Consequently, the practical effect of the election requirement, in those states permitting such election, is that secured parties will usually proceed against both concurrently or against the mortgaged real properties first if prohibited from proceeding against both by state law.

        In addition to anti-deficiency and related legislation, numerous other statutory provisions, including the federal bankruptcy laws and state laws affording relief to debtors, may interfere with or affect the ability of the secured mortgage lender to collect the full amount of interest due or realize upon its security. For example, with respect to federal bankruptcy law, a court with federal bankruptcy jurisdiction may permit a mortgagor through his or her Chapter 11, Chapter 12 or Chapter 13 rehabilitative plan to cure a monetary default in respect of a mortgage loan on the mortgagor's residence by paying arrearages within a reasonable time period and reinstating the original mortgage loan payment schedule even though the lender accelerated the mortgage loan and foreclosure proceedings had occurred prior to the filing of the debtor's petition. Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the reorganization case, that effected the curing of a mortgage loan default by paying arrearages over a number of years.

        Courts with federal bankruptcy jurisdiction have also held that the terms of a mortgage loan secured by property of the mortgagor may be modified. These courts have held that such modifications may include reducing the amount of each monthly payment, changing the rate of interest, altering the repayment schedule, and reducing the lender's security interest to the value of the residence, thus leaving the lender in the position of a general unsecured creditor for the difference between the value of the residence and the outstanding balance of the loan. Courts with federal bankruptcy jurisdiction similarly may be able to modify the terms of a Cooperative Loan.

        The Code provides priority to certain tax liens over the lien of the security instrument. Numerous federal and some state consumer protection laws impose substantive requirements upon lenders in connection with the origination and the servicing of mortgage loans. These laws include the federal Truthin-Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act and related statutes. These federal laws impose specific statutory liabilities upon lenders who originate mortgage loans and who fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the mortgage loans.

Enforceability of Certain Provisions

        The standard forms of note, mortgage and deed of trust used by lenders generally contain "due-on-sale" clauses. These clauses permit the lender to accelerate the maturity of the loan if the mortgagor sells, transfers or conveys the property. The enforceability of these clauses was the subject of legislation and litigation in many states, and in some cases the enforceability of these clauses was limited or denied. However, the Garn-St Germain Depository Institutions Act of 1982 (the "Garn-St Germain Act") purports to pre-empt state statutory and case law that prohibits the enforcement of "due-on-sale" clauses and permits lenders to enforce these clauses in accordance with their terms, subject to certain limited exceptions. The Garn-St Germain Act does "encourage" lenders to permit assumption of loans at the original rate of interest or at some other rate less than the average of the original rate and the market rate. In addition, certain states have continuing restrictions on the enforceability of due-on-sale clauses for certain loans.

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        The Garn-St Germain Act also sets forth nine specific instances in which a mortgage lender covered by the act (including federal savings associations and federal savings banks) may not exercise a "due-on-sale" clause, notwithstanding the fact that a transfer of the property may have occurred. These include intrafamily transfers, certain transfers by operation of law, leases of less than three years and the creation of a junior encumbrance. Regulations promulgated under the Garn-St Germain Act by the Federal Home Loan Bank Board (now the Office of Thrift Supervision) and statutes in some states also prohibit the imposition of a prepayment penalty upon the acceleration of a loan pursuant to a "due-on-sale" clause. In addition, a few states have exercised their rights under the Garn-St Germain Act to limit the enforceability of the due-on-sale clauses in certain loans made prior to passage of the Garn-St Germain Act. As of the date hereof, certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

        A consequence of the inability to enforce a due-on-sale clause may be that a mortgagor's buyer may assume the existing mortgage loan rather than paying it off, if such existing loan bears an interest rate below the current market rate, which may have an impact upon the average life of the Mortgage Loans and the number of Mortgage Loans which may be outstanding until maturity.

        Under the terms of the Servicemembers Civil Relief Act (the "Relief Act"), formerly known as the Soldiers' and Sailors' Civil Relief Act of 1940, a Mortgagor who enters military service after the origination of such Mortgagor's Mortgage Loan (including a Mortgagor who is a member of the National Guard or is in reserve status at the time of the origination of the Mortgage Loan and is later called to active duty) may not be charged interest above an annual rate of 6% during the period of such Mortgagor's active duty status, and the lender must forgive any interest above such annual rate, unless a court or administrative agency of the United States or of any State orders otherwise upon application of the lender. Any shortfall in interest collections resulting from the application of the Relief Act, to the extent not covered by any applicable credit enhancements, could result in losses to the Holders of the Certificates. In addition, the Relief Act imposes limitations which would impair the ability of the Servicer to foreclose on an affected Mortgage Loan during the Mortgagor's period of active duty status. Thus, in the event that such a Mortgage Loan goes into default, there may be delays and losses occasioned by the inability to realize upon the Mortgaged Property in a timely fashion.

Applicability of Usury Laws

        Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, enacted in March 1980 ("Title V"), provides that state usury limitations shall not apply to certain types of residential first mortgage loans originated by certain lenders after March 31, 1980. A similar federal statute was in effect with respect to mortgage loans made during the first three months of 1980. The Federal Home Loan Bank Board (now the Office of Thrift Supervision) has issued regulations governing the implementation of Title V. The statute authorizes any state to reimpose interest rate limits by adopting before April 1, 1983, a law or constitutional provision which expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized to adopt a provision limiting discount points or other charges prior to origination on mortgage loans covered by Title V.

        Under the Company's mortgage purchase program, each Lender is required to represent and warrant to the Company that all Mortgage Loans are originated in full compliance with applicable state laws, including usury laws. Based upon such representations and warranties from the Lenders, the Company will make a similar representation and warranty in the Pooling Agreement for each Series to the Trust. See "Description of Certificates—Representations and Warranties".

Alternative Mortgage Instruments

        Alternative mortgage instruments, including adjustable-rate mortgage loans, originated by non-federally chartered lenders have historically been subjected to a variety of restrictions. Such restrictions differed from state to state, resulting in difficulties in determining whether a particular

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alternative mortgage instrument originated by a state-chartered lender was in compliance with applicable law. These difficulties were alleviated substantially as a result of the enactment of Title VIII of the Garn-St Germain Act ("Title VIII"). Title VIII provides that, notwithstanding any state law to the contrary, state-chartered banks may originate alternative mortgage instruments in accordance with regulations promulgated by the Comptroller of the Currency with respect to origination of alternative mortgage instruments by national banks, statechartered credit unions may originate alternative mortgage instruments in accordance with regulations promulgated by the National Credit Union Administration with respect to origination of alternative mortgage instruments by federal credit unions, and all other non-federally chartered housing creditors, including state-chartered savings and loan associations, state-chartered savings banks and mortgage banking companies, may originate alternative mortgage instruments in accordance with the regulations promulgated by the Federal Home Loan Bank Board (now the Office of Thrift Supervision) with respect to origination of alternative mortgage instruments by federal savings and loan associations. Title VIII provides that any state may reject applicability of the provisions of Title VIII by adopting, prior to October 15, 1985, a law or constitutional provision expressly rejecting the applicability of such provisions. Certain states have taken such action.

Environmental Risks

        Real property pledged as security to a lender may be subject to unforeseen environmental risks. Under the laws of certain states, contamination of a property may give rise to a lien on the property to assure the payment of costs of clean-up. In several states such a lien has priority over the lien of an existing mortgage against such property.

        In addition, under the laws of some states and under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA"), a lender may be liable, as an "owner" or "operator", for costs arising out of releases or threatened releases of hazardous substances that require remedy at a mortgaged property. CERCLA imposes liability for such costs on any and all "responsible parties", including the current owner or operator of a contaminated property, regardless of whether or not the environmental damage was caused by a prior owner. However, CERCLA excludes from the definition of "owner or operator" a secured creditor who holds indicia of ownership primarily to protect its security interest, but does not "participate in the management" of a mortgaged property. The conduct which constitutes "participation in the management", such that the lender would lose the protection of the exclusion for secured creditors, has been a matter of judicial interpretation of the statutory language, and court decisions have historically been inconsistent. In 1990, the United States Court of Appeals for the Eleventh Circuit suggested, in United States v. Fleet Factors Corp., that the mere capacity of the lender to influence a borrower's decisions regarding disposal of hazardous substances was sufficient participation in the management of the borrower's business to deny the protection of the secured creditor exclusion to the lender, regardless of whether the lender actually exercised such influence. Other judicial decisions did not interpret the secured creditor exclusion as narrowly as did the Fleet Factors decision.

        This ambiguity appears to have been resolved by the enactment of the Asset Conservation, Lender Liability and Deposit Insurance Protection Act of 1996 (the "Asset Conservation Act"), which took effect on September 30, 1996. The Asset Conservation Act provides that in order to be deemed to have participated in the management of a mortgaged property, a lender must actually participate in the operational affairs of the property or of the borrower. The Asset Conservation Act also provides that participation in the management of the property does not include "merely having the capacity to influence, or unexercised right to control" operations. Rather, a lender will lose the protection of the secured creditor exclusion only if it exercises decision making control over the borrower's environmental compliance and hazardous substance handling and disposal practices, or assumes day-to-day management of all operational functions of the mortgaged property. It should also be noted, however, that liability for costs associated with the investigation and clean-up of environmental

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contamination may also be governed by state law, which may not provide any specific protections to lenders, or, alternatively, may not impose liability on lenders at all.

        CERCLA does not apply to petroleum products, and the secured creditor exclusion, therefore, does not apply to liability for clean-up costs associated with releases of petroleum contamination. Federal regulation of underground petroleum storage tanks (other than heating oil tanks) is governed by Subtitle I of the federal Resource Conservation and Recovery Act ("RCRA"). The United States Environmental Protection Agency ("EPA") has promulgated a lender liability rule for underground storage tanks regulated by Subtitle I of RCRA. Under the EPA rule, a holder of a security interest in an underground storage tank, or real property containing an underground storage tank, is not considered an operator of the underground storage tank as long as petroleum is not added to, stored in or dispensed from the tank by the holder of the security interest. Moreover, amendments to RCRA, enacted in 1996, concurrently with the CERCLA amendments discussed in the previous paragraph, extend to the holders of security interests in petroleum underground storage tanks the same protections accorded to secured creditors under CERCLA. Again, it should be noted, however, that liability for clean-up of petroleum contamination may be governed by state law, which may not provide any specific protection for lenders or, alternatively, may not impose liability on lenders at all.

        Except as otherwise specified in the applicable Prospectus Supplement, at the time the Mortgage Loans were originated, no environmental assessment or a very limited environment assessment of the Mortgaged Properties will have been conducted.

ERISA CONSIDERATIONS

        Sections 404 and 406 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), impose fiduciary and prohibited transaction restrictions on employee pension and welfare benefit plans subject to ERISA ("ERISA Plans") and on certain other retirement plans and arrangements, including individual retirement accounts and annuities, Keogh plans, bank collective investment funds and insurance company general and separate accounts in which such ERISA Plans are invested. Section 4975 of the Code imposes essentially the same prohibited transaction restrictions on tax-qualified retirement plans described in Section 401(a) of the Code and on individual retirement accounts described in Section 408 of the Code (collectively, "Tax-Favored Plans").

        Certain employee benefit plans, such as governmental plans (as defined in Section 3(32) of ERISA) and, if no election has been made under Section 410(d) of the Code, church plans (as defined in Section 3(33) of ERISA), are not subject to ERISA or Section 4975 of the Code. Accordingly, assets of such plans may be invested in Certificates without regard to the ERISA considerations described below, subject to the provisions of applicable federal and state law. However, any such plan that is a tax-qualified plan and exempt from taxation under Sections 401(a) and 501(a) of the Code is subject to the prohibited transaction restrictions imposed under Section 503 of the Code.

        In addition to imposing general fiduciary standards, including those of investment prudence and diversification and the requirement that a Plan's investment be made in accordance with the documents governing the Plan, Section 406 of ERISA and Section 4975 of the Code prohibit a broad range of transactions involving "plan assets" of ERISA Plans and Tax-Favored Plans (collectively, "Plans") and persons ("parties in interest" under ERISA or "disqualified persons" under the Code (collectively, "Parties in Interest")) who have certain specified relationships to the Plans, unless a statutory, regulatory or administrative exemption is available. Certain Parties in Interest that participate in a prohibited transaction may be subject to penalties and/or excise taxes imposed under ERISA and/or Section 4975 of the Code, unless a statutory, regulatory or administrative exemption is available with respect to any such transaction.

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Plan Asset Regulation

        An investment of Plan Assets in Certificates may cause the underlying Mortgage Loans, Cooperative Loans, Agency Securities, Private Securities, and/or other assets held in a Trust to be deemed "plan assets" of such Plan. The U.S. Department of Labor (the "DOL") has issued a regulation (the "DOL Regulation") concerning whether or not the assets of a Plan would be deemed to include an interest in the underlying assets of an entity (such as a Trust), for purposes of applying the general fiduciary standards of ERISA and the prohibited transaction provisions of ERISA and Section 4975 of the Code, when a Plan acquires an equity interest (such as a Certificate) in such entity. Because of the factual nature of certain rules in the DOL Regulation, it cannot be predicted whether the assets of a Plan will be deemed to include either (i) an interest in the assets of a entity in which the Plan holds an equity interest (such as a Trust), or (ii) merely the Plan's interest in the instrument evidencing such interest (such as a Certificate). Therefore, neither Plans nor certain entities in which assets of Plans are invested should acquire or hold Certificates in reliance upon the availability of any exception under the DOL Regulation. For purposes of this section, the terms "plan assets" and "assets of a Plan" ("Plan Assets") have the meanings specified in the DOL Regulation and include an undivided interest in the underlying assets of certain entities in which a Plan holds an equity interest.

        Under the DOL Regulations, the prohibited transaction provisions of Section 406 of ERISA and Section 4975 of the Code may apply to a Trust and cause the Company, the Master Servicer, any other Servicer, the Trustee, the obligor under any credit enhancement mechanism and certain of their affiliates to be considered or become Parties in Interest with respect to a Plan investing in the Certificates, whether directly or through an entity holding Plan Assets. In such circumstances, the acquisition or holding of Certificates by or with Plan Assets of the investing Plan could also give rise to a prohibited transaction under ERISA and/or Section 4975 of the Code, unless a statutory, regulatory or administrative exemption is available. Under the DOL Regulation, the assets of a Plan which holds a Certificate would include such Certificate and may also be deemed to include the Mortgage Loans and/or other assets held in the related Trust. Special caution should be exercised before Plan Assets are used to acquire a Certificate in such circumstances, especially if, with respect to such Plan Assets, the Company, the Master Servicer, any other Servicer, the Trustee, the obligor under any credit enhancement mechanism or any of their affiliates has either (i) investment discretion with respect to such Plan Assets, or (ii) authority or responsibility to give (or regularly gives) investment advice with respect to such Plan Assets for a fee pursuant to an agreement or understanding that such advice will serve as a primary basis for investment decisions with respect to such Plan Assets.

        Any person who has discretionary authority or control as to the management or disposition of Plan Assets, or who provides investment advice with respect to Plan Assets for a fee (in the manner described above), is a fiduciary with respect to such Plan Assets. If the Mortgage Loans and/or other assets held in a Trust were to constitute Plan Assets, any party exercising management or discretionary control with respect to such assets may be deemed to be a "fiduciary" with respect to any investing Plan and subject to the fiduciary requirements of ERISA and the prohibited transaction provisions of ERISA and Section 4975 of the Code. In addition, if the Mortgage Loans and/or other assets held in a Trust constitute Plan Assets, the acquisition or holding of Certificates by, on behalf of or with Plan Assets of a Plan, and the operation of such Trust, may be deemed to constitute or result in a prohibited transaction under ERISA and Section 4975 of the Code.

Underwriter's Exemption and WCC Exemption

        The DOL has issued essentially identical individual exemptions to various underwriters (collectively, as amended by Prohibited Transaction Exemption ("PTE") 97-34, 62 Fed. Reg. 39021 (July 21, 1997), PTE 2000-58, 65 Fed. Reg. 67765 (November 13, 2000) and PTE 2002-41, 67 Fed. Reg. 54487 (August 22, 2002), the "Underwriter's Exemption"), which generally exempt from the application of the prohibited transaction provisions of ERISA and Section 4975 of the Code certain transactions, among others, relating to (i) the servicing and operation of pools of certain secured

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obligations (such as Mortgage Loans) that are held in an entity, including a trust, and (ii) the purchase, sale and holding of securities, including pass-through certificates, issued by such entity as to which an underwriter (or its affiliate) which has received an Underwriter's Exemption is the sole underwriter or manager or co-manager of the underwriting syndicate or a placement agent, provided that certain conditions set forth in the Underwriter's Exemption are satisfied. For this purpose, the term "Underwriter" as used in reference to the Underwriter's Exemption includes both such an underwriter, placement agent or affiliate and any member of the underwriting syndicate or selling group with respect to the Class of Certificates as to which such underwriter, placement agent or affiliate is the manager, a co-manager or a placement agent.

        If so specified in the accompanying Prospectus Supplement, broad exemptive relief may be available under the Underwriter's Exemption or under the DOL authorization described immediately below. Effective August 24, 2003, the DOL authorized (DOL Auth. No. 2003-14E) WaMu Capital Corp. ("WCC") and its affiliates to rely upon the exemptive relief from certain of the prohibited transaction provisions of ERISA and Section 4975 of the Code available under DOL Prohibited Transaction Class Exemption 96-62 (the "WCC Exemption") relating to (i) the servicing and operation of pools of certain secured obligations (such as Mortgage Loans) that are held in an entity, including a trust, and (ii) the purchase, sale and holding of securities, including pass-through certificates, issued by such entity as to which WCC (or its affiliate) is the sole underwriter or manager or co-manager of the underwriting syndicate or a placement agent, provided that certain conditions set forth in the WCC Exemption are satisfied. For this purpose, the term "Underwriter" as used in reference to the WCC Exemption includes both WCC or an affiliate and any member of the underwriting syndicate or selling group with respect to the Class of Certificates as to which WCC or the affiliate is the manager, a co-manager or a placement agent.

        Each Underwriter's Exemption and the WCC Exemption set forth the following seven general conditions, which must be satisfied in order for a transaction involving the purchase, sale and holding of Certificates to be eligible for exemptive relief under either the Underwriter's Exemption or the WCC Exemption:

          First, the acquisition of Certificates by a Plan or with Plan Assets must be on terms that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party.

          Second, the Underwriter's Exemption and the WCC Exemption only apply to Certificates or other securities evidencing rights and interests that are not subordinated to the rights and interests evidenced by the Certificates or other securities issued by the same trust or other entity, unless none of the Mortgage Loans or other assets has a loan-to-value ratio or converted loan-to-value ratio that exceeds 100% at the date of issuance of the Certificates or other securities.

          Third, the Certificates, at the time of acquisition by a Plan or with Plan Assets, must be rated in one of the four highest generic rating categories by Standard & Poor's Ratings Services, Moody's Investors Service, Inc. or Fitch Inc. (collectively, the "Exemption Rating Agencies"). The Certificates must be rated in one of the two highest generic categories by at least one of the Exemption Rating Agencies if the loan-to-value ratio or converted loan-to-value ratio of any one- to four-family residential Mortgage Loan held in the Trust exceeds 100% but does not exceed 125% at the date of issuance of the Certificates. However, in that case neither the Underwriter's Exemption nor the WCC Exemption will apply (i) to any of the Certificates if (x) any Mortgage Loan or other asset held in the Trust (other than a one- to four-family residential Mortgage Loan) has a loan-to-value ratio or converted loan-to-value ratio that exceeds 100% at the date of issuance of the Certificates or (y) any one- to four-family residential Mortgage Loan has a loan-to-value ratio or converted loan-to-value ratio that exceeds 125% at the date of issuance of the Certificates or (ii) to any Subordinated Certificates.

          Fourth, the Trustee must not be an affiliate of any other member of the Restricted Group, other than an Underwriter. The Restricted Group consists of any Underwriter, the Company, the

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  Master Servicer, any other Servicer, the Trustee, the swap counterparty under any swap arrangement and any mortgagor with respect to assets of a Trust constituting more than 5% of the aggregate unamortized principal balance of the assets held in the Trust as of the date of initial issuance of the Certificates.

          Fifth, the sum of all payments made to and retained by the Underwriters must represent not more than reasonable compensation for underwriting the Certificates; the sum of all payments made to and retained by the Company pursuant to the assignment of the assets to the Trust must represent not more than the fair market value of such obligations; and the sum of all payments made to and retained by the Master Servicer or any other Servicer must represent not more than reasonable compensation for such person's services under the related Pooling Agreement and reimbursement of such person's reasonable expenses in connection therewith.

          Sixth, the Plan or other person investing Plan Assets in the Certificates must be an accredited investor (as defined in Rule 501(a)(1) of Regulation D under the Securities Act of 1933, as amended).

          Seventh, (i) the Trust must consist solely of assets of the type that have been included in other investment pools; (ii) securities evidencing interests in such other investment pools must have been rated in one of the four highest categories of one of the Exemption Rating Agencies for at least one year prior to the acquisition of Certificates by or with Plan Assets of a Plan in reliance on the Underwriter's Exemption or the WCC Exemption; and (iii) securities in such other investment pools must have been purchased by investors (other than Plans) for at least one year prior to any acquisition of Certificates by or with Plan Assets of a Plan in reliance on the Underwriter's Exemption or the WCC Exemption.

        The exemptive relief afforded by the Underwriter's Exemption and the WCC Exemption does not apply to any securities where the related trust or other entity contains revolving credit loans or unsecured loans. In addition, except as otherwise specified in the accompanying Prospectus Supplement, the exemptive relief afforded by the Underwriter's Exemption or the WCC Exemption may not apply to any securities where the related trust or other entity contains certain purchase obligations, a swap or a prefunding arrangement.

        Any fiduciary or other person who proposes to use Plan Assets to acquire Certificates or other securities in reliance upon the Underwriter's Exemption or the WCC Exemption must make its own determination as to whether the general conditions set forth above will be satisfied with respect to its acquisition and holding of such Certificates or other securities.

        If the general conditions of the Underwriter's Exemption or the WCC Exemption are satisfied, the Underwriter's Exemption or the WCC Exemption, as applicable, may provide exemptive relief from:

          (a)   The restrictions imposed by Sections 406(a) and 407(a) of ERISA and Sections 4975(c)(1) through (D) of the Code in connection with the direct or indirect sale, exchange, transfer or holding, or the direct or indirect acquisition or disposition in the secondary market, of Certificates or other securities by or with Plan Assets of a Plan, provided that no exemptive relief is provided from the restrictions of Sections 406(a)(1)(E) and 406(a)(2) of ERISA for the acquisition or holding of a Certificate or other security by or with Plan Assets of a Plan sponsored by any member of the Restricted Group (an "Excluded Plan"), or by any person who has discretionary authority or renders investment advice for a fee (as described above) with respect to Plan Assets of such Excluded Plan;

          (b)   When certain additional conditions are met, the restrictions imposed by Sections 406(b)(1) and (b)(2) of ERISA and Section 4975(c)(1)(E) of the Code in connection with (i) the direct or indirect sale, exchange or transfer of Certificates or other securities in the initial issuance of Certificates or other securities between the Company or an Underwriter and a Plan when the person who has discretionary authority or renders investment advice for a fee (as described above) with respect to the investment of the relevant Plan Assets in the Certificates or other securities is a mortgagor with respect to 5% or less of the fair market value of the assets of

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  a Trust (or its affiliate), (ii) the direct or indirect acquisition or disposition in the secondary market of Certificates or other securities by or with Plan Assets of a Plan, and (iii) the holding of Certificates or other securities by or with Plan Assets of a Plan; and

          (c)   The restrictions imposed by Sections 406 and 407(a) of ERISA and Section 4975(c) of the Code for certain transactions in connection with the servicing, management and operation of the Mortgage Pools, subject to certain specific conditions which the Company expects will be satisfied if the general conditions of the Underwriter's Exemption or the WCC Exemption are satisfied.

        The Underwriter's Exemption and the WCC Exemption also may provide exemptive relief from the restrictions imposed by Sections 406(a) and 407(a) of ERISA and Sections 4975(c)(1)(A) through (D) of the Code if such restrictions would otherwise be deemed to apply merely because a person is deemed to be a Party in Interest with respect to a Plan investing in the Certificates or other securities (whether directly or through an entity holding Plan Assets) by virtue of providing services to the Plan (or such Plan Assets), or by virtue of having certain specified relationships to such a person, solely as a result of the Plan's ownership of Certificates or other securities.

        Before purchasing a Certificate or other security in reliance upon the Underwriter's Exemption or the WCC Exemption, a fiduciary or other investor of Plan Assets should itself confirm that (i) the Certificates or other securities constitute "securities" for purposes of the Underwriter's Exemption or the WCC Exemption, as applicable, and (ii) the specific and general conditions and other requirements set forth in the Underwriter's Exemption or the WCC Exemption would be satisfied. In addition to making its own determination as to the availability of the exemptive relief provided in the Underwriter's Exemption or the WCC Exemption, as applicable, the fiduciary or other Plan Asset investor should consider its general fiduciary obligations under ERISA in determining whether to purchase any Certificates or other securities with Plan Assets.

Other Exemptions

        Any fiduciary or other person who proposes to use Plan Assets to acquire Certificates or other securities should consult with its legal counsel with respect to the potential applicability of ERISA and the Code to such investment and the availability of exemptive relief under the Underwriter's Exemption, the WCC Exemption or any other prohibited transaction exemption in connection therewith. In particular, in connection with an acquisition of Certificates or other securities representing a beneficial ownership interest in a pool of single-family residential first or second Mortgage Loans or Agency Securities, such fiduciary or other Plan Asset investor should also consider the availability of exemptive relief under Prohibited Transaction Class Exemption ("PTCE") 83-1 for certain transactions involving mortgage pool investment trusts. However, PTCE 83-1 does not provide exemptive relief with respect to Certificates or other securities evidencing an interest in a Trust with assets that include Cooperative Loans, Private Securities, mortgage loans secured by third or more junior liens, contracts, multifamily or mixed-use mortgage loans, or certain other assets, or which contain a swap or a pre-funding arrangement. In addition, such fiduciary or other Plan Asset investor should consider the availability of other class exemptions granted by the DOL, which provide relief from certain of the prohibited transaction provisions of ERISA and Section 4975 of the Code, including Sections I and III of PTCE 95-60, regarding transactions by insurance company general accounts. The applicable Prospectus Supplement may contain additional information regarding the application of the Underwriter's Exemption, the WCC Exemption, PTCE 83-1, PTCE 95-60 or other DOL class exemptions with respect to the Certificates or other securities offered thereby. There can be no assurance that any of these exemptions will apply with respect to any particular Plan's or other Plan Asset investor's investment in the Certificates or other securities or, even if an exemption were applicable, that such exemption would apply to all prohibited transactions that may occur in connection with such an investment.

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Insurance Company General Accounts

        Insurance companies contemplating the investment of general account assets in the Certificates should consult with their legal advisors with respect to the applicability of Section 401(c) of ERISA. The DOL issued final regulations under Section 401(c) which were published in the Federal Register on January 5, 2000 and generally became applicable on July 5, 2001.

Representations from Investing Plans

        If the criteria specified in the Underwriter's Exemption or the WCC Exemption, as applicable, as described above are not satisfied by one or more Classes of Certificates or other securities, or by a trust or the Mortgage Loans and other assets held by the Trust, except as otherwise specified in the accompanying Prospectus Supplement, transfers of those securities to a Plan, to a trustee or other person acting on behalf of any Plan, or to any other person using Plan Assets to effect the acquisition, will not be registered by the Trustee unless the transferee provides the Company and the Trustee with an opinion of counsel satisfactory to the Company and the Trustee, which opinion will not be at the expense of the Company, the Trustee or the Master Servicer, that the acquisition of such Certificates or other securities by or on behalf of such Plan or with Plan Assets is permissible under applicable law, will not constitute or result in any non-exempt prohibited transaction under ERISA or Section 4975 of the Code, and will not subject the Company, the Trustee or the Master Servicer to any obligation in addition to those undertaken in the Pooling Agreement. Except as otherwise specified in the accompanying Prospectus Supplement, each beneficial owner of a Subordinated Certificate offered by this Prospectus and the accompanying Prospectus Supplement (or any interest therein) shall be deemed to have represented, by virtue of its acquisition or holding of such Certificate (or interest therein), that either (i) it is not a Plan, a trustee or other person acting on behalf of any Plan, or any other person using Plan Assets to effect such acquisition or holding, (ii) it has acquired and is holding such Subordinated Certificate in reliance on the Underwriter's Exemption or the WCC Exemption, as applicable, and the Subordinated Certificate was rated, at the time of acquisition, in one of the four highest generic rating categories by at least one of the Exemption Rating Agencies or (iii)(1) such acquirer or holder is an insurance company, (2) the source of funds used to acquire or hold such security (or interest therein) is an "insurance company general account" (as defined in PTCE 95-60), and (3) the conditions set forth in Sections I and III of PTCE 95-60 have been satisfied.

        If any Subordinated Certificate (or any interest therein) is acquired or held in violation of the conditions described in the preceding paragraph, the next preceding permitted beneficial owner will be treated as the beneficial owner of the Subordinated Certificate, retroactive to the date of transfer to the purported beneficial owner. Any purported beneficial owner whose acquisition or holding of any Subordinated Certificate (or interest therein) was effected in violation of the conditions described in the preceding paragraph shall indemnify and hold harmless the Company, the Trustee, the Master Servicer, any subservicer, the underwriter and the Trust from and against any and all liabilities, claims, costs or expenses incurred by such parties as a result of such acquisition or holding.

Tax-Exempt Plan Investors

        A Plan which is exempt from federal income taxation pursuant to Section 501 of the Code generally will be subject to federal income taxation to the extent that its income constitutes unrelated business taxable income (or "UBTI") within the meaning of Section 512 of the Code. Excess inclusions of a REMIC allocated to a REMIC Residual Certificate held by such a Plan will be considered UBTI and thus will be subject to federal income tax. See "Certain Federal Income Tax Consequences—Taxation of Owners of REMIC Residual Certificates—Excess Inclusions" and "—Tax-Exempt Investors". In addition, the exemptive relief afforded by the Underwriter's Exemption and the WCC Exemption does not apply to the purchase, sale or holding of any class of REMIC Residual Certificates.

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Consultation with Counsel

        There can be no assurance that the Underwriter's Exemption, the WCC Exemption or any other exemption granted by the DOL will apply with respect to any particular Plan that acquires Certificates (whether directly or through an entity holding Plan Assets) or, even if all of the conditions specified in the Underwriter's Exemption or the WCC Exemption, as applicable, were satisfied, that exemptive relief would be available for all transactions involving a Trust. Prospective Plan Asset investors should consult with their legal counsel concerning the impact of ERISA and the Code and the potential consequences in their specific circumstances prior to making an investment in Certificates.

        Any fiduciary or other person who proposes to acquire or hold Certificates on behalf of a Plan or with Plan Assets should consult with its legal counsel with respect to the potential applicability of the fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and Section 4975 of the Code to the proposed investment and the availability of exemptive relief under the Underwriter's Exemption, the WCC Exemption, PTCE 83-1, Sections I and III of PTCE 95-60, and/or any other class exemption granted by the DOL. In addition to making its own determination as to the availability of the exemptive relief provided in the Underwriter's Exemption, the WCC Exemption or any other DOL exemption, any fiduciary of an ERISA-subject Plan should consider its general fiduciary obligations under ERISA in determining whether to purchase Certificates on behalf of such Plan.

        Any fiduciary or other person who proposes to use Plan Assets to acquire Certificates should consult with its own legal counsel with respect to the potential consequences under ERISA and the Code of the acquisition and ownership of Certificates.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

        The following is a general discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of the Certificates offered hereunder. It does not purport to discuss all federal income tax consequences that may be applicable to particular categories of investors, some of which may be subject to special rules and does not address the tax consequences of persons holding Certificates as part of a hedge or hedging transaction. Further, the authorities on which this discussion is based are subject to change or differing interpretations, which changes or differing interpretations could apply retroactively. This discussion does not address the state or local tax consequences of the purchase, ownership and disposition of such Certificates. Investors should consult their own tax advisors in determining the federal, state, local or other tax consequences to them of the purchase, ownership and disposition of the Certificates offered hereunder.

        The following discussion addresses certificates ("REMIC Certificates") representing interests in a Mortgage Pool ("REMIC Mortgage Pool") as to which the Company, in the case where the Company will be a Master Servicer for a Series or in the case where there will be no Master Servicer for a Series, or the Servicing Entity, in the case where the Servicing Entity is the only Master Servicer for a Series, will cause to elect treatment as a real estate mortgage investment conduit ("REMIC") under Sections 860A through 860G ("REMIC Provisions") of the Code. Under the REMIC Provisions, REMICs may issue "regular" interests and must issue one and only one class of "residual" interests. A REMIC Certificate representing a regular interest in a REMIC Mortgage Pool will be referred to as a "REMIC Regular Certificate" and a REMIC Certificate representing a residual interest in a REMIC Mortgage Pool will be referred to as a "REMIC Residual Certificate".

        The following discussion is based in part upon the rules governing original issue discount that are set forth in Code Sections 1271 through 1273 and 1275 and in Treasury regulations issued under the original issue discount provisions of the Code (the "OID Regulations"), and the Treasury regulations issued under the provisions of the Code relating to REMICs (the "REMIC Regulations"). The OID Regulations generally are effective with respect to debt instruments issued on or after April 4, 1994.

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Classification of REMICs

        With respect to each Series of REMIC Certificates, Orrick, Herrington & Sutcliffe LLP, special counsel to the Company, will deliver their opinion generally to the effect that, assuming (i) a REMIC election is made timely in the required form, (ii) each Master Servicer or Servicing Entity, as applicable, complies with all provisions of the related Pooling Agreement, (iii) certain representations set forth in the Pooling Agreement are true, and (iv) there is continued compliance with applicable provisions of the Code, as it may be amended from time to time, and applicable Treasury regulations issued thereunder, the related REMIC Mortgage Pool will qualify as a REMIC and the classes of interests offered will be considered to be regular interests or residual interests in that REMIC Mortgage Pool within the meaning of the REMIC Provisions.

        Holders of REMIC Certificates should be aware that, if an entity electing to be treated as a REMIC fails to comply with one or more of the ongoing requirements of the Code for REMIC status during any taxable year, the Code provides that the entity will not be treated as a REMIC for such year and thereafter. In such event, an entity electing to be treated as a REMIC may be taxable as a separate corporation under Treasury regulations, and the related REMIC Certificates may not be accorded the status described below under the heading "Characterization of Investments in REMIC Certificates". In the case of an inadvertent termination of REMIC status, the Code provides the Treasury Department with authority to issue regulations providing relief. Any such relief, however, may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the REMIC's income for the period of time in which the requirements for REMIC status are not satisfied.

Characterization of Investments in REMIC Certificates

        In general, REMIC Certificates are not treated for federal income tax purposes as ownership interests in the assets of a REMIC Mortgage Pool. However, (i) REMIC Certificates held by a domestic building and loan association will constitute a "regular or residual interest in a REMIC" within the meaning of Code Section 7701(a)(19)(C)(xi) in the same proportion that the Assets would be treated as "loans . . . secured by an interest in real property" within the meaning of Code Section 7701(a)(19)(C)(v) or as other assets described in Code Section 7701(a)(19)(C); and (ii) REMIC Certificates held by a real estate investment trust will constitute "real estate assets" within the meaning of Code Section 856(c)(4)(A), and interest on the REMIC Certificates will be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Code Section 856(c)(3)(B) in the same proportion that, respectively, the Assets would be treated as "interests in real property" as defined in Code Section 856(c)(5)(C) (or, as provided in the Committee Report, as "real estate assets" as defined in Code Section 856(c)(5)(B)) or as income from the Assets would be treated as "interest on obligations secured by mortgages on real property or on interests in real property." Moreover, if 95% or more of the Assets qualify for any of the foregoing treatments, the REMIC Certificates will qualify for the corresponding status in their entirety. Investors should be aware that the investment of amounts in any reserve account in assets not so qualifying would, and holding property acquired by foreclosure pending sale might, reduce the amount of the REMIC Certificate that would qualify for the foregoing treatment. The REMIC Regulations provide that payments on Mortgage Loans held pending distribution are considered part of the Mortgage Loans for purposes of Code Section 856(c)(4)(A); it is unclear whether such collected payments would be so treated for purposes of Code Section 7701(a)(19)(c)(v), but there appears to be no reason why analogous treatment should not be given to such collected payments under that provision. The determination as to the percentage of the REMIC's assets that will constitute assets described in the foregoing sections of the Code will be made with respect to each calendar quarter based on the average adjusted basis of each category of the assets held by the REMIC during such calendar quarter. The REMIC will report those determinations to Certificateholders in the manner and at the times required by applicable Treasury regulations. The applicable Prospectus Supplement or the related Current Report on Form 8-K for each Series of REMIC Certificates will describe the Assets as of the

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Cut-Off Date. REMIC Certificates held by certain financial institutions will constitute "evidence of indebtedness" within the meaning of Code Section 582(c)(1); in addition, REMIC Regular Certificates acquired by a REMIC in accordance with the requirements of Section 860G(a)(3)(C) or Section 860G(a)(4)(B) of the Code will be treated as "qualified mortgages" for purposes of Code Section 860D(a)(4).

Taxation of Owners of REMIC Regular Certificates

        Except as otherwise stated in this discussion, the REMIC Regular Certificates will be treated for federal income tax purposes as debt instruments issued by the REMIC Mortgage Pool and not as ownership interests in the REMIC Mortgage Pool or its Assets. In general, interest, original issue discount and market discount paid or accrued on a REMIC Regular Certificate will be treated as ordinary income to the holder of such REMIC Regular Certificate. Distributions in reduction of the stated redemption price at maturity of the REMIC Regular Certificate will be treated as a return of capital to the extent of such holder's basis in such REMIC Regular Certificate. Holders of REMIC Regular Certificates that otherwise report income under a cash method of accounting will be required to report income with respect to REMIC Regular Certificates under an accrual method.

1. Original Issue Discount

        Certain REMIC Regular Certificates may be issued with "original issue discount" within the meaning of Code Section 1273(a). Any holders of REMIC Regular Certificates issued with original issue discount generally will be required to include original issue discount in income as it accrues, in accordance with a constant interest method that takes into account the compounding of interest, in advance of the receipt of the cash attributable to such income. The Company will report annually (or more often if required) to the Internal Revenue Service ("IRS") and to Certificateholders such information with respect to the original issue discount accruing on the REMIC Regular Certificates as may be required under Code Section 6049 and the regulations thereunder. See "—Reporting and Other Administrative Matters of REMICS" below.

        Rules governing original issue discount are set forth in Code Sections 1271 through 1273 and 1275 and, to some extent, in the OID Regulations. Code Section 1272(a)(6) provides special original issue discount rules applicable to REMIC Regular Certificates. Regulations have not yet been proposed or adopted under Section 1272(a)(6) of the Code. Further, application of the OID Regulations to the REMIC Regular Certificates remains unclear in some respects because the OID Regulations generally purport not to apply to instruments to which Section 1272(a)(6) applies such as REMIC Regular Certificates, and separately because they either do not address, or are subject to varying interpretations with regard to, several relevant issues.

        Code Section 1272(a)(6) requires that a mortgage prepayment assumption ("Prepayment Assumption") be used in computing the accrual of original issue discount on REMIC Regular Certificates and for certain other federal income tax purposes. The Prepayment Assumption is to be determined in the manner prescribed in Treasury regulations. To date, no such regulations have been promulgated. The Committee Report indicates that the regulations will provide that the Prepayment Assumption, if any, used with respect to a particular transaction must be the same as that used by the parties in pricing the transaction. Unless otherwise specified in the applicable Prospectus Supplement, the Company will use a percentage of the Basic Prepayment Assumption (or such other Prepayment Assumption as may be specified in the applicable Prospectus Supplement) in reporting original issue discount that is consistent with this standard. However, the Company does not make any representation that the Mortgage Loans will in fact prepay at that percentage of the Basic Prepayment Assumption or at any other rate. Each investor must make its own decision as to the appropriate prepayment assumption to be used in deciding whether or not to purchase any of the REMIC Regular Certificates. The Prospectus Supplement with respect to a Series of REMIC Certificates will disclose the percentage of the Basic Prepayment Assumption (or such other Prepayment Assumption as may be specified

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therein) to be used in reporting original issue discount, if any, and for certain other federal income tax purposes.

        The total amount of original issue discount on a REMIC Regular Certificate is the excess of the "stated redemption price at maturity" of the REMIC Regular Certificate over its "issue price". Except as discussed in the following two paragraphs, in general, the issue price of a particular Class of REMIC Regular Certificates offered hereunder will be the price at which a substantial amount of REMIC Regular Certificates of that Class are first sold to the public (excluding bond houses and brokers).

        If a REMIC Regular Certificate is sold with accrued interest that relates to a period prior to the issue date of such REMIC Regular Certificate, the amount paid for the accrued interest will be treated instead as increasing the issue price of the REMIC Regular Certificate. In addition, that portion of the first interest payment in excess of interest accrued from the Closing Date to the first Distribution Date will be treated for federal income tax reporting purposes as includible in the stated redemption price at maturity of the REMIC Regular Certificate, and as excludible from income when received as a payment of interest on the first Distribution Date. The OID Regulations suggest that some or all of this pre-issuance accrued interest "may" be treated as a separate asset (and hence not includible in a REMIC Regular Certificate's issue price or stated redemption price at maturity), whose cost is recovered entirely out of interest paid on the first Distribution Date. It is unclear how such treatment would be elected under the OID Regulations and whether an election could be made unilaterally by a Certificateholder.

        The stated redemption price at maturity of a REMIC Regular Certificate is equal to the total of all payments to be made on such Certificate other than "qualified stated interest". Under the OID Regulations, "qualified stated interest" is interest that is unconditionally payable at least annually during the entire term of the Certificate at either (i) a single fixed rate that appropriately takes into account the length of the interval between payments or (ii) the current values of a single "qualified floating rate" or "objective rate" (each, a "Single Variable Rate"). A "current value" is the value of a variable rate on any day that is no earlier than three months prior to the first day on which that value is in effect and no later than one year following that day. A "qualified floating rate" is a rate whose variations can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds in the currency in which the Certificate is denominated. Such a rate remains qualified even though it is multiplied by a fixed, positive multiple not exceeding 1.35, increased or decreased by a fixed rate, or both. Certain combinations of rates constitute a single qualified floating rate, including (i) interest stated at a fixed rate for an initial period of less than one year followed by a qualified floating rate if the value of the floating rate at the closing date is intended to approximate the fixed rate, and (ii) two or more qualified floating rates that can be expected to have approximately the same values throughout the term of the Certificate. A combination of such rates is conclusively presumed to be a single floating rate if the values of all rates on the closing date are within 0.25% of each other. A variable rate that is subject to an interest rate cap, floor, "governor" or similar restriction on rate adjustment may be a qualified floating rate only if such restriction is fixed throughout the term of the instrument, or is not reasonably expected as of the closing date to cause the yield on the debt instrument to differ significantly from the expected yield absent the restriction. An "objective rate" is a rate (other than a qualified floating rate) determined using a single formula fixed for the life of the Certificate, which is based on (i) one or more qualified floating rates (including a multiple or inverse of a qualified floating rate), (ii) one or more rates each of which would be a qualified floating rate for a debt instrument denominated in a foreign currency, (iii) the yield or changes in price of one or more items of "actively traded" personal property, (iv) a combination of rates described in (i), (ii) and (iii), or (v) a rate designated by the IRS. However, a variable rate is not an objective rate if it is reasonably expected that the average value of the rate during the first half of the Certificate's term will differ significantly from the average value of such rate during the final half of its term. A combination of interest stated at a fixed rate for an initial period of less than one year followed by an objective rate is treated as a single objective rate if the value of the objective rate at the closing date is intended to

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approximate the fixed rate; such a combination of rates is conclusively presumed to be a single objective rate if the objective rate on the closing date does not differ from the fixed rate by more than 0.25%. The qualified stated interest payable with respect to certain variable rate debt instruments not bearing stated interest at a Single Variable Rate generally is determined under the OID Regulations by converting such instruments into fixed rate debt instruments. Instruments qualifying for such treatment generally include those providing for stated interest at (i) more than one qualified floating rates, or at (ii) a single fixed rate and (a) one or more qualified floating rates or (b) a single "qualified inverse floating rate" (each, a "Multiple Variable Rate"). A qualified inverse floating rate is an objective rate equal to a fixed rate reduced by a qualified floating rate, the variations in which can reasonably be expected to inversely reflect contemporaneous variations in the cost of newly borrowed funds (disregarding permissible rate caps, floors, governors and similar restrictions such as are described above). Under these rules, some of the payments of interest on a Certificate bearing a fixed rate of interest for an initial period followed by a qualified floating rate of interest in subsequent periods could be treated as included in the stated redemption price at maturity if the initial fixed rate were to differ sufficiently from the rate that would have been set using the formula applicable to subsequent periods. See "—Variable Rate Certificates". REMIC Regular Certificates offered hereby other than Certificates providing for variable rates of interest or for the accretion of interest are not anticipated to have stated interest other than "qualified stated interest", but if any such REMIC Regular Certificates are so offered, appropriate disclosures will be made in the Prospectus Supplement. Some or all of the payments on REMIC Regular Certificates providing for the accretion of interest will be included in the stated redemption price at maturity of such Certificates.

        Under a de minimis rule in the Code, as interpreted in the OID Regulations, original issue discount on a REMIC Regular Certificate will be considered to be zero if such original issue discount is less than 0.25% of the stated redemption price at maturity of the REMIC Regular Certificate multiplied by the weighted average life of the REMIC Regular Certificate. For this purpose, the weighted average life of the REMIC Regular Certificate is computed as the sum of the amounts determined by multiplying the amount of each payment under the instrument (other than a payment of qualified stated interest) by a fraction, whose numerator is the number of complete years from the issue date until such payment is made, and whose denominator is the stated redemption price at maturity of such REMIC Regular Certificate. The IRS may be anticipated to take the position that this rule should be applied taking into account the Prepayment Assumption and the effect of any anticipated investment income. Under the OID Regulations, REMIC Regular Certificates bearing only qualified stated interest except for any "teaser" rate, interest holiday or similar provision would be treated as subject to the de minimis rule if the greater of the deferred or foregone interest or the other original issue discount is less than such de minimis amount.

        The OID Regulations generally would treat de minimis original issue discount as includible in income as each principal payment is made, based on the product of the total amount of such de minimis original issue discount and a fraction, whose numerator is the amount of such principal payment and whose denominator is the stated principal amount of the REMIC Regular Certificate. The OID Regulations also would permit a Certificateholder to elect to accrue de minimis original issue discount into income currently based on a constant yield method. See "Taxation of Owners of REMIC Regular Certificates—Market Discount and Premium".

        Each holder of a REMIC Regular Certificate must include in gross income the sum of the "daily portions" of original issue discount on its REMIC Regular Certificate for each day during its taxable year on which it held such REMIC Regular Certificate. For this purpose, in the case of an original holder of a REMIC Regular Certificate, the daily portions of original issue discount will be determined as follows. A calculation will first be made of the portion of the original issue discount that accrued during each accrual period, that is, unless otherwise stated in the applicable Prospectus Supplement, each period that begins or ends on a date that corresponds to a Distribution Date on the REMIC Regular Certificate and begins on the first day following the immediately preceding accrual period

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(beginning on the Closing Date in the case of the first such period). For any accrual period such portion will equal the excess, if any, of (i) the sum of (A) the present value of all of the distributions remaining to be made on the REMIC Regular Certificate, if any, as of the end of the accrual period and (B) the distribution made on such REMIC Regular Certificate during the accrual period of amounts included in the stated redemption price at maturity, over (ii) the adjusted issue price of such REMIC Regular Certificate at the beginning of the accrual period. The present value of the remaining payments referred to in the preceding sentence will be calculated based on (i) the yield to maturity of the REMIC Regular Certificate, calculated as of the settlement date, giving effect to the Prepayment Assumption, (ii) events (including actual prepayments) that have occurred prior to the end of the accrual period, and (iii) the Prepayment Assumption. The adjusted issue price of a REMIC Regular Certificate at the beginning of any accrual period will equal the issue price of such Certificate, increased by the aggregate amount of original issue discount with respect to such REMIC Regular Certificate that accrued in prior accrual periods, and reduced by the amount of any distributions made on such REMIC Regular Certificate in prior accrual periods of amounts included in the stated redemption price at maturity. The original issue discount accruing during any accrual period will be allocated ratably to each day during the period to determine the daily portion of original issue discount for each day. With respect to an accrual period between the settlement date and the first Distribution Date on the REMIC Regular Certificate (notwithstanding that no distribution is scheduled to be made on such date) that is shorter than a full accrual period, the OID Regulations permit the daily portions of original issue discount to be determined according to any reasonable method.

        A subsequent purchaser of a REMIC Regular Certificate that purchases such REMIC Regular Certificate at a cost (not including payment for accrued qualified stated interest) less than its remaining stated redemption price at maturity will also be required to include in gross income, for each day on which it holds such REMIC Regular Certificate, the daily portions of original issue discount with respect to such REMIC Regular Certificate, but reduced, if such cost exceeds the "adjusted issue price", by an amount equal to the product of (i) such daily portions and (ii) a constant fraction, whose numerator is such excess and whose denominator is the sum of the daily portions of original issue discount on such REMIC Regular Certificate for all days on or after the day of purchase. The adjusted issue price of a REMIC Regular Certificate on any given day is equal to the sum of the adjusted issue price (or, in the case of the first accrual period, the issue price) of the REMIC Regular Certificate at the beginning of the accrual period during which such day occurs and the daily portions of original issue discount for all days during such accrual period prior to such day, reduced by the aggregate amount of distributions previously made other than distributions of qualified stated interest.

        Variable Rate Certificates.    Purchasers of REMIC Regular Certificates bearing a variable rate of interest should be aware that there is uncertainty concerning the application of Section 1272(a)(6) of the Code and the OID Regulations to such Certificates. In the absence of other authority, the Company intends to be guided by the provisions of the OID Regulations governing variable rate debt instruments in adapting the provisions of Section 1272(a)(6) of the Code to such Certificates for the purpose of preparing reports furnished to Certificateholders. The effect of the application of such provisions generally will be to cause Certificateholders holding Certificates bearing interest at a Single Variable Rate to take into account for each period an amount corresponding approximately to the sum of (i) the qualified stated interest, accruing on the outstanding face amount of the REMIC Regular Certificate as the stated interest rate for that Certificate varies from time to time and (ii) the amount of original issue discount that would have been attributable to that period on the basis of a constant yield to maturity for a bond issued at the same time and issue price as the REMIC Regular Certificate, having the same face amount and schedule of payments of principal as such Certificate, subject to the same Prepayment Assumption, and bearing interest at a fixed rate equal to the value of the applicable qualified floating rate or qualified inverse floating rate in the case of a Certificate providing for either such rate, or equal to the fixed rate that reflects the reasonably expected yield on the Certificate in the case of a Certificate providing for an objective rate other than an inverse floating rate, in each case as of the issue date. Certificateholders holding REMIC Regular Certificates bearing interest at a Multiple

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Variable Rate generally will take into account interest and original issue discount under a similar methodology, except that the amounts of qualified stated interest and original issue discount attributable to such a Certificate first will be determined for an equivalent fixed rate debt instrument, the assumed fixed rates for which are (a) for each qualified floating rate, the value of each such rate as of the closing date (with appropriate adjustment for any differences in intervals between interest adjustment dates), (b) for a qualified inverse floating rate, the value of the rate as of the closing date, (c) for any other objective rate, the fixed rate that reflects the yield that is reasonably expected for the Certificate, and (d) for an actual fixed rate, such hypothetical fixed rate as would result under (a) or (b) if the actual fixed rate were replaced by a hypothetical qualified floating rate or qualified inverse floating rate such that the fair market value of the Certificate as of the issue date would be approximately the same as that of an otherwise identical debt instrument providing for the hypothetical variable rate rather than the actual fixed rate. If the interest paid or accrued with respect to a Multiple Variable Rate Certificate during an accrual period differs from the assumed fixed interest rate, such difference will be an adjustment (to interest or original issue discount, as applicable) to the Certificateholder's taxable income for the taxable period or periods to which such difference relates. Additionally, purchasers of such Certificates should be aware that the provisions of the OID Regulations applicable to variable rate debt instruments have been limited and may not apply to some REMIC Regular Certificates having variable rates. If such a Certificate is not governed by the provisions of the OID Regulations applicable to variable rate debt instruments, it may be subject to provisions of proposed Treasury Regulations applicable to instruments having contingent payments. The application of those provisions to instruments such as variable rate REMIC Regular Certificates is subject to differing interpretations. Prospective purchasers of variable rate REMIC Regular Certificates are advised to consult their tax advisors concerning the tax treatment of such Certificates.

2. Market Discount and Premium

        A Certificateholder that purchases a REMIC Regular Certificate at a market discount, that is, at a purchase price less than the adjusted issue price (as defined under "—Taxation of Owners of REMIC Regular Certificates—Original Issue Discount") of such REMIC Regular Certificate generally will recognize market discount upon receipt of each distribution of principal. In particular, such a holder will generally be required to allocate each payment of principal on a REMIC Regular Certificate first to accrued market discount, and to recognize ordinary income to the extent such principal payment does not exceed the aggregate amount of accrued market discount on such REMIC Regular Certificate not previously included in income. Such market discount must be included in income in addition to any original issue discount includible in income with respect to such REMIC Regular Certificate.

        A Certificateholder may elect to include market discount in income currently as it accrues, rather than including it on a deferred basis in accordance with the foregoing. If made, such election will apply to all market discount bonds acquired by such Certificateholder on or after the first day of the first taxable year to which such election applies. In addition, the OID Regulations permit a Certificateholder to elect to accrue all interest, discount (including de minimis market or original issue discount) and premium in income as interest, based on a constant yield method. If such an election were made for a REMIC Regular Certificate with market discount, the Certificateholder would be deemed to have made an election to currently include market discount in income with respect to all other debt instruments having market discount that such Certificateholder acquires during the year of the election or thereafter. Similarly, a Certificateholder that makes this election for a Certificate that is acquired at a premium is deemed to have made an election to amortize bond premium, as described below, with respect to all debt instruments having amortizable bond premium that such Certificateholder owns or acquires. The election to accrue interest, discount and premium on a constant yield method with respect to a Certificate is irrevocable.

        Under a statutory de minimis exception, market discount with respect to a REMIC Regular Certificate will be considered to be zero for purposes of Code Sections 1276 through 1278 if such

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market discount is less than 0.25% of the stated redemption price at maturity of such REMIC Regular Certificate multiplied by the number of complete years to maturity remaining after the date of its purchase. In interpreting a similar de minimis rule with respect to original issue discount on obligations payable in installments, the OID Regulations refer to the weighted average maturity of obligations, and it is likely that the same rule will be applied in determining whether market discount is de minimis. It appears that de minimis market discount on a REMIC Regular Certificate would be treated in a manner similar to original issue discount of a de minimis amount. See "Taxation of Holders of REMIC Regular Certificates—Original Issue Discount". Such treatment would result in discount being included in income at a slower rate than discount would be required to be included using the method described above. However, Treasury regulations implementing the market discount de minimis exception have not been issued in proposed or temporary form, and the precise treatment of de minimis market discount on obligations payable in more than one installment therefore remains uncertain.

        The 1986 Act grants authority to the Treasury Department to issue regulations providing for the method for accruing market discount of more than a de minimis amount on debt instruments, the principal of which is payable in more than one installment. Until such time as regulations are issued by the Treasury Department, certain rules described in the Committee Report will apply. Under those rules, the holder of a bond purchased with more than de minimis market discount may elect to accrue such market discount either on the basis of a constant yield method or on the basis of the appropriate proportionate method described below. Under the proportionate method for obligations issued with original issue discount, the amount of market discount that accrues during a period is equal to the product of (i) the total remaining market discount, multiplied by (ii) a fraction, the numerator of which is the original issue discount accruing during the period and the denominator of which is the total remaining original issue discount at the beginning of the period. Under the proportionate method for obligations issued without original issue discount, the amount of market discount that accrues during a period is equal to the product of (i) the total remaining market discount, multiplied by (ii) a fraction, the numerator of which is the amount of stated interest paid during the accrual period and the denominator of which is the total amount of stated interest remaining to be paid at the beginning of the period. The Prepayment Assumption, if any, used in calculating the accrual of original issue discount is to be used in calculating the accrual of market discount under any of the above methods. Because the regulations referred to in this paragraph have not been issued, it is not possible to predict what effect such regulations might have on the tax treatment of a REMIC Regular Certificate purchased at a discount in the secondary market.

        Further, a purchaser generally will be required to treat a portion of any gain on sale or exchange of a REMIC Regular Certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income. Such purchaser also may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry such REMIC Regular Certificate. Any such deferred interest expense is, in general, allowed as a deduction not later than the year in which the related market discount income is recognized. If such holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by such holder in that taxable year or thereafter, the interest deferral rule described above will not apply.

        A REMIC Regular Certificate purchased at a cost (not including payment for accrued qualified stated interest) greater than its remaining stated redemption price at maturity will be considered to be purchased at a premium. The holder of such a REMIC Regular Certificate may elect to amortize such premium under the constant yield method. The OID Regulations also permit Certificateholders to elect to include all interest, discount and premium in income based on a constant yield method, further treating the Certificateholder as having made the election to amortize premium generally, as discussed above. The Committee Report indicates a Congressional intent that the same rules that will apply to

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accrual of market discount on installment obligations will also apply in amortizing bond premium under Code Section 171 on installment obligations such as the REMIC Regular Certificates.

3. Realized Losses

        Under Code Section 166, both corporate holders of REMIC Regular Certificates and noncorporate holders of REMIC Regular Certificates that acquire such Certificates in connection with a trade or business should be allowed to deduct, as ordinary losses, any losses sustained during a taxable year in which their Certificates become wholly or partially worthless as a result of one or more realized losses on the Mortgage Loans. However, it appears that a noncorporate holder that does not acquire a REMIC Regular Certificate in connection with a trade or business will not be entitled to deduct a loss under Code Section 166 until such holder's Certificate becomes wholly worthless (i.e., until its outstanding principal balance has been reduced to zero) and that the loss will be characterized as a short-term capital loss.

        Each holder of a REMIC Regular Certificate will be required to accrue interest and original issue discount with respect to such Certificate without regard to any reduction in distributions attributable to defaults or delinquencies on the Mortgage Loans or the underlying assets until it can be established that any such reduction ultimately will not be recoverable. As a result, the amount of taxable income reported in any period by the holder of a REMIC Regular Certificate could exceed the amount of economic income actually realized by the holder in such period. Although the holder of a REMIC Regular Certificate eventually will recognize a loss or reduction in income attributable to previously accrued and included income that, as a result of a realized loss, ultimately will not be realized, the law is unclear with respect to the timing and character of such loss or reduction in income.

4. Callable Class Certificates

        An entity electing to be treated as a REMIC may either itself directly, or indirectly through the use of a trust owned by such entity, enter into a redemption agreement pursuant to which the counterparty will have the right to cause a redemption of the outstanding Certificates (as used herein, each such right a "Call Right", and each such Certificate, a "Callable Class Certificate") beginning on the Distribution Date and subject to payment of the redemption price and other conditions that may be specified in the applicable Prospectus Supplement. See "Description of the Certificates—Redemption Agreement." In the event the trust issues the Call Right, counsel to the Depositor will deliver its opinion generally to the effect that, assuming compliance with all provisions of the related Pooling Agreement, the trust will be treated as a grantor trust under subpart E, part 1 of Subchapter J of the Code and, as a result, the REMIC will be treated as having directly issued the Call Right.

        The REMIC will be treated as (i) owning an interest in the underlying Mortgage Loans and (ii) writing a call option on its interest in the underlying Mortgage Loans, represented by the right of the holder of the Call Right to direct the Depositor to redeem the outstanding Certificates as described under "Description of the Certificates—Redemption Agreement".

        Under these circumstances, the REMIC should be considered to have acquired its interest in the underlying Mortgage Loans for an amount equal to its initial aggregate basis in its assets, determined as described more fully hereunder, plus the fair market value at the time of purchase of such REMIC's assets of the call option the REMIC is deemed to have written, which amount the REMIC is deemed also to have received. Accordingly, the REMIC's basis in its interest in the underlying Mortgage Loans will actually be greater than the aggregate issue price of the REMIC Certificates it issues, resulting in less discount income or greater premium deductions to the REMIC than it would have recognized had the call option not been written. Under current federal income tax law, the REMIC will not be required to include immediately in income the amount of the option premium it is deemed to have received. However, although the treatment of these items is not entirely clear, it appears that as the REMIC receives principal payments on the underlying Mortgage Assets, and if the REMIC sells or distributes in kind any of the underlying Mortgage Loans, the REMIC will be deemed to have received

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(in addition to the amount of such payment, the sales price or the fair market value of the asset, as the case may be) an amount equal to the corresponding portion of the payment it was deemed to receive at the time the call option was originally written. Accordingly, the amount realized by the REMIC with respect to its interest in the underlying Mortgage Loans, will be greater than the amount of cash received by it, and over the life of the REMIC the entire amount of the deemed payment received when the call option was written will be reported by the REMIC, although not at the times that a corresponding amount of income would be reported based on a constant yield method. Investors should be aware that, subject to certain specific exceptions in the REMIC regulations, it is not anticipated that the REMIC will sell or transfer or otherwise dispose of any of the underlying Mortgage Loans except pursuant to an exercise of the Call Right. See "Prohibited Transactions and Other Possible REMIC Taxes". In the event that the holder of the Call Right chooses to effect such a redemption of the underlying Mortgage Loans, the transactions by which the Certificates are retired and the related Trust terminated will constitute a "qualified liquidation" of the REMIC within the meaning of Section 860F(a)(4) of the Code.

        Taxation of Call Option Premium.    Under current federal income tax law, the REMIC will not be required to include immediately in income the option premium with respect to the Call Right that it is deemed to receive. Instead, such premium will be taken into account when the Call Right lapses, is exercised or is otherwise terminated with respect to the REMIC. As indicated above, an amount equal to the option premium that is deemed to be received by the REMIC would be included in the REMIC's basis in the Mortgage Loans. The REMIC's recovery of such basis will not occur at the same rate as its inclusion in income of the option premium.

        As a grantor of an option, the REMIC must include the option premium in income when the option lapses, which with respect to the REMIC is no later than the redemption by a holder of the Call Right. Although the Call Right will not expire by its terms during the period in which the Certificates remain outstanding the Mortgage Assets to which the Call Right relates will be reduced over time through principal payments. Although it is not entirely clear whether the Call Right would thus be deemed to lapse as the Mortgage Loans are paid down, and if so, at what rate, the Depositor intends to report income to the REMIC based on the assumption that the Call Right lapses, and the related premium is recognized by the REMIC, proportionately as principal is paid on the Mortgage Loans (as prepayments prior to the date on which the Call Right may first be exercised or as scheduled principal payments or prepayments after the first date on which the Call Right may be exercised). There is no assurance that the IRS would agree with this method of reporting income from the lapse of the Call Right, and furthermore, it should be noted that the IRS currently is examining the rules regarding the taxation of option premiums.

        If the Call Right is exercised, the REMIC will add an amount equal to the unamortized portion of the option premium to the amount realized from the sale of the underlying Mortgage Loans.

        If the REMIC transfers one of the underlying Mortgage Loans, such transfer will be treated as a "closing transaction" with respect to the option the REMIC is deemed to have written. Accordingly, the REMIC will recognize gain or loss equal to the difference between the unamortized amount of option premium and the amount the REMIC is deemed to pay, under the rules discussed above, to be relieved from its obligations under the option. However, as discussed above, subject to certain specified exceptions (including in connection with the issuance of the Call Right), it is not anticipated that the REMIC will transfer any of the underlying Mortgage Loans. See "Prohibited Transactions and Other Possible REMIC Taxes".

        Certificateholders are urged to consult their tax advisors before purchasing an interest in any Callable Class Certificate.

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Taxation of Owners of REMIC Residual Certificates

1. General

        An owner of a REMIC Residual Certificate ("Residual Owner") generally will be required to report its daily portion of the taxable income or, subject to the limitation described below in "—Taxation of Owners of REMIC Residual Certificates—Basis Rules and Distributions", the net loss of the REMIC Mortgage Pool for each day during a calendar quarter that the Residual Owner owned such REMIC Residual Certificate. For this purpose, the daily portion will be determined by allocating to each day in the calendar quarter, using a 30 days per month/90 days per quarter/360 days per year counting convention (unless otherwise disclosed in the applicable Prospectus Supplement), its ratable portion of the taxable income or net loss of the REMIC Mortgage Pool for such quarter, and by allocating the daily portions among the Residual Owners (on such day) in accordance with their percentage of ownership interests on such day. Any amount included in the gross income or allowed as a loss of any Residual Owner by virtue of this paragraph will be treated as ordinary income or loss. Purchasers of REMIC Residual Certificates should be aware that taxable income from such Certificates could exceed cash distributions thereon in any taxable year. For example, if Mortgage Loans are acquired by a REMIC at a discount, then the holder of a residual interest may recognize income without corresponding cash distributions. This result could occur because a payment produces recognition of discount on the Mortgage Loan while the payment could be used in whole or in part to make principal payments on REMIC Regular Certificates issued without substantial discount. Taxable income may also be greater in earlier years as a result of the fact that interest expense deductions, expressed as a percentage of the outstanding principal amount of the REMIC Regular Certificates, will increase over time as the lower yielding sequences of Certificates are paid, whereas interest income with respect to any given fixed rate Mortgage Loan will remain constant over time as a percentage of the outstanding principal amount of that loan.

        Any payments received by a holder of a REMIC Residual Certificate in connection with the acquisition of such Certificate will be taken into account in determining the income of such holder for federal income tax purposes. Although the timing of such income is unclear under current law and certain court cases suggest that, in the absence of other authority, any such payment would be includible in income immediately upon its receipt, the IRS has issued proposed regulations that, if adopted as final regulations, would require such payment to be included in income over time according to an amortization schedule that reasonably reflects the costs and benefits of holding the REMIC Residual Certificate over its expected life. The proposed regulations also would provide two more specific methods that would be accepted as meeting the general test set forth above for determining the timing and amount of income inclusion. One generally follows the method of inclusion used by the taxpayer for GAAP purposes, but not over a period shorter than the period over which the REMIC is expected to generate income. The other calls for ratable inclusion over the remaining anticipated weighted average life of the REMIC as of the time the REMIC Residual Certificate is transferred to the taxpayer. Because of the uncertainty concerning the treatment of such payments, holders of REMIC Residual Certificates should consult their tax advisors concerning the treatment of such payments for income tax purposes.

        If so specified in the applicable Prospectus Supplement for a Series, the underlying Mortgage Loans may be subject to redemption at the direction of the holder of certain redemption right. As a direct owner in the underlying Mortgage Loans for federal income tax purposes, the REMIC will also be treated as having written the call option on such underlying Mortgage Loans. See "Callable Class Certificates".

2. Taxable Income or Net Loss of the REMIC

        The taxable income or net loss of the REMIC Mortgage Pool will reflect a netting of income from the Mortgage Loans, any cancellation of indebtedness income due to the allocation of Realized Losses to REMIC Regular Certificates, and deductions and losses allowed to the REMIC Mortgage Pool. Such

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taxable income or net loss for a given calendar quarter will be determined in the same manner as for an individual having the calendar year as his taxable year and using the accrual method of accounting, with certain modifications. The first modification is that a deduction will be allowed for accruals of interest (including original issue discount) on the REMIC Regular Certificates. Second, market discount equal to the excess of any Mortgage Loan's adjusted issue price (as determined under "Taxation of Owners of REMIC Regular Certificates—Market Discount and Premium") over its fair market value at the time of their transfer to the REMIC Mortgage Pool generally will be included in income as it accrues, based on a constant yield and on the Prepayment Assumption. For this purpose, the Company intends to treat the fair market value of the Mortgage Loans as being equal to the aggregate issue prices of the REMIC Regular Certificates and REMIC Residual Certificates; if one or more classes of REMIC Regular Certificates or REMIC Residual Certificates are retained by the Company, it will estimate the value of such retained interests in order to determine the fair market value of the Mortgage Loans for this purpose. Third, no item of income, gain, loss or deduction allocable to a prohibited transaction (see "—Prohibited Transactions and Other Possible REMIC Taxes", below) will be taken into account. Fourth, the REMIC Mortgage Pool generally may not deduct any item that would not be allowed in calculating the taxable income of a partnership by virtue of Code Section 703(a)(2). Fifth, the REMIC Regulations provide that the limitation on miscellaneous itemized deductions imposed on individuals by Code Section 67 will not be applied at the Mortgage Pool level to the servicing fees paid to the Master Servicer or sub-servicers, if any. (See, however, "—Pass-Through of Servicing Fees", below.) If the deductions allowed to the REMIC Mortgage Pool exceed its gross income for a calendar quarter, such excess will be the net loss for the REMIC Mortgage Pool for that calendar quarter.

3. Basis Rules and Distributions

        Any distribution by a REMIC Mortgage Pool to a Residual Owner will not be included in the gross income of such Residual Owner to the extent it does not exceed the adjusted basis of such Residual Owner's interest in a REMIC Residual Certificate. Such distribution will reduce the adjusted basis of such interest, but not below zero. To the extent a distribution exceeds the adjusted basis of the REMIC Residual Certificate, it will be treated as gain from the sale of the REMIC Residual Certificate. (See "—Sales of REMIC Certificates", below.) The adjusted basis of a REMIC Residual Certificate is equal to the amount paid for such REMIC Residual Certificate, increased by amounts included in the income of the Residual Owner (See "—Taxation of Owners of REMIC Residual Certificates—Daily Portions", above) and decreased by distributions and by net losses taken into account with respect to such interest.

        A Residual Owner is not allowed to take into account any net loss for any calendar quarter to the extent such net loss exceeds such Residual Owner's adjusted basis in its REMIC Residual Certificate as of the close of such calendar quarter (determined without regard to such net loss). Any loss disallowed by reason of this limitation may be carried forward indefinitely to future calendar quarters and, subject to the same limitation, may be used only to offset income from the REMIC Residual Certificate.

        The effect of these basis and distribution rules is that a Residual Owner may not amortize its basis in a REMIC Residual Certificate, but may only recover its basis through distributions, through the deduction of any net losses of the REMIC Mortgage Pool or upon the sale of its REMIC Residual Certificate (See "—Sales of REMIC Certificates", below). The residual holder does, however, receive reduced taxable income over the life of the REMIC, because the REMIC's basis in the underlying REMIC Mortgage Pool includes the fair market value of the REMIC Regular Certificates and REMIC Residual Certificates.

4. Excess Inclusions

        Any "excess inclusions" with respect to a REMIC Residual Certificate are subject to certain special tax rules. With respect to a Residual Owner, the excess inclusion for any calendar quarter is

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defined as the excess (if any) of the daily portions of taxable income over the sum of the "daily accruals" for each day during such quarter that such REMIC Residual Certificate was held by such Residual Owner. The daily accruals are determined by allocating to each day during a calendar quarter its ratable portion of the product of the "adjusted issue price" of the REMIC Residual Certificate at the beginning of the calendar quarter and 120 percent of the long-term "applicable federal rate" (generally, an average of current yields on Treasury securities of comparable maturity) (the "AFR") in effect at the time of issuance of the REMIC Residual Certificate. For this purpose, the adjusted issue price of a REMIC Residual Certificate as of the beginning of any calendar quarter is the issue price of the REMIC Residual Certificate, increased by the amount of daily accruals for all prior quarters and decreased by any distributions made with respect to such REMIC Residual Certificate before the beginning of such quarter. The issue price of a REMIC Residual Certificate is the initial offering price to the public (excluding bond houses and brokers) at which a substantial amount of the REMIC Residual Certificates were sold.

        An excess inclusion cannot be offset by deductions, losses or loss carryovers from other activities. For Residual Owners that are subject to tax on unrelated business taxable income (as defined in Code Section 511), an excess inclusion of such Residual Owner is treated as unrelated business taxable income. For Residual Owners that are nonresident alien individuals or foreign corporations generally subject to United States 30% withholding tax, even if interest paid to such Residual Owners is generally eligible for exemptions from such tax, an excess inclusion will be subject to such tax and no tax treaty rate reduction or exemption may be claimed with respect thereto. See "—Foreign Investors in REMIC Certificates". Section 860E(a)(4) of the Code provides three rules for determining the effect on excess inclusions on the alternative minimum taxable income of a residual holder. First, alternative minimum taxable income for a residual holder is determined without regard to the special rule that taxable income cannot be less than excess inclusions. Second, a residual holder's alternative minimum taxable income for a tax year cannot be less than excess inclusions for the year. Third, the amount of any alternative minimum tax net operating loss deductions must be computed without regard to any excess inclusions.

        Although it has not done so, the Treasury also has authority to issue regulations that, if REMIC Residual Certificates are found in the aggregate not to have "significant value", would treat as excess inclusions with respect to such REMIC Residual Certificates the entire daily portion of taxable income for such REMIC Residual Certificates. In order to have significant value, the REMIC Residual Certificates must have an aggregate issue price, at issuance, at least equal to two percent of the aggregate issue prices of all of the related REMIC Regular and Residual Certificates. In addition, the anticipated weighted average life of the REMIC Residual Certificates must equal or exceed 20 percent of the anticipated weighted average life of the REMIC, based on the Prepayment Assumption and on any required or permitted clean up calls or required liquidation provided for in the REMIC's organizational documents. Each Prospectus Supplement pursuant to which REMIC Residual Certificates are offered will state whether such REMIC Residual Certificates will have, or may be regarded as having, "significant value" under the REMIC Regulations; provided, however, that any disclosure that a REMIC Residual Certificate will have "significant value" will be based upon certain assumptions, and the Company will make no representation that a REMIC Residual Certificate will have "significant value" for purposes of the above described rules or that a Residual Owner will receive distributions of amounts calculated pursuant to those assumptions.

        In the case of any REMIC Residual Certificates held by a real estate investment trust, the aggregate excess inclusions with respect to such REMIC Residual Certificates, reduced (but not below zero) by the real estate investment trust taxable income (within the meaning of Code Section 857(b)(2), excluding any net capital gain), will be allocated among the shareholders of such trust in proportion to the dividends received by such shareholders from such trust, and any amount so allocated will be treated as an excess inclusion with respect to a REMIC Residual Certificate as if held directly by such shareholder.

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5. Noneconomic REMIC Residual Certificates

        Under the REMIC Regulations, transfers of "noneconomic" REMIC Residual Certificates will be disregarded for all federal income tax purposes if "a significant purpose of the transfer was to enable the transferor to impede the assessment or collection of tax". If such transfer is disregarded, the purported transferor will continue to remain liable for any taxes due with respect to the income on such "noneconomic" REMIC Residual Certificate. The REMIC Regulations provide that a REMIC Residual Certificate will be considered a noneconomic residual interest unless, at the time of its transfer and based on the Prepayment Assumption and any required or permitted clean up calls or required liquidation provided for in the REMIC's organizational documents, (1) the present value of the expected future distributions (discounted using the AFR) on the REMIC Residual Certificate equals at least the present value of the expected tax on the anticipated excess inclusions, and (2) the transferor reasonably expects that the transferee will receive distributions with respect to the REMIC Residual Certificate at or after the time the taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. Accordingly, all transfers of REMIC Residual Certificates that may constitute noneconomic residual interests will be subject to certain restrictions under the terms of the related Pooling Agreement that are intended to reduce the possibility of any such transfer being disregarded. Such restrictions will require each party to a transfer to provide an affidavit that no purpose of such transfer is to impede the assessment or collection of tax, including certain representations as to the financial condition of the prospective transferee. The Internal Revenue Service has issued final REMIC regulations that add to the conditions necessary to assure that a transfer of a noneconomic residual interest would be respected. The additional conditions require that the transferee represent that it will not cause the income "to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of the transferee or another U.S. taxpayer" and either (i) the amount received by the transferee be no less on a present value basis than the present value of the next tax detriment attributable to holding the residual interest reduced by the present value of the projected payments to be received on the residual interest or (ii) the transfer is to a domestic taxable corporation with specified large amounts of gross and net assets and that meets certain other requirements where agreement is made that all future transfers will be to taxable domestic corporations in transactions that qualify for the same "safe harbor" provision. Eligibility for the safe harbor requires, among other things, that the facts and circumstances known to the transferor at the time of transfer not indicate to a reasonable person that the taxes with respect to the residual interest will not be paid, with an unreasonably low cost for the transfer specifically mentioned as negating eligibility. The regulations are effective as of July 19, 2002, although most of their provisions apply to transfers of residual interests occurring after February 4, 2000. Prior to purchasing a REMIC Residual Certificate, prospective purchasers should consider the possibility that a purported transfer of such REMIC Residual Certificate by such a purchaser to another purchaser at some future date may be disregarded in accordance with the above-described rules, which would result in the retention of tax liability by such purchaser. The applicable Prospectus Supplement will disclose whether offered REMIC Residual Certificates may be considered "noneconomic" residual interests under the REMIC Regulations; provided, however, that any disclosure that a REMIC Residual Certificate will or will not be considered "noneconomic" will be based upon certain assumptions, and the Company will make no representation that a REMIC Residual Certificate will not be considered "noneconomic" for purposes of the above-described rules or that a REMIC Residual Owner will receive distributions calculated pursuant to such assumptions. See "Foreign Investors in REMIC Certificates" below for additional restrictions applicable to transfers of certain REMIC Residual Certificates to foreign persons.

6. Tax-Exempt Investors

        Generally, tax exempt organizations that are not subject to Federal income taxation on "unrelated business taxable income" pursuant to Code Section 511 are treated as "disqualified organizations" under provisions of the 1988 Act. Under provisions of the Pooling Agreement, such organizations

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generally are prohibited from owning Residual Certificates. For Residual Owners that are subject to tax on unrelated business taxable income (as defined in Code Section 511), an excess inclusion of such Residual Owner is treated as unrelated business taxable income. See "—Sales of REMIC Certificates".

7. Real Estate Investment Trusts

        If the applicable Prospectus Supplement so provides, a Mortgage Pool may hold Mortgage Loans bearing interest based wholly or partially on Mortgagor profits, Mortgaged Property appreciation, or similar contingencies. Such interest, if earned directly by a real estate investment trust ("REIT"), would be subject to the limitations of Code Sections 856 (f) and 856 (j). Treasury regulations treat a REIT holding a REMIC Residual Certificate for a principal purpose of avoiding such Code provisions as receiving directly the income of the REMIC Mortgage Pool, hence potentially jeopardizing its qualification for taxation as a REIT and exposing such income to taxation as a prohibited transaction at a 100 percent rate.

8. Mark-to-Market Rules

        Treasury regulations provide that any REMIC Residual Certificate acquired after January 3, 1995 will not be treated as a security and therefore generally may not be marked-to-market.

Sales of REMIC Certificates

        If a REMIC Certificate is sold, the seller will recognize gain or loss equal to the difference between the amount realized on the sale and its adjusted basis in the REMIC Certificate. The adjusted basis of a REMIC Regular Certificate generally will equal the cost of such REMIC Regular Certificate to the seller, increased by any original issue discount or market discount included in the seller's gross income with respect to such REMIC Regular Certificate and reduced by premium amortization deductions and distributions previously received by the seller of amounts included in the stated redemption price at maturity of such REMIC Regular Certificate. The adjusted basis of a REMIC Residual Certificate will be determined as described under "—Taxation of Owners of REMIC Residual Certificates—Basis Rules and Distributions", above. Gain from the disposition of a REMIC Regular Certificate that might otherwise be treated as a capital gain will be treated as ordinary income to the extent that such gain does not exceed the excess, if any, of (i) the amount that would have been includible in such holder's income had income accrued at a rate equal to 110% of the AFR as of the date of purchase over (ii) the amount actually includible in such holder's income. Except as otherwise provided under "—Taxation of Owners of REMIC Regular Certificates—Market Discount and Premium" and under Code Section 582(c), any additional gain or any loss on the sale or exchange of a REMIC Certificate will be capital gain or loss, provided such REMIC Certificate is held as a capital asset (generally, property held for investment) within the meaning of Code Section 1221. The distinction between a capital gain or loss and ordinary income or loss is also relevant for other purposes, including limitations on the use of capital losses to offset ordinary income.

        A portion of any gain from the sale of a REMIC Regular Certificate that might otherwise be capital gain may be treated as ordinary income to the extent that such Certificate is held as part of a "conversion transaction" within the meaning of Code Section 1258. A conversion transaction generally is one in which the taxpayer has taken two or more positions in Certificates or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in such transaction. The amount of gain so realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the AFR at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

        A taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include such net capital gain in total net investment income for that taxable

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year, for purposes of the limitation on the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

        The Omnibus Budget Reconciliation Act of 1993 (the "Budget Act") revised the rules for deducting interest on indebtedness allocable to property held for investment. Generally, deductions for such interest are limited to a taxpayer's net investment income for each taxable year. As amended by the Budget Act, net investment income for each taxable year includes net capital gain attributable to the disposition of investment property only if the taxpayer elects to have such net capital gain taxed at ordinary income rates rather than capital gains rates.

        If a Residual Owner sells a REMIC Residual Certificate at a loss, the loss will not be recognized if, within six months before or after the sale of the REMIC Residual Certificate, such Residual Owner purchases another residual interest in any REMIC or any interest in a taxable mortgage pool (as defined in Code Section 7701(i)) comparable to a residual interest in a REMIC. Such disallowed loss will be allowed upon the sale of the other residual interest (or comparable interest) if the rule referred to in the preceding sentence does not apply to that sale. While the Committee Report states that this rule may be modified by Treasury regulations, the REMIC Regulations do not address this issue and it is not clear whether any such modification will in fact be implemented or, if implemented, what the precise nature or effective date of it would be.

        The 1988 Act makes transfers of a residual interest to certain "disqualified organizations" subject to an additional tax on the transferor in an amount equal to the maximum corporate tax rate applied to the present value of the total anticipated excess inclusions (discounted using the applicable Federal rate) with respect to such residual interest for the periods after the transfer. For this purpose, "disqualified organizations" includes the United States, any state or political subdivision of a state, any foreign government or international organization or any agency or instrumentality of any of the foregoing; any tax-exempt entity (other than a Code Section 521 cooperative) which is not subject to the tax on unrelated business income; and any rural electrical and telephone cooperative. The anticipated excess inclusions must be determined as of the date that the REMIC Residual Certificate is transferred and must be based on events that have occurred up to the time of such transfer, the Prepayment Assumption, and any required or permitted clean up calls or required liquidation provided for in the REMIC's organizational documents. The tax generally is imposed on the transferor of the REMIC Residual Certificate, except that it is imposed on an agent for a disqualified organization if the transfer occurs through such agent. The Pooling Agreement requires, as a prerequisite to any transfer of a Residual Certificate, the delivery to the Trustee of an affidavit of the transferee to the effect that it is not a disqualified organization and contains other provisions designed to render any attempted transfer of a Residual Certificate to a disqualified organization void. For purposes of the affidavit, the Pooling Agreement also treats an "electing large partnership" as defined in Section 775(a) of the Code as if it were a "disqualified organization."

        In addition, if a "pass-through entity" includes in income excess inclusions with respect to a REMIC Residual Certificate, and a disqualified organization is the record holder of an interest in such entity, then a tax will be imposed on such entity equal to the product of (i) the amount of excess inclusions on the REMIC Residual Certificate that are allocable to the interest in the pass-through entity held by such disqualified organization and (ii) the highest marginal federal income tax rate imposed on corporations. A pass-through entity will not be subject to this tax for any period, however, if the record holder of an interest in such entity furnishes to such entity (i) such holder's social security number and a statement under penalties of perjury that such social security number is that of the record holder or (ii) a statement under penalties of perjury that such record holder is not a disqualified organization. For these purposes, a "pass-through entity" means any regulated investment company, real estate investment trust, trust, partnership or certain other entities described in Section 860E(e)(6) of the Code. In addition, a person holding an interest in a pass-through entity as a nominee for another person shall, with respect to such interest, be treated as a pass-through entity.

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Pass-Through of Servicing Fees

        The general rule is that Residual Certificateholders take into account taxable income or net loss of the related REMIC Mortgage Pool. Under that rule, servicing compensation of the Company and the subservicers (if any) would be allocated to the holders of the REMIC Residual Certificates, and therefore would not affect the income or deductions of holders of REMIC Regular Certificates. However, in the case of a "single-class REMIC", such expenses and an equivalent amount of additional gross income will be allocated among all holders of REMIC Regular Certificates and REMIC Residual Certificates for purposes of the limitations on the deductibility of certain miscellaneous itemized deductions by individuals contained in Code Sections 56(b)(1) and 67. Generally, any holder of a REMIC Certificate who is an individual, estate or trust will be able to deduct such expenses in determining regular tax liability only to the extent that such expenses together with certain other miscellaneous itemized deductions of such individual, estate or trust exceed 2% of adjusted gross income; such a holder may not deduct such expenses to any extent in determining liability for alternative minimum tax. Accordingly, REMIC Residual Certificates, and REMIC Regular Certificates receiving an allocation of servicing compensation, may not be appropriate investments for individuals, estates or trusts, and such persons should carefully consult with their own tax advisors regarding the advisability of an investment in such Certificates.

        A "single-class REMIC" is a REMIC that either (i) would be treated as a pass-through trust under the provisions of Treasury Regulation Section 301.7701-4(c) in the absence of a REMIC election, or (ii) is substantially similar to such a pass-through trust and is structured with the principal purpose of avoiding the allocation of investment expenses to holders of REMIC Regular Certificates. Unless otherwise stated in the related Prospectus Supplement, the Company intends to treat a REMIC Mortgage Pool as other than a "single-class REMIC", consequently allocating servicing compensation expenses and related income amounts entirely to REMIC Residual Certificates and in no part to REMIC Regular Certificates.

Prohibited Transactions and Other Possible REMIC Taxes

        The Code imposes a tax on REMIC Mortgage Pools equal to 100 percent of the net income derived from "prohibited transactions". In general, a prohibited transaction means the disposition of a Mortgage Loan other than pursuant to certain specified exceptions, the receipt of income from a source other than a Mortgage Loan or certain other permitted investments, the receipt of compensation for services, or gain from the disposition of an asset purchased with the payments on the Mortgage Loans for temporary investment pending distribution on the REMIC Certificates. The Code also imposes a 100 percent tax on the value of any contribution of assets to the REMIC after the "start-up day" (the day on which the regular and residual interests are issued), other than pursuant to specified exceptions, and subjects "net income from foreclosure property" to tax at the highest corporate rate. It is not anticipated that a REMIC Mortgage Pool will engage in any such transactions or receive any such income.

Termination of a REMIC

        In general, no special tax consequences will apply to a holder of a REMIC Regular Certificate upon the termination of the REMIC Mortgage Pool by virtue of the final payment or liquidation of the last Mortgage Loan remaining in the REMIC Mortgage Pool. If a Residual Owner's adjusted basis in its REMIC Residual Certificate at the time such termination occurs exceeds the amount of cash distributed to such Residual Owner in liquidation of its interest, then, although the matter is not entirely free from doubt, it appears that the Residual Owner would be entitled to a loss (which would be a capital loss) equal to the amount of such excess.

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Reporting and Other Administrative Matters of REMICs

        Reporting of interest income, including any original issue discount, with respect to REMIC Regular Certificates is required annually, and may be required more frequently under Treasury regulations. In addition to those holders of REMIC Regular Certificates to whom information reporting generally applies, certain holders of REMIC Regular Certificates who are generally exempt from information reporting on debt instruments, such as corporations, banks, registered securities or commodities brokers, real estate investment trusts, registered investment companies, common trust funds, charitable remainder annuity trusts and unitrusts, will be provided interest and original issue discount income information and the information set forth in the following paragraph upon request in accordance with the requirements of the Treasury regulations. The information must be provided by the later of 30 days after the end of the quarter for which the information was requested, or two weeks after the receipt of the request. The REMIC Mortgage Pool must also comply with rules requiring it to report to the Treasury Department the amount of original issue discount and the issue date for each REMIC Certificate issued at more than a de minimis discount.

        The REMIC Regular Certificate information reports must include a statement of the "adjusted issue price" of the REMIC Regular Certificate at the beginning of each accrual period. In addition, the reports must include information necessary to compute the accrual of any market discount that may arise upon secondary trading of REMIC Regular Certificates. Because exact computation of the accrual of market discount on a constant yield method would require information relating to the holder's purchase price which the REMIC Mortgage Pool may not have, it appears that this provision will only require information pertaining to the appropriate proportionate method of accruing market discount.

        The responsibility for complying with the foregoing reporting rules will be borne by the Company.

        For purposes of the administrative provisions of the Code, REMIC Mortgage Pools will be treated as partnerships and the holders of Residual Certificates will be treated as partners. Unless otherwise stated in the applicable Prospectus Supplement, the Company will file federal income tax information returns on behalf of the related REMIC Mortgage Pool, and will be designated as agent for, and will act on behalf of the "tax matters person" with respect to the REMIC Mortgage Pool in all respects.

        As agent for the tax matters person, the Company will, subject to certain notice requirements and various restrictions and limitations, generally have the authority to act on behalf of the REMIC and the Residual Owners in connection with the administrative and judicial review of items of income, deduction, gain or loss of the REMIC Mortgage Pool, as well as the REMIC Mortgage Pool's classification. Residual Owners will generally be required to report such REMIC Mortgage Pool items consistently with their treatment on the REMIC Mortgage Pool's federal income tax information return and may in some circumstances be bound by a settlement agreement between the Master Servicer, as agent for the tax matters person, and the IRS concerning any such REMIC Mortgage Pool item. Adjustments made to the REMIC Mortgage Pool tax return may require a Residual Owner to make corresponding adjustments on its return, and an audit of the REMIC Mortgage Pool's tax return, or the adjustments resulting from such an audit, could result in an audit of a Residual Owner's return.

Backup Withholding with Respect to REMIC Certificates

        Payments of interest and principal on REMIC Regular Certificates, as well as payments of proceeds from the sale of REMIC Certificates, may be subject to the "backup withholding tax" under Section 3406 of the Code if recipients of such payments fail to furnish to the payor certain information, including their taxpayer identification numbers, or otherwise fail to establish an exemption from such tax. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against such recipient's federal income tax. Furthermore, certain penalties may be imposed by the IRS on a recipient of payments that is required to supply information but that does not do so in the proper manner.

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Foreign Investors in REMIC Certificates

1. REMIC Regular Certificates

        Except as qualified below, payments made on a REMIC Regular Certificate to a REMIC Regular Certificateholder that is not a U.S. Person, as hereinafter defined (a "Non-U.S. Person"), or to a person acting on behalf of such a Certificateholder, generally will be exempt from U.S. federal income and withholding taxes, provided (a) the holder of the Certificate is not subject to U.S. tax as a result of a connection to the United States other than ownership of such Certificate, (b) the holder of such Certificate signs and delivers a statement under penalties of perjury that certifies that such holder is a Non-U.S. Person, and provides the name and address of such holder (this statement is generally made on IRS Form W-8BEN and must be updated whenever required information has changed or within 3 calendar years after the statement is first delivered), and (c) the last U.S. Person (or in certain circumstances a qualified withholding agent that is not a U.S. Person) in the chain of payment to the holder received such statement from such holder or a financial institution holding on its behalf and does not have actual knowledge that such statement is false. If the holder does not qualify for exemption, distributions of interest, including distributions in respect of accrued original issue discount, to such holder may be subject to a withholding tax rate of 30 percent, subject to reduction under any applicable tax treaty.

        Special rules apply to partnerships, estates and trusts, and in certain circumstances certifications as to foreign status and other matters may be required to be provided by partners and beneficiaries thereof.

        "U.S. Person" means (i) a citizen or resident of the United States, (ii) a corporation or partnership (including any entity treated as a partnership or corporation for federal income tax purposes) created or organized in or under the laws of the United States, any state or the District of Columbia, or (iii) an estate or trust that is subject to U.S. federal income tax regardless of the source of its income.

        Holders of REMIC Regular Certificates should be aware that the IRS might take the position that exemption from U.S. withholding taxes does not apply to such a holder that also directly or indirectly owns 10 percent or more of the REMIC Residual Certificates of a particular Series of Certificates. Further, the foregoing rules will not apply to exempt a United States shareholder of a controlled foreign corporation from taxation on such United States shareholder's allocable portion of the interest or original issue discount income earned by such controlled foreign corporation.

2. REMIC Residual Certificates

        Amounts paid to a Residual Owner that is a Non-U.S. Person generally will be treated as interest for purposes of applying the withholding tax on Non-U.S. Persons with respect to income on its REMIC Residual Certificate. However, it is unclear whether distributions on REMIC Residual Certificates will be eligible for the general exemption from withholding tax that applies to REMIC Regular Certificates as described above. Treasury regulations provide that, for purposes of the portfolio interest exception, payments to the foreign owner of a REMIC Residual Certificate are to be considered paid on the obligations held by the REMIC, rather than on the Certificate itself. Such payments would thus only qualify for the portfolio interest exception if the underlying obligations held by the REMIC would so qualify. Such withholding tax generally would be imposed at a rate of 30 percent but would be subject to reduction under any tax treaty applicable to the Residual Owner. However, there is no exemption from withholding tax nor may the rate of such tax be reduced, under a tax treaty or otherwise, with respect to any distribution of income that is an excess inclusion. See "—Taxation of Owners of REMIC Residual Certificates—Excess Inclusions".

        Certain restrictions relating to transfers of REMIC Residual Certificates to and by investors who are not U.S. Persons are also imposed by the REMIC Regulations. First, transfers of REMIC Residual Certificates to Non-U.S. Persons that have "tax avoidance potential" are disregarded for all federal income tax purposes. If such transfer is disregarded, the purported transferor of such a REMIC Residual Certificate to a Non-U.S. Person would continue to remain liable for any taxes due with

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respect to the income on such REMIC Residual Certificate. A REMIC Residual Certificate has tax avoidance potential unless, at the time of the transfer, the transferor reasonably expects that the REMIC will distribute to the transferee amounts that will equal at least 30 percent of each excess inclusion, and that such amounts will be distributed at or after the time at which the excess inclusion accrues and not later than the close of the calendar year following the calendar year of accrual. This rule does not apply to transfers if the income from the REMIC Residual Certificate is taxed in the hands of the transferee as income effectively connected with the conduct of a U.S. trade or business. Second, if a Non-U.S. Person transfers a REMIC Residual Certificate to a U.S. Person, and the transfer has the effect of allowing the transferor to avoid tax on accrued excess inclusions, that transfer is disregarded for all federal income tax purposes and the purported Non-U.S. Person transferor continues to be treated as the owner of the REMIC Residual Certificate. Thus, the REMIC's liability to withhold 30 percent of the accrued excess inclusions is not terminated even though the REMIC Residual Certificate is no longer held by a Non-U.S. Person.

New Withholding Regulations

        The Treasury Department has issued new final regulations which revise procedures for complying with, or obtaining exemptions under, the withholding, backup withholding and information reporting rules described above. Prospective investors are urged to consult their tax advisors regarding the procedures for obtaining an exemption from withholding under the new regulations.

Tax Return Disclosure and Investor List Requirements

        Recent Treasury pronouncements directed at abusive tax shelter activity appear to apply to transactions not conventionally regarded as tax shelters. Temporary and proposed regulations require taxpayers to report certain disclosures on IRS form 8886 if they participate in a "reportable transaction." Organizers and sellers of the transaction are required to maintain records including investor lists containing identifying information and to furnish those records to the IRS upon demand. A transaction may be a "reportable transaction" based upon any of several indicia, including the existence of book-tax differences common to financial transactions, one or more of which may be present with respect to your investment in the Certificates. There are pending in the Congress legislative proposals that, if enacted, would impose significant penalties for failure to comply with these disclosure requirements. Investors should consult their own tax advisers concerning any possible disclosure obligation with respect to their investment, and should be aware that the Company and other participants in the transaction intend to comply with such disclosure and investor list maintenance requirements as they determine apply to them with respect to this transaction.

State and Local Taxation

        Many states do not automatically conform to changes in the federal income tax laws. Consequently, a REMIC Mortgage Pool which would not qualify as a fixed investment trust for federal income tax purposes may be characterized as a corporation, a partnership, or some other entity for purposes of state income tax law. Such characterization could result in entity level income or franchise taxation of a REMIC Mortgage Pool formed in, owning mortgages or property in, or having servicing activity performed in a state without conforming REMIC provisions in its income or franchise tax law. Further, REMIC Regular Certificateholders resident in nonconforming states may have their ownership of REMIC Regular Certificates characterized as an interest other than debt of the REMIC such as stock or a partnership interest. Investors are advised to consult their tax advisors concerning the state and local income tax consequences of their purchase and ownership of REMIC Regular Certificates.

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Call Right

        The holder of the Call Right will be treated as having purchased a call option on all the underlying Mortgage Loans. The price paid by the holder of the Call Right to purchase such call option will be treated as an option premium and accordingly will be added to the purchase price of the Mortgage Loans (in addition to any exchange fee) if the Mortgage Loans are purchased upon exercise of the Call Right, and will be treated as a loss as the Call Right lapses. For a discussion of when the Call Right may be deemed to lapse, see "Callable Class Certificates" above. Assuming that the underlying Mortgage Loans, if acquired, would be a capital asset in such holder's hands, then loss recognized with respect to such lapse will be treated as a capital loss.

        In light of the above, a thrift, REMIC, real estate investment trust or regulated investment company should consult its tax advisors before purchasing any Call Class.

METHODS OF DISTRIBUTION

        Certificates are being offered hereby in Series from time to time (each Series evidencing a separate Mortgage Pool) through any of the following methods:

          1.     By negotiated firm commitment underwriting and public reoffering by underwriters;

          2.     By agency placements through one or more placement agents primarily with institutional investors and dealers; and

          3.     By placement directly by the Company with institutional investors.

        A Prospectus Supplement will be prepared for each Series which will describe the method of offering being used for that Series and will set forth the identity of any underwriters thereof and either the price at which such Series is being offered, the nature and amount of any underwriting discounts or additional compensation to such underwriters and the proceeds of the offering to the Company, or the method by which the price at which the underwriters will sell the Certificates will be determined. Each Prospectus Supplement for an underwritten offering will also contain information regarding the nature of the underwriters' obligations, any material relationship between the Company and any underwriter and, where appropriate, information regarding any discounts or concessions to be allowed or reallowed to dealers or others and any arrangements to stabilize the market for the Certificates so offered. In firm commitment underwritten offerings, the underwriters will be obligated to purchase all of the Certificates of such Series if any such Certificates are purchased. Certificates may be acquired by the underwriters for their own accounts and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale.

        WaMu Capital Corp., an affiliate of the Company, or another affiliate of the Company may from time to time act as agent or underwriter in connection with the sale of the Certificates.

        Underwriters and agents may be entitled under agreements entered into with the Company to indemnification by the Company against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended (the "Act"), or to contribution with respect to payments which such underwriters or agents may be required to make in respect thereof.

        If a Series is offered other than through underwriters, the Prospectus Supplement relating thereto will contain information regarding the nature of such offering and any agreements to be entered into between the Company and purchasers of Certificates of such Series.

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TRANSFERABILITY OF CERTIFICATES

        The Company anticipates that the Certificates will be sold primarily to institutional investors. Purchasers of Certificates, including dealers, may, depending on the facts and circumstances of such purchases, be deemed to be "underwriters" within the meaning of the Act, in connection with reoffers and sales by them of Certificates. Certain purchasers will be required to give the Company prior notice of their intention to resell their Certificates, and to represent to the Company that they will observe certain Prospectus delivery and anti-manipulative requirements of the Act and the Securities Exchange Act of 1934, as amended. The Company will charge any Certificateholder requesting amended or updated Prospectuses or Prospectus Supplements all expenses incurred by the Company for preparation and delivery of such documents. Certificateholders should consult with their legal advisors in this regard prior to any such reoffer or resale.

LEGAL MATTERS

        Certain legal matters will be passed upon for the Company by David H. Zielke, Charles E. Smith or other Company counsel, and by its special counsel, Orrick, Herrington & Sutcliffe LLP, San Francisco, California.

FINANCIAL INFORMATION

        The Company has determined that its financial statements are not material to the offering made hereby. However, any prospective investor who desires to review financial information concerning the Company will be provided, upon request, with a copy of the consolidated balance sheet of the Company as of December 31, 2001 or the end of its last fiscal year, whichever is later, and a copy of the most recent statement of earnings of the Company. Such requests should be directed to Washington Mutual Mortgage Securities Corp., Controller's Department, 75 North Fairway Drive, Vernon Hills, Illinois 60061.

INCORPORATION OF DOCUMENTS BY REFERENCE

        We "incorporate by reference" into the Prospectus Supplement for each Series of Certificates the information we file with the Commission with respect to that Series, which means that we can disclose important information to you by referring you to those documents. The information we incorporate by reference into a Prospectus Supplement is considered to be part of that Prospectus Supplement from the date it was filed, unless we update or supersede that information by information we file subsequently that is incorporated by reference into that Prospectus Supplement. We incorporate by reference into the Prospectus Supplement for each Series of Certificates any documents filed by us with the Commission with respect to that Series under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of that Prospectus Supplement and prior to the termination of the offering of that Series.

        Any statement contained in a Prospectus Supplement or in a document incorporated or deemed to be incorporated by reference into a Prospectus Supplement will be deemed to be modified or superseded for the purposes of that Prospectus Supplement to the extent that a statement contained in any other subsequently filed document which also is or is deemed to be incorporated by reference into that Prospectus Supplement modifies or supersedes the statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of the Prospectus Supplement.

        We will provide without charge to each person to whom this Prospectus is delivered in connection with the offering of a Series of Certificates, upon written or oral request, copies of any or all of the documents that have been incorporated by reference into the related Prospectus Supplement. Requests should be directed to Washington Mutual Mortgage Securities Corp., Attn: John Race, 75 North Fairway Drive, VHA3B07, Vernon Hills, Illinois 60061, Telephone: (847) 549-3113.

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ADDITIONAL INFORMATION

        This Prospectus, together with the Prospectus Supplement for each Series of Certificates, contains a summary of the material terms of the applicable exhibits to the Registration Statement and the documents referred to herein and therein. Copies of such exhibits are on file at the offices of the Securities and Exchange Commission in Washington, D.C., may be obtained at rates prescribed by the Commission upon request to the Commission and may be inspected, without charge, at the Commission's offices.

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INDEX OF TERMS

        Set forth below is a list of certain of the more significant terms used in this Prospectus and the pages on which the definitions of such terms may be found.

Page
Act	13
Additional Collateral Loans	10
Additional Collateral	10
Advance Claims Endorsement	51
Advances	12
AFR	85
Asset Conservation Act	66
Bankruptcy Instrument	49
Bankruptcy Loss	49
Basic Prepayment Assumption	17
Budget Act	88
Buydown Fund	10
Buydown Fund Account	23
Buydown Loans	10
Callable Class Certificate	81
CERCLA	66
Certificate Account	30
Certificate Administrator	9
Certificate Administrator Fee	11
Certificate Interest Rate	8
Closing Date	23
Code	42
Commission	11
Company	8
Compensating Interest	16
Conversion Fee	13
Cooperative	8
Cooperative Loan	8
Cooperative Note	8
Curtailment	15
Custodial Account for P&I	27
Defaulted Mortgage Loss	49
Determination Date	33
Distribution Date	22
Distribution Period	32
DOL	68
Due Date	15
Eligible Investments	29
ERISA	67
Exemption Rating Agencies	69
Extraordinary Losses	49
Fannie Mae Approved Mortgagees	18
FDIC	18
FHA	9
FHA Approved Mortgagees	18
FHA Insurance Policies	9
Freddie Mac Approved Mortgagees	18
Fraud Instrument	49
Fraud Loss	49
Garn-St. Germain Act	64
Indemnified Parties	39
Insurance Proceeds	27
Investment Account	29
Investment Period	29
IRS	75
Lenders	18
Letter of Credit	54
Letter of Credit Bank	54
Liquidation Proceeds	27
Loss	44
Master Servicer	8
Master Servicing Fee	11
MERS	23
MERS® System	23
Mortgage Interest Rate	9
Mortgage Loan Servicing Group	8
Mortgage Loans	8
Mortgage Notes	8
Mortgage Pool Insurance Policy	50
Mortgaged Properties	8
Mortgages	8
Net Rate	26
Non-U.S. Person	91
OID Regulations	73
Parties in Interest	67
Paying Agent	22
Payoff	15
Plan Assets	68
Plans	67
Pooling Agreement	12
Prepayment Assumption	75
Primary Insurance Policy	44
Principal Prepayment	17
PTCE	71
PTE	68
RCRA	67
Record Date	22
Relief Act	65
REMIC	73
REMIC Certificates	73
REMIC Mortgage Pool	73
REMIC Provisions	73

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REMIC Regulations	73
Reserve Account	52
Reserve Fund	55
Residual Owner	83
Retained Yield	27
Sellers	8
Seller/Servicers	8
Selling and Servicing Contracts	21
Senior Certificates	51
Servicer	9
Servicing Contracts	11
Servicing Entity	8
Servicing Fee	11
Special Hazard Instrument	49
Special Hazard Loss	49
Subordinated Certificates	51
Title V	65
Title VIII	65
Trust	11
Trustee	12
UCC	62
Underwriter's Exemption	68
VA	9
VA Guaranties	9
VA Loans	9
WCC Exemption	69
Withdrawal Date	28

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WaMu Mortgage Pass-Through Certificates,
Series 2005-AR6

Washington Mutual Mortgage Securities Corp.
Depositor and Master Servicer

$3,108,592,100
(Approximate)

PROSPECTUS SUPPLEMENT

Underwriters

WaMu Capital Corp.	UBS Investment Bank
(Co-Lead Underwriters and Joint Book Running Managers)

        You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information.

        We are not offering the offered certificates in any state where the offer is not permitted.

        We do not claim the accuracy of the information in this prospectus supplement and the accompanying prospectus as of any date other than the dates stated on their respective covers.

        Dealers will deliver a prospectus supplement and prospectus when acting as underwriters of the offered certificates and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the offered certificates will deliver a prospectus supplement and prospectus until July 19, 2005.

QuickLinks

IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS
TABLE OF CONTENTS
SUMMARY INFORMATION
RISK FACTORS
THE TRUST
DESCRIPTION OF THE MORTGAGE POOL
DESCRIPTION OF THE CERTIFICATES
DELINQUENCY, LOSS AND FORECLOSURE EXPERIENCE
YIELD AND PREPAYMENT CONSIDERATIONS
CREDIT ENHANCEMENTS
CERTAIN FEDERAL INCOME TAX CONSEQUENCES
CERTAIN LEGAL INVESTMENT ASPECTS
ERISA CONSIDERATIONS
METHOD OF DISTRIBUTION
LEGAL MATTERS
CERTIFICATE RATINGS
  APPENDIX A†
  APPENDIX B
LOAN GROUP 1
LOAN GROUP 1
LOAN GROUP 1
LOAN GROUP 1
LOAN GROUP 2
LOAN GROUP 2
LOAN GROUP 2
LOAN GROUP 2
LOAN GROUP 2
LOAN GROUP 2
LOAN GROUP 2
LOAN GROUP 2
  APPENDIX C
  SCHEDULE 1
INDEX OF TERMS
IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT
TABLE OF CONTENTS
RISK FACTORS
THE MORTGAGE POOLS
USE OF PROCEEDS
YIELD CONSIDERATIONS
MATURITY, AVERAGE LIFE AND PREPAYMENT ASSUMPTIONS
THE COMPANY
DESCRIPTION OF CERTIFICATES
PRIMARY INSURANCE, FHA MORTGAGE INSURANCE, VA MORTGAGE GUARANTY, HAZARD INSURANCE; CLAIMS THEREUNDER
DESCRIPTION OF CREDIT ENHANCEMENTS
CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS
ERISA CONSIDERATIONS
CERTAIN FEDERAL INCOME TAX CONSEQUENCES
METHODS OF DISTRIBUTION
TRANSFERABILITY OF CERTIFICATES
LEGAL MATTERS
FINANCIAL INFORMATION
INCORPORATION OF DOCUMENTS BY REFERENCE
ADDITIONAL INFORMATION
INDEX OF TERMS